EXHIBIT 2.1

Execution Version

MASTER SALE AND PURCHASE AGREEMENT

between

DOVER PRINTING & IDENTIFICATION, INC.,

DOVER CORPORATION

(solely for purposes of Sections 11.3(b), 11.4 and 11.16)

and

LTX-CREDENCE CORPORATION

dated as of

September 6, 2013

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Section 11.9.	Schedules	87
Section 11.10.	Interpretive Provisions	87
Section 11.11.	Section Headings; Table of Contents	87
Section 11.12.	No Strict Construction	88
Section 11.13.	Entire Agreement	88
Section 11.14.	Counterparts	88
Section 11.15.	Partial Invalidity	88
Section 11.16.	Specific Performance	88
Section 11.17.	Definitions	88

EXHIBITS

Exhibit A	ECT Equity Sellers and ECT Acquired Companies
Exhibit B	ECT Asset Sellers
Exhibit C	MT Equity Sellers and MT Acquired Companies
Exhibit D	MT Asset Sellers
Exhibit E	Acquired Registered IP
Exhibit F	Illustrative Working Capital Calculation
Exhibit G	Form of IP Termination Agreement
Exhibit H	Form of Promissory Note and Subordination Agreement
Exhibit I	Supply Agreement
Exhibit J	Form of Transition Services Agreement
Exhibit K	Accounting Principles
Exhibit L	Form of Local Agreements
Exhibit M	Form of ProWorks License Agreement

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MASTER SALE AND PURCHASE AGREEMENT

THIS MASTER SALE AND PURCHASE AGREEMENT (this “Agreement”) is made and effective as of September 6, 2013 between DOVER PRINTING & IDENTIFICATION, INC., a Delaware corporation (“Dover”), Dover Corporation, a Delaware Corporation (“Parent”) (solely for purposes of Sections 11.3(b), 11.4 and 11.16), and LTX-Credence Corporation, a Massachusetts corporation (“Buyer”).

WHEREAS, Dover and certain of its Affiliates own, indirectly through certain wholly owned Subsidiaries set forth in the “Seller” column on Exhibit A hereto (the “ECT Equity Sellers”), all of the issued and outstanding capital stock and other equity interests of each Subsidiary set forth in the “Company” column on Exhibit A hereto (the “ECT Acquired Companies”);

WHEREAS, Dover and certain of its Affiliates own, indirectly through certain wholly owned Subsidiaries set forth on Exhibit B hereto (the “ECT Asset Sellers”), the ECT Assets (as defined below);

WHEREAS, the ECT Acquired Companies and the ECT Asset Sellers are engaged in the research and development, design, manufacture, assembly, production, marketing, distribution, sale and repair of probes, assembled board and bare board test equipment, and fixturing products and the provision of services related thereto (the “ECT Business”);

WHEREAS, Dover and certain of its Affiliates own, indirectly through certain wholly owned Subsidiaries set forth in the “Seller” column on Exhibit C hereto (the “MT Equity Sellers” and, together with the ECT Equity Sellers, the “Equity Sellers”), all of the issued and outstanding capital stock and other equity interests of each Subsidiary set forth in the “Company” column on Exhibit C hereto (the “MT Acquired Companies” and, together with the ECT Acquired Companies and the Subsidiaries of all of such companies, the “Acquired Companies”);

WHEREAS, Dover and certain of its Affiliates own, indirectly through certain wholly owned Subsidiaries set forth on Exhibit D hereto (the “MT Asset Sellers” and, together with the ECT Asset Sellers, the “Business Asset Sellers”), the MT Assets (as defined below);

WHEREAS, the MT Acquired Companies and the MT Asset Sellers are engaged in the research and development, design, manufacture, assembly, production, marketing, distribution, sale and repair of semiconductor test handlers, semiconductor test contactors and sockets and semiconductor test load boards, and the provision of services related thereto (the “MT Business” and, together with the ECT Business, the “Acquired Businesses”);

WHEREAS, Delaware Capital Formation, Inc., a Delaware corporation and an Affiliate of Dover, and DTG International GmbH, a Swiss limited liability company and an Affiliate of Dover (collectively, the “Registered IP Sellers” and, together with the Business Asset Sellers, the “Asset Sellers”), own the Acquired Registered IP;

WHEREAS, Buyer desires to purchase the Acquired Businesses from the Equity Sellers and the Asset Sellers, and Dover desires to cause the Equity Sellers and the Asset Sellers to sell the Acquired Businesses to Buyer, all upon the terms and subject to the conditions set forth in this Agreement; and

WHEREAS, capitalized terms used but not defined in the context of the Section in which such terms first appear shall have the meanings set forth in Section 11.17.

NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants, agreements and conditions set forth in this Agreement, and intending to be legally bound, Dover and Buyer agree as follows:

ARTICLE I

PURCHASE AND SALE

Section 1.1. Acquired Shares. Upon the terms, and subject to the conditions, set forth in this Agreement, at the Closing:

(a) Dover shall cause each ECT Equity Seller to sell and transfer to Buyer, and Buyer shall purchase and accept from each such ECT Equity Seller, all right, title and interest in and to all of the issued and outstanding capital stock and other equity interests of each ECT Acquired Company, in each case free and clear of all Liens (other than restrictions on transfer imposed by applicable securities Law); and

(b) Dover shall cause each MT Equity Seller to sell and transfer to Buyer, and Buyer shall purchase and accept from each such MT Equity Seller, all right, title and interest in and to all of the issued and outstanding capital stock and other equity interests of each MT Acquired Company, in each case free and clear of all Liens (other than restrictions on transfer imposed by applicable securities Law).

All of the shares of capital stock and other equity interests referred to in Sections 1.1(a) and 1.1(b) shall hereafter be referred to as the “Acquired Shares.”

Section 1.2. Acquired Assets and Liabilities.

(a) Assets. Upon the terms, and subject to the conditions, set forth in this Agreement, and subject to the provisions of Section 1.2(c), at the Closing, Dover shall cause each Asset Seller to sell and transfer to Buyer, and Buyer shall purchase and accept from each such Asset Seller, as applicable, all right, title and interest in and to all of the ECT Assets, the MT Assets and the Acquired Registered IP (collectively, the “Acquired Assets”), in each case free and clear of all Liens (other than Permitted Liens and, in the case of Acquired Real Property, Permitted Real Property Exceptions). Notwithstanding the foregoing, Dover shall not cause any Asset Seller to sell or transfer to Buyer, and Buyer shall not purchase or accept from any Asset Seller, any of the Excluded Assets.

(b) Liabilities. Upon the terms set forth in this Agreement and subject to the provisions of Section 1.2(c), at the Closing, Buyer shall assume and agree to pay, perform and discharge all of the ECT Liabilities, the MT Liabilities and all Liabilities of the Registered IP Sellers related primarily or exclusively to the Acquired Registered IP (collectively, the

“Assumed Liabilities”). Notwithstanding the foregoing, Buyer shall not assume, nor be deemed to have assumed any, and Dover or the applicable Asset Seller shall remain liable for and pay, perform and discharge, all of the Excluded Liabilities.

(c) Nonassignable Assets. Notwithstanding anything to the contrary in this Agreement, to the extent that any Acquired Asset is not assignable to Buyer without the consent, approval, waiver, agreement or action of any other Person (other than Dover or its Affiliates), pursuant to Contract or otherwise (each such asset, a “Nonassignable Asset”), there shall be no assignment or attempted assignment to Buyer of such Nonassignable Asset at the Closing under this Agreement in the absence of such Person’s consent, approval, waiver, agreement or action, unless otherwise agreed by the Parties, and this Agreement shall not be deemed to constitute an assignment or attempted assignment thereof. In the case of each Nonassignable Asset, Dover shall, and shall cause each of its Affiliates to, use its reasonable best efforts to obtain the consent, approval, waiver, agreement or action of such Person to the assignment of such Nonassignable Asset to Buyer, and, to the extent reasonably requested by Dover, Buyer shall, and shall cause its Affiliates to, cooperate with such efforts; provided, that, for the avoidance of doubt, nothing in this Agreement shall require either Party or any of their respective Affiliates to pay any money to, commence or participate in any litigation, offer or grant any accommodation or undertake any Liability (in each case financial or otherwise) to any Governmental Entity (other than filing fees as contemplated by the last sentence of Section 4.4(a) or any other comparable filing fees payable to a Governmental Entity) or other third party. If any such consent, approval, waiver, agreement or action is not obtained from such Person prior to the Closing, without limiting any other obligation under this Section 1.2(c), then the Parties shall, to the extent permitted by applicable Law, agree to any reasonable arrangement requested by either Party whereby, from and after the Closing, (i) Dover provides or causes to be provided to Buyer the benefits intended to be assigned to Buyer arising from or relating to such Nonassignable Asset, and Dover agrees to enforce, upon the written request of Buyer and for the benefit of Buyer (at Buyer’s sole expense), any rights of Dover or its Affiliates in respect of such Nonassignable Asset, and (ii) Buyer pays, performs and discharges all of the Liabilities of Dover or its Affiliates arising from or relating to such Nonassignable Asset to the extent such Liabilities would constitute Assumed Liabilities under this Agreement, and Buyer agrees to indemnify Dover and its Affiliates with respect to any Losses incurred by Dover or its Affiliates as a result of Buyer’s failure to pay, perform and discharge such Assumed Liabilities; provided, however, that once such consent, approval, waiver, agreement or action is obtained (if ever), such Nonassignable Asset shall promptly be assigned by Dover or its Affiliates to Buyer at no additional cost to Buyer. For the avoidance of doubt, this Section 1.2(c) shall in no way limit or prejudice any condition set forth in Article VI, any representation or warranty of Dover set forth in this Agreement or any other document or instrument executed and delivered in connection herewith or, except for any covenant or agreement otherwise obligating Dover to assign (or cause the assignment of) any Nonassignable Asset for which a consent, approval, waiver, agreement or action of any other Person required to assign such Nonassignable Asset has not been obtained, any covenant or agreement of Dover or any of its Affiliates set forth in this Agreement or any other document or instrument executed and delivered in connection herewith.

(d) Post-Closing Asset Transfers. At any time following the Closing, upon Buyer’s written request, Dover shall promptly transfer and deliver (or cause to be transferred and delivered) to Buyer or the applicable Designated Purchaser without the payment of any further consideration therefor, any assets, rights or properties that properly constitute assets, rights or properties of any Acquired Business that were intended to be transferred pursuant to the terms hereof, but were not transferred to Buyer or the applicable Designated Purchaser at Closing, including, for the avoidance of doubt, any asset, right or property of Dover or any of its Affiliates used exclusively or primarily in connection with any Acquired Business, other than Excluded Assets. At any time following the Closing, upon Dover’s written request, Buyer shall promptly transfer and deliver (or cause to be transferred and delivered) to Dover (or any of its Affiliates, as directed by Dover) without the payment of any consideration therefor, any assets, rights or properties that did not properly constitute assets, rights or properties of any Acquired Business at Closing and which were inadvertently transferred to Buyer or a Designated Purchaser at Closing, including, for the avoidance of doubt, any asset, right or property of Dover or any of its Affiliates included in the Excluded Assets.

Section 1.3. Designated Purchasers. Buyer has designated the entities set forth on Schedule 1.3 to acquire the Acquired Shares and Acquired Assets, and to assume the Assumed Liabilities, set forth thereon (each such entity, a “Designated Purchaser”). Buyer may, upon written notice delivered to Dover not less than five (5) business days prior to the Closing Date, update Schedule 1.3 to further assign its rights and obligations, in whole or in part, under this Agreement to one or more of its Affiliates. Buyer shall be and remain jointly and severally liable for all obligations of Buyer and any such Designated Purchaser under this Agreement and under all documents and instruments to be executed and delivered by Buyer or any such Designated Purchaser pursuant hereto.

Section 1.4. Local Agreements.

(a) Execution and Delivery. The Parties acknowledge and agree that the implementation of the transactions contemplated by Sections 1.1 and 1.2 will be effected at the Closing in foreign jurisdictions pursuant to local transfer agreements. The local transfer agreements with respect to the implementation of the transactions in China, the Philippines, Germany, the United States, Malaysia, Hungary and Singapore shall be in substantially the form attached hereto as Exhibit L, and all other local transfer agreements, if any, shall be as mutually agreed upon by the Parties prior to the Closing Date. The Parties shall negotiate in good faith such agreements or changes, additions and supplements to such agreements, as applicable (as so changed, added to or supplemented, the “Local Agreements”) as shall reasonably be required to give effect to the transactions contemplated by this Agreement, which shall be in a form mutually agreed upon by the Parties prior to the Closing, under the fundamental principle that the operative provisions governing the transactions contemplated by Sections 1.1 and 1.2 shall be contained in this Agreement to the maximum extent practicable so as to avoid confusion regarding the terms of such transactions. The Parties will cooperate to prepare the Local Agreements as soon as reasonably practicable following the date hereof and will execute and deliver or cause their respective Affiliates to execute and deliver such Local Agreements at the Closing upon the terms and subject to the conditions of this Agreement. Unless otherwise required by applicable local Law (on a country-by-country basis), the Local Agreements shall not contain any representations, warranties, covenants or conditions.

(b) Conflict with this Agreement. To the extent the provisions of this Agreement are inconsistent with or additional to the provisions of a Local Agreement, except as otherwise required by local Law the provisions of this Agreement shall prevail and the Parties shall cause (i) the provisions of the applicable Local Agreement to be adjusted to the extent necessary to give effect to the provisions of this Agreement subject to being compliant with any applicable local Law in the applicable jurisdiction and (ii) the applicable Asset Seller or Equity Seller and Buyer or the applicable Designated Purchaser (if not Buyer directly) to (A) comply to the extent lawful with the provisions of this Agreement as though they were bound by such provisions in place of the provisions of the applicable Local Agreement and (B) waive or refrain from enforcing any provisions in the applicable Local Agreement that are inconsistent with the provisions of this Agreement. For the avoidance of doubt, the applicable Local Agreement will be entered into solely for the purpose of implementing (in the relevant jurisdictions) the sale, purchase and delivery of the Acquired Shares and the Acquired Assets, and the assignment and assumption of the Assumed Liabilities, as provided under the provisions of this Agreement.

(c) Claims under Local Agreements.

(i) By Dover. Dover shall not, and Dover shall cause the Equity Sellers and the Asset Sellers not to, bring any claim against Buyer or any Designated Purchaser, if applicable, in respect of or based upon the Local Agreements, except to the extent necessary to implement any purchase and assignment of the Acquired Shares and the Acquired Assets or any assignment of the Assumed Liabilities, in a manner consistent with the provisions of this Agreement. The foregoing shall not limit any rights or remedies of Dover contained in this Agreement.

(ii) By Buyer. Buyer shall not, and Buyer shall cause each Designated Purchaser, if applicable, not to, bring any claim against Dover or any Equity Seller or Asset Seller in respect of or based upon the Local Agreements, except to the extent necessary to implement any purchase and assignment of the Acquired Shares and the Acquired Assets or any assignment of the Assumed Liabilities, in a manner consistent with the provisions of this Agreement. The foregoing shall not limit any rights or remedies of Buyer contained in this Agreement.

ARTICLE II

PURCHASE PRICE; PAYMENT

Section 2.1. Purchase Price.

(a) In consideration for the Acquired Shares and the Acquired Assets, Buyer or the Designated Purchasers shall (i) assume the Assumed Liabilities as provided in Section 1.2(b), (ii) issue the Promissory Note to Dover or its designee(s) and (iii) pay to Dover or its designee(s) cash in an amount equal to (the “Cash Purchase Price”):

(A) $73,500,000 (the “Base Cash Purchase Price”);

(B) plus the amount, if any, by which the Closing Date Working Capital exceeds the Working Capital Target;

(C) or minus the absolute value of the amount, if any, by which the Closing Date Working Capital is less than the Working Capital Target;

(D) plus an amount equal to the Closing Date Cash; provided, that, with respect to any portion of the Closing Date Cash which is Excess Cash in a given jurisdiction, Buyer or the Designated Purchasers, as applicable, shall only pay an amount equal to (x) the “Applicable Percentage” for such jurisdiction, as indicated on Schedule 2.1, multiplied by (y) the amount of such Excess Cash for such jurisdiction);

(E) minus an amount equal to any Closing Date Acquired Companies Indebtedness;

(F) minus an amount equal to any Closing Date Acquired Companies Transaction Costs Liabilities; and

(G) minus an amount equal to any Closing Date Acquired Companies Specified Employee Liabilities.

(b) Not less than five (5) business days prior to the Closing Date, Dover shall deliver to Buyer a statement setting forth a good faith and reasonable estimate by Dover of (i) (A) Cash and Cash Equivalents as of the close of business on the business day immediately prior to the Closing Date (the “Estimated Closing Date Cash”) (provided, that, with respect to the Estimated Closing Date Cash, Dover shall deliver an updated good faith and reasonable estimate by Dover of such amount one (1) business day prior to the Closing Date), (B) Acquired Companies Indebtedness as of the close of business on the business day immediately prior to the Closing Date (the “Estimated Closing Date Acquired Companies Indebtedness”), (C) Acquired Companies Transaction Costs Liabilities as of the close of business on the business day immediately prior to the Closing Date (the “Estimated Closing Date Acquired Companies Transaction Costs Liabilities”) and (D) Acquired Companies Specified Employee Liabilities as of the close of business on the business day immediately prior to the Closing Date (the “Estimated Closing Date Acquired Companies Specified Employee Liabilities”) and (ii) based on such estimates, the calculation of the Cash Purchase Price pursuant to Section 2.1(a), all in reasonable detail prepared in accordance with the Accounting Principles.

Section 2.2. Payment at Closing.

(a) Subject to fulfillment or waiver (in the event permissible) of the conditions set forth in Article VI and Article VII, at the Closing, Buyer shall (i) deliver the Promissory Note, duly executed, to Dover or its designee(s) and (ii) pay to the Equity Sellers and the Asset Sellers, in accordance with Section 2.2(b), by wire transfer of immediately available funds to the bank account or accounts specified by Dover in writing at least two (2) business days prior to the Closing Date, an aggregate amount equal to (the “Closing Payment”):

(i) the Base Cash Purchase Price;

(ii) plus an amount equal to the Estimated Closing Date Cash (excluding the portion thereof to be paid by atg L&M to Dover Germany on the Closing Date in accordance with Section 5.12(a)); provided, that, with respect to any portion of the Estimated Closing Date Cash which is Excess Cash in a given jurisdiction, Buyer or the Designated

Purchasers, as applicable, shall only pay an amount equal to (x) the “Applicable Percentage” for such jurisdiction, as indicated on Schedule 2.1, multiplied by (y) the amount of such Excess Cash for such jurisdiction);

(iii) minus an amount equal to the Estimated Closing Date Acquired Companies Indebtedness;

(iv) minus an amount equal to the Estimated Closing Date Acquired Companies Transaction Costs Liabilities; and

(v) minus an amount equal to the Estimated Closing Date Acquired Companies Specified Employees Liabilities.

(b) (i) If Schedule 2.5(a) has been attached to this Agreement in accordance with Section 2.5(a), Buyer shall remit the Closing Payment to the Equity Sellers and the Asset Sellers in accordance with Schedule 2.5(a); provided, however, that the amount otherwise remitted to one of the Equity Sellers or Asset Sellers, as designated by Dover (the “Designated Seller”), pursuant to Schedule 2.5(a) shall be increased (or decreased) by the amount, if any, by which the Closing Payment exceeds (or is less than) the Base Cash Purchase Price. (ii) If no Schedule 2.5(a) has been attached to this Agreement in accordance with Section 2.5(a), Buyer shall remit the Closing Payment to Dover. Dover shall be deemed to have received the Closing Payment on behalf of the applicable Equity Sellers and Asset Sellers.

Section 2.3. Cash Purchase Price Adjustment.

(a) Not later than sixty (60) days following the Closing Date, Buyer shall (i) prepare, in accordance with the Accounting Principles and in a manner consistent with the illustration set forth on Exhibit F (which sets forth the Working Capital as if the Closing occurred on the Most Recent Balance Sheet Date), and deliver to Dover a consolidated balance sheet of the Acquired Businesses (for the avoidance of doubt, reflecting the Acquired Assets, the Assumed Liabilities, assets of the Acquired Companies and liabilities of the Acquired Companies, but excluding Excluded Assets and Excluded Liabilities) as of the close of business on the business day immediately prior to the Closing Date (the “Preliminary Closing Date Balance Sheet”) and (ii) prepare and deliver to Dover a certificate setting forth in reasonable detail Buyer’s calculation of (A) Working Capital as of the close of business on the business day immediately prior to the Closing Date (the “Preliminary Working Capital Determination”), (B) Cash and Cash Equivalents as of the close of business on the business day immediately prior to the Closing Date (the “Preliminary Cash Determination”) ; provided, that, with respect to any portion of the Preliminary Cash Determination which is Excess Cash in a given jurisdiction, Buyer or the Designated Purchasers, as applicable, shall only pay an amount equal to (x) the “Applicable Percentage” for such jurisdiction, as indicated on Schedule 2.1, multiplied by (y) the amount of such Excess Cash for such jurisdiction), (C) Acquired Companies Indebtedness as of the close of business on the business day immediately prior to the Closing Date (the “Preliminary Acquired Companies Indebtedness Determination”), (D) Acquired Companies Transaction Costs Liabilities as of the close of business on the business day immediately prior to the Closing Date (the “Preliminary Acquired Companies Transaction Costs Liabilities Determination”), (E) Acquired Companies Specified Employee Liabilities as of the close of business on the business day immediately prior to the Closing Date (the “Preliminary Acquired Companies Specified Employee Liabilities Determination” and, together with the Preliminary Closing Date Balance Sheet, the Preliminary Working Capital Determination, the Preliminary Acquired Companies Indebtedness Determination, the Preliminary Acquired Companies Transaction Costs Liabilities Determination and the Preliminary Acquired Companies Specified Employee Liabilities Determination, the “Preliminary Closing Statement”). Until such time as the calculation of the amounts shown on the Closing Date Balance Sheet and the Closing Date Working Capital, Closing Date Cash, Closing Date Acquired Companies Indebtedness, Closing Date Acquired Companies Transaction Costs Liabilities and Closing Date Acquired Companies Specified Employee Liabilities determinations are final and binding upon the Parties pursuant to this Section 2.3, Dover and its accountants (at Dover’s expense) shall, upon reasonable notice and during normal business hours, be permitted to discuss with Buyer and its accountants the Preliminary Closing Statement and shall be provided complete and accurate copies of, and have reasonable access upon reasonable notice at reasonable times during normal business hours to, subject to Dover’s entry into a customary confidentiality and release agreement with Buyer’s accountants (if required thereby), the work papers and supporting records of Buyer and its accountants so as to allow Dover and its accountants to verify the accuracy of the Preliminary Closing Statement; provided that such access shall not include documents the disclosure of which would violate any obligation of Buyer or any of its Affiliates with respect to confidentiality, jeopardize protections afforded Buyer or any of its Affiliates under the attorney-client privilege or the attorney work product doctrine or similar doctrine or protection, or violate any applicable Law.

(b) Dover shall have an opportunity to review the Preliminary Closing Statement for a period of sixty (60) days. If Dover concurs with the Preliminary Closing Statement, Dover shall deliver a written statement to Buyer within such sixty (60) day period accepting the Preliminary Closing Statement (an “Acceptance Notice”), in which case the Preliminary Closing Date Balance Sheet, the Preliminary Working Capital Determination, the Preliminary Cash Determination, the Preliminary Acquired Companies Indebtedness Determination, the Preliminary Acquired Companies Transaction Costs Liabilities Determination and the Preliminary Acquired Companies Specified Employee Liabilities Determination set forth therein shall be final and binding on the Parties, effective as of the date on which Buyer receives the Acceptance Notice, as the “Closing Date Balance Sheet,” the “Closing Date Working Capital,” the “Closing Date Cash,” the “Closing Date Acquired Companies Indebtedness,” the “Closing Date Acquired Companies Transaction Costs Liabilities,” and the “Closing Date Acquired Companies Specified Employee Liabilities,” respectively. If Dover disagrees with any aspect of the Preliminary Closing Statement, Dover shall deliver written notice to Buyer prior to the expiration of such sixty (60) day period indicating in reasonable detail the basis for such disagreement (a “Dispute Notice”). Any such Dispute Notice shall specify those items or amounts as to which Dover disagrees, and Dover shall be deemed to have agreed with all other items and amounts contained in the Preliminary Closing Statement. If Dover does not deliver an Acceptance Notice or a Dispute Notice within such sixty (60) day period, Dover shall be deemed to have accepted the Preliminary Closing Statement, in which case the Preliminary Closing Date Balance Sheet, the Preliminary Working Capital Determination, the Preliminary Cash Determination, the Preliminary Acquired Companies Indebtedness Determination, the Preliminary Acquired Companies Transaction Costs Liabilities Determination and the Preliminary Acquired Companies Specified Employee Liabilities Determination set forth therein shall be final and binding on the Parties, effective as of the expiration of such sixty (60) day period, as the “Closing Date Balance Sheet,” the “Closing Date Working Capital,” the “Closing Date Cash,” the “Closing Date Acquired Companies Indebtedness,” the “Closing Date Acquired Companies Transaction Costs Liabilities,” and the “Closing Date Acquired Companies Specified Employee Liabilities,” respectively.

(c) If Dover delivers a Dispute Notice to Buyer in a timely manner, the Parties shall attempt in good faith to resolve the disagreements set forth in such Dispute Notice for a period of thirty (30) days (or such longer period as they may mutually agree in writing) after Buyer’s receipt of such Dispute Notice. If the Parties are able to resolve the disagreements set forth in the Dispute Notice prior to the expiration of such thirty (30) day period (or such longer period as they may mutually agree), then the Parties shall reduce such resolution to writing as the “Closing Date Balance Sheet,” the “Closing Date Working Capital,” the “Closing Date Cash,” the “Closing Date Acquired Companies Indebtedness,” the “Closing Date Acquired Companies Transaction Cost Liabilities” and the “Closing Date Acquired Companies Specified Employee Liabilities”, which shall be final and binding on the Parties.

(d) If Dover and Buyer are not able to resolve the disagreements set forth in the Dispute Notice within thirty (30) days (or such longer period as they may mutually agree in writing) after Buyer’s receipt of such Dispute Notice, then such disagreements shall be promptly referred to Deloitte LLP or, if Deloitte LLP cannot or does not agree to serve, another independent accounting firm of national reputation mutually acceptable to Dover and Buyer (the “Independent Auditor”). The Independent Auditor shall resolve only the specific disputes presented to it by the Parties based on the Dispute Notice as promptly as reasonably practicable and shall endeavor to complete such process within a period of no more than thirty (30) days following the engagement thereof by the Parties. The Independent Auditor shall apply the provisions of this Agreement concerning the determination of the amounts set forth in the Preliminary Closing Statement, including, for the avoidance of doubt, the Accounting Principles and Exhibit F, and the Independent Auditor’s decision shall be solely based on (i) whether any item objected to was prepared in accordance with this Agreement or (ii) whether such item objected to contains a mathematical or clerical error. The Independent Auditor shall deliver to Buyer and Dover concurrently a written statement setting forth its determination, which shall be final and binding on Buyer and Dover, absent manifest error, effective as of the date the Independent Auditor’s written statement is received by Buyer and Dover, and the Preliminary Closing Date Balance Sheet, the Preliminary Working Capital Determination, the Preliminary Cash Determination, the Preliminary Acquired Companies Indebtedness Determination, the Preliminary Acquired Companies Transaction Costs Liabilities Determination and the Preliminary Acquired Companies Specified Employee Liabilities Determination resulting from the Independent Auditor’s determination shall be final and binding on the Parties as the “Closing Date Balance Sheet,” the “Closing Date Working Capital,” the “Closing Date Cash,” the “Closing Date Acquired Companies Indebtedness,” the “Closing Date Acquired Companies Transaction Cost Liabilities” and the “Closing Date Acquired Companies Specified Employee Liabilities”, respectively.

(e) The Parties shall make available to the Independent Auditor (if applicable) such books, records and other information (including work papers) as the Independent Auditor may reasonably request in order to review the Preliminary Closing Statement and Dispute

Notice; provided that such access shall not include documents the disclosure of which would violate any obligation of a Party or any of its Affiliates with respect to confidentiality, jeopardize protections afforded a Party or any of its Affiliates under the attorney-client privilege or the attorney work product doctrine or similar doctrine or protection, or violate any applicable Law. The fees and disbursements of the Independent Auditor shall be paid by Dover, on the one hand, and Buyer, on the other hand, based on the percentage which the portion of the contested amount not awarded to each Party bears to the amount actually contested by such Party.

Section 2.4. Cash Purchase Price Adjustment Payments. Promptly (but not later than five (5) business days) after the final determination of the Closing Date Balance Sheet pursuant to Section 2.3, the Parties shall take the actions set forth in this Section 2.4, as applicable.

(a) Working Capital Adjustment.

(i) If the Closing Date Working Capital (as finally determined after giving effect to any adjustment pursuant to Section 2.3) exceeds the Working Capital Target, then Buyer shall pay or cause to be paid (by the Designated Purchaser or otherwise) to Dover or the Designated Seller (as directed by Dover), by wire transfer of immediately available funds to the bank account or accounts specified by Dover, a dollar amount equal to the amount by which the Closing Date Working Capital exceeds the Working Capital Target.

(ii) If the Closing Date Working Capital (as finally determined after giving effect to any adjustment pursuant to Section 2.3) is less than the Working Capital Target, then Dover shall pay or cause to be paid (by the Designated Seller or otherwise) to Buyer or the Designated Purchaser (as directed by Buyer), by wire transfer of immediately available funds to the bank account or accounts specified by Buyer, a dollar amount equal to the absolute value of the difference between the Closing Date Working Capital and Working Capital Target.

(iii) If the Closing Date Working Capital (as finally determined after giving effect to any adjustment pursuant to Section 2.3) is equal to the Working Capital Target, no payments will be made by the Parties pursuant to this Section 2.4(a).

(b) Non-Working Capital Adjustment.

(i) If the Cash Purchase Price (as finally determined after giving effect to any adjustment pursuant to Section 2.3 and excluding the portion thereof to be paid by atg L&M to Dover Germany on the Closing Date in accordance with Section 5.12(a)) exceeds the Closing Payment (in each case, without regard for the Working Capital), then Buyer shall pay or cause to be paid (by the Designated Purchaser or otherwise) to Dover or the Designated Seller (as directed by Dover), by wire transfer of immediately available funds to the bank account or accounts specified by Dover, a dollar amount equal to the amount of such excess.

(ii) If the Closing Payment exceeds the Cash Purchase Price (as finally determined after giving effect to any adjustment pursuant to Section 2.3 and excluding the portion thereof to be paid by atg L&M to Dover Germany on the Closing Date in accordance with Section 5.12(a)) (in each case, without regard for the Working Capital), then Dover shall pay or cause to be paid (by the Designated Seller or otherwise) to Buyer or the Designated Purchaser (as directed by Buyer), by wire transfer of immediately available funds to the bank account or accounts specified by Buyer, a dollar amount equal to the amount of such excess.

(iii) For the avoidance of doubt, if the Cash Purchase Price (as finally determined after giving effect to any adjustment pursuant to Section 2.3) is equal to the Closing Payment (in each case, without regard for the Working Capital), no payments will be made by the Parties pursuant to this Section 2.4(b).

(c) Netting of Payments. Buyer and Dover shall each net any amounts owed from the other Party pursuant to this Section 2.4 in making any payments to such party pursuant to this Section 2.4.

Section 2.5. Purchase Price Allocation.

(a) Agreed Allocation. Following the date hereof, Dover and Buyer shall attempt in good faith to agree on an allocation of the Base Cash Purchase Price and the original principal amount of the Promissory Note among the Acquired Shares and the aggregate Acquired Assets to be sold by each Asset Seller, based on their relative net fair market values. If Dover and Buyer are able to agree on such an allocation not later than ten (10) days prior to the Closing Date, then such agreed allocation shall be set forth on a written schedule and attached to this Agreement as Schedule 2.5(a) not later than five (5) days prior to the Closing Date and the Closing Payment shall be remitted in accordance with Section 2.2(b)(i). If Dover and Buyer are unable to agree on such an allocation earlier than ten (10) days prior to the Closing Date (or such later time as the parties mutually agree), the Closing Payment shall be remitted in accordance with Section 2.2(b)(ii).

(b) Post-Closing Allocation.

(i) Within ninety (90) days following the determination of the Closing Date Balance Sheet pursuant to Section 2.3, Buyer shall deliver to Dover (A) a schedule (the “Preliminary Allocation Schedule”) setting forth in reasonable detail (1) to the extent properly taken into account for tax purposes, the amount of Assumed Liabilities with respect to each Asset Seller and the amount of liabilities of each Acquired Company disregarded as an entity separate from its owner pursuant to Treasury Regulation Section 301.7701-3 (each, a “Disregarded Acquired Company”) and (2) an allocation of the sum of the Cash Purchase Price and the original principal amount of the Promissory Note among the Acquired Shares and the aggregate Acquired Assets sold by each Asset Seller and (B) with respect to each Asset Seller and each Disregarded Acquired Company, a schedule further allocating (1) among the Acquired Assets sold by such Asset Seller, an amount equal to the Assumed Liabilities with respect to such Asset Seller and the amount allocated to such Acquired Assets on the Preliminary Allocation Schedule, and (2) among the assets of such Disregarded Acquired Company, an amount equal to the liabilities of such Disregarded Acquired Company and the amount allocated to the Acquired Shares of such Disregarded Acquired Company on the Preliminary Allocation Schedule (the schedule for each such Asset Seller or Disregarded Acquired Company, a “Preliminary Asset Allocation Schedule”). The allocation of the Cash Purchase Price and the original principal amount of the Promissory Note contained in the Preliminary Allocation Schedule shall be based on the relative fair market values of the Acquired Shares and the net fair market value of the aggregate Acquired Assets sold by each Asset Seller. If Schedule 2.5(a) has been attached to this Agreement in accordance with Section 2.5(a), the Preliminary Allocation Schedule shall be consistent with Schedule 2.5(a), adjusted to reflect (x) differences between the Base Cash Purchase Price and the final Cash Purchase Price and (y) differences between the Assumed Liabilities and the liabilities of the Acquired Companies on the Closing Date and the those taken into account in preparing Schedule 2.5(a) (such adjustments, the “Post-Closing Allocation Adjustments”) (it being understood that as a result of such adjustments, certain allocated amounts may be more than as allocated on Schedule 2.5(a), while at the same time other allocated amounts may be less). Each Preliminary Asset Allocation Schedule shall be prepared in accordance with Section 1060 of the Code and applicable Treasury Regulations thereunder (modified or supplemented, to the extent agreed to by Dover and Buyer in writing, to take into account any similar provision of state, local or foreign Law, as appropriate).

(ii) Dover shall have an opportunity to review the Preliminary Allocation Schedule and each Preliminary Asset Allocation Schedule for a period of sixty (60) days. If Dover concurs with the Preliminary Allocation Schedule, Dover shall deliver a written statement to Buyer within such sixty (60) day period accepting the Preliminary Allocation Schedule (an “Allocation Acceptance Notice”), in which case the Preliminary Allocation Schedule shall upon such delivery be final and binding on the Parties. If Dover disagrees with any aspect of the Preliminary Allocation Schedule, Dover shall deliver written notice thereof to Buyer prior to the expiration of such sixty (60) day period indicating in reasonable detail the basis for such disagreement (an “Allocation Dispute Notice”). If Dover delivers an Allocation Dispute Notice to Buyer, the Parties shall attempt in good faith to resolve the disagreements set forth in such Allocation Dispute Notice for a period of thirty (30) days (or such longer period as they may mutually agree in writing) after Buyer’s receipt of such Allocation Dispute Notice. If the Parties are able to resolve the disagreements set forth in the Allocation Dispute Notice prior to the expiration of such thirty (30) day period (or such longer period as they may mutually agree in writing), then the Parties shall reduce such resolution to writing, which upon the Parties doing so shall be final and binding on the Parties (the Preliminary Allocation Schedule, when final and binding pursuant to an Allocation Acceptance Notice or the resolution of an Allocation Dispute Notice, the “Final Allocation Schedule”). Each of Dover and Buyer shall (and each Party shall cause its respective Affiliates to) file all Tax Returns in a manner consistent with the Final Allocation Schedule, if any, and neither Dover nor Buyer shall (and neither Party shall permit its respective Affiliates to) take any position for Tax purposes inconsistent with the Final Allocation Schedule.

(iii) If Dover and Buyer are not able to resolve the disagreements set forth in the Allocation Dispute Notice within thirty (30) days (or such longer period as they may mutually agree in writing) after Buyer’s receipt of such Allocation Dispute Notice, then each of the Parties shall be entitled to allocate the Cash Purchase Price (as finally determined pursuant to Section 2.4) and the original principal amount of the Promissory Note among the Acquired Shares and the aggregate Acquired Assets sold by each Asset Seller in any manner it so determines in its sole discretion and neither shall have any obligation to the other with respect to any such allocation; provided, that if Schedule 2.5(a) has been attached to this Agreement in accordance with Section 2.5(a), such allocation shall be consistent with Schedule 2.5(a), increased or decreased to reflect such Party’s allocation of the Post-Closing Allocation Adjustments in the manner such Party so determines in its sole discretion, and neither shall have any obligation to the other with respect to any such allocation.

(iv) If the Parties agree on a Final Allocation Schedule and Dover concurs with one or more Preliminary Asset Allocation Schedules, Dover shall, within thirty (30) days of the Parties’ agreement on a Final Allocation Schedule pursuant to Section 2.5(b)(ii), deliver with respect to each such Preliminary Asset Allocation Schedule a written statement to Buyer accepting the Preliminary Asset Allocation Schedule (each, an “Asset Allocation Acceptance Notice”), in which case such Preliminary Asset Allocation Schedule shall, with respect to the relevant assets, be final and binding on the Parties. If the Parties agree on a Final Allocation Schedule but Dover disagrees with any aspect of one or more Preliminary Asset Allocation Schedules, then within thirty (30) days of the Parties’ agreement on a Final Allocation Schedule pursuant to Section 2.5(b)(ii), Dover shall deliver with respect to each such Preliminary Asset Allocation Schedule written notice thereof to Buyer indicating in reasonable detail the basis for such disagreement (each, an “Asset Allocation Dispute Notice”). The Parties shall attempt in good faith to resolve the disagreements set forth in any Asset Allocation Dispute Notice for a period of thirty (30) days (or such longer period as they may mutually agree in writing) after Buyer’s receipt of such Asset Allocation Dispute Notice. If the Parties are able to resolve the disagreements set forth in the Asset Allocation Dispute Notice prior to the expiration of such thirty (30) day period (or such longer period as they may mutually agree in writing), then the Parties shall reduce such resolution to writing, which shall be final and binding on the Parties (each Preliminary Asset Allocation Schedule, when final and binding pursuant to an Asset Allocation Acceptance Notice or the resolution of an Asset Allocation Dispute Notice, a “Final Asset Allocation Schedule”). Each of Dover and Buyer shall (and each Party shall cause its respective Affiliates to) file all Tax Returns in a manner consistent with each Final Asset Allocation Schedule, if any, and neither Dover nor Buyer shall (and neither Party shall permit its respective Affiliates to) take any position for Tax purposes inconsistent with any Final Asset Allocation Schedule. If, at the conclusion of the foregoing procedures, Dover and Buyer are not able to resolve the disagreements set forth in any Asset Allocation Dispute Notice, then each of the Parties shall be entitled to allocate, with respect to the assets to which such Asset Allocation Dispute Notice relates, the amounts allocated to such assets pursuant to the Final Allocation Schedule together with the associated Assumed Liabilities or liabilities of the Disregarded Acquired Company, as applicable, in any manner it so determines in its sole discretion and neither shall have any obligation to the other with respect to any such allocation. If the Parties do not agree on a Final Allocation Schedule pursuant to Section 2.5(b)(ii), then, except to the extent the Parties agree in writing otherwise, each of the Parties shall be entitled to make an allocation among the assets to which each Preliminary Asset Allocation Schedule relates in any manner it so determines in its sole discretion and neither shall have any obligation to the other with respect to any such allocation.

(c) Amounts Received or Paid by Dover. The amount received or paid by Dover, the Designated Seller or any other designee of Dover pursuant to Section 2.4, net of the amount paid to Dover or the Designated Seller pursuant to Section 2.2(b)(i), shall be deemed to have been received or paid, as the case may be, by such Person on behalf of the applicable Equity Sellers and Asset Sellers.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

Section 3.1. Representations and Warranties of Dover. Dover makes the following representations and warranties to Buyer:

(a) Due Organization and Power.

(i) Dover, Equity Sellers and Asset Sellers. Each of Dover, the Equity Sellers and the Asset Sellers is a company duly organized, validly existing and (in jurisdictions where such concept is applicable) in good standing under the laws of its jurisdiction of organization, which jurisdictions are listed in Schedule 3.1(a)(i)(A). Dover has all requisite corporate power and authority to enter into this Agreement and the other documents and instruments to be executed and delivered by Dover pursuant hereto and to carry out the transactions contemplated hereby and thereby. Each Equity Seller and Asset Seller has all requisite company power and authority to enter into the documents and instruments to be executed and delivered by such Equity Seller and Asset Seller pursuant hereto and to carry out the transactions contemplated hereby and thereby. Each of the Asset Sellers is duly qualified or licensed to do business as a foreign corporation in, and (in jurisdictions where such concept is applicable) is in good standing under the laws of, each jurisdiction listed with respect to such Asset Seller on Schedule 3.1(a)(i)(B), which jurisdictions constitute the only jurisdictions wherein, to the extent related to any Acquired Asset, Assumed Liability or Acquired Business, the character of the properties owned by it, or the nature of its business, makes such licensing or qualification necessary, except where the failure to be so qualified, individually or in the aggregate, has not had, and would not reasonably be expected to result in, a material Liability to any Acquired Business.

(ii) Acquired Companies. Each of the Acquired Companies is a company duly organized, validly existing and (in jurisdictions where such concept is applicable) in good standing under the laws of its jurisdiction of organization, which jurisdictions are listed on Schedule 3.1(a)(ii)(A). Each of the Acquired Companies has all requisite company power and authority to own, operate and lease its properties and to carry on its respective business as and where such business was conducted immediately prior to the date of this Agreement. Each of the Acquired Companies is duly qualified or licensed to do business as a foreign corporation in, and is in good standing under the laws of, each jurisdiction listed with respect to such Acquired Company on Schedule 3.1(a)(ii)(B), which jurisdictions constitute the only jurisdictions wherein the character of the properties owned by it, or the nature of its business, makes such licensing or qualification necessary, except where the failure to be so qualified, individually or in the aggregate, has not had, and would not reasonably be expected to result in, a material Liability to any Acquired Business. Dover has provided to Buyer materially complete and accurate copies of the charter, bylaws and other organizational documents of each Acquired Company, each as amended to date. No Acquired Company is in material default under or in material violation of any provision of its charter, bylaws or other organizational documents, and there exists no condition or event which, after notice, lapse of time or both, would result in any such material default or material violation.

(b) Authority. The execution and delivery of this Agreement and the other documents and instruments to be executed and delivered by Dover pursuant hereto and the consummation by Dover of the transactions contemplated hereby and thereby have been duly authorized by Dover. The execution and delivery of the documents and instruments to be executed and delivered by any Equity Seller or Asset Seller pursuant hereto and the consummation by such Person of the transactions contemplated hereby and thereby will be duly authorized by such Person upon delivery thereof, or consummation thereby, as applicable, by such Equity Seller or Asset Seller. No other corporate act or proceeding on the part of Dover or its shareholders is necessary to authorize this Agreement or the other documents and instruments to be executed and delivered by Dover pursuant hereto or the consummation of the transactions contemplated hereby and thereby. Assuming the due execution and delivery by Buyer, this Agreement constitutes a valid and binding agreement of Dover, enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization or other similar Laws relating to or affecting creditors’ rights generally, and by general equitable principles. When executed and delivered by each party thereto, the other documents and instruments to be executed and delivered by Dover, any Equity Seller or any Asset Seller pursuant hereto will constitute valid and binding agreements of such parties, as the case may be, enforceable in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization or other similar Laws relating to or affecting creditors’ rights generally, and by general equitable principles.

(c) Ownership. Schedule 3.1(c)(i) sets forth the name, jurisdiction of organization, authorized equity interests and ownership of each of the Acquired Companies, and the names of the officers and directors of each Acquired Company. The Acquired Shares constitute all of the issued and outstanding shares of, and other equity interests in, the ECT Acquired Companies and the MT Acquired Companies. All of the Acquired Shares and other equity interests in any Acquired Company have been duly authorized and validly issued and are fully paid, non-assessable and free of all preemptive rights. Except as set forth on Schedule 3.1(c)(ii), (i) there are no securities convertible into, or exercisable or exchangeable for, any capital stock or other securities of any Acquired Company authorized or outstanding, (ii) there are no, and no Acquired Company has any obligation to issue any, options, warrants or other rights to purchase or subscribe to capital stock or other securities of any Acquired Company or securities that are convertible into, or exercisable or exchangeable for, capital stock or other securities of any Acquired Company, (iii) no Acquired Company has any obligation to issue or distribute to holders of any shares of its capital stock or other securities any evidences of indebtedness or assets of any Acquired Company, (iv) no Acquired Company has any obligation (contingent or otherwise) to purchase, redeem or otherwise acquire any shares of capital stock or other securities of any Acquired Company or any interest therein or to pay any dividend or to make any other distribution in respect thereof, (v) there are no outstanding or authorized stock appreciation, phantom stock or similar rights with respect to any Acquired Company, (vi) there are no Contracts of any kind relating to the issuance, sale or transfer of any capital stock or other securities of any Acquired Company, any such convertible, exercisable or exchangeable securities or any such options, warrants or other rights and (vii) no Acquired Company has issued any voting debt. Each of the Acquired Companies has issued and sold the Acquired Shares and other equity interests in any Acquired Company in material compliance with all applicable Laws. No Acquired Company owns or controls, directly or indirectly, or has any direct or indirect equity participation or similar interest in any Person that is not another Acquired Company.

(d) Title to Acquired Shares. Each Equity Seller is the sole record and beneficial owner of all of the Acquired Shares set forth opposite such Equity Sellers’s name on Schedule 3.1(d) and Exhibit A or Exhibit C, as applicable, free and clear of all Liens (other than restrictions on transfer imposed by applicable securities Law and Permitted Liens). No Equity Seller is a party to any voting trust, proxy, or other agreement or understanding with respect to the voting or transfer of any Acquired Shares. Each Equity Seller has the power and authority to sell, transfer, assign and deliver the Acquired Shares to Buyer as provided in this Agreement, and such delivery will convey to Buyer good and valid title to such Acquired Shares, free and clear of any and all Liens (other than restrictions on transfer imposed by applicable securities Law).

(e) No Violation. Neither the execution and delivery by Dover, any Equity Seller or any Asset Seller, as the case may be, of this Agreement or the other documents and instruments to be executed and delivered by Dover, the Equity Sellers and the Asset Sellers pursuant hereto, nor the consummation by Dover, any Equity Seller or any Asset Seller of the transactions contemplated hereby and thereby (i) will violate any Law or Order applicable to Dover, any Equity Seller, any Asset Seller or any Acquired Company in any material respect, (ii) will require any authorization, consent or approval by, filing with or notice to any Governmental Entity (including any authorization, consent or approval required by any Competition Law applicable to the transactions contemplated hereby and any authorizations, consents, approvals, filings or notice requirements applicable with respect to the transfer of the Acquired Shares) except for (A) those identified on Schedule 3.1(e)(ii) and (B) such authorizations, consents, approvals, filings or notices, the failure of which to obtain or make would not, individually or in the aggregate, reasonably be expected to adversely affect the Acquired Businesses in any material respect, prevent or materially delay the consummation of any of the transactions contemplated hereby or result in any material Liability to any Acquired Business or (iii) subject to obtaining the consents referred to in Schedule 3.1(e)(iii), will violate or conflict with, or constitute a default (or an event that, with notice or lapse of time, or both, would constitute a default) under, will result in the loss of a benefit, or the imposition of a Liability under, or will result in the termination of, or accelerate the performance required by, or result in the creation of any Lien (other than Permitted Liens) upon any of the Acquired Shares, Acquired Assets, or assets of the Acquired Companies under (A) any term or provision of the corporate charter, bylaws or similar organizational documents of Dover, any Equity Seller, any Asset Seller or any Acquired Company or (B) any Contract to which any Asset Seller (to the extent related to any Acquired Asset, Assumed Liability or Acquired Business) or any Acquired Company is a party or by which any Asset Seller (to the extent related to any Acquired Asset, Assumed Liability or Acquired Business) or any Acquired Company or any of their respective assets or properties are bound or affected, or any Permit held by any Asset Seller (to the extent related to any Acquired Asset, Assumed Liability or Acquired Business) or any Acquired Company, except, in the case of clause (B), for such violations, conflicts, defaults, terminations, accelerations or Liens that would not, individually or in the aggregate, reasonably be expected to adversely affect the Acquired Businesses in any material respect, prevent or materially delay the consummation of any of the transactions contemplated hereby or result in any material Liability to any Acquired Business.

(f) Financial Statements; Undisclosed Liabilities; Accounts Receivable; Inventory.

(i) Schedule 3.1(f)(i)(A) contains complete and accurate copies of the audited consolidated balance sheets of the Acquired Businesses as of December 31, 2010, 2011 and 2012 and the related audited consolidated statements of income and cash flows of the Acquired Businesses for each of the three (3) years then ended (collectively, the “Annual Financial Statements”) and the consolidated unaudited balance sheet of the Acquired Businesses as of June 30, 2013 (such date, the “Most Recent Balance Sheet Date” and such balance sheet, the “Most Recent Balance Sheet”) and the related consolidated unaudited statements of income and cash flows for the six (6) months then ended (the “Most Recent Financial Statements” and, collectively with the Annual Financial Statements, the “Financial Statements”). Except as set forth in Schedule 3.1(f)(i)(B), the Financial Statements (x) were prepared in accordance with GAAP as in effect on the date of such Financial Statements and applied on a consistent basis in such Financial Statements and (y) fairly present, in all material respects, the financial position, results of operations and cash flows of the Acquired Businesses on a consolidated basis as of their respective dates and for the respective periods covered thereby; provided that the Most Recent Financial Statements are subject to normal recurring year-end and audit adjustments (which, individually and in the aggregate, will not be material) and do not include footnotes.

(ii) Except (A) as set forth in Schedule 3.1(f)(ii), (B) to the extent expressly provided for on the face of the Most Recent Balance Sheet or described in the footnotes related thereto, (C) for Liabilities incurred in the Ordinary Course of Business since the Most Recent Balance Sheet Date and (D) for performance obligations under Contracts entered into in the Ordinary Course of Business, neither any Acquired Company nor, to the extent any such Liability is an Assumed Liability, any Asset Seller, is subject to any material Liabilities.

(iii) Each Acquired Company and, to the extent related to any Acquired Asset, Assumed Liability or Acquired Business, each Asset Seller maintains books and records accurately reflecting their respective assets and liabilities in all material respects and maintains internal controls and procedures which are designed to provide reasonable assurance that (A) the Financial Statements are fairly presented in all material respects, (B) transactions entered into by the Acquired Businesses are executed in accordance with management’s authorization, (C) transactions are recorded as necessary to permit the preparation of the consolidated financial statements of the Acquired Businesses in conformity with GAAP and with Dover Corporation’s internal accounting policies and to maintain accountability of assets, and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(iv) No Acquired Company or, to the extent related to any Acquired Asset, Assumed Liability or Acquired Business, Asset Seller has effected any securitization transactions or “off-balance sheet arrangements” (as defined in Item 303 (a)(4) of Regulation S-K of the SEC). Except as set forth on Schedule 3.1(f)(iv), no Acquired Company nor, to the extent related to any Acquired Asset, Assumed Liability or Acquired Business, any Asset Seller has received any non-audit services from such entity’s respective auditors.

(v) All accounts receivable reflected on the Most Recent Balance Sheet (other than those paid since such date) are valid receivables subject to no setoffs or counterclaims and have arisen only from bona fide transactions in the Ordinary Course of Business, net of the applicable reserve for bad debts on the Most Recent Balance Sheet. All accounts receivable of any Acquired Company or included in the Acquired Assets that have arisen since the Most Recent Balance Sheet Date are valid receivables subject to no setoffs or counterclaims and have arisen only from bona fide transactions in the Ordinary Course of Business, net of a reserve for bad debts related to such accounts receivable in an amount proportionate to the reserve shown on the Most Recent Balance Sheet. No Acquired Company or Asset Seller has received any written notice from an account debtor stating that any account receivable of any Acquired Company or that is included in the Acquired Assets in an amount in excess of $5,000 is subject to any contest, claim or set off by such account debtor, except for such accounts receivable that are adequately reserved for in the Financial Statements.

(vi) All inventory of the Acquired Companies or included in the Acquired Assets, whether or not reflected on the Most Recent Balance Sheet, consists of a quality and quantity usable and saleable in the Ordinary Course of Business in all material respects, except for obsolete items and items of below-standard quality, all of which have been written-off, written-down to net realizable value or adequately reserved for, on the Most Recent Balance Sheet.

(g) Tax Matters. Except as set forth in Schedule 3.1(g):

(i) Tax Filings and Payments. Each Acquired Company (or applicable Consolidated Tax Group of which an Acquired Company is or was a member) has properly filed on a timely basis all Tax Returns that it was required to file, and all such Tax Returns are true, correct and complete in all material respects. All Taxes shown to be due on such Tax Returns have been timely paid. Each Acquired Company (or applicable Consolidated Tax Group) has paid on a timely basis all Taxes, whether or not shown on any Tax Return, that were due and payable and for which the Acquired Company was liable.

(ii) Audits. No examination or audit or similar Proceeding relating to any Tax Return of the Acquired Companies by any Governmental Entity is currently in progress or has been threatened in writing. None of the Acquired Companies has (A) agreed in writing to waive any statute of limitations with respect to Taxes or agreed in writing to extend the period for assessment or collection of any Taxes, which waiver or extension is still in effect, or (B) requested in writing any extension of time within which to file any Tax Return, which Tax Return has not yet been filed. All material deficiencies asserted in writing or assessments made in writing as a result of any examination of the Tax Returns referred to in Section 3.1(g)(i) have been paid in full or otherwise resolved. There are no material Liens for Taxes upon the assets of the Acquired Companies or the Acquired Assets except for Permitted Liens for Taxes not yet due.

(iii) Withholding Taxes. All material Taxes which the Acquired Companies are required by Law to withhold or to collect for payment have been duly withheld and collected and have been paid to the appropriate Governmental Entity or set aside or reserved on the books of the Acquired Companies, as relevant. The Acquired Companies have complied with all information reporting and backup withholding requirements, including the maintenance of required records with respect thereto, in connection with amounts paid to any employee, independent contractor, creditor, or other third party.

(iv) Divisive Transactions. During the last three (3) years, none of the Acquired Companies has been a party to any transaction treated by the parties thereto as one to which Section 355 of the Code applied.

(v) Affiliated Group. None of the Acquired Companies is or has ever been a member of a Consolidated Tax Group, other than a Consolidated Tax Group of which the common parent is Dover Corporation or an entity that is presently a direct or indirect Subsidiary of Dover Corporation. Except as a result of filing consolidated, combined, unitary or similar Tax Returns with such a Consolidated Tax Group, none of the Acquired Businesses has any actual or potential Liability for the Taxes of another Person under Treasury Regulation Section 1.1502-6 (or any comparable or similar provision of federal, state, local or foreign Law) or as a transferee or successor.

(vi) Tax Returns. Dover has made available to Buyer complete and accurate copies of all material Tax Returns filed by or on behalf of the Acquired Companies (which, in the case of Tax Returns of a Consolidated Tax Group, shall be limited to the portions of such Tax Returns relating to the Acquired Companies) relating to 2009, 2010 and 2011.

(vii) Basis Reduction. The sale of the Acquired Shares pursuant to this Agreement will not result in the reduction of any Tax Attributes of any Acquired Company pursuant to the rules of Treasury Regulation Section 1.1502-36. None of the Acquired Companies has incurred (or been allocated) any dual consolidated loss within the meaning of Section 1503 of the Code.

(viii) FIRPTA. No transaction contemplated by this Agreement is subject to withholding under Section 1445 of the Code (relating to “FIRPTA”).

(ix) Adjustments After the Closing Date. None of the Acquired Companies will be required to include any item of income in, or exclude any item of deduction from, taxable income for any period (or any portion thereof) ending after the Closing Date as a result of (A) any adjustments under Section 481 of the Code (or any similar adjustments under any corresponding provision of state, local or foreign Tax Law) as a result of a change of any method of accounting in a taxable year or period ending on or prior to the Closing Date, or (B) any written closing agreements as described in Section 7121 of the Code (or any corresponding or similar provision of state, local or foreign Tax Law) executed on or prior to the Closing Date.

(x) Pass-Through Interests. None of the Acquired Companies has made an entity classification (“check-the-box”) election under Section 7701.

(xi) Reportable Transactions. With respect to each transaction in which any of the Acquired Companies has participated that is a “reportable transaction” within the meaning of Treasury Regulation Section 1.6011-4(b)(1), such participation has been properly disclosed on IRS Form 8886 (Reportable Transaction Disclosure Statement) and on any corresponding form required under state or local law.

(xii) Notwithstanding anything to the contrary in this Agreement, nothing in this Section 3.1(g) (other than Sections 3.1(g)(ix) and (x)) shall cause Dover to be liable for any Taxes for which Dover is not expressly liable pursuant to Section 5.1 (relating to Tax matters).

(h) Absence of Certain Changes. Since the Most Recent Balance Sheet Date through the date hereof, (i) there has been no Material Adverse Effect and (ii) except as set forth in Schedule 3.1(h), the Acquired Businesses have been conducted only in the Ordinary Course of Business. Without limiting the generality of the foregoing, since the Most Recent Balance Sheet Date through the date hereof, except as set forth in Schedule 3.1(h), none of the Acquired Companies or the Asset Sellers (with respect to the Acquired Assets) has taken any action which, if taken after the date hereof and prior to the Closing, would require the consent of Buyer pursuant to Section 4.2.

(i) No Proceedings. Except as set forth in Schedule 3.1(i), there are no outstanding Orders involving any of the Acquired Companies or, to the extent related to any Acquired Asset, Assumed Liability or Acquired Business, any Asset Seller, and there are no pending or, to Dover’s Knowledge, threatened, (i) Proceedings involving Dover or any of its Affiliates seeking to prevent or delay the transactions contemplated hereby or (ii) Proceedings involving any Acquired Company or, to the extent related to any Acquired Asset, Assumed Liability or Acquired Business, any Asset Seller which, if decided adversely, would reasonably be expected to result in a material Liability to any Acquired Business.

(j) Compliance With Laws and Orders. Except as set forth in Schedule 3.1(j), (i) no Acquired Company or Asset Seller is conducting, or has conducted since January 1, 2010, any of the Acquired Businesses in violation in any material respect of any applicable Laws or Orders, and (ii) since January 1, 2010, neither Dover nor any of its Affiliates has received written or, to Dover’s Knowledge, any other notice indicating that any of the Acquired Businesses is not being, or has not been, conducted in all material respects in accordance with applicable Law or Orders.

(k) Licenses and Permits. Schedule 3.1(k)(i) sets forth a list of all material Permits held by any Acquired Company or, to the extent related to any Acquired Asset, Assumed Liability or Acquired Business, Asset Seller. Except as set forth in Schedule 3.1(k)(ii), each Acquired Company and each Assets Seller owns, holds or possesses all material Permits required for the conduct of the Acquired Businesses substantially as they are currently conducted. Each such material Permit is in full force and effect and each Acquired Company and each Asset Seller is currently, and has been since January 1, 2010, in material compliance with each such material Permit. To the Knowledge of the Dover, no suspension or cancellation of any such material Permit is threatened and there is no basis for believing that any such Permit will not be renewable upon expiration.

(l) Environmental Matters. Except as set forth in Schedule 3.1(l):

(i) the operations of each Acquired Business comply, and, since January 1, 2010, have complied, in all material respects, with all applicable Environmental Laws and all Permits required to be obtained with respect to such operations under applicable Environmental Laws (“Environmental Permits”);

(ii) since January 1, 2010, no Hazardous Substances have been produced, sold, used, stored, transported, handled, released, discharged or disposed of at or from the Acquired Real Property, or at any real property previously owned, leased, or operated by any Acquired Company or, to the extent related to any Acquired Asset, Assumed Liability or Acquired Business, Asset Seller or any predecessor entity, in a manner or in a quantity or condition that would reasonably be expected to give rise to any material Liability under any Environmental Laws, and no Acquired Company or, to the extent related to any Acquired Asset, Assumed Liability or Acquired Business, Asset Seller has any material Liability arising from the release of any Hazardous Substance into the environment;

(iii) No Acquired Company or, to the extent related to any Acquired Asset, Assumed Liability or Acquired Business, Asset Seller is a party to or bound by any Order or other legally binding agreement with any Governmental Entity entered into in connection with any legal Liability arising under any Environmental Law that has not been satisfied or fulfilled in all material respects;

(iv) to Dover’s Knowledge, no facts, events or conditions relating to any property formerly (for which any Acquired Company or Asset Seller would have Liability under Environmental Laws) or currently owned, leased or operated by any Acquired Company or, to the extent related to any Acquired Asset, Assumed Liability or Acquired Business, Asset Seller will prevent, hinder or limit continued material compliance with any Environmental Laws thereby, or give rise to any material investigatory, remedial or corrective obligations or other material Liability under any Environmental Laws on the part of any Acquired Company or, to the extent related to any Acquired Asset, Assumed Liability or Acquired Business, Asset Seller;

(v) there are no existing or, to Dover’s Knowledge, threatened Proceedings instituted or pending that arise out of any alleged violation of or Liability under any Environmental Laws by any Acquired Company or, to the extent related to any Acquired Asset, Assumed Liability or Acquired Business, any Asset Seller; and

(vi) the Acquired Companies and Asset Sellers possess all material Environmental Permits required to operate the Acquired Businesses, and each Environmental Permit held by any Acquired Company is in full force and effect.

(vii) Dover has made available to Buyer materially complete and accurate copies of all environmental assessment reports and audits relating to premises currently operated and, to Dover’s Knowledge, formerly operated by any Acquired Company, or to the extent related to any Acquired Asset, Assumed Liability or Acquired Business, any Asset Seller, which Dover or any of its Affiliates has in its possession or control.

Notwithstanding anything to the contrary contained herein, none of the representations and warranties contained elsewhere in this Section 3.1 shall relate to environmental matters, which are exclusively the subject of this Section 3.1(l).

(m) Title to Acquired Assets; Sufficiency of Assets. Each Business Asset Seller has sole good and valid title to or, with respect to leased personal property, valid leasehold interests in, all of the Acquired Assets of such Business Asset Seller, as applicable, and the

Acquired Assets owned or purported to be owned by such Business Asset Seller are held free and clear of all Liens (other than Permitted Liens and, in the case of Acquired Real Property, Permitted Real Property Exceptions). Each Acquired Company has sole good and valid title to or, with respect to leased personal property, valid leasehold interests in, all of the assets, rights and properties of such Acquired Company, as applicable, and the assets, rights and properties owned or purported to be owned by each Acquired Company are held free and clear of all Liens (other than Permitted Liens and, in the case of Acquired Real Property, Permitted Real Property Exceptions). Upon execution and delivery of the instruments of conveyance referred to in Section 8.2(b), Buyer or a Designated Purchaser will become the true and lawful owner of, and receive good and valid title to, or a valid lease or license to use, all of the Acquired Assets. Except for the services to be provided by Dover following the Closing pursuant to Exhibits A-2, A-3, A-4, A-13, A-14, A-16, A-17, A-20, A-22, A-23a, A-24, A-26, A-27, A-29, A-30, A-31, A-32, A-33, A-34 and A-37 of the Transition Services Agreement, the assets, rights and properties to which an Acquired Company has good and valid title or a valid lease or license to use, together with the Acquired Assets, are sufficient for the conduct of the Acquired Businesses as presently conducted or as has been conducted since January 1, 2010. Each such tangible asset is reflected in the Financial Statements (other than to the extent acquired since the date hereof in the Ordinary Course of Business), is in good operating condition and repair (subject to normal wear and tear) and is suitable in all material respects for the purposes for which it presently is used by the applicable Acquired Company or Business Asset Seller. Other than the Acquired Registered IP, ECT Assets, MT Assets and any Intellectual Property exclusively related to the ProWorks system of solutions as assigned to Dover by Everett Charles Technologies LLC, pursuant to an Assignment of Intellectual Property Agreement effective as of August 23, 2013, no Intellectual Property owned by or licensed to Dover or any of its Affiliates is necessary or useful for the conduct of any of the Acquired Businesses as presently conducted or as has been conducted during the twelve (12) months preceding the date of this Agreement.

(n) Real Property.

(i) Schedule 3.1(n)(i) sets forth a true and complete list of (A) all real property leasehold and subleasehold interests or rights to use or occupy held by the Acquired Companies and Business Asset Sellers (the “Acquired Leased Real Property”) and the Acquired Company or Business Asset Seller which holds such interest or right to use or occupy, (B) all leases, subleases, licenses and other agreements for the use and occupancy by the Acquired Companies and Business Asset Sellers of such Acquired Leased Real Property (the “Leases”), and (C) all owned real property of the Acquired Companies and all real property included in the Acquired Assets (the “Acquired Owned Real Property” and, together with the Acquired Leased Real Property, the “Acquired Real Property”) and the Business Asset Seller or Acquired Company which owns such Acquired Owned Real Property. The Acquired Real Property constitutes all of the real property used in the Acquired Businesses.

(ii) Each Acquired Company and Business Asset Seller identified in Schedule 3.1(n)(i) has valid leasehold or subleasehold interests or rights to use or occupy the Acquired Leased Real Property, subject, in the case of Acquired Owned Real Property, only to Permitted Real Property Exceptions. Each Lease is legal, binding, valid, enforceable and in full force and effect, except as would not, individually or in the aggregate, reasonably be expected to adversely affect any Acquired Business in any material respect. None of the Acquired

Companies or Business Asset Sellers, as applicable, or, to the Knowledge of Dover, any other party thereto, is in or, to the Knowledge of Dover, is alleged to be in, breach or default in any material respect under any Lease, nor does there exist any event or condition which, after notice, lapse of time or both, would result in any such breach or default by any Acquired Company or Business Asset Seller or, to the Knowledge of Dover, any other party thereto. Except as set forth on Schedule 3.1(n)(ii), there are no disputes, oral agreements, forbearance programs, licenses, collateral assurances, undertakings, side agreements or concessions in effect as to any Lease. No Acquired Company or Business Asset Seller has assigned, transferred, conveyed, mortgaged, deeded in trust or encumbered any interest in the leasehold or subleasehold under any Lease. All facilities leased or subleased pursuant to any Lease are supplied with utilities and other services adequate in all material respects for the operation of said facilities. To Dover’s Knowledge, there is no Lien, easement, covenant or other restriction applicable to the real property subject to any Lease which would reasonably be expected to impair the current uses or the occupancy by any Acquired Company or Business Asset Seller of the property subject thereto. No construction, alteration or other leasehold improvement work with respect to any Lease remains to be paid for or performed by any Acquired Company or Business Asset Seller.

(iii) Each Acquired Company or Business Asset Seller identified in Schedule 3.1(n)(i) owns fee simple good and marketable title to the Acquired Owned Real Property, insurable, in the case of property located in the United States, by a recognized national title insurance company at standard rates, free and clear of any Lien, subject only to Permitted Liens and, in the case of Acquired Real Property, Permitted Real Property Exceptions.

(iv) The Acquired Owned Real Property is not subject to any Order to be sold or condemned, expropriated or otherwise taken by any Governmental Entity with or without payment of compensation therefor, and to the Knowledge of Dover, no such condemnation, expropriation or taking has been proposed.

(v) Except as set forth on Schedule 3.1(n)(i), there are no leases, subleases, licenses or agreements, written or oral, granting to any party or parties (other than the applicable Business Asset Seller or Acquired Company) the right of use or occupancy of any portion of any Acquired Owned Real Property.

(vi) There are no outstanding options or rights of first refusal to purchase any Acquired Owned Real Property, or any portion thereof or interest therein.

(vii) To Dover’s Knowledge, all facilities located on any Acquired Owned Real Property are supplied with utilities and other services necessary for the operation of such facilities, including gas, electricity, water, telephone, sanitary sewer and storm sewer, all of which services are adequate for their present use and in accordance with all applicable Laws.

(viii) No Business Asset Seller or Acquired Company has received notice of and, to the Knowledge of Dover, there is no proposed or pending proceeding to change or redefine the zoning classification of all or any portion of any Acquired Owned Real Property.

(ix) The improvements constructed on any Acquired Owned Real Property are in good condition and proper order, free of roof leaks, insect infestation, and material construction defects, and all mechanical and utility systems servicing such improvements are in good condition and proper working order, free of material defects.

(x) Such Acquired Owned Real Property is assessed by local property assessors as a tax parcel or parcels separate from all other tax parcels.

(xi) Dover has provided to Buyer materially complete and accurate copies of all of the following materials relating to each parcel of Acquired Owned Real Property, to the extent in the possession or control of Dover or any of its Affiliates: title insurance policies and commitments; deeds; encumbrance and easement documents and other documents and agreements affecting title to or for operation of such Acquired Owned Real Property; surveys; as-built construction plans; construction contracts and warranties; appraisals; structural inspection, environmental assessment and similar reports.

(o) Material Contracts. Schedule 3.1(o) sets forth a list, as of the date hereof, (separately identifying applicable agreements by each subsection of this Section 3.1(o)) of each of the following types of Contracts to which any Acquired Company or Asset Seller is a party, or to which any of their respective assets, rights or properties are subject or bound; provided, that in the case of the Asset Sellers, solely to the extent related to the Acquired Businesses or Acquired Assets (each, a “Material Contract”):

(i) any Contract (or group of related contracts) for the purchase (by any Acquired Company or Asset Seller) of services, supplies, raw materials, components, equipment or other goods which, in the fiscal year ended December 31, 2012 involved, or in the fiscal year ending December 31, 2013 is reasonably expected to involve, the payment of more than $250,000;

(ii) any Contract (or group of related contracts) for the sale (by any Acquired Company or Asset Seller) of any services or products which, in the fiscal year ended December 31, 2012 involved, or in the fiscal year ending December 31, 2013 is reasonably expected to involve, the payment of more than $250,000;

(iii) any agency, distributor, sales representative, franchise or similar agreements;

(iv) any Contract (or group of related contracts) for capital expenditures involving payments of more than $50,000;

(v) any Contract under which any Acquired Company or, to the extent related to any Acquired Asset, Assumed Liability or Acquired Business, any Asset Seller has created, incurred, assumed or guaranteed (or may create, incur, assume or guarantee) Indebtedness in excess of $100,000 or under which it has imposed (or may impose) a Lien (other than Permitted Liens and, in the case of Acquired Real Property, Permitted Real Property Exceptions) on any of its material assets, rights or properties, tangible or intangible;

(vi) any Contract for the disposition of any material portion of the assets or business of any Acquired Company or, to the extent related to any Acquired Asset, Assumed Liability or Acquired Business, any Asset Seller (other than sales of products in the Ordinary Course of Business) or any agreement for the acquisition of the assets or business of any other entity (other than purchases of inventory or components in the Ordinary Course of Business);

(vii) any agreement which contains any provisions requiring any Acquired Company or, to the extent related to any Acquired Asset, Assumed Liability or Acquired Business, any Asset Seller, to indemnify any other Person, which indemnification obligations arising under such agreement are reasonably expected to be material;

(viii) any employment Contract with a Current Employee involving Liability for payment of annual base wages or base salaries in excess of $100,000 after the date hereof, other than any offer letter used by any Acquired Business in the Ordinary Course of Business;

(ix) any Contract that (A) restricts the ability of any Acquired Company or, to the extent related to any Acquired Business, any Asset Seller or any of its respective Affiliates to enter into or engage in any market or line of business, (B) provides for “most favored nation” pricing terms or (C) establishes an exclusive sale or purchase obligation with respect to any Product or any geographic location;

(x) any partnership, joint venture or other similar Contract;

(xi) any personal property lease involving future Liability for rental payments in excess of $100,000;

(xii) any Contract material to any of the Acquired Companies or any Acquired Business pursuant to which any right or access has been assigned, transferred, licensed, distributed or otherwise granted to any Person, or any covenant not to assert any right has been granted to any Person, with respect to any (A) Acquired Companies Owned IP or (B) any Acquired Owned IP, excluding, in both of the foregoing clauses (A) and (B), off-the-shelf software that is available generally through retail stores or distribution networks or is otherwise subject to “shrink-wrap” or “click-through” license agreements, including any software pre-installed in the Ordinary Course of Business as a standard part of hardware purchased from third parties;

(xiii) any Contract material to any of the Acquired Companies or any Acquired Business pursuant to which Dover or any of its Affiliates Exploits (A) any Acquired Companies IP or (B) any Acquired IP, excluding, in the case of both of the foregoing clauses (A) and (B), off-the-shelf software that is available generally through retail stores or distribution networks or is otherwise subject to “shrink-wrap” or “click-through” license agreements, including any software pre-installed in the Ordinary Course of Business as a standard part of hardware purchased from third parties;

(xiv) any prime contract, subcontract, basic ordering agreement, letter contract, purchase order, delivery order, change order, arrangement or other commitment of any kind with any Governmental Entity, any prime contractor to a Governmental Entity or any subcontractor to any such Governmental Entity or prime contractor;

(xv) any settlement agreement or settlement-related agreement (including any agreement in connection with which any employment-related claim is settled);

(xvi) any Contract that would (A) upon or following the Closing, grant any Person a license or other right to use any Intellectual Property of Buyer or any of its Affiliates (other than an Acquired Company), other than Acquired Owned IP, or (B) upon or following the Closing, or otherwise as a result of the execution or consummation of this Agreement, or any transaction contemplated by this Agreement, grant any Person (other than Buyer and the Designated Purchasers) a license or other right with respect to any Acquired Owned IP, Acquired Companies Owned IP or Acquired Exclusive IP, which license or other right had not been granted prior to the date hereof pursuant to such Contract ; and

(xvii) any other Contract that is otherwise material to either Acquired Business.

Dover has provided to Buyer a complete and accurate copy of each Material Contract (as amended to date). Except as set forth in Schedule 3.1(o), each Material Contract and each Lease is in full force and effect and constitutes a legal, valid and binding obligation of the Acquired Company or Asset Seller that is party thereto and, to Dover’s Knowledge, the other party or parties thereto, enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar Laws affecting creditors’ rights generally, and by general equitable principles. Except as set forth in Schedule 3.1(o), each Acquired Company or Asset Seller and, to the Knowledge of Dover, each other party thereto is, and has been, in compliance in all material respects with each Material Contract and each Lease, in each case, to which it is a party, and there is no event or condition which, after notice or lapse of time or both, would result in any such noncompliance by any Acquired Company or Asset Seller or, to the Knowledge of Dover, any other party thereto.

(p) Employee Benefits.

(i) Schedule 3.1(p)(i) lists each Benefit Plan (other than employment agreements (which, for the avoidance doubt, are addressed in Section 3.1(o)(viii))), in each case, identifying the jurisdiction where such Benefit Plan is maintained. Dover has provided to Buyer a complete and accurate copy of the plan document and amendments thereto, any current written plan summary, and the most recent determination letter, if applicable. Schedule 3.1(p)(i) identifies each Benefit Plan that is an Assumed Benefit Plan.

(ii) Each Assumed Benefit Plan is, and has been, administered, in compliance in all material respects with all applicable Laws and Tax regulations and the provisions of such Assumed Benefit Plan.

(iii) No material Proceeding (excluding claims for benefits incurred in the Ordinary Course of Business) has been brought or is pending or, to the Knowledge of Dover, is threatened against or with respect to any Assumed Benefit Plan with respect to any Current Employee or individual contractor or former employee or individual contractor of any Acquired Business.

(iv) All contributions (including all employer contributions and employee salary reduction contributions) and premiums required to be made to or with respect to each Assumed Benefit Plan with respect to the service of Current Employees or former employees of the Business Asset Sellers or any Acquired Company as of the Closing Date and all contributions and premiums for any period ending on or before the Closing Date that are not yet due have been made or have been properly accrued for in the books and records of the Acquired Companies.

(v) All Benefit Plans that are intended to be qualified under Section 401(a) of the Code have received determination letters from the IRS to the effect that such Benefit Plans are qualified and the plans and the trusts related thereto are exempt from federal income taxes under Sections 401(a) and 501(a), respectively, of the Code, no such determination letter has been revoked and revocation has not been threatened, and no such Benefit Plan has been amended since the date of its most recent determination letter or application therefor in any respect, and no act or omission has occurred, that would reasonably be expected to adversely affect its qualification.

(vi) Each Seller Pension Plan has satisfied the requirements of Sections 412, 430 and 436 of the Code and Sections 302 and 303 of ERISA, and no such Seller Pension Plan is in “at-risk status” within the meaning of Section 430(i)(4) of the Code or Section 303(i)(4) of ERISA or subject to the limitations of Section 436 of the Code. No Seller Pension Plan currently has an accumulated funding deficiency within the meaning of Section 302 of ERISA or Section 412 of the Code, nor has any waiver of the minimum funding standards of Section 302 of ERISA and Section 412 of the Code been requested from or granted by the IRS with respect to any Seller Pension Plan; no Lien in favor of any Seller Pension Plan has arisen under former Section 412(n) or current Section 430(k) of the Code or former Section 302(f) or current Section 303(k) of ERISA. Neither the Seller nor any ERISA Affiliate has been required to or chosen to provide security to any defined benefit pension plan pursuant to former Section 401(a)(29) or current Section 436(f) of the Code or Sections 306 or 307 of ERISA. With respect to the Seller and its ERISA Affiliates, there has not been and the transactions contemplated by this Agreement are not reasonably expected to cause (i) a withdrawal from a Benefit Plan subject to Section 4063 of ERISA during a plan year in which such entity was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (ii) the filing of a notice of intent to terminate, the treatment of a Benefit Plan amendment as a termination under Section 4041 of ERISA, or the commencement of proceedings by the PBGC to terminate a Benefit Plan; (iii) an event or condition that constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Benefit Plan; (iv) any failure to make timely premium payments under Section 4007 of ERISA; (v) the use of any amortization extensions or other funding relief under the Preservation of Access to Care for Medicare Beneficiaries and Pension Relief Act of 2010; (v) any requirement to file a report with the PBGC under ERISA Section 4010; or (vi) a “Reportable Event” within the meaning of Section 4043 of ERISA and the regulations and interpretations thereunder that has not been fully and accurately reported in a timely fashion, as required, or which, whether or not reported, would constitute grounds for the PBGC to institute termination proceedings with respect to any Benefit Plan. No notice of a Reportable Event for which the 30 day reporting requirement has not been waived or extended (without regard to the waiver under PBGC Reg. Section 4043.66), has been required to be filed for any Seller Pension Plan since December 31, 2005 or will be required to be filed in connection with the transaction contemplated hereby.

(vii) At no time has any Acquired Company, Business Asset Seller or any ERISA Affiliate of any Acquired Company or Business Asset Seller been obligated to contribute to any “multiemployer plan” (as defined in Section 4001(a)(3) of ERISA) with respect to which Buyer or any of the Acquired Companies could incur any Liability or obligation.

(viii) There are no unfunded obligations under any Benefit Plan providing health or welfare benefits after termination of employment to any Current Employees or contractors or former employees or contractors of any Acquired Company, but excluding continuation of health coverage solely at the expense of the participant required to be continued under Section 4980B of the Code or other applicable Law, insurance conversion privileges under state Law and health coverage provided during any post-termination severance period of not more than three (3) years.

(ix) No act or omission has occurred with respect to any Benefit Plan that would reasonably be expected to subject Buyer to (A) any material fine, penalty, Tax or Liability of any kind imposed under ERISA or the Code or (B) any contractual indemnification or contribution obligation, in each case, other than contributions or benefits payable pursuant to the terms of such Benefit Plans.

(x) Schedule 3.1(p)(x) identifies each: (A) Assumed Benefit Plan covering any Current Employee (1) the benefits of which are contingent, or the terms of which are altered, upon the occurrence of the transactions contemplated by this Agreement, or (2) providing any tax gross-ups or tax indemnification; (B) agreement, plan or arrangement under which any Person will receive payments from any Acquired Company or Business Asset Seller that will be subject to the tax imposed by Section 4999 of the Code as a result of the transactions contemplated by this Agreement; and (C) Assumed Benefit Plan, any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement.

(xi) Each individual who has received compensation for the performance of services for any Acquired Business has been reasonably classified as an employee or independent contractor in accordance with applicable Law.

(xii) Each Assumed Benefit Plan that is a “nonqualified deferred compensation plan” (as defined in Code Section 409A(d)(1)) has been operated since January 1, 2005 in a manner that would be reasonably expected to comply with Code Section 409A.

(q) Labor Matters.

(i) Dover has provided to Buyer a true and complete list of all Current Employees, and, for each such Current Employee, the names of their employer companies, their positions (including whether full-time or part-time, regular, temporary, casual, probationary or spare), locations, current annual rates of compensation (including, as applicable, their current hourly or base salary rates and any portion of such annual rates attributable to bonus, commission and/or other compensation) and the countries in which they are employed; provided, however, that such list shall have been redacted if, and only to the extent, required by applicable Law. The Current Employees constitute all of the employees that are employed exclusively or primarily in, or that provide services exclusively or primarily to or on behalf of, any Acquired Business. Each Current Employee and past employee of any Acquired Company and/or Business Asset Seller, whose employment with an Acquired Company and/or Business Asset Seller ended within the twenty-four (24) months prior to the date of this Agreement, has entered into a confidentiality and assignment of inventions agreement with the Acquired Company or Business Asset Seller by which he/she is or was employed, a complete and accurate copy or form of which has previously been provided to Buyer, and no such Current Employee or past employee has excluded works or inventions from his/her assignment of inventions pursuant to such agreement. Schedule 3.1(q)(i) contains a list of each Current Employee and past employee of any Acquired Company or, to the extent related to any Acquired Asset, Assumed Liability or Acquired Business, Business Asset Seller who is a party to a non-expired non-competition agreement with the Acquired Company or Business Asset Seller by which he/she is or was employed, a complete and accurate copy or form of which has previously been provided to Buyer. All of the agreements referenced in the two preceding sentences are assignable by the applicable Acquired Company or Business Asset Seller to Buyer, and will continue to be legal, valid, binding and enforceable and in full force and effect immediately following the Closing in accordance with the terms thereof as in effect immediately prior to the Closing.

(ii) Except as set forth in Schedule 3.1(q)(ii), (A) no work stoppage, slowdown, labor strike or lockout against or by any Acquired Company or Business Asset Seller is pending or reasonably anticipated or, to Dover’s Knowledge, threatened with respect to the Current Employees, nor has any Acquired Company or Business Asset Seller engaged in a lockout or suffered any strike, picketing, slowdown or work stoppage by any group of Current Employees during the past twenty-four (24) months; (B) to Dover’s Knowledge, there are no activities, proceedings or attempts of any labor union to organize any Current Employees, nor has there been any such activity, proceeding or attempt during the past twenty-four (24) months; (C) there are no Proceedings pending, or, to the Knowledge of Dover, threatened or reasonably anticipated relating to any labor, safety, wage and hour, employee classification, workers’ compensation, immigration, discrimination or any other employment related matters involving any Current Employees, including charges of unfair labor practices, contract grievances under any collective bargaining agreement, other administrative charges, claims, grievances, or discrimination complaints, except those which, individually or in aggregate, would not reasonably be expected to result in a material Liability to any Acquired Business; (D) no Acquired Company or Business Asset Seller is a party to, or bound by, any collective bargaining or works council agreement with respect to Current Employees and no collective bargaining agreement or works council agreement is being negotiated by any Acquired Company or Business Asset Seller with respect to the Current Employees; and (E) each Acquired Company and, to the extent related to any Acquired Asset, Assumed Liability or Acquired Business, Business Asset Seller is currently, and, since January 1, 2010, has been, in material compliance with all applicable Laws in any jurisdiction relating to the employment of labor, including those related to wages, hours, employment discrimination, employee classification, occupational safety and health, workers’ compensation, immigration, collective bargaining and the payment and withholding of Taxes and other sums as required by the appropriate Governmental Entity.

(iii) No Business Asset Seller or Acquired Company has received any communication since January 1, 2010 with respect to the intent of any Governmental Entity responsible for the enforcement of labor or employment Laws to conduct an investigation of any Acquired Company or, to the extent related to any Acquired Asset, Assumed Liability or Acquired Business, Business Asset Seller and, to the Knowledge of Dover, no such investigation is threatened or in progress.

(iv) To the Knowledge of Dover, each Current Employee employed in the United States is a citizen or permanent resident of the United States, except as set forth on Schedule 3.1(q)(iv), which also indicates immigration status for each individual listed on such Schedule and the date that work authorization is scheduled to expire. To Dover’s Knowledge, each Current Employee working in a country other than the one of which such employee is a national has a valid work permit or visa enabling him/her to work lawfully in the country in which such individual is employed.

(v) Except as set forth in Schedule 3.1(q)(v), there are no amounts of compensation outstanding as of the date hereof (including bonuses and other accrued liabilities) to any Current Employee or former employee of any Acquired Company or, to the extent related to any Acquired Asset, Assumed Liability or Acquired Business, Business Asset Seller (other than accrued amounts representing salary, bonus entitlements due for the current pay period, accrued vacation pay or for the reimbursement of legitimate business expenses).

(r) Intellectual Property.

(i) Schedule 3.1(r)(i) sets forth a list, as of the date hereof, of:

(A) the following categories of (I) Acquired Owned IP, and (II) other Acquired IP (except, with respect to clause (II), for any such other Acquired IP (y) consisting of off-the-shelf software that is available generally through retail stores or distribution networks or is otherwise subject to “shrink-wrap” or “click-through” license agreements (including any software pre-installed in the Ordinary Course of Business as a standard part of hardware purchased from third parties), or (z) with respect to which the grant of a right or license to, or the making available of, such other Acquired IP is incidental to the subject matter of a Contract not primarily related to a grant of right or license to, or the making available of, such other Acquired IP and which other Acquired IP is not material to any of the Acquired Businesses): (1) all registered, applied for and material unregistered Trademarks; (2) all Patents; (3) all registered and applied for Copyrights; (4) all Internet domain names; and (5) all material Software; and

(B) the following categories of (I) Acquired Companies Owned IP, and (II) other Acquired Companies IP (except, with respect to clause (II), for any such other Acquired Companies IP (y) consisting of off-the-shelf software that is available generally through retail stores or distribution networks or is otherwise subject to “shrink-wrap” or “click-through” license agreements (including any software pre-installed in the Ordinary Course of Business as a standard part of hardware purchased from third parties), or (z) in respect to which the grant of a right or license to, or the making available of, any such other Acquired Companies IP is incidental to the subject matter of a Contract not primarily related to a grant of right or license to, or the making available of, such other Acquired Companies IP and which other Acquired Companies IP is not material to any of the Acquired Businesses): (1) all registered, applied for and material unregistered Trademarks; (2) all Patents; (3) all registered and applied for Copyrights; (4) all Internet domain names; and (5) all material Software.

With respect to each such item of the Acquired Owned IP and the Acquired Companies Owned IP, in each case which is issued, granted or registered by or with any domestic or foreign Governmental Entity or Internet domain name registrar or for which an application therefor has been filed with any such Governmental Entity or Internet domain name registrar, Schedule 3.1(r)(i) sets forth, on an item-by-item and jurisdiction-by-jurisdiction basis, (w) the title of such item, (x) the application, registration or renewal numbers, (y) the jurisdiction where such Intellectual Property is registered or where such applications have been filed, and (z) the name of the current registrant, applicant or owner of record.

(ii) Except as otherwise set forth in Schedule 3.1(r)(ii) or as would not, individually or in the aggregate, reasonably be expected to adversely affect any of the Acquired Businesses in any material respect, (A) the Registered IP Sellers are the sole owner of all right, title and interest in and to (free and clear of all Liens, except Permitted Liens) the Acquired Registered IP, (B) each Asset Seller (1) is the sole owner of all right, title and interest in and to (free and clear of all Liens, except Permitted Liens) the Acquired Owned IP and (2) has the valid right to use all other Acquired IP and each item of such other Acquired IP will be available for use by the Buyer or the relevant Designated Purchaser(s) immediately following the Closing on substantially identical terms and conditions as it was immediately prior to the Closing, and (C) each Acquired Company (1) is the sole owner of all right, title and interest in and to (free and clear of all Liens, except Permitted Liens) all Acquired Companies Owned IP, including the Acquired Companies Owned IP set forth next to such Acquired Company’s name in Schedule 3.1(r)(ii)(C) and (2) has the valid right to use any other Acquired Companies IP and each item of such other Acquired Companies IP will be available for use by the applicable Acquired Company immediately following the Closing on substantially identical terms and conditions as it was immediately prior to the Closing. Each Acquired Company’s rights in the Acquired Companies IP (other than the Acquired Companies Owned IP) is free and clear of all Liens (other than (x) Permitted Liens, (y) Liens imposed by the terms and conditions of any Contract under which such Acquired Companies IP (other than the Acquired Companies Owned IP) is in-licensed by such Acquired Company, and (z) the terms and conditions of any Contract (i) for off-the-shelf software that is available generally through retail stores or distribution networks or is otherwise subject to “shrink-wrap” or “click-through” license agreements (including any software pre-installed in the Ordinary Course of Business as a standard part of hardware purchased from third parties) under which such Acquired Companies IP (other than the Acquired Companies Owned IP) is in-licensed by such Acquired Company, and (ii) with respect to which the grant of a right or license to, or the making available of, any such Acquired Companies IP is incidental to the subject matter of a Contract not primarily related to a grant of right or license to, or the making available of, such Acquired Companies IP, and which Acquired Companies IP is not material to any of the Acquired Businesses).

(iii) Except as set forth on Schedule 3.1(r)(iii) or as would not, individually or in the aggregate, reasonably be expected to adversely affect any of the Acquired Businesses in any material respect, (A) since January 1, 2010, no Person has asserted in writing or threatened in writing to assert, any claims (1) contesting the right of any Asset Seller or Acquired Company to use, exercise, sell, license, transfer or dispose of Intellectual Property (x) owned by or exclusively licensed in any field to an Acquired Company or (y) owned by or exclusively licensed in any field to an Asset Seller and used in any of the Acquired Businesses, or (2) challenging the ownership, validity or enforceability of any such Intellectual Property, (B) no Acquired Owned IP or Acquired Companies Owned IP, or, to Dover’s Knowledge, any other Acquired IP or any other Acquired Companies IP which is material to the operation of any of the Acquired Businesses and in which an Acquired Company or an Asset Seller has (or purports to have) an exclusive license or similar exclusive right in any field, or, to Dover’s Knowledge (but without a duty of inquiry), any other Acquired IP or any other Acquired Companies IP which is material to the operation of any of the Acquired Businesses, is subject to any outstanding Order related to such Intellectual Property or restricting in any manner the licensing, assignment, transfer, use or conveyance of such Intellectual Property by any of the Acquired Companies or any of the Asset Sellers or, following the Closing, Buyer or any of its Affiliates, (C) to Dover’s Knowledge, no Person is infringing, violating or misappropriating any (1) Acquired Companies Owned IP, (2) any other Acquired Companies IP in which an Acquired Company has (or purports to have) an exclusive license or similar exclusive right in any field (the foregoing clauses (1) and (2) collectively, the “Acquired Companies Exclusive IP”), (3) Acquired Owned IP or (4) any other Acquired IP in which an Asset Seller has (or purports to have) an exclusive license or similar exclusive right in any field (the foregoing clauses (3) and (4) collectively, the “Acquired Exclusive IP”), and (D) Dover and its Affiliates have complied with their respective applicable legal duties of candor and disclosure to the United States Patent and Trademark Office and any relevant foreign patent office with respect to all Patent and Trademark applications filed by or on behalf of Dover or any of its Affiliates, which applications (or related continuations, continuations-in-part or divisionals) or patents issuing therefrom are included in the Acquired Owned IP, Acquired Companies Owned IP, Acquired Exclusive IP which Dover or any of its Affiliates has the right to prosecute, or Acquired Companies Exclusive IP which Dover or any of its Affiliates has the right to prosecute, and have made no material misrepresentation in such applications.

(iv) Except as set forth in Schedule 3.1(r)(iv) or as would not, individually or in the aggregate, reasonably be expected to adversely affect the Acquired Businesses in any material respect, (A) none of the Acquired Companies or the Asset Sellers (with respect to the Acquired Businesses) infringes, violates or misappropriates, and (B) the operation of any Acquired Business as conducted since January 1, 2010 has not infringed, violated or misappropriated, and does not infringe, violate or misappropriate, the Intellectual Property of any Person. Schedule 3.1(r)(iv) lists any written complaint, claim or notice, or threat of any of the foregoing (including any notification that a license under any Patent is or may be required), received by Dover or any of its Affiliates, and Dover has made available to Buyer complete and accurate copies of all such complaints or claims which are material to any of the Acquired Businesses. Except as set forth on Schedule 3.1(r)(iv), no Acquired Company is a member of or party to any patent pool, industry standards body, trade association or other organization pursuant to the rules of which it is obligated to license any existing or future Intellectual Property to any Person, and none of the Acquired Companies IP nor any Acquired IP is required to be licensed to any Person pursuant to the rules of any patent pool, industry standards body, trade association or other organization.

(v) All assignments to an Asset Seller of Registered IP included in the Acquired Owned IP or to an Acquired Company of Registered IP included in the Acquired Companies Owned IP have been properly executed and recorded. To Dover’s Knowledge, all issued patents, registered Copyrights, registered Trademarks and Internet domain names included in the Acquired Owned IP, in the Acquired Companies Owned IP, in the Acquired Exclusive IP which Dover or any of its Affiliates has the right to prosecute or in the Acquired Companies Exclusive IP which Dover or any of its Affiliates has the right to prosecute, in each case, are valid and enforceable and all issuance, renewal, maintenance and other payments that are or have become due with respect thereto have been timely paid by or on behalf of the applicable Asset Seller or Acquired Company.

(vi) Each item of Acquired Companies Owned IP will be owned or available for use by the applicable Acquired Company immediately following the Closing on substantially identical terms and conditions as it was immediately prior to the Closing. Each item of Acquired Owned IP will be owned or available for use by Buyer or the Designated Purchaser immediately following the Closing on substantially identical terms and conditions as it was immediately prior to the Closing.

(vii) Dover and its Affiliates have taken reasonable measures to protect the proprietary nature of each Trade Secret included in the Acquired Companies IP or the Acquired Assets. Neither Dover nor any of its Affiliates has licensed, distributed or disclosed to any Person, and to Dover’s Knowledge no other Person (including Dover’s or its Affiliates’ employees and contractors) has distributed or disclosed to any other Person, the source code for any Software that is both (A) included in the Products, and (B) material to any of the Acquired Businesses, and no event has occurred, and no circumstance or condition exists, that (with or without notice or lapse of time, or both) will, or would reasonably be expected to, nor will the consummation of the transactions contemplated hereby, result in the disclosure or release of such source code of such Software by Dover, any of its Affiliates, any escrow agent or any other Person to any third party.

(viii) Schedule 3.1(r)(viii) lists all Open Source Materials that Dover or any of its Affiliates have incorporated into, combined with, or distributed with the Products and describes the manner in which such Open Source Materials have been incorporated into, combined with or distributed with the Products, including whether and how the Open Source Materials have been modified or distributed by Dover or any of its Affiliates.

(ix) Each employee of Dover or any of its Affiliates and each independent contractor of Dover or any of its Affiliates has executed a valid and binding written agreement (A) expressly assigning to the applicable Acquired Company or Asset Seller all right, title and interest in (1) any inventions and works of authorship, whether or not patentable, included in the Acquired Owned IP or the Acquired Companies Owned IP and invented, created, developed, authored, identified, conceived, reduced to practice or otherwise created during the term of such employee’s employment or such independent contractor’s work for Dover or any of its controlled Affiliates, and (2) all Intellectual Property rights in such inventions and works of authorship, and (B) to the extent legally permissible, waiving all moral rights in such works of authorship which are material to any of the Acquired Businesses.

(x) Neither Dover nor any of its Affiliates has sought, applied for nor received any support, funding, resources or assistance from any Governmental Entity or quasi-governmental agency or funding source in connection with the Exploitation of any Product or any Intellectual Property included in the Acquired Assets or the Acquired Companies IP or the operation of any Acquired Business or any facilities or equipment used in connection therewith. No university or Governmental Entity has sponsored any research or development conducted by Dover or any of its Affiliates with respect to any Product, or any Intellectual Property included in the Acquired Assets, the Acquired Companies IP or any Acquired Business or, to Dover’s Knowledge, has any claim of right to or ownership of or other Lien on any Acquired Companies IP or any Intellectual Property included in the Acquired Assets.

(xi) No Software incorporated into, or combined with, the Products, and no employee or independent contractor of Dover or any of its Affiliates has incorporated into or combined with, a Product or any Software that, contains any disabling device, virus, worm, back door, Trojan horse or other disruptive or malicious code that may or are intended to impair their intended performance of, or otherwise permit unauthorized access to, hamper, delete information in or damage any such Product or any computer system or network with which any such Product interacts, directly or indirectly, other than any such system or network with which any third party purchaser of such Product is prohibited from allowing (or otherwise expressly instructed not to allow) such Product to interact, directly or indirectly, pursuant to the applicable Product’s specifications or the relevant written Contract pursuant to which Dover or its relevant Affiliate sells such Product.

(xii) Except as set forth in Schedule 3.1(r)(xii) or as would not, individually or in the aggregate, reasonably be expected to adversely affect the Acquired Businesses in any material respect, Dover and its Affiliates (A) have actively policed the quality of all goods and services sold, distributed or marketed under each of the Trademarks included in the Acquired Assets or Acquired Companies IP, which Trademarks are material to any of the Acquired Businesses, and (B) have enforced adequate quality control measures to prevent any such Trademarks that Dover or any of its Affiliates has licensed to others from being deemed abandoned in accordance with applicable Law.

(s) Product Warranty and Product Liability; Customer and Suppliers.

(i) Since January 1, 2010, none of the Acquired Companies or Business Asset Sellers have changed in any material respect the scope of its contractual obligations for warranties with respect to the return, repair or replacement of Products. A complete and accurate specimen copy of the form of each written warranty covering Products that has not yet expired has heretofore been made available to Buyer. Except as set forth on Schedule 3.1(s)(i)(A), since January 1, 2010, none of the Products has been the subject of any campaign for replacement, field fix, retrofit, modification or recall, except for service calls made by employees of the Acquired Businesses in the Ordinary Course of Business. No Acquired Company or Business Asset Seller has any material Liability to any customer in connection with any Product to provide the customer with any other Product on pre-negotiated terms, including for upgrades to other Products at prices below the Acquired Company’s or Business Asset Seller’s, as the case may be, published price for such services or products, except as contemplated by the express terms of the Material Contracts.

(ii) Schedule 3.1(s)(ii) sets forth a list of (a) the top twenty (20) customers for each Acquired Business during the last full fiscal year and the interim period through the Most Recent Balance Sheet Date and the amount of revenues accounted for by such customer during each such period and (b) each supplier that is the sole supplier of any material product or service to any Acquired Business. No such customer or supplier that is party to a Contract with either Acquired Business has indicated in writing within the past year that it will terminate such Contract prior to the expiration thereof.

(t) Certain Relationships. Except as set forth in Schedule 3.1(t), neither Dover or any of its Affiliates nor any of their respective officers, directors or employees (other than the other Acquired Companies) (i) is a party to or the beneficiary of any Contract with any of the Acquired Companies or, to the extent related to any Acquired Asset, Assumed Liability or Acquired Business, any Business Asset Seller (other than any employment or other similar Contract disclosed on Schedule 3.1(o)), (ii) has any claim or cause of action against any Acquired Company or, to the extent related to any Acquired Asset, Assumed Liability or Acquired Business, any Business Asset Seller, (iii) owes any money to, or is owed any money by (other than in the Ordinary Course of Business), any Acquired Company or, to the extent related to any Acquired Asset, Assumed Liability or Acquired Business, any Business Asset Seller, or (iv) has any interest in any asset, right or property used, held for use or useful in any of the Acquired Businesses.

(u) Insurance. Schedule 3.1(u) contains an accurate list of all policies of insurance held by or for the benefit of any Acquired Company or, to the extent related to any Acquired Asset, Assumed Liability or Acquired Business, any Business Asset Seller, indicating as to each such policy the entity holding such policy and the entities covered by such policy. All such policies are valid and binding policies in full force and effect. All material claims eligible to be asserted by any Acquired Company or, to the extent related to any Acquired Asset, Assumed Liability or Acquired Business, any Business Asset Seller under any such policy have been asserted on a timely basis. There is no material claim pending under any such policy as to which coverage has been questioned, denied or disputed by the underwriter of such policy. All premiums due and payable under all such policies have been paid, no Acquired Company or, to the extent related to any Acquired Asset, Assumed Liability or Acquired Business, any Business Asset Seller, may be liable for material retroactive premiums or similar payments, and each Acquired Company and, to the extent related to any Acquired Asset, Assumed Liability or Acquired Business, each Business Asset Seller is otherwise in compliance with the terms of such policies in all material respects. True and correct copies of insurance loss runs with respect to the Acquired Businesses for the past three (3) years have heretofore been provided to Buyer.

(v) Indebtedness. None of the Acquired Companies has any Indebtedness, other than Indebtedness owing to another Acquired Company.

(w) Foreign Corrupt Practices Act. Except as set forth on Schedule 3.1(w), none of the Acquired Companies or, to the extent related to any Acquired Asset, Assumed Liability or Acquired Business, Dover or any of its other Affiliates (including, in each case, any of their respective officers, directors, agents, employees or other Persons acting on their behalf) has materially violated the United States and Foreign Corrupt Practices Act of 1977 or any comparable Law or offered or given anything of value to: (i) any official of a Governmental

Entity, any political party or official thereof, or any candidate for political office; or (ii) any other Person, in any such case while knowing or having reason to know that all or a portion of such money or thing of value may be offered, given or promised, directly or indirectly, to any official of a Governmental Entity or candidate for political office for the purpose of the following: (A) influencing any action or decision of such Person in such Person’s official capacity, including a decision to fail to perform such Person’s official function or (B) inducing such Person to use such Person’s influence with any government or instrumentality thereof to affect or influence any act or decision of such government or instrumentality to assist any Acquired Company in obtaining or retaining business for, or with, or directing business to any Person.

(x) Books and Records; Powers of Attorney.

(i) Except where the failure to maintain complete and accurate books and records would not reasonably be expected to result in any material Liability to any Acquired Business the minute books and other similar records of each Acquired Company contain complete and accurate records of all actions taken at any meetings of such Acquired Company’s equityholders, Board of Directors (or comparable management body) or any committee thereof and of all written consents executed in lieu of the holding of any such meeting.

(ii) There are no outstanding powers of attorney executed on behalf of any Acquired Company or, to the extent related to any Acquired Asset, Assumed Liability or Acquired Business, any Asset Seller.

(y) Bank Accounts. Schedule 3.1(y) contains a list of all bank accounts and safe deposit boxes of any Acquired Company and, to the extent related exclusively to any Acquired Business, Acquired Asset or Assumed Liability, any Business Asset Seller, and the names of persons having signature authority with respect thereto or access thereto.

(z) Fees. No Acquired Company has paid or become obligated to pay any fees or commissions to any broker or finder in connection with the transactions provided for herein or in connection with the negotiation of this Agreement.

(aa) Government Contracts.

(i) No Acquired Company or Asset Seller has been, with respect to any Acquired Business, suspended or debarred from bidding on Contracts or subcontracts with any Governmental Entity; no such suspension or debarment has been initiated or, to the Knowledge of Dover, threatened; and the consummation of the transactions contemplated by this Agreement will not result in any such suspension or debarment of an Acquired Company or Buyer (assuming that no such suspension or debarment will result solely from the identity of Buyer). No Acquired Company or Asset Seller has been or is now being, with respect to any Acquired Business, audited or, to the Knowledge of Dover, investigated by the United States Government Accountability Office, the United States Department of Defense or any of its agencies, the Defense Contract Audit Agency (not including routine audits required by contract or regulation), the contracting or auditing function of any Governmental Entity with which it is contracting, the United States Department of Justice, the Office of Inspector General of any Governmental Entity, or any prime contractor with a Governmental Entity; nor, to the

Knowledge of Dover, has any such audit or investigation been threatened (not including routine audits required by contract or regulation). To the Knowledge of Dover, there is no valid basis for (A) the suspension or debarment of any Acquired Company or Buyer from bidding on Contracts or subcontracts with any Governmental Entity or (B) any claim (including any claim for return of funds to any Governmental Entity) pursuant to an audit or investigation by any of the entities named in the foregoing sentence. No Acquired Company or Asset Seller has, with respect to any Acquired Business, any Contracts or commitments which require it to obtain or maintain a security clearance with any Governmental Entity.

(ii) To the Knowledge of Dover, no basis exists for a Termination for Default (as provided in 48 C.F.R. Ch.1 §52.249-8, 52.249-9 or similar sections) with respect to any of its Contracts or subcontracts with any Governmental Entity. Dover has not received from any Governmental Entity any written notification with respect to a Termination for Convenience (as provided in 48 C.F.R. Ch.1 §52.241-1, 52.249-2 or similar sections) with respect to any of its Contracts or subcontracts with any Governmental Entity, and to the Knowledge of Dover no such Termination for Convenience has been threatened. For the avoidance of doubt, the Knowledge of Dover in this Section 3.1(aa) shall not require inquiry of any of Dover’s prime contractors.

Section 3.2. Representations and Warranties of Buyer. Buyer makes the following representations and warranties to Dover:

(a) Due Organization and Power. Buyer is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation. Buyer has all requisite corporate power and authority to enter into this Agreement and the other documents and instruments to be executed and delivered by Buyer pursuant hereto and to carry out the transactions contemplated hereby and thereby. Buyer is duly qualified or licensed to do business as a foreign corporation in, and (in jurisdictions where such concept is applicable) is in good standing under the laws of, each jurisdiction in which the ownership or leasing of Buyer’s assets and properties or the conduct of Buyer’s business requires such qualification, except where the failure to be so qualified, individually or in the aggregate, has not, and would not reasonably be expected to, adversely affect Buyer’s ability to perform its obligations under this Agreement in any material respect.

(b) Authority. The execution and delivery of this Agreement and the other documents and instruments to be executed and delivered by Buyer pursuant hereto and the consummation by Buyer of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action of Buyer. The execution and delivery of the documents and instruments to be executed and delivered by Buyer pursuant hereto and the consummation by Buyer of the transactions contemplated hereby and thereby will be duly authorized by Buyer, when delivered or consummated, as applicable. No other corporate act or proceeding on the part of Buyer or its shareholders is necessary to authorize this Agreement or the other documents and instruments to be executed and delivered by Buyer pursuant hereto or the consummation of the transactions contemplated hereby and thereby. Assuming the due execution and delivery by Dover, this Agreement constitutes, and when executed and delivered by each party thereto, the other documents and instruments to be executed and delivered by Buyer pursuant hereto will constitute, valid and binding agreements of Buyer, enforceable in accordance with their respective terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization or other similar Laws affecting creditors’ rights generally, and by general equitable principles.

(c) No Violation. Neither the execution and delivery by Buyer of this Agreement or the other documents and instruments to be executed and delivered by Buyer pursuant hereto, nor the consummation by Buyer of the transactions contemplated hereby and thereby, (i) will violate any Law or Order applicable to Buyer in any material respect, (ii) will require any authorization, consent or approval by, filing with or notice to any Governmental Entity (including any authorization, consent or approval required by any Competition Law applicable to the transactions contemplated hereby, any authorizations, consents, approvals, filings or notice requirements applicable with respect to the transfer of the Acquired Shares and any authorizations, consents or approvals that become applicable solely as a result of the specific regulatory status of Buyer or any of its Affiliates), except for (A) those identified on Schedule 3.2(c) and (B) such authorizations, consents, approvals, filings or notices, the failure of which to obtain or make would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on Buyer’s ability to perform its obligations hereunder or prevent or materially delay the consummation of any of the transactions contemplated hereby or result in any material Liability to Buyer, or (iii) subject to obtaining the consents referred to in Schedule 3.2(c), will violate or conflict with, or constitute a default (or an event that, with notice or lapse of time, or both, would constitute a default) under, will result in the loss of a benefit or the imposition of a Liability under, or will result in the termination of, or accelerate the performance required by, any term or provision of the corporate charter, bylaws or similar organizational documents of Buyer or any Contract to which Buyer is a party or by which Buyer or any of its assets or properties may be bound or affected, except, in each case, for such violations, conflicts, defaults, terminations or accelerations that would not, individually or in the aggregate, reasonably be expected to materially and adversely effect Buyer’s business or Buyer’s ability to perform its obligations hereunder.

(d) Proceedings. There are no outstanding Orders involving Buyer and there are no Proceedings pending or, to Buyer’s Knowledge, threatened, in any local, state, federal or foreign jurisdiction involving Buyer that, in the case of any such Order or Proceeding, individually or in the aggregate, would be reasonably expected to have the effect of preventing, delaying, making illegal or otherwise interfering in any material respect with any of the transactions contemplated hereby.

(e) Investment Intent. Buyer is acquiring the Acquired Shares for its own account and not with a view toward any resale or distribution of any of the Acquired Shares or any beneficial interest in the Acquired Shares. Buyer agrees that the Acquired Shares may not be sold, transferred, offered for sale, pledged, hypothecated or otherwise disposed of without registration under the Securities Act of 1933 or an applicable exemption therefrom, and without compliance with all other applicable federal, foreign and state securities laws.

(f) Financing. Buyer will have sufficient funds available as and when needed to consummate the transactions contemplated hereby and to perform its obligations hereunder.

(g) Fees. Except for amounts payable to Needham & Company, LLC, neither Buyer nor any of its Affiliates (including any Designated Purchaser) has paid or become obligated to pay any fees or commissions to any broker or finder in connection with the transactions provided for herein or in connection with the negotiation of this Agreement.

(h) Designated Purchasers. The representations and warranties contained in Sections 3.2(a) through 3.2(e) will be true and correct with respect to each Designated Purchaser to which Buyer hereafter assigns any of its rights or obligations under this Agreement in accordance with Section 1.3, such that the term “Buyer” in each of the representations and warranties contained in Section 3.2 shall be deemed to be replaced with the term “Designated Purchaser.”

Section 3.3. No Other Representations or Warranties.

(a) The Parties acknowledge and agree that except for the representations and warranties contained in Section 3.1, none of Dover, the Equity Sellers, the Asset Sellers or any Person acting on their behalf makes or has made any other express or implied representation or warranty to Buyer regarding the Acquired Companies, Acquired Businesses, Acquired Assets or any other matter.

(b) The Parties acknowledge and agree that except for the representations and warranties contained in Section 3.2, neither Buyer nor any Person acting on its behalf makes or has made any other express or implied representation or warranty to Dover regarding Buyer or any other matter.

(c) Notwithstanding the foregoing, nothing in this Section 3.3 shall, in any way, limit any Party’s rights pursuant to this Agreement or in any action with respect to a claim for fraud.

ARTICLE IV

COVENANTS PRIOR TO CLOSING

Section 4.1. Access to Information Concerning Properties and Records; Confidentiality. Dover shall, and shall cause each Equity Seller, Asset Seller and Acquired Company, and their respective officers, directors and employees, during the period commencing on the date of this Agreement and ending on the Closing Date, to, furnish or cause to be furnished to Buyer and its representatives, at reasonable times and upon reasonable advance notice, (a) such access, during normal business hours, to the offices and properties relating to the Acquired Businesses as Buyer may request and (b) such access to the Books and Records, Contracts, assets, personnel, operations and information of each Acquired Business as Buyer may request; provided, however, that Dover and its Affiliates shall not be required to violate any obligation of confidentiality existing as of the date that such access is to be provided hereunder (it being agreed that Dover shall use commercially reasonable efforts to provide such access rights to Buyer in all applicable confidentiality agreements executed from and after the date hereof and that the Buyer agrees to be bound by all confidentiality obligations of Dover’s representatives set forth therein), applicable Order or applicable Law to which any such Person is subject or to waive any privilege which any such Person may possess in discharging the obligations set forth in this Section 4.1 (provided, that, in such event, Dover and its Affiliates shall reasonably cooperate with Buyer to seek an appropriate remedy to permit the access contemplated hereby). Promptly following the preparation thereof in the Ordinary Course of Business by Dover (and in any event not later than ten (10) business days after the end of such month), Dover shall furnish to Buyer an unaudited income statement of the Acquired Businesses for such month and a balance sheet of the Acquired Businesses as of the end of such month, prepared on a basis consistent with the Financial Statements. Buyer shall treat all information obtained from Dover, its Affiliates or their respective representatives in accordance with this Section 4.1 as “Evaluation Material” and “Transaction Information,” respectively, under the Confidentiality Agreement, dated as of January 24, 2013, by and between the Parties (the “Confidentiality Agreement”), and Buyer shall continue to honor, and cause its representatives to honor, its obligations thereunder. From the date of this Agreement until the Closing Date, Buyer shall not contact or initiate or engage in discussions relating to the transactions contemplated by this Agreement with any customer, vender or lessor of Dover or any Acquired Business without the prior written consent of Dover; provided, however, that (i) such consent shall not be unreasonably withheld, conditioned or delayed and (ii) no such consent shall be required for contacts or discussions with existing customers or vendors of Buyer or its Affiliates or the engagement in non-substantive discussions with any customers, vendors or lessors of the Acquired Businesses who initiate contact with Buyer that do not pertain to the transactions contemplated by this Agreement beyond the information with respect thereto that is in the public domain or as to which Dover has previously consented. Buyer hereby acknowledges and agrees that any investigation pursuant to this Section 4.1 shall be conducted in such a manner as to not interfere unreasonably with the operations of Dover or any Acquired Business, and Buyer shall not be permitted to undertake any environmental sampling or invasive testing without Dover’s prior written consent, which shall not be unreasonably withheld, conditioned or delayed and, for the avoidance of doubt, this provision shall not require Dover to take any action, or provide any information to Buyer, that would reasonably be deemed to transfer prematurely to Buyer operational control over either Acquired Business, or to constitute unlawful joint activity by Buyer and Dover, in violation of any applicable Competition Law.

Section 4.2. Conduct of Business Pending the Closing. Dover shall use its commercially reasonable efforts to, and to cause each Asset Seller, Equity Seller and Acquired Company to use its respective commercially reasonable efforts to, operate and carry on each Acquired Business in the Ordinary Course of Business and in compliance with all applicable Laws and, to the extent consistent therewith, use its commercially reasonable efforts to preserve intact the current business organization of each Acquired Business, keep the tangible Acquired Assets and tangible assets of each Acquired Company in good working condition (subject to normal wear and tear), keep available the services of the current officers and employees of each Acquired Business and preserve the relationships of each Acquired Business with customers, suppliers and others having business dealings therewith. Without limiting the generality of the foregoing, except as set forth on Schedule 4.2, as expressly required by this Agreement or with prior written consent from Buyer (which consent shall not be unreasonably withheld, conditioned or delayed), Dover shall not, and shall cause each Acquired Company and, to the extent related to any Acquired Business, Acquired Asset or Assumed Liability, each Asset Seller not to:

(a) (i) incur or guarantee any Indebtedness, or grant or otherwise allow to exist any Lien (other than Permitted Liens or, in the case of Acquired Real Property, Permitted Real Property Exceptions) with respect to any Acquired Asset or any asset, right or property of any of the Acquired Companies, other than through intercompany borrowings from Dover or an Affiliate of Dover in the Ordinary Course of Business; (ii) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other Person; or (iii) make any loans, advances or capital contributions to, or investments in, any other Person;

(b) issue or authorize the issuance of, sell or agree to issue or sell, any shares of the capital stock or other equity interests of any of the Acquired Companies, or grant or amend any of the terms of (including the vesting of) any options, warrants or restricted stock agreements, or repurchase or redeem any stock of, or other equity interests in, any Acquired Company;

(c) split, combine or reclassify any equity interests in any Acquired Company; or declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of any equity interest in any Acquired Company, other than cash dividends or distributions paid prior to the Closing; provided that such cash dividends or distributions do not result in any Taxes or other Liabilities that are not the sole responsibility of Dover or any of its Affiliates under this Agreement;

(d) sell, lease or otherwise transfer or dispose of any Acquired Assets or assets of any of the Acquired Companies, except for (i) the sale of inventory items in the Ordinary Course of Business, (ii) the sale of any such assets that are obsolete or which have not been used in the Acquired Businesses during the twelve (12) months preceding the date hereof and do not have a value in excess of $150,000 for all such items in the aggregate and (iii) sales, leases, transfers or dispositions between and among Acquired Companies in the Ordinary Course of Business;

(e) (i) purchase or otherwise acquire any assets that are material, individually or in the aggregate, to any of the Acquired Businesses, except for purchases or acquisitions of inventory items in the Ordinary Course of Business, or (ii) make any capital expenditures other than any capital expenditure items that do not exceed $50,000 individually or $150,000 in the aggregate;

(f) open or close any facility or office;

(g) permit any Acquired Company or Asset Seller to merge or consolidate with or into any other Person;

(h) sell, assign, transfer, license or sublicense any Acquired Companies Owned IP or any Acquired Owned IP, other than pursuant to licenses with customers entered into in the Ordinary Course of Business;

(i) engage in (i) any trade loading practices or any other promotional sales or discount activity with any customers with the effect of accelerating to pre-Closing periods sales to the trade or otherwise that would otherwise be expected (based on past practice) to occur in post-Closing periods, other than in the Ordinary Course of Business, (ii) any practice which would have the effect of accelerating to pre-Closing periods collections of receivables that would otherwise be expected (based on past practice) to be made in post-Closing periods, (iii) any practice which would have the effect of postponing to post-Closing periods payments by any Acquired Company or Asset Seller that would otherwise be expected (based on past practice) to be made in pre-Closing periods, or (iv) any other promotional sales, discount activity or deferred revenue activity, in each case in this clause (iv) in a manner outside the Ordinary Course of Business or contrary to generally accepted industry practices;

(j) change the nature or scope of its business being carried on as of the date of this Agreement or commence any new business not being ancillary or incidental to such business or take any action to materially alter its organizational or management structure;

(k) amend the certificate of incorporation, by-laws or other organizational documents of any Acquired Company;

(l) unless required to comply with GAAP or applicable Law, make any material change in accounting methods, principles, practices or policies used by the Acquired Companies;

(m) other than in the Ordinary Course of Business, terminate or modify in any material respect or amend in any material respect any Material Contract or Lease, or enter into any Contract that would be a Material Contract or a Lease if entered into as of the date hereof;

(n) (i) institute any Proceeding involving an amount in dispute in excess of $50,000 or (ii) settle any Proceeding, other than a settlement (A) involving an amount not in excess of $50,000 and (B) which does not contain any admission of fault or any other Liability;

(o) knowingly fail to take any action necessary to preserve the validity of any Acquired Companies Owned IP, any Acquired Owned IP or any Permit, in each case except as would not reasonably be expected to adversely affect the Acquired Businesses in any material respect;

(p) unless required to comply with applicable Law, establish, adopt, amend in any material respect or terminate any Assumed Benefit Plan;

(q) terminate any Current Employee other than for cause, or hire any new employees to work primarily on matters related to the Acquired Businesses, in each case with respect to such Current Employees (or prospective employees) with an annual base salary of more than $100,000;

(r) with respect to any Current Employee with an annual base salary of more than $100,000, (i) grant any increase in the compensation payable to or to become payable to or for the benefit of such employee, other than increases in base salaries and bonus opportunities in the Ordinary Course of Business, (ii) provide increased security or tenure of employment, or (iii) increase the amount payable upon termination of employment, except, in each case, as may be required pursuant to any Contract or sales compensation plans existing on the date of this Agreement and disclosed in Schedule 3.1(p)(i)(A), or as required to comply with applicable Law;

(s) unless required by applicable Law, (i) make or change any material Tax elections; (ii) settle or compromise any claim or assessment with respect to Taxes; (iii) enter into a closing agreement with respect to Taxes; (iv) file any amended Tax Return; (v) consent to any extension or waiver of the limitation period applicable to any Tax claim or assessment; or (vi) change any Tax accounting method or period, in each case with respect to the Acquired Companies; or

(t) agree or enter into any agreement (in writing or otherwise) to do any of the foregoing;

provided, however, that nothing herein shall prohibit or otherwise restrict, and no prior written consent from Buyer shall be required in connection with, any activities of Dover and its Affiliates related to the spin-off of Dover’s communication technologies businesses or any internal restructuring or similar transactions contemplated by Dover and its Affiliates in connection therewith (the “CTB Spin-off”); provided further, however, that no such activities shall negatively impact, alter or affect Buyer’s acquisition of the Acquired Assets or any Acquired Business pursuant to the terms of this Agreement.

Section 4.3. Further Actions. Subject to Section 4.4, the Parties shall use their reasonable best efforts to take, or cause to be taken, all action and to do, or cause to be done, and to cooperate in good faith with each other with respect to, all things necessary, proper or advisable to consummate and make effective the transactions contemplated hereby, including using their reasonable best efforts to provide any required notifications, secure any required consents or seek the re-issuance of all licenses, permits (including Environmental Permits), consents, approvals, authorizations, qualifications and orders of Governmental Entities and other third parties, in each case that are necessary for the consummation of the transactions contemplated hereby by such Party or any of its Affiliates or, in the case of Dover’s obligations under this Section 4.3, the continued operations of the Acquired Businesses; provided, that, for the avoidance of doubt, nothing in this Agreement shall require either Party or any of their respective Affiliates to pay any money to, commence or participate in any litigation, offer or grant any accommodation or undertake any obligation or Liability (in each case financial or otherwise) to any Governmental Entity (other than filing fees as contemplated by the last sentence of Section 4.4(a) or any other comparable filing fees payable to a Governmental Entity) or other third party, or waive any condition set forth in Section 6.1 (in the case of Buyer) or Section 7.1 (in the case of Dover).

Section 4.4. Certain Filings.

(a) Filing. Each Party shall make or cause to be made, as promptly as practicable following the date hereof (and in any event within ten (10) business days with respect to any filing that may be required under the HSR Act and as soon as practicable with respect to all other filings), all filings with Governmental Entities that are necessary to obtain all authorizations, consents, orders and approvals for the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, including all filings required under applicable Competition Laws. Notwithstanding anything in this Agreement to the contrary, all filing fees incurred under Competition Laws in connection with the transactions contemplated hereby shall be borne one-half by Buyer and one-half by Dover.

(b) Additional Actions. Each Party shall respond as promptly as practicable to any requests for additional information made by any Governmental Entities with respect to all filings required under applicable Competition Laws or otherwise and shall use its commercially reasonable efforts to obtain any required approvals of any Governmental Entities under applicable Competition Laws. Notwithstanding anything in this Agreement to the contrary, neither Party nor any of its Affiliates shall have any obligation to defend or initiate any Proceeding in connection with any Competition Law or propose, negotiate, commit to or effect by consent decree, hold separate order or otherwise, the sale, divestiture, licensing or disposition of any assets, rights, properties, businesses, product lines or otherwise take or commit to take any action that limits the freedom of action of such Party or any of its Affiliates with respect to, or its ability to retain, any business, product line, asset, right or property.

(c) Cooperation. With respect to any matters related to compliance with Competition Laws, each Party shall, except as may be restricted by applicable Law, (i) promptly inform the other Party of any substantive or otherwise material communication from any Governmental Entity regarding any of the transactions contemplated hereby, (ii) permit the other Party to review in advance any proposed substantive or otherwise material communication to any Governmental Entity, (iii) consult with the other Party prior to any meetings, by telephone or in person, with the staff of any Governmental Entity (including the United States Federal Trade Commission and Department of Justice) regarding the transactions contemplated hereby, and (iv) to the extent permitted by such Governmental Entity, such other Party shall have the right to attend and participate in any such meeting. The Parties agree to request early termination with respect to the waiting period prescribed by the HSR Act.

(d) Chinese Approval. Within ten (10) business days of the date hereof, Dover shall cause each of Everett Charles Technologies (Shenzhen) Limited and Test Solutions (Suzhou) Co., Ltd to make all appropriate filings with local commerce commissions of the localities where Everett Charles Technologies (Shenzhen) Limited and Test Solutions (Suzhou) Co., Ltd. are incorporated for approval of the sale of their entire equity interests held by Dover or its Affiliates (constituting 100% in the registered capital interest in each of Everett Charles Technologies (Shenzhen) Limited and Test Solutions (Suzhou) Co., Ltd.) to Buyer or any Designated Purchaser, followed by other filings with the applicable Governmental Entities in the People’s Republic of China (including filings to relevant local administrations for industry and commerce) as required under Law as soon as practicable. Dover shall obtain all authorizations, consents, approvals and registrations of Governmental Entities in China necessary for such sale to take effect as soon as practicable, including a new Certificate of Approval and a new Business License which record Buyer or its Designated Purchaser as the 100% owner of each of Everett Charles Technologies (Shenzhen) Limited and Test Solutions (Suzhou) Co., Ltd. Dover will use its reasonable best efforts to assist Buyer and any Designated Purchaser in completing relevant post-transfer registrations with the applicable Governmental Entities in China, including amendment of registrations with each local foreign exchange bureau, State and local tax bureaus, customs, statistics bureau and finance bureau, as applicable, in connection with the transfer.

Section 4.5. Notification. Prior to the Closing, Dover shall promptly notify Buyer (in writing after Dover has notice thereof), and Buyer shall promptly notify Dover (in writing after Buyer has notice thereof), and keep such other Party advised, as to (a) any Proceeding initiated against or by such Party or, to the Knowledge of Dover or the Knowledge of Buyer, as

applicable, threatened against such Party that challenges the transactions contemplated hereby or (b) any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with the transactions contemplated by this Agreement. Additionally, prior to the Closing, each Party shall promptly notify the other Party (in writing after such Party has notice thereof) as to (i) the occurrence or non-occurrence of any event the occurrence or non-occurrence of which would or would be reasonably likely to cause any representation or warranty of such Party contained herein to be untrue or inaccurate in any material respect at any time at or prior to the Closing, or which, in the case of Dover, would constitute or would reasonably be expected to result in a Material Adverse Effect and (ii) any event which, in the case of Dover, would reasonably be expected to cause any of the conditions in Article VI not to be fulfilled or, in the case of Buyer, would reasonably be expected to cause any of the conditions in Article VII not to be fulfilled. The delivery of any notice pursuant to this Section 4.5 shall in no circumstance be deemed to (x) modify the representations, warranties, covenants or agreements hereunder of the Party delivering such notice or any Schedule, (y) modify any condition set forth in Article VI, or (z) cure or prevent any misrepresentation, inaccuracy, untruth or breach of any representation, warranty, covenant or agreement set forth in this Agreement or any other document or instrument executed and delivered in connection herewith or failure to satisfy any condition set forth in Article VI.

Section 4.6. Intercompany Accounts. Except as otherwise provided in Section 5.12, on or prior to the Closing Date, Dover shall cause any intercompany accounts involving Dover, any Equity Seller or any Affiliate thereof (other than the Acquired Companies or the Asset Sellers), on the one hand, and any Acquired Company or Asset Seller, on the other hand, to be fully settled and discharged (through payment, dividend, capitalization or otherwise). On or prior to the Closing Date, Dover shall cause to be terminated and cancelled all indemnity obligations from any Acquired Company or Asset Seller, on the one hand, to Dover, any Equity Seller or any Affiliate thereof (other than the Acquired Companies or the Asset Sellers), on the other hand, and shall cause to be released any Liens on any assets of the Acquired Companies or on any Acquired Assets to the extent such Liens secure any Indebtedness of Dover or its Affiliates (other than the Acquired Companies and the Asset Sellers).

Section 4.7. Exclusivity.

(a) From the date hereof until the Closing, Dover shall not, and shall cause its Affiliates and any officers, directors, employees, representatives or agents of Dover or any of its Affiliates not to, directly or indirectly, (i) initiate, solicit, knowingly encourage or otherwise knowingly facilitate any inquiry, proposal, offer or discussion with any party (other than Buyer or its representatives) concerning any acquisition, equity or debt financing, joint venture, merger, reorganization, consolidation, recapitalization, business combination, liquidation, dissolution, share exchange, sale of stock, sale of material assets or similar business transaction involving any Acquired Business or Acquired Company, (ii) furnish any information concerning the business, properties or assets of the Acquired Businesses, any Acquired Company or the Acquired Shares to any party (other than Buyer or its representatives) in connection with any such transaction or (iii) engage in negotiations or enter into any agreement with any party (other than Buyer or its representatives) concerning any such transaction.

(b) To the extent it has not done so prior to the date of this Agreement, Dover shall, as soon as reasonably practicable following the date hereof (and in any event, within two (2) business days), notify any party, if any, with which discussions or negotiations of the nature described in Section 4.7(a) were pending at any time during the six (6) month period ending as of the date hereof to return or destroy all confidential information with respect to the Acquired Businesses provided by Dover or its representatives to such party or such party’s representatives. If, after the date hereof but prior to the Closing Date, Dover or any of its Affiliates receives any inquiry, proposal or offer of the nature described in Section 4.7(a), Dover shall, as soon as reasonably practicable after such receipt (and in any event, within two (2) business days), notify Buyer of such inquiry, proposal or offer, but shall not be required to disclose the identity of the other party and the terms of such inquiry, proposal or offer.

Section 4.8. Title Insurance.

(a) Dover shall, at Buyer’s sole cost and expense, use its reasonable best efforts to procure (or cause to be procured), at the Closing, with respect to each item of Acquired Owned Real Property located in the United States, an ALTA Owner’s policy of Title Insurance Form 2006 issued by a title insurer reasonably satisfactory to Buyer (and, if requested by Buyer, reinsured in whole or in part by one or more insurance companies and pursuant to a direct access agreement reasonably acceptable to Buyer), in an amount equal to the fair market value of such real property (including all improvements located thereon), insuring title to such real property to be in Buyer, the applicable Designated Purchaser or the applicable Acquired Company as of the Closing (subject only to Permitted Liens and, in the case of Acquired Real Property, Permitted Real Property Exceptions).

(b) Each title insurance policy obtained under Section 4.8(a) shall: (i) insure title to the real property and all recorded easements benefiting such real property, (ii) contain an “extended coverage endorsement” insuring over the general exceptions contained customarily in such policies, (iii) contain an ALTA Zoning Endorsement 3.1 (or the equivalent thereof), (iv) contain an endorsement insuring that the real property described in the title insurance policy is the same real estate as shown on the survey delivered pursuant to Section 4.9 with respect to such property, (v) contain an endorsement insuring that each street adjacent to the real property is a public street and that there is direct and unencumbered pedestrian and vehicular access to such street from the real property, (vi) if the real property consists of more than one record parcel, contain a “contiguity” endorsement insuring that all of the record parcels are contiguous to one another, and (vii) contain a “non-imputation” endorsement to the effect that title defects known to the officers, directors, and stockholders of the owner prior to the Closing shall not be deemed “facts known to the insured” for purposes of the policy.

Section 4.9. Surveys. With respect to each parcel of Acquired Owned Real Property as to which a title insurance policy is to be procured pursuant to Section 4.8, Dover shall use its reasonable best efforts to procure (or cause to be procured), at Buyer’s sole cost and expense, prior to the Closing, a current survey of the real property certified to Buyer, prepared by a licensed surveyor and conforming to current ALTA Minimum Detail Requirements for Land Title Surveys, disclosing the location of all improvements, easements, party walls, sidewalks, roadways, utility lines, and other matters shown customarily on such surveys, and showing access affirmatively to public streets and roads.

Section 4.10. Release of Dover Guarantees. Within 30 days of the Closing, Buyer agrees to provide sufficient cash deposits, collateral, letters of credit or other credit support to Deutsch Bank and the Royal Bank of Scotland to release Dover and its Affiliates from the guarantees identified on Schedule 3.1(o)(v). If after Closing, but prior to Dover and its Affiliates being released from these guarantees, Dover or its Affiliates makes a payment in respect to any such guarantee for any Liability that would constitute an Assumed Liability, Buyer will reimburse Dover and its Affiliates for any such payments within three (3) business days of receiving written notice from Dover or its Affiliates.

ARTICLE V

ADDITIONAL COVENANTS

Section 5.1. Tax Matters.

(a) Tax Indemnification.

(i) If the Closing occurs, Dover shall be liable for and shall indemnify and hold harmless the Buyer Indemnified Parties from and against all Losses attributable to (A) Taxes imposed on the Acquired Companies or for which the Acquired Companies are liable for any taxable year or period that ends on or before the Closing Date and, with respect to any Straddle Period, the portion of such Straddle Period ending on and including the Closing Date, (B) Taxes imposed on any of the Acquired Companies pursuant to Treasury Regulation Section 1.1502-6 or similar provision of state or local Law solely as a result of such Acquired Company having been a member at any time on or before the Closing Date of a Consolidated Tax Group, (C) Taxes and all associated costs with respect to the matter listed on Schedule 5.1(a) (the “VAT Issue”) and (D) all Taxes that constitute Excluded Liabilities; provided, however, that Dover shall not be liable for or pay, and shall not indemnify the Buyer Indemnified Parties from and against, any Losses attributable to (x) any Taxes to the extent of the amount taken into account in the determination of Closing Date Working Capital, (y) any Taxes imposed on the Acquired Companies or any other Buyer Indemnified Parties, or for which any of them is otherwise liable, (exclusive of any Taxes for which the Acquired Companies are liable pursuant to clause (B)), that are either Section 338(h)(10) Taxes or any other Taxes that result from any actual or deemed election, or from Buyer, any Affiliate of Buyer, or any of the Acquired Companies engaging in any activity or transaction not contemplated by this Agreement, in either case that would cause the transactions contemplated by this Agreement to be treated for Tax purposes as a purchase or sale of assets of any of the Acquired Companies that are treated as corporations for applicable income Tax purposes and (z) any Taxes imposed on any of the Acquired Companies as a result of transactions occurring on the Closing Date not in the Ordinary Course of Business that are properly allocable to the portion of the Closing Date after the Closing (Taxes described in this proviso, the “Excluded Taxes”). Dover shall be entitled to any refund of (or credit for) Taxes for which it is liable under this Agreement or allocable to any taxable year or period that ends on or before the Closing Date and, with respect to any Straddle Period, the portion of such Straddle Period ending on and including the Closing Date, except to the extent such refund or credit was taken into account as an asset in the determination of Closing Date Working Capital; provided, further, in no event shall Buyer carry back any tax item attributable to any taxable year or period that commences after the Closing Date (or any Straddle Period) to any taxable year or period that ends on or before the Closing Date without the prior written consent of Dover, which consent shall not be unreasonably withheld, and any refund attributable to any such carry back of any item attributable to a taxable year or period commencing after the Closing Date (and any refund attributable to any such carry back of any item attributable under Section 5.1(a)(iii) to the portion of a Straddle Period beginning after the Closing Date) shall be for the account of Buyer. Buyer shall, and shall cause its Affiliates to, reasonably cooperate with Dover to secure any refund or credit to which Dover is entitled, including through the filing of amended Tax Returns, provided that Dover shall promptly reimburse Buyer for all reasonable, out of pocket costs and expenses incurred by Buyer and its Affiliates in connection with such activities.

(ii) Buyer shall be liable for and shall indemnify and hold harmless the Dover Indemnified Parties from and against all Losses attributable to (A) Taxes imposed on any of the Acquired Companies or for which the Acquired Companies are liable for any taxable year or period that begins after the Closing Date and, with respect to any Straddle Period, the portion of such Straddle Period beginning after the Closing Date, (B) Excluded Taxes and (C) any Taxes imposed on the Dover Indemnified Parties (for the avoidance of doubt, excluding the Acquired Companies), or for which any of them is liable, that are either Section 338(h)(10) Taxes or any other Taxes as a result of any actual or deemed election, or from Buyer, any Affiliate of Buyer, or any of the Acquired Companies engaging in any activity or transaction not contemplated by this Agreement, in either case that would cause the transactions contemplated by this Agreement to be treated for Tax purposes as a purchase or sale of assets of any of the Acquired Companies that are treated as corporations for applicable income Tax purposes; provided, that the Taxes subject to indemnification pursuant to this clause (C) shall be reduced by the amount of Taxes that would have been incurred by the Dover Indemnified Parties (for the avoidance of doubt, excluding the Acquired Companies) had the acquisition of the relevant Acquired Company been treated instead as a purchase and sale of the equity interests in such Acquired Company for the relevant Tax purposes.

(iii) For purposes of Sections 5.1(a)(i), 5.1(a)(ii) and 5.1(b), whenever it is necessary to determine the Liability for Taxes of an Acquired Company (or any refund or credit) for the portion of a Straddle Period that ends on or before the Closing Date, and the portion of a Straddle Period that begins after the Closing Date, the determination shall be made by assuming that such Straddle Period consisted of two (2) taxable years or periods, one which ended at the close of the Closing Date and the other which began at the beginning of the day following the Closing Date, and items of income, gain, deduction, loss or credit for the Straddle Period shall be allocated between such two (2) taxable years or periods on a “closing of the books basis” by assuming that the books of the relevant Acquired Company were closed at the close of the Closing Date; provided, however, that (A) transactions occurring on the Closing Date that are properly allocable to the portion of the Closing Date after the Closing and that are not in the Ordinary Course of Business shall be allocated to the taxable year or period that is deemed to begin at the beginning of the day following the Closing Date, and (B) exemptions, allowances or deductions that are calculated on an annual basis, such as property Taxes, depreciation deductions, tax brackets and exemption amounts, shall be apportioned between such two (2) taxable years or periods on a daily basis. Any estimated Tax payments made on or before the Closing Date with respect to a Straddle Period in excess of the Liability for the related Taxes for the portion of the Straddle Period that ends at the close of the Closing Date and which are not taken into account as an asset in the determination of Closing Date Working Capital, shall be treated as a refund to which Dover is entitled pursuant to Section 5.1(a)(i).

(iv) Notwithstanding anything to the contrary in this Agreement, Dover and Buyer agree that Dover makes no representation or warranty, and provides no other assurance or indemnification, with respect to the amount of any Tax Attributes of any of the Acquired Companies or the Acquired Assets, or with respect to the availability on and after the Closing Date of any Tax Attributes of any of the Acquired Companies or the Acquired Assets.

(b) Tax Returns; Payment of Taxes.

(i) Dover shall, at its expense, timely file or cause to be timely filed when due (taking into account all extensions properly obtained) (A) all Tax Returns that are required to be filed by or with respect to any of the Acquired Companies on a combined, consolidated or unitary basis with Dover or any Affiliate thereof (other than an Acquired Company), (B) all other income Tax Returns that are required to be filed by or with respect to any of the Acquired Companies for taxable years or periods ending on or before the Closing Date and (C) all other Tax Returns that are required to be filed by or with respect to the Acquired Companies (taking into account all extensions properly obtained) on or prior to the Closing Date. In each case, Dover shall remit or cause to be remitted any Taxes due in respect of such Tax Returns. Buyer shall timely file or cause to be timely filed when due (taking into account all extensions properly obtained) all other Tax Returns that are required to be filed by or with respect to any of the Acquired Companies after the Closing Date and Buyer shall remit or cause to be remitted any Taxes due in respect of such Tax Returns; provided, however, that, in all cases to the extent Dover or Buyer is liable pursuant to Section 5.1(a), for Taxes remitted by the other Party pursuant to this Section 5.1(b), Dover or the Buyer, as the case may be, shall promptly reimburse the other Party for any Taxes for which Dover or the Buyer, respectively, is liable pursuant to Section 5.1(a).

(ii) All Tax Returns that Buyer is required to file or cause to be filed in accordance with this Section 5.1(b) that relate to any taxable year or period ending on or before the Closing Date or any Straddle Period shall be prepared and filed in a manner consistent with past practice and, on such Tax Returns, no position shall be taken, election made or method adopted that is inconsistent with positions taken, elections made or methods used in preparing and filing similar Tax Returns in prior periods; provided, however, that in no event shall Buyer be obligated to take any such actions to the extent it is advised by a professional Tax advisor that to do so would more likely than not give rise to the imposition of penalties if the matter were contested by the applicable Tax authority. With respect to any such Tax Return to be filed by Buyer, not less than fifteen (15) days prior to the due date for such Tax Return, taking into account extensions (or, if such due date is within fifteen (15) days following the Closing Date, as promptly as practicable following the Closing Date), Buyer shall provide Dover with a draft copy of such Tax Return for Dover’s approval.

(iii) Without the prior written consent of Dover, which consent shall not be unreasonably withheld, conditioned or delayed, none of Buyer or any Affiliate of Buyer shall (or shall cause or permit any of the Acquired Companies to) make or change any Tax election, or amend, refile or otherwise modify (or grant an extension of any statute of limitations with respect to) any Tax Return, relating in whole or in part to any of the Acquired Companies with respect to any taxable year or period ending on or before the Closing Date or with respect to any Straddle Period.

(iv) Buyer shall promptly prepare and provide to Dover, or cause the Acquired Companies to prepare and provide to Dover, a package of Tax information materials, including schedules and work papers required by Dover to enable Dover to prepare and file all Tax Returns required to be prepared and filed by it pursuant to this Section 5.1(b) (the “Tax Package”). The Tax Package shall be completed in accordance with past practice, including past practice as to providing such information and as to the method of computation of separate taxable income or other relevant measure of income of the Acquired Companies. Buyer shall cause the Tax Package to be delivered to Dover within 120 days after the Closing Date (but in any event no later than March 1, 2014).

(v) Each of Buyer and Dover shall be liable for and pay 50% of any real property transfer or gains Tax, sales Tax, use Tax, stamp Tax, stock transfer Tax, recording, registration, documentary, filing or other similar non-income Taxes and administrative fees (including notary fees) arising in connection with the consummation of the transactions contemplated by this Agreement. All necessary Tax Returns and other documentation with respect to all such Taxes, fees and charges shall be filed by the Persons who are required by applicable Law to file such Tax Returns or documentation.

(c) Contest Provisions.

(i) Buyer shall promptly notify Dover in writing upon receipt by Buyer or any of its Affiliates of notice in writing of any pending or threatened federal, state, local or foreign Tax audits or assessments relating to any taxable period ending on or before the Closing Date or any Straddle Period or relating to a Tax for which Dover may be liable pursuant to this Agreement.

(ii) Dover shall have the sole right to represent each Acquired Company’s interests in any Proceeding with any Governmental Entity relating to Taxes (“Tax Proceeding”) (x) relating to a taxable year or period ending on or before the Closing Date, (y) relating to the VAT Issue, or (z) relating to Taxes payable in connection with a Tax Return filed by any Consolidated Tax Group (other than one consisting solely of one or more Acquired Companies), and to employ counsel of Dover’s choice at Dover’s expense; provided, however, that, except to the extent related to the VAT Issue or any Taxes described in clause (z), (A) Dover shall inform Buyer of the status of any such Tax Proceeding, (B) Dover shall provide Buyer (at Buyer’s cost and expense) with complete and accurate copies of any pleadings, correspondence and other documents (in each case, as Buyer may reasonably request in writing) in respect of any such Tax Proceeding, (C) Buyer and its representatives shall be permitted, at Buyer’s expense, to be present at, and participate in, any such Tax Proceeding, (D) Dover shall consult with Buyer prior to any settlement of any such Tax Proceeding and (E) Dover shall, prior to any proposed settlement by Dover of any such Tax Proceeding that could reasonably be expected to materially adversely affect Buyer or the Acquired Companies in any taxable period (including portions of any Straddle Period) ending after the Closing Date or give rise to a Tax payment upon such settlement for which Buyer may be liable pursuant to Section 5.1(a)(ii), (I) notify Buyer in writing of the terms of such proposed settlement, stating that Dover is prepared to, and has received reasonable assurances from the applicable Governmental Entity that it is prepared to, settle the Tax Proceeding on the basis of such terms and (II) provide to Buyer such other information in Dover’s possession as may be reasonably necessary to allow Buyer to evaluate the consequences of such proposed settlement. Within thirty (30) days after receiving a notice described in clause (E) of the preceding sentence, Buyer shall notify Dover in writing either (1) that Buyer agrees to such settlement, in which case Dover shall be entitled to settle such Tax Proceeding in accordance with such terms, or (2) that Buyer does not agree to such settlement, and agrees in writing that Buyer (i) shall represent the relevant Acquired Company’s interests in any such Tax Proceeding, (ii) shall waive any right to indemnification relating to such Tax Proceeding in excess of the indemnification that would be payable upon settlement of such Tax Proceeding on such terms, and (iii) shall indemnify and hold harmless the Dover Indemnified Parties from and against all Losses attributable to such Tax Proceeding (other than Dover’s indemnification obligation based on the proposed settlement), in which case Buyer shall have the sole right to represent the Acquired Company’s interests in such Tax Proceeding (provided that Dover and its representatives shall be permitted, at Dover’s expense, to be present at, and participate in, any such Tax Proceeding); provided that any failure by Buyer to timely provide such notice shall be deemed to be notice as described in clause (1).

(iii) Buyer shall have the sole right to represent any Acquired Company’s interests in any other Tax Proceeding (including, for the avoidance of doubt, any such Tax Proceeding relating to a Straddle Period other than a Tax Proceeding relating to the VAT Issue or any Tax described in clause (z) of the first sentence of Section 5.1(c)(ii)); provided, however, that, with respect to any such Tax Proceeding relating to a Tax for which Dover may be liable pursuant to this Agreement, Buyer shall consult with Dover prior to any settlement of any such Tax Proceeding. In addition, except in the case of the VAT Issue or Taxes described in clause (z) of the first sentence of Section 5.1(c)(ii), Buyer shall have the sole right to represent any Acquired Company’s interests in any Tax Proceeding relating to any taxable period or Tax with respect to which Dover otherwise had the sole right to undertake such representation to the extent that Dover failed, after reasonable notice from Buyer, to undertake such representation in a timely manner and Buyer provides notice, and agrees in writing, in the manner set forth in clause (2) of the second sentence of Section 5.1(c)(ii) (with the amount payable upon failure to pursue such representation being treated as the settlement amount). With respect to any Tax Proceeding that Buyer controls in accordance with this Section 5.1(c)(iii) other than a Tax Proceeding relating to a Tax Return of an “affiliated group” (as defined in Section 1504(a) of the Code without regard to the limitations contained in Section 1504(b) of the Code) that, at any time after the Closing Date, includes any Acquired Company and any entity that is not an Acquired Company or a successor to an Acquired Company, or any other group of entities filing Tax Returns on a combined, consolidated or unitary basis that, at any time after the Closing Date, includes any Acquired Company and any entity that is not an Acquired Company or a successor to an Acquired Company, Buyer shall, prior to any proposed settlement by Buyer of any such Tax Proceeding that could reasonably be expected to materially adversely affect the Dover Indemnified Parties in any taxable period ending on or before the Closing Date (or the portion of any Straddle Period ending on the Closing Date) or give rise to a Tax upon such settlement for which Dover may be liable pursuant to this Agreement, (I) notify Dover in writing of the terms of such proposed settlement, stating that Buyer is prepared to, and has received reasonable assurances from the applicable Governmental Entity that it is prepared to, settle the Tax Proceeding on the basis of such terms and (II) provide to Dover such other information in

Buyer’s possession as may be reasonably necessary to allow Dover to evaluate the consequences of such proposed settlement. Within thirty (30) days after receiving a notice described in clause (I) of the preceding sentence, Dover shall notify Buyer in writing either (1) that Dover agrees to such settlement, in which case Buyer shall be entitled to settle such Tax Proceeding in accordance with such terms, or (2) that Dover does not agree to such settlement, and agrees in writing that Dover (i) shall represent the relevant Acquired Company’s interests in any such Tax Proceeding, (ii) shall waive any right to indemnification relating to such Tax Proceeding in excess of the indemnification that would be payable upon settlement of such Tax Proceeding on such terms, and (iii) shall indemnify and hold harmless the Buyer Indemnified Parties from and against all Losses attributable to such Tax Proceeding (other than Buyer’s indemnification obligation based on the proposed settlement), in which case Dover shall have the sole right to represent the Acquired Company’s interests in such Tax Proceeding (provided that Buyer and its representatives shall be permitted, at Buyers expense, to be present at, and participate in, any such Tax Proceeding); provided that any failure by Dover to timely provide such notice shall be deemed to be notice as described in clause (1).

(d) German VAT.

(i) Dover and Buyer are cognizant of the VAT Issue and agree that the guiding principle shall be that the VAT Issue shall be neutral to Buyer (including the Acquired Companies and the Acquired MT Singapore Business) such that Dover will make Buyer whole for any detriment therefrom and conversely Buyer will turn over any benefits Buyer (including the Acquired Companies and the Acquired MT Singapore Business) receives therefrom to Dover. Therefore, in furtherance of this guiding principle Dover and Buyer agree that, notwithstanding anything in this Agreement to the contrary:

(A) Dover shall not, and shall cause its Affiliates not to, assert or invoke any claim, including any compensation or civil law claims, against any Acquired Company that it may have arising from or relating to the VAT group described on Schedule 5.1(a) or the VAT Issue irrespective if the compensation may relate to value-added tax (“VAT”) amounts, interest amounts, penalty payments or any costs of handling, filing or advising with respect thereto, whether internal or external, except to the extent arising out of the knowing and willful non-compliance by the Buyer, any Acquired Company or the Acquired MT Singapore Business with the provisions of clause (ii), (iii) or (iv) of this Section 5.1(d).

(B) Dover will indemnify and hold harmless Buyer, MTeS and each other Acquired Company from and against any losses, including any VAT, interest or penalty payment claims by the German tax authorities, including from secondary liability (Haftungstatbestände) or from any shortcoming of the VAT group described on Schedule 5.1(a), except to the extent arising out of the knowing and willful non-compliance by the Buyer, any Acquired Company or the Acquired MT Singapore Business with the provisions of clause (ii), (iii) or (iv) of this Section 5.1(d).

(C) Dover shall not, and shall cause its Affiliates not to, assert or invoke any claims arising from the fact that MTeS or any other Acquired Company destroyed invoice, shipping or other related documents, and Dover shall indemnify and hold harmless Buyer and each Acquired Company from and against any claims by German tax authorities (Finanzbehörden) arising out of or relating to such missing or insufficient documents.

(D) Nothing in this Section 5.1(d)(i) shall restrict Dover’s rights to seek specific performance of the obligations set out in clauses (ii) and (iii) of this Section 5.1(d).

(ii) Notwithstanding anything to the contrary in this Agreement, Buyer agrees that it shall, and shall cause each of the Acquired Companies and the Acquired MT Singapore Business to, reasonably cooperate with Dover and its Affiliates with respect to the VAT Issue and provide reasonable assistance to Dover and its Affiliates to limit any Tax detriments to Dover and its Affiliates with respect to the VAT Issue; provided, however, that any such cooperation and assistance shall be at Dover’s expense and shall not reasonably be expected to have any adverse consequences to Buyer or any of its Affiliates.

(iii) Without limiting the generality of Section 5.1(d)(ii) Buyer shall, to the extent directed by Dover in writing and at the expense of Dover:

(A) cause Multitest elektronische Systeme GmbH (“MTeS”) to issue revised invoices to Everett Charles Technologies LLC (“ECT US”), Multitest US, Dover Global Trading PTE Ltd (“MT Singapore”) and, if applicable, the Designated Purchaser(s) that acquire(s) the assets of MT Singapore pursuant to this Agreement (the “Acquired MT Singapore Business”), and any other person or business that entered into sales transactions involved in the VAT Issue with MTeS for the current or any prior years, setting forth the proper amount of German VAT, in each case to the extent such steps can be reasonably taken based on the documentation in existence at each such entity, and provided or otherwise transferred to Buyer or its Affiliates, as of the Closing (or otherwise provided by Dover);

(B) cause ECT US, Multitest US and, if applicable, the Acquired MT Singapore Business, and any other Acquired Company or Acquired Business that entered into such sales transactions with MTeS, to accept such revised invoices and pay over to MTeS or, at Dover’s election, to Dover Germany any such German VAT set forth on such invoices (provided, in each case, that Dover advances to Buyer or its designee that amount of such German VAT prior thereto); or, at Dover’s election, in lieu of making any such payment, assign any input VAT credits received under Section 5.1(d)(iii)(D) below in settlement of such payment obligation. For the avoidance of doubt, ECT US, Multitest US or any other Acquired Company or Acquired Business are not held to pay any such German VAT amounts set forth on such invoices if and to the extent they did not receive such amounts from Dover in advance.

(C) cause MTeS to pay over to Dover Germany or, at Dover’s election, to the applicable Governmental Entities any such German VAT, provided that Dover advanced to Buyer or its designee that amount of such German VAT prior thereto; and

(D) provided that Dover shall have previously advanced all associated costs to Buyer, cause ECT US, Multitest US and, if applicable, the Acquired MT Singapore Business, and any other Acquired Company that entered into such sales transactions with MteS to register for VAT reporting and input VAT credit purposes with the applicable Governmental Entities, claim any input VAT credits or similar benefits with respect to such

German VAT to which they may be entitled and, within five (5) business days after receipt, pay such amounts over to Dover or its designee; provided, no such amounts shall be so paid to the extent attributable to input VAT credits or similar benefits taken into account as an asset in the determination of Closing Date Working Capital, or provided further, such input VAT credits were used at Dover’s direction pursuant to Section 5.1(d)(iii)(B) above. Notwithstanding anything herein to the contrary, in all events, regardless of the manner of payment of VAT invoices, Buyer shall assign or cause to be assigned all of such input VAT credits to Dover Germany unless Dover has directed Buyer in writing otherwise.

For all filings on behalf of the Acquired Companies and Acquired Businesses following Closing that Dover prepares, Dover shall make such invoices, returns or communication available for review to Buyer and its advisors a reasonable time before filing; neither Buyer nor any of its Affiliates will be liable for any incomplete or missing records, documents or filing materials.

(iv) Without limiting the generality of Section 5.1(d)(ii) Buyer shall, with respect to the VAT Issue, cause each of Multitest GmbH (“MTG”), MTeS, ECT US, Multitest US, and the Acquired MT Singapore Business (collectively, the “Multitest Companies”) to:

(A) Promptly make available to Dover and Dover Germany without prior demand any substantive written communication (including e-mails) received from Governmental Entities or substantive communication made with Governmental Entities or in the case of verbal communication provide to Dover and Dover Germany a brief summary thereof in reasonable detail;

(B) include Dover, Dover Germany and their advisers in all substantive discussions with any Governmental Entities and, except where prohibited by Law or the representative of a Governmental Authority, grant Dover, Dover Germany and their advisers the sole right to represent the Multitest Companies’ interests in such discussions at Dover’s expense, it being agreed that Dover’s advisers shall promptly report to Buyer any steps taken, including meetings and oral discussions, and provide copies of any written document to the applicable Multitest Company;

(C) not settle any Taxes or admit to facts or legal analyses without prior written approval from Dover or Dover Germany, such approval not to be unreasonably withheld, conditioned or delayed;

(D) as requested by Dover, give Dover, Dover Germany and their advisers reasonable access to the advisers of the Multitest Companies;

(E) as requested by Dover, release any applicable Governmental Entities from confidentiality requirements for the benefit of Dover and Dover Germany; and

(F) as requested by Dover, use reasonable efforts to obtain helpful records and documentation from third-party service providers (for example, forwarding agents and freight companies) and third-party customers.

(v) Without limitation and except where no delegation is permitted by Law, Buyer and its Affiliates may engage third parties to manage, assist in the satisfaction of, and satisfy all of Buyer’s obligations set out in clauses (ii) and (iii) of this Section 5.1(d), at Dover’s sole expense.

(vi) Dover will bear all costs, including internal costs, associated with the VAT Issue, including all costs associated with reporting, registration and VAT refund process and shall also bear, and promptly compensate Buyer for, all other cost incurred by Buyer and its Affiliates in connection with the activities described clauses (ii), (iii) and (iv) of this Section 5.1(d). Dover shall, within five (5) business days after receipt of an invoice from Buyer, advance to Buyer all costs in excess of $10,000 expected to be incurred by Buyer in connection therewith.

(vii) Dover will indemnify, hold harmless and reimburse Buyer and its Affiliates from any direct or indirect losses or claims arising out of or relating to the VAT issue, including the cooperation contemplated by this Section 5.1(d) and all costs incurred by Buyer or its Affiliates in connection with tax audits or information requests by German tax authorities.

(e) Assistance and Cooperation. After the Closing Date, each of Dover and Buyer shall (and shall cause their respective Affiliates to):

(i) timely sign and deliver such certificates or forms as may be necessary or appropriate to establish an exemption from (or otherwise reduce), or file Tax Returns or other reports with respect to, Taxes described in Section 5.1(b)(v) (relating to sales, transfer and similar Taxes);

(ii) assist the other Party in preparing any Tax Returns which such other Party is responsible for preparing and filing in accordance with Section 5.1(b), and in connection therewith, provide the other Party with any necessary powers of attorney or signatures;

(iii) cooperate in preparing for and defending any audits of, or disputes with taxing authorities regarding, any Tax Returns of any of the Acquired Companies;

(iv) make available to the other and to any taxing authority as reasonably requested all information, records and documents relating to Taxes of the Acquired Companies and the Asset Sellers; and

(v) furnish the other with complete and accurate copies of all correspondence received from any taxing authority in connection with any Tax audit or information request relating to Taxes for which the other may be liable.

(f) Election Pursuant to Code Section 338(h)(10).

(i) At the Closing, Dover shall deliver to Buyer with respect to Multitest Electronic Systems, Inc. (“Multitest US”) a completed and properly executed original copy of (i) IRS Form 8023 and required schedules thereto (if any) and (ii) to the extent required, a properly executed original of any similar forms with respect to state income Taxes. Prior to the

Closing Date, Buyer will provide Dover with the information regarding Buyer or the applicable Designated Purchaser necessary to enable Dover to complete the forms described in this Section 5.1(f)(i). The IRS Forms 8023 and similar state forms that Dover delivers at the Closing will be complete in all respects. Neither Buyer nor Dover shall file or permit to be filed any such IRS Form 8023 or similar state form except as required pursuant to Section 5.1(f)(iii).

(ii) Within one hundred twenty (120) days following the Closing Date, Dover shall deliver to Buyer a notice setting forth in reasonable detail (x) Dover’s estimate of the amount, if any, by which (A) the aggregate federal income tax basis of the stock of Multitest US sold pursuant to this Agreement by Delaware Capital Formation, Inc. exceeds (B) the aggregate federal income tax basis of the assets of Multitest US (in each case as of the Closing Date) (such excess, the “Basis Excess Amount,” and such estimate, the “Estimated Basis Excess Amount”), (y) Dover’s estimate of the excess, if any, of (A) the sum of the aggregate federal, state, local and other Taxes that will be imposed on the Dover Indemnified Parties upon the sale of all the stock of Multitest US to Buyer pursuant to this Agreement if Parent and Buyer make a joint election under Section 338(h)(10) of the Code and any similar provisions of applicable state law with respect to such sale (the “Section 338(h)(10) Election”) over (B) the aggregate federal, state, local and other Taxes that will be imposed on the Dover Indemnified Parties upon such sale if the Section 338(h)(10) Election is not made (such excess, the “Section 338(h)(10) Tax Amount,” and such estimate, the “Estimated Section 338(h)(10) Tax Amount”), and (z) Dover’s estimate of the Gross-Up Amount (such estimate, the “Estimated Gross-Up Amount). All amounts to be determined pursuant to this Section 5.1(f)(ii) shall be determined in accordance with Section 5.1(f)(viii).

(iii) If Buyer determines in its sole discretion that it wishes to make the Section 338(h)(10) Election, (A) Buyer shall so notify Dover (such notification, the “Election Notice”), not later than thirty (30) days following the receipt by Buyer of the notice set forth in Section 5.1(f)(ii) and, (B) not later than ten (10) days following delivery of the Election Notice, Buyer shall pay to Dover or the Designated Seller (as directed by Dover), by wire transfer of immediately available funds to the bank account or accounts specified by Dover, a dollar amount equal to the sum of the Estimated Section 338(h)(10) Tax Amount and the Estimated Gross-Up Amount. If such wire transfer is made, Buyer shall file or cause to be filed the completed and executed IRS Form 8023 and similar state forms delivered to it pursuant to Section 5.1(f)(i) not later than the due date for timely filing such IRS Form 8023 or state form. Buyer shall promptly notify Dover of each such filing and shall provide Dover with copies of all such filed forms.

(iv) If Buyer timely provides Dover with the Election Notice, Buyer shall, concurrently with delivery of the Preliminary Allocation Schedule in accordance with Section 2.5(b)(i) (or, if later, concurrently with delivery of the Election Notice), deliver to Dover a Preliminary Asset Allocation Schedule allocating the ADSP (as such term is defined in Treasury Regulation Section 1.338-4) for the assets of Multitest US among the assets of Multitest US. Such Preliminary Asset Allocation Schedule shall be reasonable and shall be prepared in accordance with Section 338(h)(10) of the Code and the Treasury Regulations thereunder, based on the amount allocated to the stock of Multitest US on the Preliminary Allocation Schedule plus the Estimated Section 338(h)(10) Tax Amount and Estimated Gross-Up Amount. Such Preliminary Asset Allocation Schedule shall be subject to resolution in accordance with Section 2.5(b).

(v) Within sixty (60) days following the filing of final U.S. federal income tax returns for the taxable year of Dover in which the Closing occurs, Dover shall deliver to Buyer a notice setting forth in reasonable detail its determination of the Basis Excess Amount, the Section 338(h)(10) Tax Amount and the Gross-Up Amount in accordance with the Section 5.1(f)(viii). If (i) the sum of the Section 338(h)(10) Tax Amount and the Gross-Up Amount exceeds (ii) the sum of the Estimated Section 338(h)(10) Tax Amount and the Estimated Gross-Up Amount, then Buyer shall pay or cause to be paid to Dover or the Designated Seller (as directed by Dover), by wire transfer of immediately available funds to the bank account or accounts specified by Dover, a dollar amount equal to such excess; provided, however, that no such payment shall be made to the extent attributable to the Basis Excess Amount being in excess of five percent (5%) greater than the Estimated Basis Excess Amount. If (i) the sum of the Estimated Section 338(h)(10) Tax Amount and the Estimated Gross-Up Amount exceeds (ii) the sum of the Section 338(h)(10) Tax Amount and the Gross-Up Amount, then Dover shall pay or cause to be paid to Buyer by wire transfer of immediately available funds to the bank account or accounts specified by Buyer, a dollar amount equal to such excess.

(vi) Any amount required to be paid pursuant to Section 5.1(f)(v) shall be paid within thirty (30) days following the receipt by Buyer of the notice from Dover set forth in Section 5.1(f)(v). Payment by Buyer of the Section 338(h)(10) Tax Amount and Gross-Up Amount shall be treated for Tax purposes as an increase in amount paid by Buyer (or the applicable Designated Purchaser) for the stock of Multitest US. Upon payment of any amount required to be paid pursuant to Section 5.1(f)(v), the parties shall make any necessary changes to the Final Asset Allocation Schedule (if any) with respect to the assets of Multitest US.

(vii) For purposes of this Section 5.1(f), the “Gross-Up Amount” shall be an amount equal to all increases in federal, state, local or other Taxes (including estimated Taxes) payable by Dover or any of its Affiliates as a result of the receipt of the Section 338(h)(10) Tax Amount and the amounts payable pursuant to this Section 5.1(f)(vii), such that the after-Tax proceeds to Dover and its Affiliates of such amounts is equal to the Section 338(h)(10) Tax Amount. All calculations shall be made at the time of the relevant determination using reasonable assumptions (as agreed to by the Parties).

(viii) For purposes of this Section 5.1(f), all determinations of Tax basis, estimated Taxes, Taxes and other amounts shall be made at the time of the relevant determination using reasonable assumptions (as agreed to by the Parties). Notwithstanding the foregoing, the Parties agree that such calculations shall be based upon representations to be provided by Dover (together with reasonable detail supporting such representations). Nothing in this Agreement shall entitle Buyer to review the Tax Returns of Dover or any of its Affiliates or to dispute the Tax return reporting position of any item by Dover or its Affiliates that is unrelated to the Section 338(h)(10) Election.

(ix) If, as a result of an examination, audit or similar Proceeding, the Section 338(h)(10) Tax Amount or the Gross-Up Amount is determined to exceed the amount previously taken into account pursuant to this Section 5.1(f), Buyer shall be liable for and shall indemnify and hold harmless the Dover Indemnified Parties from and against all Losses attributable to such excess (plus any Gross-Up Amount attributable to such excess) pursuant to Section 5.1(a)(ii); provided, however, Buyer shall not be liable for and shall not indemnify and hold harmless the Dover Indemnified Parties to the extent such excess (plus any Gross-Up Amount attributable to such excess) is attributable to the Basis Excess Amount being in excess of five percent (5%) greater than the Estimated Basis Excess Amount.

(g) Check-the-Box Elections. Dover and Buyer agree that without the written consent of Dover, Buyer shall not make nor cause or permit to be made any election under Treasury Regulation Section 301.7701-3(c) or under any applicable similar provision of state or foreign Law with respect to any Acquired Company that would be effective for any portion of any period on or before the Closing Date or could increase any Tax Liability of Dover or any of its Affiliates for any period.

(h) Termination of Tax Sharing Arrangements. All Tax Sharing Arrangements with respect to or involving the Acquired Companies shall be terminated prior to the Closing Date (except that, if required by Law, the German Profit and Loss Arrangement shall be terminated simultaneously with the Closing) and, from and after the Closing Date, Buyer and its Affiliates shall not be bound thereby or have any liability or rights thereunder for amounts due in respect of periods ending on or before the Closing Date.

(i) Scope of Section 5.1. Any claim by any Party relating to a breach by another Party of its obligations under this Section 5.1 shall be pursued in accordance with the procedures for indemnification claims, and shall otherwise be subject to the terms and conditions, set forth in Article IX. Notwithstanding the foregoing or any other term or condition of Article IX, (i) claims for a breach of an obligation under this Section 5.1 may be made by a Party at any time (A) in the case of a breach relating to Taxes in the United States or any state or territory thereof, prior to the 60th day after the expiration of the longest statute of limitations applicable to the Tax matter to which the claim relates and (B) in the case of a breach relating to Taxes outside of the United States or any state or territory thereof, prior to six (6) months following a final and binding assessment for any Taxes or expiration of statute of limitations, whichever is later and (ii) indemnification for claims under this Section 5.1 are not subject to the limitations of Section 9.1(b).

Section 5.2. Employee Matters.

(a) Transferred Employees.

(i) Not later than fifteen (15) days prior to the Closing Date, Buyer (or an Affiliate of Buyer) shall make offers of employment to each Current Employee who is employed by a Business Asset Seller as of the date hereof, including such individuals who are not actively at work on account of illness, disability or leave of absence (collectively, the “Asset Employees”). As between Buyer and its Affiliates, on one hand, and Dover and its Affiliates (including the Business Asset Sellers) on the other hand, Buyer and its Affiliates, as applicable, shall assume responsibility for short-term disability benefits for any individual receiving such benefits as of the Closing. Dover and its Affiliates shall retain responsibility for long-term disability benefits for any individual receiving such benefits under a Retained Benefit Plan as of the Closing and any other individual who becomes entitled to receive long-term disability benefits as a result of an illness or injury incurred prior to the Closing if said individual makes a claim for such benefits within ninety (90) days after the Closing Date. Such offers of employment shall be effective as of, and contingent upon, the Closing. Schedule 5.2(a)(i) lists all Asset Employees, including their name and the name of their employer. The offers of employment for each such Asset Employee will supersede any prior agreements regarding the terms and conditions of employment between such Asset Employee and the applicable Business Asset Seller as in effect prior to the Closing, and, without limiting any assignment of such provisions and agreements otherwise provided by this Agreement or any other document or instrument executed and delivered in connection herewith, the Business Asset Sellers hereby waive any and all non-competition provisions or agreements to the extent they would otherwise apply to the employment of any Transferred Employee by Buyer, effective as of the date of any such hiring; provided, that in no event shall any obligation of any Asset Employee under any prior agreement with any Business Asset Seller with respect to any Intellectual Property existing prior to the termination of such Asset Employee’s employment with the applicable Business Asset Seller be superseded, except that (y) all Asset Employees shall be permitted to disclose to Buyer all information in their possession or otherwise known by them which is exclusively or primarily (1) related to any of the Acquired Businesses, (2) information or other Intellectual Property included in any of the Acquired Assets or the Acquired Companies IP or (3) exclusively or primarily related to any of the Acquired Companies and (z) each Asset Employee shall be permitted to assign to Buyer or any of its Affiliates or designees any Intellectual Property invented, created, developed, authored, identified, conceived or otherwise created by such Asset Employee after the termination of such Asset Employee’s employment with the applicable Business Asset Seller, as well as any Intellectual Property protecting inventions reduced to practice after the termination of such Asset Employee’s employment with the applicable Business Asset Seller but conceived prior to termination of such employment if such inventions exclusively or primarily relate to any of the Acquired Businesses. Asset Employees who accept Buyer’s offer of employment, and all of the employees of the Acquired Companies as of the Closing, shall collectively be referred to as the “Transferred Employees”.

(ii) For a period commencing on the Closing Date and ending twelve (12) months after the Closing Date, Buyer (or an Affiliate of Buyer) shall provide each Transferred Employee (to the extent employed thereby) with base salary or base wages not less favorable than those in effect for such Transferred Employee immediately prior to the Closing and employee benefits substantially comparable in the aggregate, at Buyer’s election, to either those (A) provided by Dover to such employees or (B) in effect for similarly situated employees of Buyer. All benefit plans and programs established or maintained by Buyer shall recognize employment with the Business Asset Sellers or Acquired Companies (or their respective predecessors) for purposes of eligibility, vesting and benefit computation, other than for purposes of benefit accruals under a defined benefit pension plan maintained by Buyer or that would be duplicative of any benefit otherwise provided to such Transferred Employee, to the same extent as recognized by Dover and its Affiliates and the Benefit Plans.

(b) Employee Benefit Plans Generally. Except as otherwise expressly provided in this Section 5.2, as of the Closing Date, the Acquired Companies shall terminate their participation in each Benefit Plan that is not an Assumed Benefit Plan, and in no event shall any Transferred Employee be entitled to accrue any benefits under such Benefit Plans with respect to services rendered or compensation paid on or after the Closing Date. Buyer and the Acquired Companies shall retain or assume all rights and obligations under each Assumed Benefit Plan, whether arising prior to, on or after the Closing Date. Dover and its Affiliates (excluding the Acquired Companies) shall retain all rights and obligations under each Benefit Plan that is not an Assumed Benefit Plan.

(c) Welfare Benefit Plans and Arrangements. To the extent a Transferred Employee or his or her dependents participates or has participated in a welfare benefit plan that is a Retained Benefit Plan, Dover (or any third party administrator or insurer of Dover or any Business Asset Seller) shall retain Liability for and process and pay, or shall cause to be processed and paid, all eligible claims for welfare benefits on behalf of such Transferred Employee or his or her dependents with a date of service prior to the Closing Date. To the extent that a Transferred Employee or his or her dependents participates in a welfare benefit plan of Buyer (including any welfare benefit plan that is an Assumed Benefit Plan), Buyer (or Buyer’s third party administrator or insurer) shall assume Liability for and process and pay all eligible claims for welfare benefits on behalf of Transferred Employees or their dependents that have a date of service (i) on or after the Closing Date or (ii) at any time under an Assumed Benefit Plan. Buyer shall use reasonable best efforts to cause any preexisting condition clause in any of the welfare plans (including medical, dental and disability coverage) included in Buyer’s benefit programs to be waived for the Transferred Employees. Buyer shall use commercially reasonable efforts to credit the Transferred Employees with any amounts paid under the Benefit Plans prior to the Closing Date toward satisfaction of the applicable deductible amounts and copayment obligations under the corresponding welfare plans of Buyer for the plan year in which the Transferred Employees become eligible to participate in the welfare plans of Buyer; provided the Benefit Plan provides to Buyer information concerning year-to-date deductible and copayment obligations in a commercially reasonable form within thirty (30) days of Closing.

(d) Severance Benefits. Buyer shall be responsible for, and shall pay or cause to be paid, any claim for separation costs, severance pay or other termination benefits in accordance with the terms and conditions of any applicable plans or policies, which claims arise out of or result from any termination of employment of any Transferred Employee that is initiated after the Closing.

(e) COBRA. Dover (or any third party administrator or insurer of Dover or any Business Asset Seller) shall retain Liability for continuation coverage under COBRA or any similar state Law with respect to employees and former employees who are not Transferred Employees. Buyer shall assume Liability for continuation coverage under COBRA or any similar state or local Law with respect to Transferred Employees whose employment is terminated after the Closing Date. With respect to individuals who are dependents of Transferred Employees, Dover (or any third party administrator or insurer of Dover or any Business Asset Seller) shall retain Liability for continuation coverage under COBRA or any similar state or local Law to the extent that the individual experienced a qualifying event on or prior to the Closing Date, and Buyer shall assume such Liability to the extent that the individual experiences a qualifying event after the Closing Date.

(f) Vacation Policy. With respect to any earned but unused vacation time to which any Transferred Employee is entitled pursuant to the vacation policy applicable to such Transferred Employee immediately prior to the Closing Date, Buyer shall allow such Transferred Employee to use such earned vacation to the extent that the vacation is fully accrued and reflected on the Closing Date Balance Sheet.

(g) Payment of Severance; Change of Control Bonuses. At the Closing, to the extent any such Liability constitutes an Acquired Companies Specified Employee Liability that was taken into account for purposes of determining the Cash Purchase Price and to the extent Dover has provided Buyer payment instructions therefor, Buyer shall pay or cause to be paid any such Acquired Companies Specified Employee Liability to any Transferred Employee arising from or as a result of the consummation of the transactions contemplated by this Agreement.

(h) Workers’ Protection Claims. Dover shall, and hereby does, assume or retain the obligation and Liability for any workers’ compensation or similar workers’ protection claims of any Transferred Employee with respect to any injury incurred on or prior to the Closing Date, whether such claim is submitted prior to, on or within three (3) months after the Closing Date.

(i) WARN Act. Buyer shall not be responsible or liable for, and shall not indemnify Dover, its Affiliates, or the Business Asset Sellers for, any violations of the Worker Adjustment and Retraining Notification Act (“WARN”) (or any similar local, state or foreign Law in any jurisdiction regarding mass layoffs or plant closings) up to and including the Closing; provided, however, that Buyer and its Affiliates shall not terminate any Transferred Employee (other than for cause or in the event of a voluntary resignation) for ninety (90) days following the Closing.

(j) Limitation on Obligations. Subject to Section 5.2(i), nothing in this Agreement shall create any obligation on the part of Buyer or the Acquired Companies to continue the employment of any Transferred Employee for any definite period of time following the Closing Date.

(k) No Amendment; No Third-Party Beneficiaries. Regardless of anything else contained herein, the parties do not intend for this Agreement to amend any Benefit Plans or arrangements or create any rights or obligations except between the Parties. No Transferred Employee or other current or former employee of Dover or the Acquired Companies, including any beneficiary or dependent thereof, or any other Person not a party to this Agreement, shall be entitled to assert any claim hereunder.

Section 5.3. Post-Closing Access to Information. For a period of seven (7) years after the Closing Date, each Party shall provide, and shall cause its Affiliates to provide, when reasonably requested to do so by the other Party, access (during normal business hours) to all Books and Records and other information relating to the Acquired Companies, Acquired Businesses, Acquired Assets and Assumed Liabilities, including the right to make copies or extracts therefrom at its expense for any reasonable business purpose; provided, however, that (a) the foregoing shall not apply with respect to any adversarial Proceedings between the Parties and (b) neither Party shall be required to violate any obligation of confidentiality, Order or Law to which any such Party is subject or to waive any privilege which such Party may possess in discharging the obligations set forth in this Section 5.3 (provided that in such event, the Parties shall reasonably cooperate with each other to seek an appropriate remedy to permit the access contemplated hereby). During such period, no Party shall, nor shall it permit its Affiliates to, dispose of, alter or destroy any such Books and Records or other information without giving thirty (30) days’ prior written notice to the other Party and permitting the other Party, at its expense, to examine, duplicate or repossess such records, files, documents and correspondence. Subject to clause (b) of the first sentence of this Section 5.3, promptly upon request by Buyer made at any time following the Closing Date, Dover shall, and shall cause its Affiliates to, authorize the release to Buyer of all files pertaining to any Acquired Asset, Assumed Liability or Acquired Business held by any Governmental Entity or outside counsel.

Section 5.4. Trade Names.

(a) Dover.

(i) Ownership. Buyer acknowledges that, except as expressly provided in Section 5.4(a)(ii), nothing herein grants Buyer any rights in any registered or unregistered Trademarks incorporating the word “Dover” or any of the words, marks, corporate symbols, acronyms or logos listed in Schedule 5.4(a)(i) or any derivation thereof (collectively, the “Dover Marks”). Except to the extent contemplated by Section 5.4(a)(ii), Buyer shall not, and shall cause its Subsidiaries (including, for the avoidance of doubt, all Acquired Companies after the Closing) not to, use the Dover Marks or any Trademark confusingly similar thereto in connection with the operation of the Acquired Businesses.

(ii) Limited Use. Effective immediately as of the Closing, Dover and its Affiliates hereby grant to Buyer and its Affiliates a worldwide, non-exclusive, royalty-free license, during the Marks Transition Period, with the right to sublicense to manufacturers who are, immediately before the Closing, making Products solely for the benefit of Dover or any of its Affiliates and to distributors or other agents that are, immediately before the Closing, authorized by any of the Acquired Businesses to offer to sell and sell Products, to manufacturers that are authorized to make the Products solely for Buyer or Buyer’s Affiliates, distributors agents and other entities authorized to offer to sell or sell Products by Buyer or Buyer’s Affiliates, in each case to use the Dover Marks for manufacturing, distributing, marketing, selling and supporting the Products in the manner that any such activities were conducted immediately prior to the Closing by Dover and its Affiliates or any reasonable modifications thereto; provided that Buyer shall and shall cause its Affiliates to comply with all reasonable instructions relating to such use of the Dover Marks. Except as expressly stated in this Agreement, no other rights, ownership interest or licenses, express or implied, are granted by Dover in respect of the Dover Marks and all of Dover’s or any of its Affiliate’s rights in and to the Dover Marks not specifically granted under this Agreement are reserved by Dover. Buyer acknowledges that, as between the Parties, Dover owns all right, title, and interest in and to the Dover Marks and goodwill, including future goodwill, associated therewith. Promptly (and in any event within six (6) months) after the Closing Date (such six (6) month period, the “Marks Transition Period”), Buyer shall, and Buyer shall cause the Designated Purchasers, the Acquired Companies and their Subsidiaries to, make all filings with any office, agency or body and take all other actions necessary to effect the elimination of any use of the Dover Marks from the corporate names, registered names or registered fictitious names of the Acquired Companies and their Subsidiaries. By the end of the Marks Transition Period, Buyer shall, and Buyer shall cause the Designated Purchasers, the Acquired Companies and their Subsidiaries to, remove, obliterate or cover up the Dover Marks from their respective signs, purchase orders, invoices, sales orders, labels, letterheads, shipping documents, business cards, equipment, machinery, Products and other materials used in connection with the Acquired Businesses to the extent that the foregoing are Customer-Facing Materials (collectively, the “Trade Materials”). “Customer-Facing Materials” means materials on which the Dover Mark is reasonably visible to end consumers in the ordinary course of use. Notwithstanding the foregoing, Buyer shall be permitted to sell the entire supply of spare parts and inventory existing as of three (3) months after the Closing Date without the requirement to remove, obliterate or cover up the Dover Marks existing thereon. At all times after the Closing, Buyer and the Acquired Companies shall be permitted to communicate to third parties that Buyer and the Designated Purchasers have purchased the Acquired Businesses from Dover and its relevant Affiliates and reference such name(s) in such communications.

(b) Everett Charles Technologies and Multitest.

(i) Ownership. Dover acknowledges that, at the Closing, Buyer and/or its Affiliates will acquire the absolute and exclusive proprietary right to all names, trade names, trademarks, service names and service marks incorporating the words “Everett Charles Technologies”, “Multitest” and any derivation thereof and any corporate symbols or logos related thereto. Except to the extent contemplated by Section 5.4(b)(ii), Dover shall not, and shall cause its Affiliates (including, for the avoidance of doubt, the Asset Sellers) not to, use said words or any symbol or logo incorporating any such words in connection with the sale of any products or services or otherwise in the conduct of its or their businesses.

(ii) Limited Use. Promptly (and in any event within six (6) months) after the Closing Date, Dover shall, and Dover shall cause its Affiliates to, remove, obliterate or cover up the names “Everett Charles Technologies”, “Multitest” and any derivation thereof and any corporate symbols or logos related thereto from their respective signs, purchase orders, invoices, sales orders, labels, letterheads, shipping documents, business cards and other materials, and Dover shall not, and Dover shall cause its Affiliates not to, put into use after the Closing Date any such materials not in existence on the Closing Date that bear any such reference; provided, however, that Dover shall be permitted to communicate to third parties that Dover has sold the Acquired Businesses to Buyer and reference such names in such communications.

Section 5.5. Insurance.

(a) Responsibility to Maintain Insurance. Except as provided in Section 5.5(b), neither Buyer nor any Acquired Company shall have any right to make claims after the Closing Date under insurance policies issued by third parties that may have provided coverage to any Acquired Company as an Affiliate of Dover prior to the Closing Date, whether the incident giving rise to any such claim occurs prior to, on or after the Closing Date. Following the Closing, insurance requirements of Buyer and each Acquired Company will be the sole responsibility of Buyer and such Acquired Company.

(b) Pre-Closing Events. Notwithstanding the provisions of Section 5.5(a), to the extent any claims arise under (i) insurance policies issued by third-party insurers and owned by or covering any Acquired Company, Acquired Asset, Assumed Liability or Acquired

Business or (ii) self-insurance plans, programs or arrangements sponsored or maintained by Dover or its Affiliates (other than the Acquired Companies), in either case with respect to occurrences arising prior to the Closing, the Acquired Company, Buyer and/or any Designated Purchaser may make claims after the Closing Date under such policies, plans, programs or arrangements without regard to any other provision hereof, but subject to such conditions contained therein, including all reporting and notice requirements thereof as to which Dover has provided Buyer with timely notice. Subject to Section 9.5, Dover shall, or shall cause its Affiliates to, assist any Acquired Company, Buyer and/or any Designated Purchaser with the filing and prosecution of claims under such insurance policies, plans, programs or arrangements as to matters which give rise to or are regarded as pre-Closing occurrences and shall pay the proceeds (if any) of such claims to such Acquired Company, Buyer or any Designated Purchaser, as the case may be; provided, however, that Buyer shall be responsible for and shall pay to Dover all reasonable out of pocket expenses (including reasonable fees and expenses of third parties attributable to the handling of such claims) relating to services for claims administration, investigation, appraisals and claim review incurred on or after the Closing Date with respect to any such claims under such insurance policies, plans, programs or arrangements. Dover shall not, and shall cause its Affiliates not to, take any action to limit, terminate or otherwise adversely affect the coverage provided to beneficiaries of any such insurance policies, plans, programs or arrangements as to matters which give rise to or are regarded as pre-Closing occurrences in a manner that is not generally applicable to other businesses of Dover and its Affiliates.

(c) No Representations, Warranties or Covenants. Dover makes no representations, warranties or covenants regarding the scope, availability or amount of coverage under any insurance policies contemplated by this Section 5.5, and shall not have any responsibility, and shall not be held liable, for the actions of the insurers under such insurance policies regarding claims submitted by Dover or its Affiliates on behalf of Buyer or any Acquired Company.

Section 5.6. Further Assurances.

(a) From time to time after the Closing Date and without further consideration, (i) upon the request of either Party, the other Party shall execute and deliver to the requesting Party such documents and take such actions as the requesting Party reasonably requests to consummate more effectively the intent and purposes of the Parties under this Agreement and the transactions contemplated hereby; and (ii) upon the request of Buyer, Dover shall, and shall cause the Equity Sellers and the Asset Sellers to, execute and deliver all instruments of transfer, conveyance, assignment, substitution and confirmation and take such action as Buyer may reasonably deem necessary or desirable in order to more effectively transfer, convey and assign to Buyer or any Designated Purchaser and confirm Buyer’s or any Designated Purchaser’s good and valid title to the Acquired Shares (free and clear of all Liens other than restrictions on transfer imposed by applicable securities Law) and the Acquired Assets (free and clear of all Liens other than Permitted Liens and in the case of Acquired Real Property, Permitted Real Property Exceptions), to put Buyer or a Designated Purchaser in actual possession and operating control thereof, to permit Buyer or a Designated Purchaser to exercise all rights with respect thereto (including all rights with respect to Nonassignable Assets) and to complete the transactions contemplated hereby.

(b) Dover shall, and shall cause its Affiliates to, promptly pay to Buyer all monies received by Dover or any of its Affiliates following the Closing with respect to any Acquired Business or any Acquired Asset, including any accounts receivable or any claim, right or benefit arising thereunder included in the Acquired Assets.

Section 5.7. Non-Competition; Non-Solicitation.

(a) Subject to Section 5.7(b), in order for Buyer to protect and preserve the going concern value and goodwill of each Acquired Business, and as a material inducement to Buyer to enter into this Agreement, Dover shall not, and shall cause each of its Affiliates not to, directly or indirectly (whether by itself, through an Affiliate or in partnership or conjunction with, or as a member, owner, investor, partner, joint venturer, consultant or agent of, any other Person):

(i) for a period of five (5) years following the Closing Date, undertake, participate or carry on or be engaged in, or in any other manner advise or assist any other Person in connection with the operation of or engagement in, any Competing Business Activities anywhere in the world;

(ii) for a period of five (5) years following the Closing Date, solicit, entice, encourage or influence, or attempt to solicit, entice, encourage or influence, any customer of any of the Acquired Businesses as of the Closing Date and any Person who has been a customer of any of the Acquired Businesses at any time during the twenty-four (24) month period prior to the Closing Date to reduce, terminate or alter in a manner adverse to Buyer, any Acquired Company or any Acquired Business its business relationship with Buyer, any Acquired Company or any Acquired Business; and

(iii) for a period of eighteen (18) months following the Closing Date, solicit, entice, encourage or influence, or attempt to solicit, entice, encourage or influence, any Restricted Person to resign or otherwise leave the employ of Buyer or any Acquired Company or otherwise hire, employ, engage or contract with any Restricted Person to perform services other than for the benefit of Buyer or any Acquired Company;

provided, however, that with respect to each of the periods set forth in clauses (i) – (iii) of this Section 5.7(a), if Dover or any of its Affiliates is in breach of such clause, the running of the applicable period specified in such clause shall be suspended during the pendency thereof.

(b) Notwithstanding Section 5.7(a), Dover and its Affiliates shall not be prohibited from or restricted in any way with respect to: (i) advertising job openings by use of newspapers, magazines, the Internet and other media not directed at individual Restricted Persons or hiring Restricted Persons as a result thereof, (ii) hiring or soliciting any Restricted Person who has terminated employment with Buyer, any Acquired Company or any Affiliate thereof, so long as there was no solicitation by Dover or its Affiliates prior thereto; provided, that no such hiring or solicitation shall occur within the three-month period following such termination, (iii) holding not more than five percent (5%) of the outstanding voting securities of any company (whether public or private) that is primarily engaged in Competing Business Activities, or (iv) acquiring, and following such acquisition, actively engaging in any business that has a subsidiary, division, group, franchise or segment that is engaged in any Competing Business Activity, so long as for the most recent fiscal year ending prior to the date of such acquisition, the revenues derived from the Competing Business Activities were equal to or less than fifteen percent (15%) of the total consolidated revenues of such business; provided, however, that if such revenues derived from the Competing Business Activities were more than fifteen percent (15%) of the total consolidated revenues of such business, Dover or the applicable acquiring Affiliate (the “Competing Business Seller”) shall sell or otherwise divest such Competing Business Activities within two (2) years following such acquisition; provided, further, however, that prior to consummating a sale or other divestiture of a Competing Business Activity pursuant to this Section 5.7(b), Buyer shall be given the right to exercise a right of first offer with respect thereto, in accordance with the following procedures:

(i) Prior to the consummation of a sale or other divestiture of a Competing Business Activity, the Competing Business Seller shall deliver a notice (the “Sale Notice”) to Buyer. The Sale Notice shall contain a detailed description of the Competing Business Activity to be sold or otherwise divested. Upon receipt of the Sale Notice, Buyer shall have the exclusive right, for a period of 90 days from receipt of the applicable Sale Notice, to make an offer to purchase the Competing Business Activity specified in the Sale Notice, by delivering written notice of such election to the Competing Business Seller at any time within ninety (90) days following the delivery of the Sale Notice. During such ninety (90)-day period, Dover shall (A) cooperate with Buyer, and make such personnel and information available to Buyer as Buyer shall reasonably request, to allow Buyer to undertake its due diligence investigation of the Competing Business Activity to be sold or otherwise divested and (B) negotiate with Buyer in good faith the terms of any such offer.

(ii) If Buyer does not deliver a written notice within such ninety (90)-day period, Buyer’s right of first offer shall terminate with respect to such Competing Business Activity to be sold or otherwise divested and the Competing Business Seller may sell the applicable Competing Business Activity to any other party.

(c) Each Party agrees that the duration and geographic scope of the non-competition and non-solicitation provisions set forth in this Section 5.7 are reasonable. In the event that any court of competent jurisdiction determines that the duration or the geographic scope, or both, are unreasonable and that such provision is to that extent unenforceable, each of the Parties agrees that the provision shall remain in full force and effect for the greatest time period and in the greatest area that would not render it unenforceable. Each Party intends that these non-competition and non-solicitation provisions shall be deemed to be a series of separate covenants, one for each and every county of each and every state of the United States of America and each comparable jurisdiction or subdivision thereof anywhere else in the world. Each Party agrees that damages are an inadequate remedy for any breach of this provision and that Buyer shall, whether or not it is pursuing any potential remedies at law, be entitled to seek equitable relief in the form of preliminary and permanent injunctions without bond or other security upon any actual or threatened breach of this non-competition provision.

(d) Dover acknowledges that the ownership by its Affiliates of Acquired Shares and Acquired Assets represents a substantial interest in the Acquired Businesses and Dover intends to cause its Affiliates to transfer to Buyer the goodwill reflected in the Acquired Shares owned by such Affiliate. Dover further acknowledges that Buyer would not enter into this Agreement but for the restrictions in this Section 5.7.

Section 5.8. Proprietary Information. From and after the Closing, Dover shall not, and shall cause its Affiliates not to, disclose to any third party which is not an Affiliate or representative thereof, or make use of, any information relating to any Acquired Company, Acquired Asset, Assumed Liability or Acquired Business that provides Buyer, any Acquired Company or any Acquired Business with a competitive advantage (or that could be used to the disadvantage of Buyer, any Acquired Company or any Acquired Business), which is not generally known by, nor easily learned or determined by, Persons outside the Acquired Businesses (collectively referred to herein as “Proprietary Information”) including: (i) specifications, manuals, software in various stages of development, and other technical data; (ii) customer and prospect lists, details of agreements and communications with customers and prospects, and other customer information; (iii) sales plans and projections, product pricing information, protocols, acquisition, expansion, marketing, financial and other business information and existing and future products and business plans and strategies of Buyer, any Acquired Company or any Acquired Business; (iv) sales proposals, demonstrations systems, sales material; (v) research and development; (vi) software systems, computer programs and source codes; (vii) sources of supply; (viii) identity of specialized consultants and contractors and Proprietary Information developed by them for Buyer, any Acquired Company or any Acquired Business; (ix) purchasing, operating and other cost data; (x) special customer needs, cost and pricing data; and (xi) employee information (including personnel, payroll, compensation and benefit data and plans), including all such information recorded in manuals, memoranda, projections, reports, minutes, plans, drawings, sketches, designs, data, specifications, software programs and records, whether or not legended or otherwise identified by Buyer, any Acquired Company or any Acquired Business as Proprietary Information. Proprietary Information shall not include such information that Dover can demonstrate (A) is generally available to the public (other than as a result of a disclosure by Dover or any of its Affiliates), (B) was disclosed to

Dover or any of its Affiliates by a third party not known by Dover or any of its Affiliates to be under any obligation to keep such information confidential, or (C) was independently developed by Dover or any of its Affiliates without reference to Proprietary Information. Notwithstanding the foregoing, neither Dover nor any of its Affiliates shall have any obligation hereunder to keep confidential any of the Proprietary Information to the extent such Person is required by Law or required by a Governmental Entity of competent jurisdiction to disclose such information; provided, that, prior to making any such disclosure, such Person shall give prior written notice thereof to Buyer, to the extent permitted by applicable Law, and provide Buyer with the opportunity to contest such disclosure, and shall reasonably cooperate (at Buyer’s sole expense) with efforts to prevent such disclosure.

Section 5.9. Cooperation in Litigation. From and after the Closing Date, each Party shall provide reasonable cooperation with the other in the defense or prosecution of any Proceeding already instituted or which may be instituted hereafter against or by such other Party relating to or arising out of any Acquired Asset, Assumed Liability, Excluded Asset, Excluded Liability or the conduct of any Acquired Business prior to or after the Closing Date (other than litigation among the Parties and/or their Affiliates arising out the transactions contemplated by this Agreement). Subject to Article IX, the Party requesting such cooperation shall pay the reasonable out-of-pocket expenses incurred in providing such cooperation (including legal fees and disbursements) by the Party providing such cooperation and by its officers, directors, employees and agents, but shall not be responsible for reimbursing such Party or its officers, directors, employees and agents for their time spent in such cooperation.

Section 5.10. Transaction Confidentiality Agreements. Dover shall, and shall cause its Affiliates to, at Buyer’s sole cost and expense, enforce the rights of Dover and its Affiliates under any confidentiality agreement with another former potential purchaser of all or any part of any Acquired Business or any Acquired Asset for the benefit of Buyer and its Affiliates as Buyer directs.

Section 5.11. Relocation Payment Adjustments.

The principal amount of the Promissory Note shall be adjusted in accordance with the terms thereof and as follows: (i) in the event that Dover receives a written notice from Buyer prior to January 1, 2015 indicating that Buyer has entered into a lease with respect to replacement space for the property located at 700 East Harrison Avenue, Pomona, California, the principal amount of the Promissory Note shall be reduced by $1,000,000; (ii) in the event that Dover receives a written notice from Buyer prior to January 1, 2015 indicating that Buyer has entered into a lease with respect to replacement space for the property located at No. 2, 1F, building in Tingwei Industrial Park, 6 Liufang Road Bao Cheng Baoan District, Shenzhen PRC, the principal amount of the Promissory Note shall be reduced by $1,000,000; and (iii) in the event that Dover receives a written notice from Buyer prior to January 1, 2015 indicating that Buyer has either developed a plan to undertake the refurbishment of the premises in connection with the highway relocation occurring adjacent to the building located at Auessere Oberaustrasse 4 (MT1 to 4), 83026 Rosenheim, Germany (the “Rosenheim Property”) or has commenced the relocation from such location, the principal amount of the Promissory Note shall be reduced by $1,750,000; provided, however, in the event that the Promissory Note is prepaid, in full, prior to January 1, 2015 in accordance with its terms, (x) if either of the trigger events specified in the foregoing clauses (i)

and (ii) has not occurred at such time, then, upon the occurrence of each such trigger event (to the extent each such event occurs prior to January 1, 2015), Dover shall pay by wire transfer of immediately available funds to Buyer or its designee $1,000,000 as soon as reasonably practicable (and in any event within three (3) business days) after the occurrence of each such trigger event, and (y) in the event that the trigger event specified in clause (iii) has not occurred at such time, the principal amount of the Promissory Note shall be reduced by an amount equal to $1,750,000 concurrent with such prepayment.

Section 5.12. Termination of German Profit and Loss Arrangement. The German Profit and Loss Arrangement will be terminated in accordance with the following procedures:

(a) On the Closing Date, atg L&M shall wire to Dover Germany in accordance with wire instructions provided by Dover not less than five (5) business days prior to the Closing Date, all Cash and Cash Equivalents held by atg L&M as of the close of business on the business day immediately prior to the Closing Date as partial consideration for atg L&M’s obligations to Dover Germany under the German Profit and Loss Arrangement.

(b) During the period prior to the delivery of the Preliminary Closing Date Balance Sheet, Buyer and Dover shall use commercially reasonable efforts to estimate the final profit distribution amount to be paid by atg L&M to Dover Germany under the German Profit and Loss Arrangement. The amount of such obligation (less the amount of Cash and Cash Equivalents wired to Dover Germany in accordance with Section 5.12(a)) shall be included as a current liability for purposes of the calculation of the Working Capital.

(c) If after the audit of the profits of atg L&M, it is determined that the final profit distribution amount is (i) greater than the amount of the estimate set forth in Section 5.12(b), such difference shall be paid by Dover to Buyer not less than five (5) business days prior to the next payment required to be made by atg L&M pursuant to Section 5.12(d) or (ii) less than the amount of the estimate set forth in Section 5.12(b), such difference shall be paid by Buyer to Dover within five (5) business days after the date of such determination.

(d) On the 30th day of January, April, July, October (and in any event, on or before the first anniversary of the Closing Date), Buyer shall cause atg L&M to pay to Dover Germany the amounts of excess cash held by atg L&M as of the end of the prior calendar quarter until such time as atg L&M has paid in full the final outstanding balance of atg L&M’s obligation to Dover Germany under the German Profit and Loss Arrangement.

ARTICLE VI

CONDITIONS PRECEDENT TO BUYER’S OBLIGATIONS

Section 6.1. Conditions Precedent to Buyer’s Obligations. Each and every obligation of Buyer to be performed on or after the Closing Date under this Agreement (to the extent contemplated to be performed at or following the Closing) is subject to the satisfaction (or written waiver by Buyer, to the extent permissible under applicable Law), prior to or at the Closing, of each of the following conditions:

(a) Representations and Warranties. The representations and warranties of Dover made in this Agreement (i) other than those representations and warranties set forth in Sections 3.1(a) (Due Organization and Power), (b) (Authority), (c) (Ownership), (d) (Title to Acquired Shares) and (m) (Title to Acquired Assets; Sufficiency of Assets), when read without any exception or qualification for materiality or Material Adverse Effect (except for Section 3.1(h)(i)), shall be true and correct as of the date hereof and on the Closing Date as though made on the Closing Date (or on the date when made in the case of any representation or warranty which specifically relates to an earlier date), except for failures of such representations and warranties to be true and correct which, individually or in the aggregate, have not resulted in a Material Adverse Effect, and (ii) set forth in Sections 3.1(a) (Due Organization and Power), (b) (Authority), (c) (Ownership), (d) (Title to Acquired Shares) and (m) (Title to Acquired Assets; Sufficiency of Assets), when read without any exception or qualification for materiality or Material Adverse Effect, shall be true and correct in all material respects as of the date hereof and on the Closing Date as though made on the Closing Date (or on the date when made in the case of any representation or warranty which specifically relates to an earlier date).

(b) Performance of Obligations. Dover shall have performed or complied in all material respects with its obligations and covenants required by this Agreement to be performed or complied with by Dover at or prior to the time of the Closing.

(c) No Injunction, Etc. No preliminary or permanent injunction or Order issued by any Governmental Entity or Law shall be in effect, and no Proceeding shall have been instituted or threatened, that does or would reasonably be expected to (i) restrain, enjoin or otherwise prohibit (or challenge the legality of) any of the transactions contemplated hereby or (ii) cause any of the transactions contemplated hereby to be rescinded following consummation.

(d) Delivery of Documents. Dover shall have delivered, or caused to have been delivered, to Buyer the documents described in Section 8.2.

(e) Compliance with HSR Act and Other Competition Laws. All relevant waiting periods (and any extension thereof) under the HSR Act or any other Material Competition Laws shall have expired or been terminated.

(f) China Approvals. The sale of each of Everett Charles Technologies (Shenzhen) Limited and Test Solutions (Suzhou) Co., Ltd. shall have been approved by all applicable Governmental Entities of the People’s Republic of China.

(g) Termination of Profit and Loss Agreement. The German Profit and Loss Arrangement shall have been terminated in accordance with applicable Law.

(h) No Material Adverse Effect. Since the date of this Agreement, there shall not have occurred any Material Adverse Effect.

Section 6.2. Frustration of Conditions Precedent. Buyer may not rely on the failure of any condition set forth in Section 6.1 to be satisfied if such failure was caused by Buyer’s failure to use its reasonable best efforts to cause the Closing to occur to the extent required by Section 4.3.

ARTICLE VII

CONDITIONS PRECEDENT TO DOVER’S OBLIGATIONS

Section 7.1. Conditions Precedent to Dover’s Obligations. Each and every obligation of Dover to be performed on or after the Closing Date under this Agreement (to the extent contemplated to be performed at or following the Closing) is subject to the satisfaction (or written waiver by Dover, to the extent permissible under applicable Law), prior to or at the Closing, of each of the following conditions:

(a) Representations and Warranties. The representations and warranties of Buyer made in this Agreement (i) other than those representations and warranties set forth in Sections 3.2(a) (Due Organization and Power) and (b) (Authority), when read without any exception or qualification for materiality, shall be true and correct as of the date hereof and on the Closing Date as though made on the Closing Date (or on the date when made in the case of any representation or warranty which specifically relates to an earlier date), except for failures of such representations and warranties to be true and correct which, individually or in the aggregate, would not reasonably be expected to have a material adverse effect on Buyer’s ability to perform its obligations under this Agreement, and (ii) set forth in Sections 3.2(a) (Due Organization and Power) and (b) (Authority), when read without any exception or qualification for materiality, shall be true and correct in all material respects as of the date hereof and on the Closing Date as though made on the Closing Date (or on the date when made in the case of any representation or warranty which specifically relates to an earlier date).

(b) Performance of Obligations. Buyer shall have performed or complied in all material respects with its obligations and covenants required by this Agreement to be performed or complied with by Buyer at or prior to the time of the Closing.

(c) No Injunction, Etc. No preliminary or permanent injunction or Order issued by any Governmental Entity or Law that restrains, enjoins or otherwise prohibits the transactions contemplated hereby shall be in effect, and no Proceeding initiated by a Governmental Entity shall have been instituted or threatened to restrain, enjoin or otherwise prohibit (or challenge the legality of) the transactions contemplated hereby.

(d) Delivery of Documents. Buyer shall have delivered, or caused to have been delivered, to Dover the documents described in Section 8.3.

(e) Compliance with HSR Act and Other Competition Laws. All relevant waiting periods (and any extension thereof) under the HSR Act or any other Material Competition Laws shall have expired or been terminated.

Section 7.2. Frustration of Conditions Precedent. Dover may not rely on the failure of any condition set forth in Section 7.1 to be satisfied if such failure was caused by Dover’s failure to use its reasonable best efforts to cause the Closing to occur to the extent required by Section 4.3.

ARTICLE VIII

CLOSING

Section 8.1. Closing Date. Unless this Agreement shall have been terminated and the transactions contemplated hereby shall have been abandoned pursuant to Section 10.1, and provided that the conditions to the Closing set forth in Section 6.1 and Section 7.1 are satisfied or waived, the closing with respect to the transactions contemplated hereby (the “Closing”) shall take place at 10:00 a.m., Central Time, remotely via the exchange of documents and signatures, on the fourth (4th) business day immediately following the satisfaction or waiver of such conditions to the Closing (other than those such conditions that by their terms are to be satisfied at the Closing, but subject to the satisfaction or waiver of such conditions), or at such other time as the Parties shall agree upon. The actual date of the Closing is referred to in this Agreement as the “Closing Date.” Notwithstanding the foregoing, all acts and transactions to be taken or effected at the Closing shall be deemed to be effective as of the close of business on the Closing Date in the respective jurisdiction in which any of the Acquired Businesses is operated.

Section 8.2. Items to be Delivered by Dover. At the Closing, Dover shall deliver to Buyer the following documents, in each case duly executed and otherwise in proper form:

(a) Compliance Certificate. A certificate, in form and substance reasonably acceptable to Buyer, dated the Closing Date, signed on behalf of Dover by a duly authorized officer thereof, confirming the satisfaction of the conditions set forth in Sections 6.1(a), 6.1(b) and 6.1(f).

(b) Instruments of Conveyance and Transfer. Such stock transfer instruments, Local Agreements, deeds, bills of sale, endorsements, consents, assignments and other good and sufficient instruments of conveyance and assignment, in form and substance reasonably acceptable to Buyer, as shall be effective to vest in Buyer all good and valid title to the Acquired Shares free and clear of Liens (other than restrictions on transfer imposed by applicable securities Laws) and the Acquired Assets free and clear of all Liens (other than Permitted Liens and, in the case of Acquired Real Property, Permitted Real Property Exceptions), in each case as provided for pursuant to this Agreement or as otherwise agreed in writing by the Parties.

(c) Stock Certificates. The certificates representing the Acquired Shares, duly endorsed to Buyer (or the applicable Designated Purchaser) or accompanied by duly executed stock powers (or equivalent documents) assigning the Acquired Shares to Buyer (or the applicable Designated Purchaser), in form and substance reasonably acceptable to Buyer, and any other documents necessary to transfer to Buyer (or the applicable Designated Purchaser) good and valid title to the Acquired Shares free and clear of all Liens (other than restrictions on transfer imposed by applicable securities Laws).

(d) Resignations. The resignations of the individuals then serving as officers and/or directors of the Acquired Companies, effective as of the Closing Date (other than any such resignations which Buyer designates, by written notice to Dover, as unnecessary).

(e) Transition Services Agreement. The Transition Services Agreement, duly executed by Dover.

(f) ProWorks License Agreement. The ProWorks License Agreement, duly executed by Dover.

(g) FIRPTA Certificate. A properly executed statement by Dover, in form and substance reasonably acceptable to Buyer, for purposes of satisfying Buyer’s obligations under Treasury Regulation Section 1.1445-2(c)(3).

(h) IP Termination Agreement and Subordination Agreement. The IP Termination Agreement, duly executed by the parties thereto, and the Subordination Agreement, duly executed by Dover.

(i) Consents and Notices. Evidence reasonably acceptable to Buyer that all of the waivers, permits, consents, approvals, authorizations, registrations, filings and notices identified on Schedule 8.2(i) shall have been obtained or made, as applicable.

(j) Lien Terminations. Duly executed written instruments (A) releasing (1) any Liens (other than Permitted Liens and Permitted Real Property Exceptions) on any Acquired Asset or any asset, right or property of any Acquired Company and (2) any Lien (other than restrictions on transfer imposed by applicable securities Laws) on any Acquired Shares or any other equity interest in any Acquired Company, and (B) authorizing the filing of UCC-3 termination statements (or other comparable documents) for any UCC-1 financing statements (or other comparable documents) filed in connection with any such Lien.

(k) Termination of Related Party Agreements. Evidence reasonably acceptable to Buyer that any Contracts and other arrangements listed on Schedule 8.2(k) have been terminated on terms reasonably satisfactory to Buyer.

(l) Supply Agreement. The Supply Agreement, duly executed by DEK.

(m) Form 8023. IRS Form 8023 and similar state forms required to be delivered pursuant to Section 5.1(f)(i).

(n) Other Documents. Certificates of good standing (in jurisdictions where such concept is applicable) of Dover, the Equity Sellers, the Asset Sellers and the Acquired Companies in their respective jurisdictions of organization and, in the case of the Acquired Companies, in the various foreign jurisdictions in which they are qualified, certified charter documents of Dover, the Equity Sellers, the Asset Sellers and the Acquired Companies and certificates as to the incumbency of officers and the adoption of authorizing resolutions of Dover, the Equity Sellers, the Asset Sellers and the Acquired Companies.

Section 8.3. Items to be Delivered by Buyer. At the Closing, Buyer shall deliver to Dover the following documents, in each case duly executed and otherwise in proper form:

(a) Compliance Certificate. A certificate, in form and substance reasonably acceptable to Dover, dated the Closing Date, signed on behalf of Buyer by a duly authorized officer thereof, confirming the satisfaction of the conditions set forth in Sections 7.1(a) and 7.1(b).

(b) Instruments of Assumption and Transfer. Such assumption instruments, Local Agreements, endorsements, consents, and other good and sufficient instruments of assumption as shall be effective to vest in Buyer all good and valid title to the Acquired Shares free and clear of Liens (other than restrictions on transfer imposed by applicable securities Laws) and the Acquired Assets free and clear of all Liens (other than Permitted Liens and, in the case of the Acquired Real Property, Permitted Real Property Exceptions), in each case as provided for pursuant to this Agreement or as otherwise agreed by the Parties.

(c) Transition Services Agreement. The Transition Services Agreement, duly executed by Buyer.

(d) ProWorks License Agreement. The ProWorks License Agreement, duly executed by Buyer or an Affiliate thereof.

(e) Promissory Note. The Promissory Note, duly executed by Buyer, along with a security agreement, duly executed by Buyer, in substantially the form as that duly executed by Buyer with Silicon Valley Bank.

(f) Other Documents. Certificates of good standing (in jurisdictions where such concept is applicable) of Buyer and each Designated Purchaser in their respective jurisdictions of organization, certified charter documents of Buyer and each Designated Purchaser and certificates as to the incumbency of officers and the adoption of authorizing resolutions of Buyer and each Designated Purchaser.

ARTICLE IX

INDEMNIFICATION

Section 9.1. Indemnification by Dover.

(a) General. If the Closing occurs, and subject to the terms and conditions of this Article IX, Dover shall indemnify and hold harmless Buyer and its Affiliates (including the Acquired Companies) and their respective directors, officers, employees, assigns and successors (each, a “Buyer Indemnified Party”), from and against all Losses arising from, relating to or constituting (i) any inaccuracy in or breach of any representation or warranty made by Dover in this Agreement on the Closing Date as though made on the Closing Date (or on the date when made in the case of any representation or warranty which specifically relates to an earlier date) or by Dover or any of its Affiliates in any other document or instrument executed and delivered pursuant hereto, (ii) any breach of any covenant or agreement made by Dover contained in this Agreement or made by Dover or any of its Affiliates contained in any other document or instrument executed and delivered pursuant hereto, (iii) any Excluded Liabilities, (iv) the CTB Spin-off (including any Taxes payable with respect thereto), (v) any failure of Buyer, Dover or any of their respective Affiliates, in connection with the sale of the Acquired Assets pursuant to this Agreement, to comply with, and obtain for Buyer the benefits afforded by compliance with, any applicable bulk transfers Laws, (vi) any claim brought against Everett Charles Technologies LLC to the extent (and only to the extent) arising out of or to the extent (and only to the extent) resulting from its capacity as a former equityholder of any of the Excluded Entities, (vii) any claim for fraud arising in connection with the transactions contemplated by this Agreement, (viii) any claims relating to the matters described on Schedule 9.1(a) or (ix) any Taxes payable as a result of Buyer’s failure to withhold and deduct from the consideration otherwise payable pursuant to this Agreement to any Asset Seller or Equity Seller such amounts as Buyer is required to withhold and deduct with respect to the making of such payment under the Code or any other applicable state, local or foreign tax law; provided, however, that Dover shall not be responsible for any interest, penalties or other similar amounts payable with respect to any Taxes so required to be withheld unless Buyer provided notice to Dover of the withholding requirement relating to such Tax (with reasonable supporting detail) not less than five (5) business days prior to the Closing Date and Dover did not consent to such withholding by Buyer prior to the Closing.

(b) Limitations. Dover’s obligations under Section 9.1(a)(i) shall be subject to the following limitations:

(i) Dover shall not have any liability for Losses under Section 9.1(a)(i) unless and until (A) each individual unrelated claims for Losses exceeds $20,000 or (B) the aggregate of all such unrelated claim for Losses exceeds $250,000 (at which time Dover shall, subject to the other limitations of this Section 9.1(b), have liability for the total amount of such Losses);

(ii) Dover shall not have any liability for Losses under Section 9.1(a)(i) unless and until the aggregate of all Losses relating thereto for which Dover would otherwise be liable exceeds $800,000 (it being understood that such amount shall be a deductible for which Dover shall bear no indemnification responsibility) (the “Threshold”); and

(iii) Dover shall not have any liability for Losses under Section 9.1(a)(i) to the extent the aggregate amount of Losses for which Dover would otherwise be liable thereunder exceeds $14,250,000 (the “Lower Cap”);

provided, however, that the limitations set forth in this Section 9.1(b) shall not apply to (x) any inaccuracy in or breach of any representation or warranty set forth in Sections 3.1(a) (Due Organization and Power), 3.1(b) (Authority), 3.1(c) (Ownership), 3.1(d) (Title to Acquired Shares), 3.1(g) (Tax Matters), 3.1(m) (Title to Acquired Assets; Sufficiency of Assets), 3.1(p) (Employee Benefits), but only to extent any representation or warranty in Section 3.1(p) relates to Taxes, 3.1(v) (Indebtedness) and 3.1(z) (Fees) (collectively, the “Fundamental Matters”), or (y) any claim based on fraud.

(c) Survival. Except for claims based on fraud, (i) the indemnification provided for in Section 9.1(a)(i) shall terminate upon the eighteen (18) month anniversary of the Closing Date, except with respect to (A) the Fundamental Matters (other than Section 3.1(g)), in which case such indemnification shall survive indefinitely, (B) any representation or warranty set forth in Section 3.1(g), in which case such indemnification shall terminate, (I) in the case of a claim for Taxes in the United States or any state territory thereof, sixty (60) days after the expiration of the longest applicable statute of limitations and (II) in the case of a claim for Taxes outside of the United States or any state territory thereof, six (6) months following a final and binding assessment for any Taxes, (C) any representation or warranty set forth in Section 3.1(l) (Environmental Matters) or 3.1(r) (Intellectual Property), in which case such indemnification shall terminate on the three (3) year anniversary of the Closing Date and (D) any representation or warranty set forth in Section 3.1(f)(ii) (Financial Statements, Undisclosed Liabilities; Accounts Receivable; Inventory) shall survive until the later to occur of (I) the eighteen (18) month anniversary of the Closing Date and (II) the date thirty (30) days after Buyer has completed its second (2nd) audit of the Acquired Businesses, and (ii) the indemnification provided for in Section 9.1(a)(ii) shall terminate in accordance with the expiration of the terms of the covenants and agreements covered thereby or, if no term is expressly stated therein, upon the expiration of the statute of limitations period applicable to the matters covered thereby; provided, however, that, in each case under clause (i) or clause (ii) of this Section 9.1(c), such indemnification shall continue thereafter as to any Losses with respect to which a Buyer Indemnified Party has given Dover an Indemnification Notice in accordance with Section 9.3 on or prior to the date such indemnification would have otherwise terminated in accordance with this Section 9.1(c), as to which such indemnification shall continue solely with respect to the specific matters identified in such Indemnification Notice until the resolution and satisfaction thereof in accordance with this Agreement.

(d) Qualifications. For purposes of determining (i) whether there has been a breach requiring indemnification as provided in Section 9.1 and (ii) the Losses with respect thereto, each representation, warranty, covenant and agreement made by Dover or any of its Affiliates, whether made herein or in any other document or instrument executed and delivered pursuant to this Agreement, shall be deemed to have been made without any qualifications or limitations as to materiality (including any qualifications or limitations made by reference to a Material Adverse Effect); provided, that, any such limitation or qualification contained in the first sentence of Section 3.1(h) shall be given effect solely for purposes of determining whether there has been a breach requiring indemnification as provided in Section 9.1.

(e) Maximum Liability. Notwithstanding anything contained herein to the contrary, from and after the Closing, except for claims based on fraud, the maximum aggregate Liability of Dover pursuant to Section 9.1(a)(i) shall not exceed $93,500,000 (the “Higher Cap”).

Section 9.2. Indemnification by Buyer.

(a) General. If the Closing occurs, and subject to the terms and conditions of this Article IX, Buyer shall indemnify and hold harmless Dover and its Affiliates and their respective directors, officers, employees, assigns and successors (each, a “Dover Indemnified Party”), from and against all Losses arising from, relating to or constituting (i) any inaccuracy in or breach of any representation or warranty made by Buyer in this Agreement on the Closing Date as though made on the Closing Date (or on the date when made in the case of any representation or warranty which specifically relates to an earlier date) or by Buyer or any of its Affiliates in any other document or instrument executed and delivered pursuant hereto, (ii) any breach of any covenant or agreement made by Buyer in this Agreement or made by Buyer or any of its Affiliates in any other document or instrument executed and delivered pursuant hereto, (iii) the Assumed Liabilities or (iv) any claim for fraud arising in connection with the transactions contemplated by this Agreement (except, with respect to each of the foregoing clause (i), (ii), (iii) or (iv), to the extent any Buyer Indemnified Party is entitled to indemnification for such Losses under Section 9.1).

(b) Limitations. Buyer’s obligations under Section 9.2(a)(i) shall be subject to the following limitations:

(i) Buyer shall not have any liability for Losses under Section 9.2(a)(i) unless and until (A) each individual unrelated claim for Losses exceeds $20,000 or (B) the aggregate of all such unrelated claim for Losses exceeds $250,000 (at which time Dover shall, subject to the other limitations of this Section 9.2(b), have liability for the total amount of such Losses);

(ii) Buyer shall not have any liability for Losses under Section 9.2(a)(i) unless and until the aggregate of all Losses relating thereto for which Buyer would otherwise be liable exceeds the Threshold (it being understood that such amount shall be a deductible for which Buyer shall bear no indemnification responsibility); and

(iii) Buyer shall not have any liability for Losses under Section 9.2(a)(i) to the extent the aggregate amount of Losses for which Buyer would otherwise be liable thereunder exceeds the Lower Cap;

provided, however, that the limitations set forth in this Section 9.2(b) shall not apply to any inaccuracy in or breach of any representation or warranty set forth in Sections 3.2(a) (Due Organization and Power) or 3.2(b) (Authority) or any claim based on fraud.

(c) Survival. Except for claims based on fraud, (i) the indemnification provided for in Section 9.2(a)(i) shall terminate upon the eighteen (18) month anniversary of the Closing Date and (ii) the indemnification provided for in Section 9.2(a)(ii) shall terminate in accordance with the expiration of the terms of the covenants and agreements covered thereby or, if no term is expressly stated therein, upon the expiration of the statute of limitations period applicable to the matters covered thereby; provided, however, that, in each case under clause (i) or clause (ii) of this Section 9.2(c), such indemnification shall continue thereafter as to any Losses with respect to which a Dover Indemnified Party has validly given Buyer an Indemnification Notice in accordance with Section 9.3 on or prior to the date such indemnification would have otherwise terminated in accordance with this Section 9.2(b), as to which such indemnification shall continue solely with respect to the specific matters identified in such Indemnification Notice until the resolution and satisfaction thereof in accordance with this Agreement.

(d) Maximum Liability. Notwithstanding anything contained herein to the contrary, from and after the Closing, except for claims based on fraud, the maximum aggregate Liability of Buyer pursuant to Section 9.2(b)(i) shall not exceed the Higher Cap.

Section 9.3. Procedures Relating to Indemnification. Following the discovery by a Person of any facts or conditions that would reasonably be expected to give rise to a Loss or Losses for which indemnification under this Article IX can be obtained, the Party seeking indemnification under this Article IX with respect thereto (the “Indemnified Party”) shall, within thirty (30) days thereafter, provide written notice to the Party from whom indemnification is sought (the “Indemnifying Party”), setting forth the facts and circumstances in reasonable detail (to the extent known) relating to such Loss or Losses, the amount of Loss or Losses (or a non-binding, reasonable estimate thereof if the actual amount is not known or liquidated) and the specific Section(s) of this Agreement (to the extent then determinable) upon which the Indemnified Party is relying in seeking such indemnification (an “Indemnification Notice”); provided, however, that any failure of an Indemnified Party to timely deliver such notice shall not limit the obligations of the Indemnifying Party hereunder except to the extent that (and only to the extent that) such failure to timely deliver such notice actually prejudices the Indemnifying Party. Within sixty (60) days after delivery of an Indemnification Notice, the Indemnifying Party shall deliver to the Indemnified Party a Response, in which the Indemnifying Party shall: (i) agree that the Indemnified Party is entitled to receive all of the Claimed Amount (in which case the Response shall be accompanied by payment by the Indemnifying Party in cash equal to the Claimed Amount by wire transfer of immediately available funds), (ii) agree that the Indemnified Party is entitled to receive the Agreed Amount (in which case the Response shall be accompanied by payment by the Indemnifying Party in cash equal to the Agreed Amount by wire transfer of immediately available funds) or (iii) dispute that the Indemnified Party is entitled to receive any of the Claimed Amount (a “Dispute”). If no Response is delivered by the

Indemnifying Party within sixty (60) days following the Indemnified Party’s receipt of written confirmation of receipt of such Indemnification Notice by the General Counsel of the Indemnifying Party, the Indemnifying Party shall be deemed, to the extent such Indemnification Notice so states, to have agreed that all of the Claimed Amount is owed to the Indemnified Party. For purposes of the foregoing sentence, “written confirmation” shall include receipt confirming the delivery of facsimile, receipt of registered or certified mail, receipt of an internationally recognized overnight mail courier service and receipt of e-mail delivery. Acceptance by the Indemnified Party of partial payment of any Claimed Amount shall be without prejudice to the Indemnified Party’s right to claim the balance of any such Claimed Amount. During the sixty (60) day period following the delivery of a Response that reflects a Dispute, the Indemnifying Party and the Indemnified Party shall use good faith efforts to resolve the Dispute. If the Indemnified Party and the Indemnifying Party shall not so resolve such claim during such period, the Indemnified Party shall be entitled to initiate such proceedings and seek such remedies as may be permitted under the terms of this Agreement and applicable Law.

Section 9.4. Procedures Relating to Indemnification for Third Party Claims.

(a) Notice. In order for an Indemnified Party to be entitled to any indemnification provided for under this Article IX arising out of or involving a claim or demand made by any third party, including any Governmental Entity (a “Third Party Claim”), the Indemnified Party must provide an Indemnification Notice to the Indemnifying Party relating to the Third Party Claim as soon as practicable after the Indemnified Party’s receipt of notice of the Third Party Claim, but in no event later than thirty (30) days thereafter; provided, however, that any failure of an Indemnified Party to timely deliver such notice shall not limit the obligations of the Indemnifying Party hereunder except to the extent that (and only to the extent that) such failure to timely deliver such notice adversely affects the Indemnifying Party’s ability to defend such Third Party Claim. Thereafter, the Indemnified Party shall deliver to the Indemnifying Party, promptly after the Indemnified Party’s receipt thereof, complete and accurate copies of all notices and documents, including all court papers, received by the Indemnified Party from the third party asserting, or any court or tribunal adjudicating, such Third Party Claim relating to such Third Party Claim.

(b) Defense.

(i) Within thirty (30) days after delivery of an Indemnification Notice with respect to a Third Party Claim, the Indemnifying Party may, upon written notice thereof to the Indemnified Party, assume control of the defense of such Third Party Claim with counsel reasonably satisfactory to the Indemnified Party; provided that (A) the Indemnifying Party may only assume control of such defense if (1) it acknowledges in writing to the Indemnified Party that any damages, fines, costs or other Liabilities that may be assessed against the Indemnified Party in connection with such Third Party Claim constitute Losses for which the Indemnified Party shall be indemnified pursuant to this Article IX and (2) the ad damnum in such Third Party Claim, taken together with the estimated costs of defense thereof and the Claimed Amount with respect to any unresolved claims for indemnification then pending, is less than or equal to the amount of Losses for which the Indemnifying Party is potentially liable under this Article IX in connection with such Third Party Claim, and (B) the Indemnifying Party may not assume control of the defense of any Third Party Claim (I) by a Governmental Entity involving criminal

Liability or (II) in which equitable relief (other than incidental equitable relief in any pleadings seeking such remedies as may be deemed appropriate by the court) is sought against the Indemnified Party or any of its Affiliates. The Indemnified Party is hereby authorized (but not obligated) prior to and during the thirty (30) day period referred to in the preceding sentence to file any motion, answer or other pleading and to take any other action which the Indemnified Party shall deem necessary or appropriate to protect its interests.

(ii) If the Indemnifying Party so elects to assume the defense of a Third Party Claim as permitted under Section 9.4(b)(i), then the Indemnifying Party shall not be liable to the Indemnified Party for the reasonable fees and expenses of counsel subsequently incurred by the Indemnified Party in connection with the defense thereof unless the Indemnified Party reasonably concludes (upon the advice of outside counsel) that the Indemnifying Party and the Indemnified Party have conflicting interests or different defenses available with respect to such Third Party Claim, in each case such that it is in appropriate for a single outside counsel to represent both parties. Subject to Section 9.4(b)(iii), the Non-controlling Party may participate in the defense of any Third Party Claim at its own expense (except to the extent otherwise contemplated by the preceding sentence), it being understood, however, that the Controlling Party shall control such defense in all respects. The Controlling Party shall keep the Non-controlling Party advised of the status of such Third Party Claim and the defense thereof and shall consider in good faith recommendations made by the Non-controlling Party with respect thereto. The Controlling Party and the Non-controlling Party shall reasonably cooperate in the defense, prosecution and/or settlement of any Third Party Claim, which cooperation shall include the retention and (upon the Controlling Party’s request) the provision to the Controlling Party of records that are reasonably relevant to such Third Party Claim and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. The Indemnifying Party shall not consent to a settlement of, or the entry of any judgment arising from, any Third Party Claim unless (A) such settlement or judgment (i) is solely for money damages and the Indemnifying Party agrees to pay all such money damages, (2) includes a complete and unconditional release of the Indemnified Party and its Affiliates from further Liability, (3) involves no admission of wrongdoing by the Indemnified Party or any of its Affiliates and (4) excludes any injunctive or non-monetary relief applicable to the Indemnified Party or any of its Affiliates or (B) the Indemnified Party consents thereto. If the Indemnifying Party is not permitted to under the terms of this Agreement, chooses not to, or does not, assume the defense of a Third Party Claim or fails to defend such Third Party Claim actively and in good faith, then the Indemnified Party shall have the right to defend, compromise or settle such Third Party Claim or consent to the entry of judgment with respect to such Third Party Claim at the expense of the Indemnifying Party; provided, however, the Indemnified Party shall not compromise or settle such Third Party Claim or consent to the entry of judgment with respect to such Third Party Claim without the prior written consent of the Indemnifying Party, which consent shall not be unreasonably withheld, conditioned or delayed.

Section 9.5. Determination of Indemnification Amounts.

(a) Without limiting the effect of any other limitation contained in this Article IX, for purposes of computing the amount of any and all Losses recoverable under this Article IX, there shall be deducted an amount equal to the amount of any insurance proceeds, indemnification payments, contribution payments or reimbursements actually received (net of costs of enforcement, deductibles and retro-premium adjustments) by the Indemnified Party or any of its Affiliates in connection with such Losses or any of the circumstances giving rise thereto (it being understood that the Indemnified Party and any of its Affiliates shall use commercially reasonable efforts to obtain such proceeds, payments or reimbursements).

(b) For purposes of computing the amount of any and all Losses recoverable under this Article IX, there shall be deducted all reductions in federal, state, local and other Taxes (including estimated Taxes) realized or reasonably expected to be realized by the Acquired Companies, Buyer or any of their other Affiliates as a result of the event giving rise to such Loss (the “Indemnified Event”) prior to the close of the calendar year following the calendar year in which the Indemnified Event occurs. All calculations shall be made at the time of the relevant indemnification payment using reasonable assumptions (as agreed to by the Parties). Notwithstanding the foregoing, the Parties agree that such calculations shall be based upon representations to be provided by the Buyer (together with reasonable detail supporting such representations) regarding its Tax history, Tax Attributes and projected financial performance. Nothing in this Agreement shall entitle Dover to review the Tax Returns of Buyer or any of its Affiliates or to dispute the Tax return reporting position of any item by Buyer or its Affiliates that is unrelated to the Indemnified Event.

(c) In any case where an Indemnified Party recovers from third Persons any amount in respect of a matter with respect to which an Indemnifying Party has indemnified it pursuant to this Article IX, such Indemnified Party shall promptly pay over to the Indemnifying Party the amount so recovered (after deducting therefrom the full amount of the expenses incurred by it in procuring such recovery), but not in excess of the sum of (i) any amount previously so paid by the Indemnifying Party to or on behalf of the Indemnified Party in respect of such matter and (ii) any amount expended by the Indemnifying Party in pursuing or defending any claim arising out of such matter; provided, that, for the avoidance of doubt, subject to Section 9.5(a) neither the Indemnified Party nor any of its Affiliates shall have any obligation to pursue any such recovery from any third Person.

(d) Neither Dover nor any of its Affiliates shall have any right of contribution against any Acquired Company with respect to any breach of any of representations, warranties, covenants or agreements set forth in this Agreement or any other document or instrument executed and delivered pursuant hereto.

(e) Each of the Parties agrees to take such steps, if any, as such Party believes, in its good faith judgment, constitute commercially reasonable steps to mitigate its respective Losses, upon and after becoming aware of any event or condition which would reasonably be expected to give rise to any Losses that are indemnifiable hereunder; provided, that no Party (i) shall be required to cease the sale of any product or service and (ii) shall be required to incur any material expense with respect thereto.

(f) Dover shall not be required to indemnify and hold harmless any Buyer Indemnified Party pursuant to Section 9.1 to the extent the matter in question was actually included in the computation of the Closing Payment (as finally adjusted pursuant to Section 2.4) pursuant to Article II.

(g) The condition set forth in Section 6.1(c) shall be deemed to have been satisfied if, prior to the Closing, Dover irrevocably agrees in writing to indemnify and hold harmless Buyer from all Losses arising from or relating to any Proceeding instituted, or threatened, by a Person that is not a Governmental Entity that does, or would reasonably be expected to, (i) restrain, enjoin or otherwise prohibit (or challenge the legality of) any of the transactions contemplated hereby or (ii) cause any of the transactions contemplated hereby to be rescinded following consummation.

Section 9.6. Subrogation Rights. Upon making any payment to an Indemnified Party in respect of any Losses, the Indemnifying Party shall, to the extent of such payment and to the extent permitted by applicable Law, be subrogated to all rights of the Indemnified Party against any third party (including with respect to any amounts already recovered or potentially recoverable by the Indemnified Party from any other third party) in respect of the Losses to which such payment relates. The Indemnified Party and Indemnifying Party shall each execute, upon request by the other party, all instruments reasonably necessary to evidence and perfect such subrogation rights. Notwithstanding the foregoing, in no event shall the Indemnifying Party be permitted to bring any such subrogation claim against any Person that has been a customer of any of the Acquired Businesses within the year prior to such claim without Buyer’s prior written consent. In no event shall Buyer or any Acquired Company be required to commence any action or be the named plaintiff in any such subrogation claim.

Section 9.7. Exclusive Remedy. Following the Closing, except for rights expressly provided in Section 5.1, a claim for specific performance or other equitable relief (including pursuant to Section 11.16), and except that each Party shall retain the right to bring claims based on fraud, the indemnification provisions of this Article IX shall be the sole and exclusive remedy with respect to the consummation of the transactions contemplated by this Agreement, including, for the avoidance of doubt, any and all claims arising out of or relating to Buyer’s investigation of the Acquired Companies, the Acquired Businesses and the Acquired Assets, the negotiation and execution of this Agreement, the inaccuracy in or breach of any representation, warranty, covenant or agreement, regardless of whether such claims arise in contract, tort, breach of warranty or any other legal or equitable theory. Without limiting the generality of the foregoing, the Parties hereby irrevocably waive any right of rescission they may otherwise have or to which they may become entitled.

Section 9.8. Purchase Price Adjustment. All indemnification payments made under this Agreement shall be treated for Tax purposes only as an adjustment to the Closing Payment.

Section 9.9. Set-Off Against Promissory Note Payments. In the event that Dover is finally determined to owe an indemnification payment to any Buyer Indemnified Party hereunder (which, for the avoidance of doubt, shall not include any claim relating to any payment owed by Dover to Buyer pursuant to Section 2.4(b) hereof), Dover shall be entitled, upon written notice to Buyer, to satisfy its obligation for making such payment through the set-off of an amount equal to such payment against the remaining outstanding principal balance (or interest payments otherwise required to be made to Dover or its designee(s) with respect thereto) of the Promissory Note, to the extent of such remaining balance or interest payments.

ARTICLE X

TERMINATION

Section 10.1. General. This Agreement may be terminated, and the transactions contemplated hereby may be abandoned at any time prior to the Closing, only as follows:

(a) by the written agreement of the Parties;

(b) by either Party, upon written notice provided to the other Party, if the Closing shall not have occurred on or prior to December 13, 2013 (the “Termination Date”) or such other date as the Parties agree in writing; provided, however, that the right to terminate this Agreement under this Section 10.1(b) shall not be available to any Party whose failure to fulfill any of its obligations under this Agreement has been the cause of or resulted in the failure of the Closing to occur on or before such date;

(c) by either Party, upon written notice provided to the other Party, if a Law shall be in effect, or a Governmental Entity with competent jurisdiction has issued an Order or taken other final and non-appealable action, permanently restraining, enjoining or otherwise prohibiting the consummation of the transactions contemplated hereby; provided, however, that the right to terminate this Agreement under this Section 10.1(c) shall not be available to any Party whose failure to fulfill any of its obligations under this Agreement has been the cause of or resulted in such Law, Order or other action;

(d) by Buyer, upon written notice provided to Dover, if (i) the condition set forth in Section 6.1(e) shall have become incapable of fulfillment (without regard to the Termination Date) or (ii) Dover has breached, or caused the breach of, any of its respective representations, warranties, covenants, agreements or other obligations hereunder (or any of its representations or warranties has become inaccurate) in a manner that would reasonably be expected to cause the conditions set forth in Section 6.1(a) or Section 6.1(b) not to be satisfied and such breach or inaccuracy has not been cured within thirty (30) days following written notification thereof to Dover by Buyer; or

(e) by Dover, upon written notice provided to Buyer, if (i) the condition set forth in Section 7.1(e) shall have become incapable of fulfillment (without regard to the Termination Date) or (ii) Buyer has breached, or caused the breach of, any of its representations, warranties, covenants, agreements or other obligations hereunder (or any of its representations or warranties has become inaccurate) in a manner that would reasonably be expected to cause the conditions set forth in Section 7.1(a) or Section 7.1(b) not to be satisfied and such breach or inaccuracy has not been cured within thirty (30) days following written notification thereof to Buyer by Dover.

Section 10.2. Procedure for Termination. To terminate this Agreement as provided in Section 10.1, the terminating Party shall provide the other Party with written notice of its election to terminate this Agreement, and upon delivery of such written notice in accordance with Section 11.7 the transactions contemplated hereby shall be terminated, without further action by either Party.

Section 10.3. Survival; Liabilities in Event of Termination. If this Agreement is terminated as provided in Section 10.1, then this Agreement shall become wholly void and of no further force and effect, and there shall be no liability under this Agreement on the part of Dover or Buyer, except that the respective obligations of Dover or Buyer, as the case may be, under the final sentence of Section 4.4(a), Section 10.2, this Section 10.3 and Article XI shall remain in full force and effect, and except that such termination shall not relieve either Party of any Liability for any willful and intentional breach of this Agreement or fraud prior to such termination.

ARTICLE XI

MISCELLANEOUS

Section 11.1. Publicity. The Parties agree that no public release or announcement concerning the transactions contemplated hereby shall be issued or made by or on behalf of any Party without the prior written consent of the other Party (which consent shall not be unreasonably withheld, delayed or conditioned), except (a) for any such release or announcement that may, in the reasonable judgment of the releasing Party, be required by Law or any United States securities exchange on which securities of the releasing Party (or any of its Affiliates) are listed, and (b) that Dover and Buyer may make such announcements to their respective employees; provided, that, a Party may issue or make any such public release or announcement that is entirely consistent with any announcement or public release to which the other Party has previously consented in accordance with this Section 11.1. The Parties agree to issue, promptly following the execution and delivery of this Agreement, a joint press release in a form reasonably acceptable to each Party announcing the execution of this Agreement.

Section 11.2. Assignment. Except to the extent otherwise expressly set forth in this Agreement, including Section 1.3, neither Party shall assign, transfer or encumber this Agreement, or its rights or obligations hereunder, in whole or in part, voluntarily or by operation of Law, without the prior written consent of the other Party, and any attempted assignment, transfer or encumbrance without such consent shall be void and without effect; provided, however, that Buyer and any Designated Purchaser, on the one hand, and Dover, on the other hand, may, without the prior written consent of Dover or Buyer, respectively, assign any or all of its rights or interests under this Agreement to any of its Affiliates (in which case such assignor shall remain liable for all of its Liabilities hereunder) or make a collateral assignment of any or all of its rights or interests under this Agreement to any lender.

Section 11.3. Parties in Interest; No Third-Party Beneficiaries.

(a) This Agreement shall be binding upon, inure to the benefit of, and be enforceable only by the Parties and their respective permitted successors and permitted assigns, and shall not confer any rights or remedies upon any other Person (including, for the avoidance of doubt, any Transferred Employee); provided, that, any Buyer Indemnified Party or Dover Indemnified Parties shall be entitled to enforce the rights contemplated to be afforded to such Person under Article IX.

(b) Parent shall cause Dover and each Equity Seller, each Asset Seller and each of its other Affiliates to take all action contemplated to be taken by such Person pursuant to this Agreement, and not to take any action that, with respect to such Person, is expressly prohibited hereby. Subject to the terms and conditions of this Agreement, the obligations of the Parent hereunder shall be absolute and unconditional.

Section 11.4. Governing Law; Consent to Jurisdiction; WAIVER OF JURY TRIAL. This Agreement and all matters arising out of or relating to this Agreement and the transactions contemplated hereby (including this Agreement’s interpretation, construction, performance and enforcement) shall be construed and interpreted according to the Laws of the State of Delaware, excluding any choice of law rules that may direct the application of the Laws of another jurisdiction. This Agreement shall be construed and interpreted in accordance with the English language only, which language shall be controlling in all respects. No translation, if any, of this Agreement shall have any force or effect in the interpretation hereof or in the determination of the intent of the Parties hereunder. Each Party and Parent stipulates that any dispute shall be commenced and prosecuted in its entirety in, and consents to the exclusive jurisdiction and proper venue of, the Court of Chancery of the State of Delaware, New Castle County, or, if that court does not have jurisdiction, a federal court sitting in Wilmington, Delaware, and each Party and Parent consents to personal and subject matter jurisdiction and venue in any such court and waives and relinquishes all right to attack the suitability or convenience of any such venue or forum by reason of their present or future domiciles, or by any other reason. The Parties and Parent acknowledge that all Orders issued by any such court will be binding and enforceable in all jurisdictions and countries. Without limiting any other means of service, each Party and Parent agrees that service of any process, summons, notice or document with respect to any Proceeding may be served on it in accordance with the notice provisions set forth in Section 11.7. EACH OF THE PARTIES AND PARENT HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 11.5. Amendment. No modifications, amendments or supplements to this Agreement shall be valid and binding unless set forth in a written agreement executed and delivered by both Parties.

Section 11.6. Waiver. No waiver by any Party of any of the provisions of this Agreement shall be effective unless set forth in a written instrument executed and delivered by the Party so waiving. Except as provided in the preceding sentence, no action taken or omitted shall be deemed to constitute a waiver by the Party taking or omitting such action of compliance with any representations, warranties, covenants or agreements contained in this Agreement or any other document or instrument executed and delivered pursuant hereto. The waiver by any Party of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach.

Section 11.7. Notice. All notices, requests, demands and other communications under this Agreement shall be given in writing and shall be deemed given or made when personally delivered, when sent by telecopier transmission to the number below (with confirmation of receipt), four (4) business days after being sent when sent to the Parties at their respective addresses indicated below by registered or certified mail (return receipt requested and postage prepaid), one business day after being sent if sent for next business day delivery when sent for delivery by an internationally recognized overnight mail courier service or when sent by email (with confirmation of receipt) addressed as follows:

(a) If to Buyer, to:

LTX-Credence Corporation

825 University Avenue

Norwood, MA 02062

E-mail: As set forth on Schedule 11.7

Attention:        General Counsel

with a copy, which shall not constitute notice, to:

Wilmer Cutler Pickering Hale and Dorr LLP

60 State Street

Boston, MA 02109

E-mail: As set forth on Schedule 11.7

Attention:        Hal J. Leibowitz, Esq.

(b) If to Dover, to:

Dover Printing & Identification, Inc.

3005 Highland Parkway

Downers Grove, IL 60515

E-mail: As set forth on Schedule 11.7

Attention:        John Hartner

with copies, which shall not (except in the case of Section 9.3) constitute notice, to:

Dover Corporation

3005 Highland Parkway

Downers Grove, IL 60515

E-mail: As set forth on Schedule 11.7

Attention:        General Counsel

and

Sidley Austin LLP

One South Dearborn Street

Chicago, IL 60603

E-mail: As set forth on Schedule 11.7

Attention:        Paul L. Choi

or to such other Person or address as either Party shall have specified by notice in writing to the other Party pursuant to this Section 11.7.

Section 11.8. Expenses. Regardless of whether or not the transactions contemplated hereby are consummated and except to the extent otherwise expressly set forth in this Agreement, all expenses incurred by the Parties shall be borne solely and entirely by the Party that has incurred such expenses.

Section 11.9. Schedules. Any fact or item disclosed on any Schedule to this Agreement shall be deemed disclosed on any other Schedule to this Agreement only where the applicability of such fact or item is reasonably apparent solely from a reading of the text of such disclosure. The fact that any item is disclosed in any Schedule to this Agreement shall not by reason only of such inclusion be deemed to establish the standard for disclosure, or the standard of materiality, as applied to any other item not disclosed.

Section 11.10. Interpretive Provisions. For purposes of this Agreement, (a) the words “include,” “includes” and “including” shall be deemed to be followed by the words “without limitation,” (b) the word “or” is not exclusive, (c) the words “herein,” “hereof,” “hereby,” “hereto” and “hereunder” refer to this Agreement as a whole and (d) words importing the singular include the plural and vice versa, and words importing gender include all genders. Unless the context otherwise requires, references herein (i) to Articles, Sections, Exhibits and Schedules mean the Articles and Sections of, and the Exhibits and Schedules attached to, this Agreement; (ii) to an agreement, instrument or other document means such agreement, instrument or other document as amended, supplemented and modified from time to time to the extent permitted by the provisions thereof and by this Agreement, as applicable; and (iii) to a statute means such statute as amended from time to time and includes any successor legislation thereto and any rules or regulations promulgated thereunder. Subject to Section 11.9, the Schedules and Exhibits referred to herein and attached hereto shall be construed with and as an integral part of this Agreement to the same extent as if they were set forth verbatim herein. All references to days shall be to calendar days unless business days are specified. All references to “dollars” or “$” shall mean United States Dollars. Unless otherwise expressly provided, wherever the consent of any Person is required or permitted, such consent may be withheld in such Person’s sole and absolute discretion. When reference is made to information that has been “made available” or “provided” to Buyer, that shall mean that such information was included in the Data Site Information. When referenced in any representation or warranty made prior to the Closing or any covenant or agreement operative prior to the Closing, any reference to any “Acquired Asset” or “Assumed Liability” shall mean, as applicable, any asset, right or property that would be an Acquired Asset, or any Liability that would be an Assumed Liability, if the Closing occurred at the time such representation or warranty is made or the time such covenant or agreement is operative, as the case may be.

Section 11.11. Section Headings; Table of Contents. The Section headings contained in this Agreement and the Table of Contents to this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

Section 11.12. No Strict Construction. Notwithstanding the fact that this Agreement has been drafted or prepared by one of the Parties, each Party confirms that both it and its counsel have reviewed, negotiated and adopted this Agreement as the joint agreement and understanding of the Parties. The language used in this Agreement shall be deemed to be the language chosen by the Parties to express their mutual intent, and no rule of strict construction shall be applied against any Party.

Section 11.13. Entire Agreement. This Agreement (including the Schedules and Exhibits to this Agreement) and the Confidentiality Agreement constitute the entire agreement between the Parties, and supersede all prior agreements and understandings, oral and written, between the Parties, with respect to the subject matter hereof; there are no conditions to this Agreement that are not expressly stated in this Agreement. If the Closing occurs, the Confidentiality Agreement shall terminate effective as of the Closing.

Section 11.14. Counterparts. This Agreement may be executed by facsimile signatures (including PDF, TIFF, JPEG, and BMP files) and in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

Section 11.15. Partial Invalidity. Wherever possible, each provision hereof shall be interpreted in such manner as to be effective and valid under applicable Law, but in case any one or more of the provisions contained herein shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such provision shall be ineffective to the extent, but only to the extent, of such invalidity, illegality or unenforceability without invalidating the remainder of such invalid, illegal or unenforceable provision or provisions or any other provisions hereof, unless such a construction would be unreasonable.

Section 11.16. Specific Performance. Each of the Parties agrees that irreparable damage would occur in the event that any of the provisions of this Agreement to be performed by Buyer, Dover or Parent were not performed in accordance with their specific terms or were otherwise breached. Accordingly, prior to any termination of this Agreement pursuant to Section 10.1, each Party shall be entitled to specific performance of the terms hereof, including an injunction or injunctions and any other equitable relief to prevent breaches of this Agreement by the other Party or Parent, and to enforce specifically the terms and provisions of this Agreement in the Court of Chancery of the State of Delaware, New Castle County, or, if that court does not have jurisdiction, a federal court sitting in Wilmington, Delaware, this being in addition to any other remedy to which such party is entitled at law or in equity. Buyer, Dover and Parent hereby waive (a) any defense in any action for an injunction, specific performance and other equitable relief that a remedy at law would be adequate and (b) any requirements of applicable Law to post security as a prerequisite to obtaining equitable relief. Nothing in this Section 11.16 is intended to limit the provisions of Section 5.7(c).

Section 11.17. Definitions. For purposes of this Agreement, the term:

“Acceptance Notice” shall have the meaning set forth in Section 2.3(b).

“Accounting Principles” shall mean GAAP applied consistently; provided, however, that with respect to any matter as to which there is more than one generally accepted accounting principle, “Accounting Principle” means the generally accepted accounting principles applied in the preparation of the audited consolidated balance sheet of the Acquired Businesses dated as of December 31, 2012; provided further, however, in all cases, as modified by the accounting principles set forth on Exhibit K hereto.

“Acquired Assets” shall have the meaning set forth in Section 1.2(a).

“Acquired Businesses” shall have the meaning set forth in the recitals of this Agreement.

“Acquired Companies” shall have the meaning set forth in the recitals of this Agreement.

“Acquired Companies Exclusive IP” has the meaning set forth in Section 3.1(r)(iii).

“Acquired Companies Indebtedness” shall mean the aggregate amount of Indebtedness owed by the Acquired Companies and not paid prior to the Closing.

“Acquired Companies IP” shall mean all Intellectual Property in which an Acquired Company has (or purports to have) an ownership interest or a license in any field.

“Acquired Companies Owned IP” shall mean all Intellectual Property in which an Acquired Company has (or purports to have) an ownership interest.

“Acquired Companies Specified Employee Liabilities” shall mean the aggregate amount of Specified Employee Liabilities owed by the Acquired Companies and not paid prior to the Closing; provided, that, for the avoidance of doubt, Acquired Companies Specified Employee Liabilities shall not include (i) any severance payments or benefits that are not Specified Employee Liabilities or (ii) any payments or benefits required to be paid after the Closing by Buyer or its Affiliates (including, after the Closing, the Acquired Companies) to any Transferred Employee because of any arrangements implemented by Buyer or such Affiliates after the Closing.

“Acquired Companies Transaction Costs Liabilities” shall mean the aggregate amount of Transaction Costs owed by the Acquired Companies and not paid prior to the Closing; provided, that, for the avoidance of doubt, Acquired Companies Transaction Costs Liabilities shall not include any third-party cost, fee or expense incurred by, on behalf of or for the account of Buyer and its Affiliates (including, after the Closing, the Acquired Companies).

“Acquired Exclusive IP” has the meaning set forth in Section 3.1(r)(iii).

“Acquired IP” shall mean all Intellectual Property included in the Acquired Assets (including the Acquired Registered IP) in which an Asset Seller has (or purports to have) an ownership interest or a license in any field.

“Acquired Leased Real Property” shall have the meaning set forth in Section 3.1(n)(i).

“Acquired MT Singapore Business” shall have the meaning set forth in Section 5.1(d)(ii)(A).

“Acquired Owned IP” shall mean all Intellectual Property included in the Acquired Assets (including the Acquired Registered IP) in which an Asset Seller has (or purports to have) an ownership interest.

“Acquired Owned Real Property” shall have the meaning set forth in Section 3.1(n)(i).

“Acquired Real Property” shall have the meaning set forth in Section 3.1(n)(i).

“Acquired Registered IP” shall mean all of the Registered IP used, held for use or useful exclusively or primarily in connection with the Acquired Businesses, including the Registered IP set forth on Exhibit E hereto.

“Acquired Shares” shall have the meaning set forth in Section 1.1.

“Affiliate” shall mean, with respect to any specified Person, any other Person that owns or controls, is owned or controlled by or is under common ownership or control with such specified Person. For purposes of this definition, “control” means the ability to direct the operation or management of a Person, whether by Contract, ownership of securities, status as director, officer or other position therein, or otherwise. For the avoidance of doubt, the Acquired Companies shall be considered Affiliates of Dover prior to the Closing, and shall be considered Affiliates of Buyer following the Closing.

“Agreed Amount” shall mean part, but not all, of the Claimed Amount, as specified by the Indemnifying Party in its Response.

“Agreement” shall have the meaning set forth in the preamble of this Agreement.

“Allocation Acceptance Notice” shall have the meaning set forth in Section 2.5(b)(ii).

“Allocation Dispute Notice” shall have the meaning set forth in Section 2.5(b)(ii).

“Annual Financial Statements” shall have the meaning set forth in Section 3.1(f)(i).

“Asset Allocation Acceptance Notice” shall have the meaning set forth in Section 2.5(b)(iv).

“Asset Allocation Dispute Notice” shall have the meaning set forth in Section 2.5(b)(iv).

“Asset Employees” shall have the meaning set forth in Section 5.2(a)(i).

“Asset Sellers” shall have the meaning set forth in the recitals of this Agreement.

“Assumed Liabilities” shall have the meaning set forth in Section 1.2(b).

“Assumed Benefit Plan” shall mean each Benefit Plan that is transferred to and/or assumed by Buyer at the Closing or that is sponsored by an Acquired Company.

“atg L&M” shall mean atg Luther & Maelzer GmbH.

“Base Cash Purchase Price” shall have the meaning set forth in Section 2.1(a)(i)(A).

“Basis Excess Amount” shall have the meaning set forth in Section 5.1(f)(ii).

“Benefit Plans” shall mean each “employee pension benefit plan” (as defined in Section 3(2) of ERISA), each “employee welfare benefit plan” (as defined in Section 3(1) of ERISA), and each other material written or oral employee benefit plan, program, agreement or arrangement, including any stock option, stock appreciation right, phantom stock, restricted stock, or other equity compensation arrangement, any severance, termination, stay, retention or change in control or similar arrangement providing benefits upon a change in the ownership of any Acquired Asset, Acquired Business or Acquired Company, each executive or incentive or bonus compensation program, sick leave, vacation pay, patent award program, salary continuation for disability, insurance program, or fringe benefit program, in each case for the benefit of any Current Employee or individual contractor or former employee of the ECT Business or the MT Business, but excluding any employee benefit arrangements mandated by applicable law.

“Books and Records” shall mean all business, accounting, operating, and personnel records of the Equity Sellers and Asset Sellers relating to the Acquired Businesses, including such records of each Acquired Company.

“Business Asset Sellers” shall have the meaning set forth in the recitals of this Agreement.

“Buyer” shall have the meaning set forth in the preamble of this Agreement.

“Buyer Indemnified Party” shall have the meaning set forth in Section 9.1(a).

“Cash and Cash Equivalents” shall mean the aggregate amount of the Acquired Companies’ cash and cash equivalents (including marketable securities and short term investments) on hand or in bank accounts, as determined in accordance with GAAP.

“Cash Purchase Price” shall have the meaning set forth in Section 2.1(a).

“Claimed Amount” shall mean the amount of any Losses incurred or reasonably expected to be incurred by an Indemnified Party in connection with a claim for indemnification pursuant to Article IX.

“Closing” shall have the meaning set forth in Section 8.1.

“Closing Date” shall have the meaning set forth in Section 8.1.

“Closing Date Acquired Companies Indebtedness” shall have the meaning set forth in Section 2.3(b).

“Closing Date Acquired Companies Specified Employee Liabilities” shall have the meaning set forth in Section 2.3(b).

“Closing Date Acquired Companies Transaction Costs Liabilities” shall have the meaning set forth in Section 2.3(b).

“Closing Date Balance Sheet” shall have the meaning set forth in Section 2.3(b).

“Closing Date Cash” shall have the meaning set forth in Section 2.3(b).

“Closing Date Working Capital” shall have the meaning set forth in Section 2.3(b).

“Closing Payment” shall have the meaning set forth in Section 2.2(a).

“Code” shall mean the U.S. Internal Revenue Code of 1986.

“Competing Business Activities” shall mean the manufacture, marketing or sale of any product of the type manufactured for sale or sold (or any product of the type that could reasonably be used as a substitute therefor), or the provision of services of the type provided (or any services of the type that could reasonably be used as a substitute therefor), by the Acquired Businesses as of and at any time during the twenty-four (24) months prior to the Closing Date.

“Competing Business Seller” shall have the meaning set forth in Section 5.7(b).

“Competition Law” shall mean any Law or Order that is designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade or lessening of competition, including the HSR Act.

“Confidentiality Agreement” shall have the meaning set forth in Section 4.1.

“Consolidated Tax Group” shall mean any “affiliated group” (as defined in Section 1504(a) of the Code without regard to the limitations contained in Section 1504(b) of the Code) that, at any time on or before the Closing Date, includes or has included any Acquired Company or any direct or indirect predecessor of any Acquired Company, or any other group of corporations filing Tax Returns on a combined, consolidated or unitary basis that, at any time on or before the Closing Date, includes or has included any Acquired Company or any direct or indirect predecessor of any Acquired Company.

“Contract” shall mean any oral or written indenture, note, bond, mortgage, deed of trust, lease, license or sublicense, contract, instrument, commitment, undertaking, arrangement or other agreement.

“Controlling Party” shall mean the Party controlling the defense of any Third Party Claim.

“Copyrights” shall mean U.S. and foreign registered and unregistered copyrights, data and database rights, moral rights of authors and rights in semiconductor topologies, and the underlying works of authorship (including those in Software, web content and databases) and mask works, and all registrations and applications to register the same.

“CTB Spin-off” shall have the meaning set forth in Section 4.2.

“Current Employee” shall mean each employee of the Acquired Companies and, to the extent working exclusively or primarily on matters with respect to the Acquired Businesses, and/or the Business Asset Sellers, in each case at any time from and after the execution and delivery of this Agreement through the Closing.

“Customer-Facing Materials” shall have the meaning set forth in Section 5.4(a)(ii).

“Data Site Information” shall mean the documents and information contained in the online data site hosted by Merrill DataSite known as “Project California VDR” and continuously available for review by Buyer and its representatives during the period from 11:59 p.m., Central Time, on September 4, 2013 until the execution and delivery of this Agreement.

“DEK” shall mean DEK International GmbH.

“Designated Purchaser” shall have the meaning set forth in Section 1.3.

“Designated Seller” shall have the meaning set forth in Section 2.2(b).

“Disregarded Acquired Company” shall have the meaning set forth in Section 2.5(b)(i).

“Dispute” shall have the meaning set forth in Section 9.3.

“Dispute Notice” shall have the meaning set forth in Section 2.3(b).

“Dover” shall have the meaning set forth in the preamble of this Agreement.

“Dover Germany” shall have the meaning set forth in Section 5.1(d)(iii)(B).

“Dover Indemnified Party” shall have the meaning set forth in Section 9.2(a).

“Dover Marks” shall have the meaning set forth in Section 5.4(a)(i).

“ECT Acquired Companies” shall have the meaning set forth in the recitals of this Agreement.

“ECT Asset Sellers” shall have the meaning set forth in the recitals of this Agreement.

“ECT Assets” shall mean all of the assets, rights and properties of, including licenses granted to, the ECT Asset Sellers of every kind and description, wherever located, whether real, personal, mixed, tangible or intangible, used, held for use or useful exclusively or primarily in connection with the ECT Business.

“ECT Business” shall have the meaning set forth in the recitals of this Agreement.

“ECT Equity Sellers” shall have the meaning set forth in the recitals of this Agreement.

“ECT Liabilities” shall mean all of the Liabilities of the ECT Asset Sellers of every kind and description to the extent relating primarily or exclusively to the operation of the ECT Business or the ECT Assets, in each case as the same shall exist on the Closing Date, including:

(a) the Liabilities of the ECT Asset Sellers arising under any Contract included in the ECT Assets;

(b) the accounts payable of the ECT Asset Sellers to the extent related exclusively or primarily to the operation of the ECT Business; and

(c) the accrued expenses of the ECT Asset Sellers to the extent related exclusively or primarily to the operation of the ECT Business.

“ECT US” shall have the meaning set forth in Section 5.1(d)(iii)(A).

“Election Notice” shall have the meaning set forth in Section 5.1(f)(iii).

“Environmental Laws” shall mean all Laws regarding protection of the environment or occupational health and safety, including those protecting the quality of the ambient air, soil, surface water or groundwater, and the use, handling, transportation, treatment, storage, recycling, disposal, release or discharge of or, with respect to occupational health and safety, exposure to Hazardous Substances.

“Environmental Permits” shall have the meaning set forth in Section 3.1(l).

“Equity Sellers” shall have the meaning set forth in the recitals of this Agreement.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974.

“ERISA Affiliate” shall mean any entity which is, or at any applicable time was, a member of (a) a controlled group of corporations (as defined in Section 414(b) of the Code), (b) a group of trades or businesses under common control (as defined in Section 414(c) of the Code), or (c) an affiliated service group (as defined under Section 414(m) of the Code or the regulations under Section 414(o) of the Code), any of which includes or included any Acquired Company or Business Asset Seller.

“Estimated Basis Excess Amount” shall have the meaning set forth in Section 5.1(f)(ii).

“Estimated Closing Date Acquired Companies Indebtedness” shall have the meaning set forth in Section 2.1(b).

“Estimated Closing Date Acquired Companies Specified Employee Liabilities” shall have the meaning set forth in Section 2.1(b).

“Estimated Closing Date Acquired Companies Transaction Costs Liabilities” shall have the meaning set forth in Section 2.1(b).

“Estimated Closing Date Cash” shall have the meaning set forth in Section 2.1(b).

“Estimated Gross-Up Amount” shall have the meaning set forth in Section 5.1(f)(ii).

“Estimated Section 338(h)(10) Tax Amount” shall have the meaning set forth in Section 5.1(f)(ii).

“Excess Cash” shall mean the amount (if any) of Cash and Cash Equivalents held by any non-U.S. Acquired Company as of the close of business on the business day immediately prior to the Closing Date that is in excess of the amount set forth on Schedule 2.1 under the heading “Base Operating Cash”, in each case, in respect of such non-U.S. Acquired Company.

“Excluded Assets” shall mean the following assets, rights and properties of the Asset Sellers, which, for the avoidance of doubt, shall not be Acquired Assets:

(a) any rights in or to any Asset Seller’s franchise to be a corporation and its charter, corporate seal, minute books, stock books and other corporate records to the extent relating to its corporate existence and capitalization;

(b) except for any equity interest in any Acquired Company, any equity interest in any Asset Seller or in any other Person in which any Asset Seller owns any equity interest;

(c) the consideration to be delivered by Buyer to any Asset Seller pursuant to this Agreement and all other rights of any Asset Seller under this Agreement and the other documents and instruments to be executed and delivered pursuant hereto;

(d) any cash and cash equivalents of any Asset Seller;

(e) any intercompany receivables of any Asset Seller payable by an Affiliate of such Asset Seller, other than amounts due and owing for goods sold and services provided by the Acquired Businesses;

(f) any Asset Seller’s assets that are consumed, sold or disposed of in the Ordinary Course of Business prior to the Closing Date without breach of this Agreement;

(g) any refunds or credits with respect to any Taxes paid or incurred by any Asset Seller, together with any related interest received or due from the relevant taxing authority, any prepaid Taxes of any Asset Seller and any other rights to Taxes of any Asset Seller;

(h) subject to the Transition Services Agreement and Section 5.4 hereof, any rights of any Asset Seller in or to the Dover Marks or any derivation thereof and any corporate symbols or logos related thereto, including, for the avoidance of doubt, the www.dovercorporation.com domain name;

(i) any prepaid items, claims for contribution, indemnity rights and similar claims and causes of action and other intangible rights to the extent any of the foregoing relate exclusively or primarily to any Excluded Asset or to any Excluded Liability, and all privileges to the extent related thereto;

(j) any Asset Seller’s rights in, to and under insurance policies (except as otherwise provided in Section 5.5);

(k) any Retained Benefit Plans;

(l) any books, records, files or other embodiments of information relating exclusively or primarily to any other Excluded Asset or any Excluded Liability;

(m) any Asset Seller’s rights, claims or causes of action against third parties relating exclusively or primarily to any Excluded Asset or any Excluded Liability and any Asset Seller’s rights in, to and under insurance policies (except as otherwise provided in Section 5.5); and

(n) in the case of the Registered IP Sellers, any assets other than the Acquired Registered IP.

“Excluded Entity” shall mean each of Contact Products Japan, Ltd., Everett/Charles Japan, Ltd. and Contact Products Japan, Ltd.

“Excluded Liabilities” shall mean any Liability of any Asset Seller that is not an Assumed Liability, including the following Liabilities of the Asset Sellers, which, for the avoidance of doubt, shall not be Assumed Liabilities:

(a) any Liabilities owed by an Asset Seller to an Affiliate of such Asset Seller, except for those such Liabilities arising from an Asset Seller’s purchase or sale of products or services in the Ordinary Course of Business;

(b) any Liabilities related to any Retained Benefit Plan;

(c) any Liabilities arising from or related to any Indebtedness, Transaction Cost or Specified Employee Liability of an Asset Seller;

(d) any Liabilities of an Asset Seller relating to any of the Excluded Assets;

(e) any Liabilities for Taxes of any Asset Seller;

(f) any Liabilities of Dover or any Asset Seller under this Agreement and the other documents and instruments to be executed and delivered pursuant hereto;

(g) any Liabilities of an Asset Seller arising from any breach or default under any Contract at or prior to the Closing (or events or circumstances at or prior to the Closing which, after notice or lapse of time or both, would constitute any such breach or default);

(h) any Liabilities under any Contract if the rights and benefits under such Contract (A) are not assigned to Buyer because of a failure to obtain the consent of another Person or otherwise and (B) are not effectively provided to Buyer via another means without additional cost to Buyer in accordance with Section 1.2(c); and

(i) any Liabilities to indemnify any Person by reason of the fact that such Person was, prior to the Closing, a director, officer, employee, or agent of any Asset Seller or was serving at the request of any Asset Seller as a partner, trustee, director, officer, employee, or agent of another entity (whether such indemnification is for Losses or otherwise and whether such indemnification is pursuant to any statute, charter document, bylaw, agreement, or otherwise).

“Excluded Taxes” shall have the meaning set forth in Section 5.1(a)(i).

“Exploit” shall mean research, develop, design, test, modify, make, assemble, produce, use, sell, have made, have used, have sold, import, reproduce, market, offer for sale, distribute, commercialize, support, maintain, repair, correct, publicly perform, display, execute and create derivative works of.

“Final Allocation Schedule” shall have the meaning set forth in Section 2.5(b)(ii).

“Final Asset Allocation Schedule” shall have the meaning set forth in Section 2.5(b)(iv).

“Financial Statements” shall have the meaning set forth in Section 3.1(f).

“FIRPTA” shall mean the Foreign Investment in Real Property Tax Act of 1980.

“Fundamental Matters” shall have the meaning set forth in Section 9.1(b).

“GAAP” shall mean United States generally accepted accounting principles.

“German Profit and Loss Arrangement” shall mean the Domination Profit and Loss Absorption Agreement dated October 23, 2007 by and between atg L&M and Dover Germany.

“Governmental Entity” shall mean any foreign, federal, state, local or other governmental authority or regulatory body, including any court, commission, board, bureau, agency or instrumentality thereof.

“Gross-Up Amount” shall have the meaning set forth in Section 5.1(f)(vii).

“Hazardous Substance” shall mean all substances or wastes defined as pollutants, contaminants, toxic substance, hazardous substance or material of environmental concern, including petroleum or petroleum-based substances or wastes, friable asbestos, polychlorinated biphenyls or any other substances defined as such under or subject to regulation under any Environmental Law.

“Higher Cap” shall have the meaning set forth in Section 9.1(e).

“HSR Act” shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976.

“Indebtedness” shall mean, with respect to any Person, (a) indebtedness for borrowed money or for the deferred purchase price of property or services (other than current trade liabilities incurred in the Ordinary Course of Business), including (i) any indebtedness evidenced by a note, bond, debenture or similar instrument, (ii) accrued interest and any prepayment premiums, penalties, breakage costs or other similar obligations in respect thereof and (iii) any guarantees or other contingent obligations in respect thereof, (b) the face amount of outstanding letters of credit, acceptances and similar obligations created for the account of such Person, (c)

liabilities and reimbursement obligations under interest rate cap agreements, interest rate swap agreements, foreign currency exchange agreements and other hedging agreements or arrangements, (d) obligations (whether or not such Person has assumed or become liable for the payment of such obligation) secured by Liens, (e) capitalized lease obligations, (f) bankers acceptances and overdrafts, (g) obligations to purchase securities (or other property) which arise out of or in connection with the sale of the same or substantially similar securities or property and (h) guaranties or arrangements having the economic effect of a guaranty by such Person of any indebtedness of any other Person.

“Indemnification Notice” shall have the meaning set forth in Section 9.3.

“Indemnified Event” shall have the meaning set forth in Section 9.5.

“Indemnified Party” shall have the meaning set forth in Section 9.3.

“Indemnifying Party” shall have the meaning set forth in Section 9.3.

“Independent Auditor” shall have the meaning set forth in Section 2.3(d).

“Intellectual Property” shall mean, collectively, all of the rights, title or interest in any of the following, arising under the Laws of the U.S., any state, any other country, or international treaty regime, whether or not filed, perfected, registered or recorded, including all renewals and extensions thereof: (a) Trademarks; (b) Patents and inventions, invention disclosures, and improvements, whether or not patentable; (c) Copyrights, rights of publicity (and other rights to use the names and likenesses of individuals); (d) Trade Secrets and rights to limit the use or disclosure thereof by any Person; (e) Internet domain names; (f) design rights; (g) Software; and (h) claims, causes of action and defenses relating to the enforcement or protection of any of the foregoing, including remedies against infringement or misappropriation thereof, whether such infringement or misappropriation occurs before or after the Closing.

“Inventory” shall mean inventories of raw materials, work-in-process and finished products, and all spare, service and repair parts, supplies and components held for sale, together with related packaging materials.

“IP Termination Agreement” shall mean the intellectual property termination agreement by and between Delaware Capital Formation, Inc., and Everett Charles Technologies LLC, substantially in the form of Exhibit G hereto.

“IRS” shall mean the U.S. Internal Revenue Service.

“Knowledge of Buyer” or “Buyer’s Knowledge” shall mean, as to a particular matter, the knowledge of the following individuals, in each case after reasonable due inquiry: Colin Savoy, David Tacelli and Mark Gallenberger.

“Knowledge of Dover” or “Dover’s Knowledge” shall mean, as to a particular matter, the knowledge of the following individuals, in each case after reasonable due inquiry: Peter Marshall, Edwin Lou, Martin Senger, Dr. Reinhart Richter and Chan Pin Chong.

“Law” shall mean any common law or any federal, foreign, state, local or other constitution, statute, law, code, ordinance, rule, regulation or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Entity or any Order.

“Leases” shall have the meaning set forth in Section 3.1(n)(i).

“Liability” shall mean any direct or indirect liability, obligation, indebtedness, guaranty, endorsement, claim, loss, damage, deficiency, cost, expense, obligation or responsibility that a Person owes to or at the behest of any other Person, fixed or unfixed, known or unknown, liquidated or unliquidated or secured or unsecured, in each case whether called a liability, obligation, indebtedness, guaranty, endorsement, claim, loss, damage, deficiency, cost, expense or responsibility or otherwise.

“Lien” shall mean any mortgage, lien, pledge, charge, claim, security interest or encumbrance of any kind, or any defect in title, in each case whether arising by contract, by operation of Law or otherwise.

“Local Agreements” shall have the meaning set forth in Section 1.4(a).

“Losses” shall mean any and all losses, costs, settlement payments, awards, judgments, fines, penalties, Taxes, damages, expenses, incidental damages, deficiencies, charges, or Liabilities (including interest, court costs, reasonable costs of investigators, reasonable fees and expenses of attorneys, accountants, financial advisors and other experts, and other expenses of litigation, arbitration or other dispute resolution procedures); provided, however, that Losses shall not include punitive, exemplary or consequential damages of any kind (in each case, other than those payable to an unaffiliated Person resulting from a Third Party Claim).

“Lower Cap” shall have the meaning set forth in Section 9.1(b)(iii).

“Marks Transition Period” shall have the meaning set forth in Section 5.4(a)(ii).

“Material Adverse Effect” shall mean any event, circumstance, change, effect or occurrence that, individually or in the aggregate with all other events, circumstances, changes, effects or occurrences, is, or would reasonably expected to be, materially adverse to (a) the ability of Dover to consummate (or to cause its Affiliates to consummate) the transactions contemplated hereby or to perform its obligations hereunder or (b) the business, assets, liabilities, capitalization, financial condition or results of operations of the Acquired Businesses, taken as a whole, but shall, solely with respect to the foregoing clause (b), exclude any event, circumstance, change, effect or occurrence arising after the date of this Agreement to the extent resulting or arising from (i) any change in any Law or GAAP (or any interpretation thereof), (ii) any change in interest rates or general economic conditions in the industries or markets in which the Acquired Businesses operate or affecting the United States of America or foreign economies in general; (iii) any change that is generally applicable to the industries or markets in which the Acquired Businesses operate; (iv) any national or international political or social conditions, including the engagement by the United States of America or any other jurisdiction in which the Acquired Businesses operate in hostilities, whether or not pursuant to the declaration of a national emergency or war, or the occurrence of any military or terrorist attack upon the United

States of America or any such jurisdiction or any of their respective territories, possessions, or diplomatic or consular offices or upon any military installation, equipment or personnel of the United States of America or any such jurisdiction; (v) any acts of God, including any earthquakes, hurricanes, tornados, floods, tsunamis or other natural disasters, (vi) the announcement of this Agreement; (vii) any action taken upon the written request of Buyer or any of its Affiliates; or (viii) any effect that is cured by Dover or any Acquired Company prior to the Closing; provided, however, that in the case of each of clauses (i) through (v) of the foregoing, any such event, circumstance, change, effect or occurrence shall not be excluded to the extent that it impacts the Acquired Businesses in a disproportionate manner relative to other businesses similar to the Acquired Businesses operating in the industries or markets in which the Acquired Businesses operate.

“Material Competition Law” shall mean each Competition Law set forth on Schedule 11.17(a).

“Material Contract” shall have the meaning set forth in Section 3.1(o).

“Most Recent Balance Sheet” shall have the meaning set forth in Section 3.1(f)(i).

“Most Recent Balance Sheet Date” shall have the meaning set forth in Section 3.1(f)(i).

“Most Recent Financial Statements” shall have the meaning set forth in Section 3.1(f)(i).

“MT Acquired Companies” shall have the meaning set forth in the recitals of this Agreement.

“MT Asset Sellers” shall have the meaning set forth in the recitals of this Agreement.

“MT Assets” shall mean all of the assets, rights and properties of, including licenses granted to, the MT Asset Sellers of every kind and description, wherever located, whether real, personal, mixed, tangible or intangible, used, held for use or useful exclusively or primarily in connection with the MT Business.

“MT Business” shall have the meaning set forth in the recitals of this Agreement.

“MT Equity Sellers” shall have the meaning set forth in the recitals of this Agreement.

“MT Liabilities” shall mean all of the Liabilities of the MT Asset Sellers of every kind and description to the extent relating primarily or exclusively to the operation of the MT Business or the MT Assets, in each case as the same shall exist on the Closing Date, including:

(a) the Liabilities of the MT Asset Sellers arising under any Contract included in the MT Assets;

(b) the accounts payable of the MT Asset Sellers to the extent related exclusively or primarily to the operation of the MT Business; and

(c) the accrued expenses of the MT Asset Sellers to the extent related exclusively or primarily to the operation of the MT Business.

“MT Singapore” shall have the meaning set forth in Section 5.1(d)(iii)(A).

“MTeS” shall have the meaning set forth in Section 5.1(d)(iii)(A).

“MTG” shall have the meaning set forth in Section 5.1(d)(iv).

“Multitest Companies” shall have the meaning set forth in Section 5.1(d)(iv).

“Multitest US” shall have the meaning set forth in Section 5.1(f)(i).

“Nonassignable Asset” shall have the meaning set forth in Section 1.2(c).

“Non-controlling Party” shall mean the party not controlling the defense of any Third Party Claim.

“Open Source Material” shall mean any Software, documentation or other material that (a) is distributed as “free software”, “open source software” or under a similar licensing or distribution model, including the GNU General Public License (GPL), GNU Lesser General Public License (LGPL), Mozilla Public License (MPL), or any other license described by the Open Source Initiative as set forth on www.opensource.org, or (b) grants, or purports to grant, to any third party, any rights or immunities under Intellectual Property, including any Software, documentation or other material that requires, as a condition of the modification, distribution or other use of such Software, documentation or other material, that any Software, documentation or other material incorporated into, derived from or distributed with such Software, documentation or other material be (i) disclosed or distributed in source code form, (ii) licensed for the purpose of making derivative works, (iii) redistributable at no charge or minimal charge or (iv) licensed under terms that allow reverse engineering, reverse assembly or disassembly of any kind.

“Orders” shall mean any order, writ, injunction, judgment, ruling or decree of any Governmental Entity or arbitration panel.

“Ordinary Course of Business” shall mean the ordinary course of business consistent with past custom and practice (including with respect to frequency and amount).

“Parent” shall have the meaning set forth in the preamble of this Agreement.

“Party” or “Parties” shall mean Dover and/or Buyer, as the case may be.

“Patents” shall mean issued U.S. and foreign patents and pending patent applications (including provisional patent applications), patent disclosures, utility models, design registrations, certificates of invention and similar statutory rights, and other governmental grants for the protection of inventions or industrial designs, and any and all divisionals, continuations, continuations-in-part, reissues, reexaminations, and extensions thereof, including in each case all inventions and improvements described therein.

“Permit” shall mean any license, permit, approval, authorization or consent of any Governmental Entity.

“Permitted Liens” shall mean (a) Liens for Taxes not yet due and payable or being contested in good faith by appropriate Proceedings, (b) Liens of landlords or mechanic’s, material men’s, repairman’s or similar Liens arising in the Ordinary Course of Business with respect to obligations that are not more than one hundred twenty (120) days past due or that are being contested in good faith by appropriate proceedings, and (c) pledges or deposits to secure obligations under workers’ compensation, unemployment insurance or other types of social security or similar requirements of Law.

“Permitted Real Property Exceptions” shall mean, collectively, (a) Liens for Taxes and other governmental charges and assessments (including special assessments) that are not yet due and payable or being contested in good faith by appropriate Proceedings for which appropriate reserves have been made; (b) all matters and exceptions set forth in any title insurance policies or commitments, if any, made available to Buyer or otherwise reflected in title records relating to real property that do not materially impair the use or value of the real property to which they relate; (c) Liens or other charges, encumbrances or title exceptions or imperfections with respect to the Acquired Owned Real Property created by or resulting from the acts or omissions of Buyer or any of its Affiliates’ employees, officers, directors, agents, representatives, contractors, invitees or licensees, in each case in their capacity as such; (d) Liens imposed by applicable Law, including building and zoning laws, ordinances and regulations now or hereafter in effect relating to the Acquired Real Property; (e) any Permitted Liens to the extent applicable to the Acquired Real Property; (f) easements, rights of way, restrictions, covenants or other similar matters that, individually or in the aggregate, are not material in amount and do not materially detract from the value or materially impair the existing use of the Acquired Real Property affected by such easement, right of way, restriction, covenant or other matter; and (g) in the case of Acquired Leased Real Property, Liens not created by the Acquired Companies or Business Assets Sellers that affect the underlying fee interest of the Acquired Leased Real Property.

“Person” shall mean any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or Governmental Entity.

“Preliminary Acquired Companies Indebtedness Determination” shall have the meaning set forth in Section 2.3(a).

“Preliminary Acquired Companies Specified Employee Liabilities Determination” shall have the meaning set forth in Section 2.3(a).

“Preliminary Acquired Companies Transaction Costs Liabilities Determination” shall have the meaning set forth in Section 2.3(a).

“Preliminary Allocation Schedule” shall have the meaning set forth in Section 2.5(b)(i).

“Preliminary Asset Allocation Schedule” shall have the meaning set forth in Section 2.5(b)(i).

“Preliminary Cash Determination” shall have the meaning set forth in Section 2.3(a).

“Preliminary Closing Date Balance Sheet” shall have the meaning set forth in Section 2.3(a).

“Preliminary Closing Statement” shall have the meaning set forth in Section 2.3(a).

“Preliminary Working Capital Determination” shall have the meaning set forth in Section 2.3(a).

“Proceeding” shall mean any claim, demand, charge, complaint, action, suit, proceeding, hearing, audit or investigation, whether judicial or administrative, of any Person, including an arbitrator or Governmental Entity.

“Products” shall mean all products or services currently manufactured, sold, leased, distributed, provided or otherwise disposed of by any of the Acquired Businesses, or manufactured, sold, leased, distributed, provided or otherwise disposed of by any of the Acquired Business during the twelve month period ending on the date hereof, and all products or service offerings in development by any of the Acquired Businesses. With respect to products or services in development, this definition shall apply only to the current design of any such products or services and shall not be applicable to the extent of any material alterations to the design of such products or services after the Closing.

“Promissory Note” shall mean a Promissory Note, dated as of the Closing Date, in the form attached as Exhibit H hereto issued by Buyer to Dover, with an original principal amount equal to $20,000,000,.

“Proprietary Information” shall have the meaning set forth in Section 5.8.

“ProWorks License Agreement” shall mean that certain license agreement, dated as of the Closing Date, by and between Dover and Buyer, substantially in the form attached hereto as Exhibit M.

“Registered IP” shall mean all Intellectual Property that is registered, filed or issued under the authority of, with or by any Governmental Entity or Internet domain name registrar, including all registered Patents, registered Copyrights, registered Trademarks, Internet domain names and all filed applications for any of the foregoing.

“Registered IP Sellers” shall have the meaning set forth in the recitals of this Agreement.

“Response” shall mean a written response provided by the Indemnifying Party to the Indemnified Party containing the information provided for in Section 9.3.

“Restricted Person” shall mean any Current Employee and any Person who, at any time from and after the execution of this Agreement until the Closing, serves as a contractor, subcontractor, consultant, sales representative or vendor of any Acquired Company or, to the extent related to any Acquired Asset, Assumed Liability or Acquired Business, Asset Seller; provided, that, “Restricted Person” shall not include any service provider that is concurrently providing services to Dover or any of its Affiliates, on the one hand, and Buyer or any of its Affiliates, on the other hand.

“Retained Benefit Plan” shall mean each Benefit Plan that is to be retained by Dover or any of its Affiliates at the Closing (i.e., not transferred to Buyer or any Designated Purchaser), including all Benefit Plans (other than Benefit Plans sponsored by an Acquired Company) to the extent covering individuals who are not current employees or contractors of an Acquired Business.

“Rosenheim Property” shall have the meaning set forth in Section 5.11.

“Sale Notice” shall have the meaning set forth in Section 5.7(b)(i).

“Schedules” shall mean the disclosure schedules delivered by Dover to Buyer simultaneously with the execution and delivery of this Agreement.

“Section 338(h)(10) Election” shall have the meaning set forth in Section 5.1(f)(ii).

“Section 338(h)(10) Tax Amount” shall have the meaning set forth in Section 5.1(f)(ii).

“Section 338(h)(10) Taxes” means any Taxes imposed as a result of the Section 338(h)(10) Election or any elections under state, local or other Tax Law that are required to be made or deemed to have been made as a result of the Section 338(h)(10) Election.

“Seller Pension Plan” means any Benefit Plan covered by Section 412 of the Code and/or Section 302 of ERISA that is currently or in the past six years was sponsored, maintained, or contributed to by any Acquired Company, Business Asset Seller or any ERISA Affiliate of any Acquired Company or Business Asset Seller.

“Software” shall mean all computer software and web sites, including data files, source code, object code, application programming interfaces and other software related specifications and documentation.

“Specified Employee Liability” shall mean, with respect to any Person, any amount payable to an employee of such Person pursuant to any change in control or transaction bonus or retention plan or similar arrangement involving such Person, in each case payable solely as a result of the transactions contemplated by this Agreement.

“Straddle Period” shall mean any taxable year or period beginning on or before but ending after the Closing Date.

“Subordination Agreement” shall mean the subordination agreement by and between Parent and Silicon Valley Bank, dated as of the Closing Date, in the form also attached as Exhibit H hereto.

“Subsidiary” of any Person shall mean another Person, an amount of the voting securities, other voting ownership or voting partnership interests of which is sufficient to elect at least a majority of its board of directors or other governing body (or, if there are no such voting interests, 50% or more of the equity interests of which) or is entitled to receive 50% or more of the net assets of such Person available for distributions to the holders of ownership interests therein upon a liquidation or dissolution of such Person is owned directly or indirectly by such first Person or by another Subsidiary of such first Person.

“Supply Agreement” shall mean the supply agreement between DEK, Everett Charles Technologies LLC and Dover Asia Trading Pte. Ltd. (solely for purposes of Section 2 thereof), attached as Exhibit I hereto.

“Tax Attributes” shall mean, with respect to any Tax, any tax basis, net operating loss carryovers, net capital loss carryovers, credits and similar Tax items of any Person.

“Tax Package” shall have the meaning set forth in Section 5.1(b)(iv).

“Tax Proceeding” shall have the meaning set forth in Section 5.1(c)(ii).

“Tax Return” shall mean any return, declaration, form, report, estimate, claim for refund, or information return or statement relating to, or required to be filed in connection with, any Taxes, including any schedule or attachment thereto and any amendment thereof filed with or submitted to (or required to be filed with or submitted to) any Governmental Entity.

“Tax Sharing Arrangement” shall mean any written or unwritten agreement or arrangement providing for the allocation or payment of Tax liabilities or payment for Tax benefits between or among members of any group of corporations filing Tax Returns that files, will file or has filed Tax Returns on a combined, consolidated or unitary basis.

“Taxes” shall mean any and all taxes, charges, fees, duties, contributions, levies or similar assessments or liabilities, including income, corporation, premium, value-added, capital gains, documentary, recapture, alternative or add-on minimum, disability, registration, recording, license, lease, service, service use, transfer, business license, business organization, environmental, severance, occupation, franchises, windfall or other profits, gross receipts, real and tangible property, sales, use, capital stock, payroll, employment, social security, workers’ compensation, unemployment compensation, net worth, stamp, customs excise, withholding, ad valorem, value added and estimated taxes or charges imposed by the United States of America or any state, local or foreign government, or any agency or political subdivision thereof, and any interest, fines, penalties, assessments or additions to tax imposed with respect to such items or any contest or dispute thereof.

“Termination Date” shall have the meaning set forth in Section 10.1(b).

“Third Party Claim” shall have the meaning set forth in Section 9.4(a).

“Threshold” shall have the meaning set forth in Section 9.1(b)(ii).

“Total Consideration” shall have the meaning set forth in Section 2.5(b).

“Trademarks” shall mean U.S. and foreign registered and unregistered trademarks, trade dress, service marks, trade names, logos and all registrations and applications to register the same, and the goodwill associated with any of the foregoing.

“Trade Materials” shall have the meaning set forth in Section 5.4(a)(ii).

“Trade Secrets” shall mean trade secrets, and to the extent not generally known to the public, know-how, business, marketing and technical information, databases, procedures, research records, market surveys, product specifications, product designs, plans, compositions, proprietary processes, methods, techniques, customer lists and data, supplier lists and data, and any other non-public or confidential information.

“Transaction Cost” shall mean, with respect to any Person, any third-party cost, fee or expense (including, for the avoidance of doubt, any such cost, fee or expense payable as a result of the consummation of the transactions contemplated by this Agreement) incurred by such Person in connection with the transactions contemplated by this Agreement; provided, that, for the avoidance of doubt, Transaction Costs shall not include Specified Employee Liabilities.

“Transferred Employees” shall have the meaning set forth in Section 5.2(a)(i).

“Transition Services Agreement” shall mean a master transition services agreement between Dover and Buyer, substantially in the form of Exhibit J hereto, which may, to the extent required by Law or to the extent more convenient for administrative purposes, have appended thereto separate agreements for particular jurisdictions, in each case as mutually agreed upon by the Parties.

“VAT” shall have the meaning set forth in Section 5.1(d)(i)(A).

“VAT Issue” shall have the meaning set forth in Section 5.1(a)(i).

“WARN” shall have the meaning set forth in Section 5.2(h).

“Working Capital” shall mean (a) the consolidated current assets of the Acquired Companies and those Acquired Assets that constitute current assets (excluding, in each case, Cash and Cash Equivalents, any prepaid insurance premium in respect of Parent’s insurance policies with Liberty Mutual, intercompany receivables (other than intercompany receivables in respect of hosting Current Employees (by and among Dover and its Affiliates), including any payroll, facility costs and IT infrastructure charges associated therewith), income tax assets and the amount of any accrued value added Tax refund) minus (b) the consolidated current liabilities of the Acquired Companies and those Assumed Liabilities that constitute current liabilities (excluding, in each case, income tax liabilities, intercompany payables (other than intercompany payables in respect of hosting Current Employees (by and among Dover and its Affiliates), including any payroll, facility costs and IT infrastructure charges associated therewith), Indebtedness, Transaction Costs and Specified Employee Liabilities and including the liability of atg L&M to Dover Germany under the German Profit and Loss Arrangement in accordance with the provisions of Section 5.12), in each case calculated in accordance with the line items specified on Exhibit F and the Accounting Principles.

“Working Capital Target” shall mean $62,400,000.

Where any group or category of items or matters is defined collectively in the plural number, any item or matter within such definition may be referred to using such defined term in the singular number, and vice versa.

[Signature pages follow.]

IN WITNESS WHEREOF, the Parties have caused their duly authorized officers to execute and deliver this Master Sale and Purchase Agreement as of the day and year first written above.

DOVER PRINTING & IDENTIFICATION, INC. (“Dover”)

By:	/s/ Peter J. Marshall
Name:	Peter J. Marshall
Title:	Authorized Person

DOVER CORPORATION, solely for purposes of Sections 11.3(b), 11.4 and 11.16 (“Parent”)

By:	/s/ Peter J. Marshall
Name:	Peter J. Marshall
Title:	Authorized Person

LTX-CREDENCE CORPORATION (“Buyer”)

By:	/s/ David G. Tacelli
Name:	David G. Tacelli
Title:	President and Chief Executive Officer

[Master Sale and Purchase Agreement]

Execution Version

Exhibit A

ECT Equity Sellers and ECT Acquired Companies

Seller	Company*

Dover Corporation	1.	Everett Charles Technologies Board Test Manufacturing Limited Company (50%)

Dover Communication Technologies, Inc.	1.	Everett Charles Technologies LLC

Dover Asia Trading Private Limited	1.	Everett Charles Technologies (Shenzhen) Limited

	2.	Test Solutions (Suzhou) Co., Ltd.

Dover Global Holdings, Inc.	1.	Everett Charles Technologies Board Test Manufacturing Limited Company (50%)

Dover Germany GmbH	1.	atg Luther & Maelzer GmbH

		a.	atg Luther & Maelzer Asia Ltd.

		b.	ETZ Elektrisches Testzentrum fuer Leiterplatten GmbH (15.38%)

*	Note that the Subsidiaries and other subsidiaries of each company (if any) are set forth below its name. All ownership interests are 100% unless otherwise indicated.

Execution Version

Exhibit B

ECT Asset Sellers

Seller
Dover India Pvt., Ltd.
Icon Technology Company Ltd.
DEK Northern Europe Limited
Dover Southeast Asia (Thailand) Ltd.
Dover Asia Trading Private Limited
Delaware Capital Formation, Inc.
DTG International GmbH

Execution Version

Exhibit C

MT Equity Sellers and MT Acquired Companies

Seller	Company*

Delaware Capital Formation, Inc.	1.	Multitest Electronic Systems Inc.

Dover Germany GmbH	1.	Multitest GmbH

		a.	Multitest elektronische Systeme GmbH

		b.	FTZ Fraes-und Technologiezentrum GmbH Frasdorf (39%)

Dover Netherlands Services B.V.	1.	Multitest Electronic Systems (Penang) Sdn. Bhd.

Dover Asia Trading Private Limited	1.	Multitest Electronic Systems (Philippines) Corporation

*	Note that the Subsidiaries and other subsidiaries of each company (if any) are set forth below its name. All ownership interests are 100% unless otherwise indicated.

Execution Version

Exhibit D

MT Asset Sellers

Seller
Dover Corporation Regional Headquarters
Dover India Pvt., Ltd.
Dover Southeast Asia (Thailand) Ltd.
DEK Printing Machines Limited
Dover Global Trading Pte. Ltd.
Dover Netherlands Services B.V.

Execution Version

Exhibit E

Acquired Registered IP

Trademarks

OWNER	COUNTRY	APPLICATION NUMBER	FILING DATE	REGISTRATION NUMBER	REGISTRATION DATE	MARK

Delaware Capital Formation, Inc.	United States	75-711658	21-May-99	2571852	21-May-02	BANTAM

Delaware Capital Formation, Inc.	United Kingdom	2214278	15-Nov-99	2214278	07-Jul-00	BANTAM

Delaware Capital Formation, Inc.	Taiwan	88057311	18-Nov-99	930664	16-Feb-01	Bantam

Delaware Capital Formation, Inc.	Japan	2002-042399	23-May-02	4831504	07-Jan-05	BANTAM

Delaware Capital Formation, Inc.	European	1382779	12-Nov-99	1382779	20-Dec-00	BANTAM

Delaware Capital Formation, Inc.	United States	75-711660	21-May-99	2553252	26-Mar-02	BANTAM PAK

Delaware Capital Formation, Inc.	United Kingdom	2214276	15-Nov-99	2214276	30-Jun-00	BANTAM PAK

Delaware Capital Formation, Inc.	Taiwan	88057310	18-Nov-99	936054	16-Feb-01	Bantam Pak

Delaware Capital Formation, Inc.	European	1383116	12-Nov-99	1383116	11-Dec-00	BANTAM PAK

Delaware Capital Formation, Inc.	Germany	P 32837 9WZ	21-Jun-85	1090880	28-Apr-86	BIASING BALL

Delaware Capital Formation, Inc.	France	747531	14-Jun-85	1312722	14-Jun-85	BIASING BALL

Delaware Capital Formation, Inc.	United States	73-518861	23-Jan-85	1351509	30-Jul-85	BIASING-BALL

Delaware Capital Formation, Inc.	Canada	0544107	20-Jun-85	TMA320636	14-Nov-86	BIASING-BALL

Delaware Capital Formation, Inc.	United States	76-401873	30-Apr-02	2738808	15-Jul-03	DURAPAK

Delaware Capital Formation, Inc.	Taiwan	17226	02-May-02	1043345	16-May-03	DURAPAK

Delaware Capital Formation, Inc.	Japan	2002-037770	09-May-02	4651696	07-Mar-03	DURAPAK

Delaware Capital Formation, Inc.	China	3208411	12-Jun-02	3208411	14-Oct-03	DuraPak

Delaware Capital Formation, Inc.	Canada	1139359	30-Apr-02	TMA651714	27-Oct-05	DURAPAK

Delaware Capital Formation, Inc.	Taiwan	94014990	01-Apr-05	01197346	16-Feb-06	ECT

Delaware Capital Formation, Inc.	Singapore	T05/04594E	29-Mar-05	T05/04594E	18-Oct-05	ECT

Delaware Capital Formation, Inc.	Singapore	T05/04592I	29-Mar-05	T05/04592I	26-Jul-05	ECT

Delaware Capital Formation, Inc.	Hong Kong	Not yet filed	Not yet filed			ECT

Delaware Capital Formation, Inc.	China	4634094	29-Apr-05	4634094	21-Dec-08	ECT

Delaware Capital Formation, Inc.	China	4634096	29-Apr-05	4634096	28-Oct-09	ECT

Delaware Capital Formation, Inc.	United States	78-593816	23-Mar-05	3167563	07-Nov-06	ECT and Design

Delaware Capital Formation, Inc.	European	4363073	30-Mar-05	4363073	18-Apr-06	ECT and design

Delaware Capital Formation, Inc.	China	4634093	29-Apr-05	4634093	28-Oct-09	ECT and design

Delaware Capital Formation, Inc.	United States	78-593835	23-Mar-05	3167564	07-Nov-06	ECT Block Letters

Delaware Capital Formation, Inc.	Taiwan	94014991	01-Apr-05	01197347	16-Feb-06	ECT stylized and design

Delaware Capital Formation, Inc.	Singapore	T05/04591J	29-Mar-05	T05/04591J	01-Feb-06	ECT stylized and design

Delaware Capital Formation, Inc.	Singapore	T05/04590B	29-Mar-05	T05/04590B	16-Jan-06	ECT stylized and design

Delaware Capital Formation, Inc.	Hong Kong	300393246	29-Mar-05	300393246	24-Aug-05	ECT stylized and design

Delaware Capital Formation, Inc.	China	4634095	29-Apr-05	4634095	21-Dec-08	ECT stylized and design

Delaware Capital Formation, Inc.	United States	78-213082	10-Feb-03	3068926	14-Mar-06	ELIMINATOR

Delaware Capital Formation, Inc.	China	2001032801	09-Mar-01	2018115	14-Oct-04	ELIMINATOR

Delaware Capital Formation, Inc.	United States	76-679657	19-Jul-07	3456134	01-Jul-08	ESH Block Letters

Delaware Capital Formation, Inc.	United States	74-243815	06-Feb-92	1838309	31-May-94	EVERETT CHARLES TECHNOLOGIES

Delaware Capital Formation, Inc.	Taiwan	94014483	30-Mar-05	1208763	01-May-06	Everett Charles Technologies

Delaware Capital Formation, Inc.	Singapore	T05/04125G	28-Mar-05	T05/04125G	28-Dec-05	Everett Charles Technologies

Delaware Capital Formation, Inc.	Singapore	T05/04124I	28-Mar-05	T05/04124I	20-Sep-05	Everett Charles Technologies

Delaware Capital Formation, Inc.	Mexico	709888	01-Apr-05	884973	31-May-05	Everett Charles Technologies

Delaware Capital Formation, Inc.	Mexico	714727	28-Apr-05	888348	24-Jun-05	Everett Charles Technologies

Delaware Capital Formation, Inc.	Japan	H10-099459	20-Nov-98	4746192	06-Feb-04	EVERETT CHARLES TECHNOLOGIES

Delaware Capital Formation, Inc.	Hong Kong	300393237	29-Mar-05	300393237	04-Aug-05	Everett Charles Technologies

Delaware Capital Formation, Inc.	European	4362927	30-Mar-05	004362927	18-Apr-06	Everett Charles Technologies

Delaware Capital Formation, Inc.	China	4541448	15-Mar-05	4541448	07-Oct-08	Everett Charles Technologies

Delaware Capital Formation, Inc.	China	4551526	21-Mar-05	4551526	21-Jan-08	Everett Charles Technologies

Delaware Capital Formation, Inc.	Brazil	827313985	07-Apr-05	827313985	06-Nov-07	Everett Charles Technologies

Delaware Capital Formation, Inc.	Brazil	827313977	07-Apr-05	827313977	20-Nov-07	Everett Charles Technologies

Delaware Capital Formation, Inc.	United States	73-642017	28-Jan-87	1467094	01-Dec-87	FASTITE

Delaware Capital Formation, Inc.	United States	85/925778	07-May-13			Laserwire

Delaware Capital Formation, Inc.	Korea, South	4020040044233	30-Sep-04	4006365650000	27-Oct-05	MINI MITE

Delaware Capital Formation, Inc.	United States	76-401874	30-Apr-02	2680883	28-Jan-03	MINI-MITE

Delaware Capital Formation, Inc.	Taiwan	17228	02-May-02	1043346	16-May-03	MINI-MITE

Delaware Capital Formation, Inc.	Canada	1139360	30-Apr-02	TMA648760	22-Sep-05	MINI-MITE

Delaware Capital Formation, Inc.	United States	72-346959	22-Dec-69	916181	13-Jul-71	POGO

Delaware Capital Formation, Inc.	United Kingdom	1193106	29-Mar-83	1193106	02-Jan-85	POGO

2

Delaware Capital Formation, Inc.	Taiwan	87050094	14-Oct-98	922362	01-Jan-01	Pogo

Delaware Capital Formation, Inc.	Japan	H07-96393	21-Sep-95	4090608-2	12-Dec-97	Pogo

Delaware Capital Formation, Inc.	Japan	1998-087300	13-Oct-98	4537490	18-Jan-02	POGO

Delaware Capital Formation, Inc.	Italy	33655C/83	21-Apr-83	1055588	03-Nov-86	POGO

Delaware Capital Formation, Inc.	Germany	P 30191 9WZ	07-Apr-83	1056822	05-Dec-83	POGO

Delaware Capital Formation, Inc.	France	660649	07-Apr-83	1232477	05-Apr-93	POGO

Delaware Capital Formation, Inc.	Canada	501198	31-Mar-83	288699	09-Mar-84	POGO

Delaware Capital Formation, Inc.	United Kingdom	B1336919	29-Feb-88	B1336919	08-Feb-91	ROBOPROBE

Delaware Capital Formation, Inc.	United States	73-576583	06-Jan-86	1608864	07-Aug-90	TTI TESTRON and Design

Delaware Capital Formation, Inc.	Taiwan	97022414	13-May-08	01353722	16-Mar-09	Valitron

Delaware Capital Formation, Inc.	Singapore	T08/05897E	06-May-08	T0805897E	06-May-08	Valitron

Delaware Capital Formation, Inc.	Malaysia	08008772	06-May-08	08008772	15-Apr-10	Valitron

Delaware Capital Formation, Inc.	Korea, South	40-2008-0022203	08-May-08	4007771060000	23-Jan-09	Valitron

Delaware Capital Formation, Inc.	Japan	2008-035515	08-May-08	5176251	24-Oct-08	Valitron

Delaware Capital Formation, Inc.	India	1686564	13-May-08	1686564	07-Feb-11	Valitron

Delaware Capital Formation, Inc.	Hong Kong	301109718	06-May-08	301109718	16-Dec-08	Valitron

Delaware Capital Formation, Inc.	European	006854848	14-Apr-08	006854848	29-Jan-09	Valitron

Delaware Capital Formation, Inc.	China	6715806	12-May-08	6715806	07-Jun-10	Valitron

Delaware Capital Formation, Inc.	United States	77-406694	26-Feb-08	3538480	25-Nov-08	VALITRON Block Letters

Delaware Capital Formation, Inc.	WIPO	1032674	04-Mar-10	1032674	04-Mar-10	ZIP

Delaware Capital Formation, Inc.	Vietnam	1032674	04-Mar-10	1032674	04-Mar-10	Zip

Delaware Capital Formation, Inc.	Singapore	1032674	04-Mar-10	1032674	04-Mar-10	Zip

Delaware Capital Formation, Inc.	Korea, South	1032674	04-Mar-10	1032674	04-Mar-10	Zip

Delaware Capital Formation, Inc.	Japan	1032674	04-Mar-10	1032674	04-Mar-10	Zip

Delaware Capital Formation, Inc.	Hong Kong	301558422	09-Mar-10	301558422	11-Aug-10	Zip

Delaware Capital Formation, Inc.	European	1032674	04-Mar-10	1032674	04-Mar-10	Zip

Delaware Capital Formation, Inc.	China	1032674	04-Mar-10	1032674	04-Mar-10	Zip

Delaware Capital Formation, Inc.	Canada	1472045	05-Mar-10	TMA835542	01-Nov-12	Zip

Delaware Capital Formation, Inc.	United States	77-884604	02-Dec-09	3807010	22-Jun-10	ZIP Block Letters

Delaware Capital Formation, Inc.	Taiwan	99010063	08-Mar-10	01432224	01-Oct-10	ZIP Block Letters

Delaware Capital Formation, Inc.	Philippines	4-2010-002712	10-Mar-10	42010002712	03-Mar-11	ZIP Block Letters

Delaware Capital Formation, Inc.	Malaysia	2010004046	09-Mar-10	2010004046	05-Nov-12	ZIP Block Letters

Delaware Capital Formation, Inc.	India	1937409	17-Mar-10			ZIP Block Letters

3

Delaware Capital Formation, Inc.	Brazil	830553894	29-Mar-10			ZIP Block Letters

Delaware Capital Formation, Inc.	United States	75-747911	12-Jul-99	2513864	4-Dec-01	Harbor Electronics

Delaware Capital Formation, Inc.	United States	78-416268	10-May-04	3534112	18-Nov-08	Harbor Electronics block letters

Delaware Capital Formation, Inc.	United States	78-119699	4-Apr-02	2856747	22-Jun-04	Harbor Electronics, Inc (and Design)

atg Luther & Maelzer GmbH	European Union	11274081	10/17/2012			SmartStep

atg Luther & Maelzer GmbH	International Registration	011274081_01	3/1/2013			SmartStep

DTG International GmbH	Taiwan, R.O.C.	101065778	11/20/2012			SmartStep

atg Luther & Maelzer GmbH	European Union	11274032	10/17/2012			FlexStep

atg Luther & Maelzer GmbH	International Registration	011274032_01	3/1/2013			Flexstep

DTG International GmbH	Taiwan, R.O.C.	101065777	11/20/2012			FlexStep

atg Luther & Maelzer GmbH	Germany	395 20 443.7	05/15/1995	395 20 443		atg

atg test systems GmbH & Co. KG	Japan	H08-129286	11/15/1996	4178459		atg

atg test systems GmbH & Co. KG	Korea	4.01996E+12	07/18/1996	4.00387E+12		atg

atg test systems GmbH & Co. KG	Korea	4.11996E+12	07/18/1996	4.10048E+11		atg

atg Luther & Maelzer GmbH	Germany	398 44 048.4/09	4/8/1998	398 44 048		EXALINE

atg test systems GmbH & Co. KG	European Union	16790	1/4/1996			atg (Dreieck)

atg test systems GmbH & Co. KG	European Union	2083400	01/18/2001	2083400		atg

atg Luther & Maelzer GmbH	China	2001083235	05/21/2001	1993476		atg (int class 9)

atg test systems GmbH & Co. KG	China	2001083236	05/21/2001	2011640		atg (int class 42)

atg test systems GmbH & Co. KG	Taiwan, R.O.C.	90021454	05/29/2001	998399		„atg“ (int. Class 9)

atg test systems GmbH & Co. KG	Taiwan, R.O.C.	90021455	05/29/2001	173108		„atg“ (int. Class 42)

atg test systems GmbH & Co. KG	Taiwan, R.O.C.	91026808	05/29/2001			„atg“ (int. Class 37)

atg test systems GmbH	China	5084494	12/26/2005	5084494		LaTest

atg Luther & Maelzer GmbH	Germany	307 10 983.6 / 09	02/21/2007	307 10 983.6		LaTest (Wortmarke)

atg test systems GmbH	International Registration	936 346	02/21/2007	936 346		LaTest (Wortmarke)

atg test systems GmbH	Japan	2005-120558	12/22/2005	4,999,861		LaTest, class 09

atg test systems GmbH	Korea	40-2005-0060502	12/23/2005	40-0698104		LaTest (class 9)

atg test systems GmbH	Taiwan, R.O.C.	94061913	12/22/2005	1225621		LaTest (word mark) in class 9

atg test systems GmbH	U.S.A.	77/254,473	08/14/2007	3,470,797		LaTest (Wortmarke)

atg test systems GmbH	European Union	5013297	11/4/2006			A6 (3D-Marke), Beschwerdesache R0421/2007-1

atg test systems GmbH	China	6271019	11/9/2007			EXAMAT, class 9

atg test systems GmbH	European Union	5991336	12/6/2007	5991336		EXAMAT

4

atg test systems GmbH	Taiwan, R.O.C.	96040475	08/23/2007	1312440		EXAMAT, class 9

atg Luther & Maelzer GmbH	Germany	307 40 540.0 / 09	06/21/2007	307 40 540		MicroShort Detection (Wortmarke)

atg Luther & Maelzer GmbH	Austria	AM 7901/2007	11/15/2007			MicroShort Detection (Wortmarke)

atg Luther & Maelzer GmbH	China	6405163	11/28/2007			MicroShort Detection

atg Luther & Maelzer GmbH	Italy	MI2007C011880	11/19/2007			MicroShort Detection (Wortmarke)

atg Luther & Maelzer GmbH	Korea	2008-0046559	12/12/2007	40-0790096		MicroShort Detection

Luther & Maelzer GmbH & Co. KG	China	3995320	5/4/2004	3995320		LM, Bildmarke, Klasse 9

atg Luther & Maelzer GmbH	European Union	7014491	06/25/2008			„LM“, Bildmarke

Luther & Maelzer GmbH & Co. KG	Hong Kong	300127692	12/16/2003			LM, Wortmarke, Klasse 9

Luther & Maelzer GmbH & Co. KG	Japan	2004-041147	04/30/2004	4829224		LM, Bildmarke, Klasse 9

Luther & Maelzer GmbH & Co. KG	Korea	40-2004-0051990	11/17/2004	636624		LM, Bildmarke, Klasse 9

Luther & Maelzer GmbH & Co. KG	Taiwan, R.O.C.	92071707	12/12/2003	11422225		LM, Klasse 9

Luther & Maelzer GmbH & Co. KG	Korea	40-2004-0051987	11/17/2004	636621		LM40

Luther & Maelzer GmbH & Co. KG	Korea	40-2004-0051989	11/17/2004	636623		LM400

Luther & Maelzer GmbH & Co. KG	China	785175	07/15/2002	G785175		LUTHER & MAELZER, Klasse 7

Luther & Maelzer GmbH & Co. KG	Germany	302 25 895.7 / 07	05/24/2002	302 25 895		Luther & Maelzer (Wortmarke)

Luther & Maelzer GmbH & Co. KG	European Union	2711190	05/24/2002	2711190		Luther & Maelzer (Wortmarke)

Luther & Maelzer GmbH & Co. KG	International Registration	785 175	07/15/2002	785 175		Luther & Maelzer (Wortmarke)

Luther & Maelzer GmbH & Co. KG	China	4356358	10/11/2004	4356358		Luther & Maelzer in chinesischen Schriftzeichen, Klasse 9

Luther & Maelzer GmbH & Co. KG	Hong Kong	300257698	07/28/2004	300257698		Luther & Maelzer in chinesischen Schriftzeichen, Klasse 09

Luther & Maelzer GmbH & Co. KG	Taiwan, R.O.C.	93035238	07/29/2004	1163618		Luther & Maelzer in chinesischen Schriftzeichen, Klasse 9

Luther & Maelzer GmbH & Co. KG	U.S.A.	76-447,025	5/9/2002	2,785.821		Luther & Maelzer (Wortmarke)

Luther & Maelzer GmbH & Co. KG	China	4033553	04/23/2004	ZC4033553ZC		Picomat (Wortmarke)

Luther & Maelzer GmbH & Co. KG	Germany	1116411	05/22/1987	1116411		QUICKTEST (Wort-/Bildmarke)

Luther & Maelzer GmbH & Co. KG	Japan	2004-015420	02/20/2004	4794712		Picomat (Wortmarke)

Luther & Maelzer GmbH & Co. KG	Korea	2004-0007279	02/19/2004	608268		Picomat (Wortmarke)

Luther & Maelzer GmbH & Co. KG	Korea	2002-0028027	06/18/2002	561639		Luther & Maelzer (Wortmarke)

Multitest	Germany			304 42 975	11/24/2004	InStrip

Multitest	China			4485398, 4485397, 4485396 and 4485395	07.11.2007 and 28.08.2008	InStrip

5

Multitest	Malaysia	4019393, 4019394, 4019395, 4019396	10.12.2004	InStrip

Multitest	Philippines	4-2004-11874	12/31/2005	InStrip

Multitest	Taiwan	01228195, 01191834, 01193077, 01193229	16.01.2006 and 16.09.2006	InStrip

Multitest	WIPO	858127	3/10/2005	InStrip

Multitest	USA	3095898	5/23/2006	InStrip

Multitest	Singapore	T05/16753F, T05/16752H, T05/16754D	10.03.2005	InStrip

Multitest	Germany	304 42 976	11/24/2004	InSite

Multitest	China	4485393	8/28/2008	InSite

Multitest	Malaysia	4019398	10.12.2004	InSite

Multitest	Taiwan	1175336, 1187692, 1187836	12/16/2005	InSite

Multitest	WIPO	867517	3/10/2005	InSite

Multitest	Singapore	T05/23979J, T05/23977D, T05/23978B	10.03.2005	InSite

Multitest	Germany	304 42 977	11/24/2004	QuickDock

Multitest	China	4485391, 4485390, 4485389	07.07.2007, 28.08.2008, 21.11.2008	QuickDock

Multitest	Malaysia	4019400, 40194001, 40194002	10.12.2004	QuickDock

Multitest	Philippines	11876	2007 Declaration of Actual Use was not filed	QuickDock

Multitest	Taiwan	1228262, 1193078, 1180288	16.01.2006, 01.11.2005, 16.09.2006	QuickDock

Multitest	WIPO	867518	3/10/2005	QuickDock

Multitest	USA	3133336	22.08.2006 Declaration of Actual Use was not filed	QuickDock

Multitest	Singapore	T05/23980D, T05/23981B, T05/23982J	10.03.2005	QuickDock

Multitest	Germany	304 42 978	10/26/2004	Dura

Multitest	China	4485380, 4485381, 4485379	8/28/2008	Dura

Multitest	Malaysia	4019403, 4019404, 4019405	10.12.2004	Dura

Multitest	Philippines	4-2004-11875	13.11.2006 Declaration of Actual Use was not filed	Dura

Multitest	Taiwan	1185878, 1187664, 1137838	12/16/2005	Dura

6

Multitest	WIPO	867619	3/10/2005	Dura

Multitest	USA	3133337	8/22/2006	Dura

Multitest	Singapore	T05/24014D, T05/24015B, T05/24016J	10.03.2005	Dura

Multitest	Germany	304 42 979	1/13/2005	Multicare

Multitest	China	4485366	12/7/2008	Multicare

Multitest	Malaysia	4019407, 4019409	12/10/2004	Multicare

Multitest	Philippines	11878	Declaration of Actual Use was not filed	Multicare

Multitest	Taiwan	1180115, 1180251, 1193228	01.11.2005, 16.01.2006	Multicare

Multitest	WIPO	873286	3/10/2005	Multicare

Multitest	Singapore	T06/01690F, T06/01691D, T06/01692B	3/10/2005	Multicare

Multitest	EU	4604021	Withdrawn	Multitest

Multitest	EU	5582457	1/18/2008	Multitest

Multitest	EU	8280927	11/22/2009	nanoKelvin

Multitest	USA	3878511	11/23/2010	nanoKelvin

Multitest	EU	8308009	11/24/2009	FORTA

Multitest	USA	3855475	10/5/2010	FORTA

Multitest	EU	8280968	Withdrawn	ECON

Multitest	USA	77729245 (serial number)	Discontinued	ECON

Multitest	EU	8990178	9/29/2010	plug & yield

Multitest	USA	3950145	4/26/2011	plug & yield

Multitest	Singapore	T1005411F	29.04.2010	plug & yield

Multitest	EU	8480493	1/27/2010	inCarrier

Multitest	Malaysia	Anmeldenr. 2010001615 2010001616 2010001614		inCarrier

Multitest	Taiwan	1463510	7/1/2011	inCarrier

Multitest	WIPO	1027637	9/23/2009	inCarrier

Multitest	USA	3916208	2/8/2011	inCarrier

Multitest	Singapore	T1002039D	9/23/2009	inCarrier

Multitest	EU	10971571	10/24/2012	Triton

7

Patents

OWNER/ ASSIGNEE	COUNTRY	APPLICATION NUMBER	APPLICATION DATE	REGISTRATION/ PUBLICATION NUMBER	REGISTRATION/ PUBLICATION DATE	TITLE	STATUS

Delaware Capital Formation, Inc.	United States	08/126179	9/23/1993	5447442	9/5/1995	Compliant electrical connectors

Delaware Capital Formation, Inc.	United States	08/224006	4/5/1994	5422575	6/6/1995	Test fixture with adjustable bearings and optical alignment system

Delaware Capital Formation, Inc.	United States	08/462229	6/5/1995	5557211	9/17/1996	Vacuum test fixture for printed circuit boards

Delaware Capital Formation, Inc.	United Kingdom	9401551.8	1/27/1994	2274920	11/27/1996	Marker probe

Delaware Capital Formation, Inc.	Germany	4404115.2	2/9/1994	4404115	7/29/1999	Prufvorrichtung zum Prufen von gedruckten Schaltungskarten (German)

Delaware Capital Formation, Inc.	United States	08/292054	8/16/1994	5493230	2/20/1996	Retention of test probes in translator fixtures

Delaware Capital Formation, Inc.	United States	08/558687	11/16/1995	5641315	6/24/1997	Telescoping spring probe

Delaware Capital Formation, Inc.	United States	08/561395	11/21/1995	5667410	9/16/1997	One-piece compliant probe

Delaware Capital Formation, Inc.	United States	08/531720	9/21/1995	5729146	3/17/1998	Quick stacking translator fixture

Delaware Capital Formation, Inc.	United States	08/783467	1/16/1997	5801544	9/1/1998	Spring probe and method for biasing

Delaware Capital Formation, Inc.	United Kingdom	199800596.0	1/14/1998	2323222	4/18/2001	Spring probe and method for biasing

Delaware Capital Formation, Inc.	Taiwan	86109649	7/9/1997	105627	7/1/1999	Spring Probe and Method for Biasing

8

Delaware Capital Formation, Inc.	Germany	19801269.1	1/15/1998	19801269	7/1/1999	Electrical circuit testing probe

Delaware Capital Formation, Inc.	France	1998370	1/15/1998	2758395	6/23/2000	SONDE A RESSORT POUR TESTS ELECTRIQUES (French)

Delaware Capital Formation, Inc.	United States	08/688189	7/29/1996	5818248	10/6/1998	Loaded board test fixture with integral translator fixture for testing closely spaced test sites

Delaware Capital Formation, Inc.	European	1997935151	7/29/1997	855037	12/7/2005	LOADED BOARD DROP PIN FIXTURE

Delaware Capital Formation, Inc.	United States	08/536131	9/29/1995	5865641	2/2/1999	Solid spring electrical contacts for electrical connectors and probes

Delaware Capital Formation, Inc.	United Kingdom	199514007.5	7/10/1995	2291544	10/2/1996	Electrical connectors

Delaware Capital Formation, Inc.	Japan	1995176316	7/12/1995	2718425	11/14/1997	Solid Spring Electrical Contacts for Electrical Connectors and Probes

Delaware Capital Formation, Inc.	Germany	19525390.6	7/12/1995	19525390	10/2/2003	Elektrische Verbindungsvorrichtung (German)

Delaware Capital Formation, Inc.	France	9508309	7/10/1995	9508309	6/12/1998	CONTACTS ELECTRIQUES A RESSORT PLEIN POUR DES CONNECTEURS ET DES SONDES ELECTRIQUES (French)

9

Delaware Capital Formation, Inc.	United States	29/093915	9/22/1998	D422230	4/4/2000	Coaxial Test Probe

Delaware Capital Formation, Inc.	United Kingdom	2082174	3/22/1999	2082174	6/2/1999	Coaxial Test Probe

Delaware Capital Formation, Inc.	Germany	49902980.1	3/19/1999	49902980.1	10/9/1999	Coaxial Test Probe

Delaware Capital Formation, Inc.	France	991814	3/18/1999	991814	9/3/1999	COAXIAL TEST PROBE

Delaware Capital Formation, Inc.	Finland	M19990247	3/18/1999	20659	10/29/1999	Coaxial Test Probe

Delaware Capital Formation, Inc.	United States	08/606593	2/26/1996	5898314	4/27/1999	Translator fixture with force applying blind pins

Delaware Capital Formation, Inc.	Italy	TO97A000158	2/25/1997	1291147	12/29/1998	ATTREZZATURA PER LA TRASLAZIONE DI SEGNALI CON SPINE CIECHE PER L’APPLICAZIONE DI FORZA (Italian)

Delaware Capital Formation, Inc.	Germany	19707485.5	2/25/1997	19707485	1/24/2008	Haltevorrichtung und Haltebaugruppe fur ein Leiterplatten-Prufgerat (German)

Delaware Capital Formation, Inc.	Taiwan	87118577	11/17/1998	112013	2/1/2000	Scan test machine for densely spaced test sites

Delaware Capital Formation, Inc.	Italy	2001250038.5	2/2/2001	1122546	7/9/2008	Scan Test Machine for Densely Spaced Test Sites

10

Delaware Capital Formation, Inc.	European	2001250038.5	2/2/2001	1122546	7/9/2008	Scan test machine for densely spaced test sites

Delaware Capital Formation, Inc.	United States	09/207740	12/8/1998	6194908	2/27/2001	Test fixture for testing backplanes or populated circuit boards

Delaware Capital Formation, Inc.	United States	08-662671	6/14/1996	5883520	3/16/1999	Retention of test probes in translator fixtures

Delaware Capital Formation, Inc.	United States	09/207741	12/8/1998	6366107	4/2/2002	Loading mechanism for automated verification and repair station

Delaware Capital Formation, Inc.	WIPO	1997US8900	5/23/1997	1998040752	9/17/1998	PERIPHERALLY LEADED PACKAGE TEST CONTACTOR

Delaware Capital Formation, Inc.	WIPO	1997US8901	5/23/1997	1998013695	4/2/1998	GRID ARRAY PACKAGE TEST CONTACTOR

Delaware Capital Formation, Inc.	WIPO	2001US21531	7/5/2001	2002004961	5/23/2002	SELF-RETAINED SPRING PROBE

Delaware Capital Formation, Inc.	United States	09/614422	7/12/2000	6462567	10/8/2002	Self-retained spring probe

Delaware Capital Formation, Inc.	United States	09/253320	2/18/1999	6396293	5/28/2002	SELF-CLOSING SPRING PROBE

Delaware Capital Formation, Inc.	United Kingdom	200021622.6	3/16/1999	2351398	7/25/2001	SPRING PROBE

Delaware Capital Formation, Inc.	United Kingdom	200021621.8	3/16/1999	2356744	3/13/2002	SPRING PROBE

Delaware Capital Formation, Inc.	United Kingdom	200021623.4	3/16/1999	2351399	7/25/2001	SPRING PROBE ASSEMBLIES

Delaware Capital Formation, Inc.	United Kingdom	9905858.8	3/16/1999	2347023	7/25/2001	SPRING PROBE

11

Delaware Capital Formation, Inc.	Taiwan	88105387	4/3/1999	177029	12/27/2003	Spring probe

Delaware Capital Formation, Inc.	Taiwan	90116956	8/22/2001	169399	4/29/2003	Self-retained spring probe

Delaware Capital Formation, Inc.	Japan	1999159442	6/7/1999	3210645	7/13/2001	Spring Probe

Delaware Capital Formation, Inc.	Italy	04078167.6	11/18/2004	1510827	8/15/2007	Self-Closing Spring Probe

Delaware Capital Formation, Inc.	Italy	99302847.1	4/13/1999	1037055	4/5/2006	Spring Probe

Delaware Capital Formation, Inc.	Ireland	04078167.6	11/18/2004	1510827	8/15/2007	Self-Closing Spring Probe

Delaware Capital Formation, Inc.	Hong Kong	2011105237.1	7/27/2001	1035030	11/15/2002	SPRING PROBE

Delaware Capital Formation, Inc.	Hong Kong	03107255.2	10/9/2003	HK1054984	4/29/2011	Self-Retained Spring Probe (Amended)

Delaware Capital Formation, Inc.	Hong Kong	1104426.5	6/27/2001	1033977	5/10/2002	SPRING PROBE ASSEMBLIES

Delaware Capital Formation, Inc.	Hong Kong	1104425.6	6/27/2001	1033976	3/22/2002	SPRING PROBE

Delaware Capital Formation, Inc.	Hong Kong	1101340.4	2/23/2001	1030455	3/22/2002	SPRING PROBE

Delaware Capital Formation, Inc.	Germany	69930717.1	4/13/1999	69930717.1	1/25/2007	Spring Probe

Delaware Capital Formation, Inc.	Germany	04078167.6	4/13/1999	1510827	8/15/2007	SPRING PROBE

Delaware Capital Formation, Inc.	France	99302847.1	4/13/1999	1037055	4/5/2006	Spring Probe

Delaware Capital Formation, Inc.	France	04078167.6	4/13/1999	1510827	8/15/2007	Spring Probe

Delaware Capital Formation, Inc.	European	1999302847	4/13/1999	1037055	4/5/2006	Spring probe

12

Delaware Capital Formation, Inc.	European	2004078167	4/13/1999	1510827	8/15/2007	Spring probe

Delaware Capital Formation, Inc.	European	2001950967	7/5/2001	1299735	1/12/2011	SELF-RETAINED SPRING PROBE

Delaware Capital Formation, Inc.	WIPO	2001US31500	10/10/2001	2003031995	4/17/2003	COAXIAL TILT PIN FIXTURE FOR TESTING HIGH FREQUENCY CIRCUIT BOARDS

Delaware Capital Formation, Inc.	United States	09/991199	11/16/2001	6788078	9/7/2004	Apparatus for scan testing printed circuit boards

Delaware Capital Formation, Inc.	Korea, South	2002-0071079	11/15/2002	0560089	3/6/2006	Apparatus for Scan Testing Printed Circuit Boards

Delaware Capital Formation, Inc.	Ireland	02025085	11/12/2002	1312930	5/21/2003	Apparatus for Scan Testing Printed Circuit Boards

Delaware Capital Formation, Inc.	European	2002025085.8	11/12/2002	1312930	1/17/2007	Apparatus for scan testing printed circuit boards

Delaware Capital Formation, Inc.	United States	10/454930	6/5/2003	7059046	6/13/2006	Method for producing a captive wired test fixture and fixture therefor

Delaware Capital Formation, Inc.	United States	11/373595	3/9/2006	7424775	9/16/2008	Captive wired test fixture

Delaware Capital Formation, Inc.	European	2003253864.7	6/18/2003	1376141	5/25/2011	Method for producing a captive wired test fixture and fixture therefor

Delaware Capital Formation, Inc.	United States	10/897182	7/22/2004	7071716	7/4/2006	Apparatus for scan testing printed circuit boards

13

Delaware Capital Formation, Inc.	WIPO	2006US22311	6/8/2006	2006135680	12/21/2006	Electrical Contact Probe with Compliant Internal Interconnect

Delaware Capital Formation, Inc.	United States	11/450231	6/8/2006	7256593	8/14/2007	Electrical contact probe with compliant internal interconnect

Delaware Capital Formation, Inc.	Singapore	200718278.5	6/8/2006	138004	12/31/2009	Electrical Contact Probe with Compliant Internal Interconnect

Delaware Capital Formation, Inc.	Philippines	2007502628	6/8/2006	12007502628	4/18/2011	Electrical Contact Probe with Compliant Internal Interconnect

Delaware Capital Formation, Inc.	Malaysia	PI20071950	11/9/2007	144789	11/15/2011	Electrical Contact Probe with Compliant Internal Interconnect

Delaware Capital Formation, Inc.	Korea, South	20087000738	6/8/2006	101012712	1/27/2011	Compliant Electrical Interconnect and Electrical Contact Probe

Delaware Capital Formation, Inc.	Japan	2008515918	6/8/2006	4585024	9/10/2010	Electrical Contact Probe with Compliant Internal Interconnect

Delaware Capital Formation, Inc.	China	200680020653	6/8/2006	101501509	8/5/2009	Electrical contact probe with compliant internal interconnect

Delaware Capital Formation, Inc.	Taiwan	88115508	9/8/1999	173745	2/21/2003	Scan test apparatus for continuity testing of bare printed circuit boards

14

Delaware Capital Formation, Inc.	WIPO	2008US76720	9/17/2008	2009039205	3/26/2009	SPRING CONTACT ASSEMBY

Delaware Capital Formation, Inc.	United States	12/206659	9/8/2008	7862391	1/4/2011	Spring contact assembly

Delaware Capital Formation, Inc.	Taiwan	97135610	9/17/2008	I375362	10/21/2012	Spring Contact Assembly

Delaware Capital Formation, Inc.	Singapore	201001575-8	9/17/2008	159827	7/31/2012	Spring Contact Assembly

Delaware Capital Formation, Inc.	Philippines	12010500312	9/17/2008			Spring Contact Assembly

Delaware Capital Formation, Inc.	Malaysia	PI2010001071	9/17/2008			Spring Contact Assembly

Delaware Capital Formation, Inc.	Korea, South	1020107004086	2/24/2010	10-1145283	5/4/2012	Spring Contact Assembly

Delaware Capital Formation, Inc.	Japan	2010525927	9/17/2008	4988927	5/11/2012	Spring Contact Assembly

Delaware Capital Formation, Inc.	European	2008831781.3	9/17/2008	2191544	6/2/2010	Spring Contact Assembly

Delaware Capital Formation, Inc.	China	200880102509	9/17/2008	200880102509	12/12/2012	Spring Contact Assembly

Delaware Capital Formation, Inc.	China	2012102396875	7/11/2012	102738627	10/17/2012	Spring Contact Assembly

Delaware Capital Formation, Inc.	WIPO	2008US076706	9/17/2008	2009039194	3/26/2009	SEMICONDUCTOR ELECTROMECHANICAL CONTACT

Delaware Capital Formation, Inc.	United States	12/204741	9/4/2008	7695286	4/13/2010	Semiconductor electromechanical contact

Delaware Capital Formation, Inc.	Taiwan	97135607	9/17/2008	200922053	5/16/2009	Semiconductor Electromechanical Contact

15

Delaware Capital Formation, Inc.	Malaysia	PI2010001070	9/17/2008			Semiconductor Electromechanical Contact

Delaware Capital Formation, Inc.	European	2008831540.3	9/17/2008	2206196	7/14/2010	Semiconductor Electromechanical Contact

Delaware Capital Formation, Inc.	China	200880107681	9/17/2008	101803116	8/11/2010	Semiconductor electromechanical contact

Delaware Capital Formation, Inc.	WIPO	2010US21252	1/15/2010	2010088077	8/5/2010	Flat Plunger Round Barrel Probe

Delaware Capital Formation, Inc.	United States	12/683346	1/6/2010	8105119	1/31/2012	Flat Plunger Round Barrel Test Probe

Delaware Capital Formation, Inc.	Taiwan	99102240	1/27/2010	201037319	10/16/2010	Flat plunger round barrel test probe (English)

Delaware Capital Formation, Inc.	Mexico	10/2011/007730	1/15/2010	310151	6/3/2013	Flat Plunger Round Barrel Test Probe

Delaware Capital Formation, Inc.	Korea, South	20117019121	1/15/2010	2011-0105401	9/26/2011	Flat Plunger Round Barrel Test Probe

Delaware Capital Formation, Inc.	European	2010736210.5	1/15/2010	2384443	11/9/2011	Flat Plunger Round Barrel Test Probe

Delaware Capital Formation, Inc.	China	201080005905.8	1/15/2010			Flat Plunger Round Barrel Test Probe

Delaware Capital Formation, Inc.	WIPO	2010US28727	3/25/2010	2010111532	9/30/2010	Scrub Inducing Compliant Electrical Contact

Delaware Capital Formation, Inc.	United States	12/629790	12/2/2009	8324919	12/4/2012	Scrub inducing compliant electrical contact (English)

Delaware Capital Formation, Inc.	Taiwan	99108338	3/22/2010	201043967	12/16/2010	Scrub inducing compliant electrical contact (English)

16

Delaware Capital Formation, Inc.	Korea, South	20117023661	10/7/2011	2011-0124367	11/16/2011	Scrub Inducing Compliant Electrical Contact

Delaware Capital Formation, Inc.	European	2010756871.9	3/25/2010	2411820	2/1/2012	Scrub Inducing Compliant Electrical Contact

Delaware Capital Formation, Inc.	China	201080019928.4	3/25/2010	102422170	4/18/2012	Scrub Inducing Compliant Electrical Contact

Delaware Capital Formation, Inc.	WIPO	2010US60868	12/16/2010	2011075599	6/23/2011	Wiring Board for Testing Loaded Printed Circuit Boards

Delaware Capital Formation, Inc.	United States	12/959765	12/3/2010	20110148451	6/23/2011	Wiring Board for Testing Loaded Printed Circuit Boards

Delaware Capital Formation, Inc.	Thailand	1201002875	12/16/2010			Wiring Board for Testing Loaded Printed Circuit Boards

Delaware Capital Formation, Inc.	Taiwan	99143251	12/10/2010	201135249	10/16/2011	Wiring board for testing loaded printed circuit board (English)

Delaware Capital Formation, Inc.	Malaysia	PI2012002698	12/16/2010			Wiring Board for Testing Loaded Printed Circuit Boards

Delaware Capital Formation, Inc.	European	2010838264.9	12/16/2010	2517031	10/31/2012	WIRING BOARD FOR TESTING LOADED PRINTED CIRCUIT BOARD (English)

Delaware Capital Formation, Inc.	China	201080057353.5	12/16/2010	102656468	9/5/2012	Wiring Board for Testing Loaded Printed Circuit Boards

17

Delaware Capital Formation, Inc.	United States	12/968023	12/14/2010	20110175636	7/21/2011	Terminal for Flat Test Probe

Delaware Capital Formation, Inc.	Taiwan	99145850	12/24/2010	201140069	11/16/2011	Terminal for flat test probe (English)

Delaware Capital Formation, Inc.	WIPO	2010US61376	12/20/2010	2011087764	7/21/2011	Loaded Printed Circuit Board Test Fixture and Method for Manufacturing the Same

Delaware Capital Formation, Inc.	United States	12/963322	12/8/2010			Loaded Printed Circuit Board Test Fixture and Method for Manufacturing the Same

Delaware Capital Formation, Inc.	Thailand	1201002876	12/20/2010			Loaded Printed Circuit Board Test Fixture and Method for Manufacturing the Same

Delaware Capital Formation, Inc.	Taiwan	99144733	12/20/2010	201135241	10/16/2011	Loaded printed circuit board test fixture and method for manufacturing the same (English)

Delaware Capital Formation, Inc.	Malaysia	PI2012002701	12/20/2010			Loaded Printed Circuit Board Test Fixture and Method for Manufacturing the Same

18

Delaware Capital Formation, Inc.	European	2010843524.9	12/20/2010	2517030	10/31/2012	Loaded Printed Circuit Board Test Fixture and Method for Manufacturing the Same

Delaware Capital Formation, Inc.	China	201080058667.7	12/20/2010	102725646	10/10/2012	Loaded Printed Circuit Board Test Fixture and Method for Manufacturing the Same

Delaware Capital Formation, Inc.	United States	12/912683	10/26/2010	8231416	7/31/2012	Spring contact assembly (English)

Delaware Capital Formation, Inc.	United States	13/618871	9/14/2012	2013-0069685-A1	3/21/2013	Integrated Circuit Test Socket having Test Probe Inserts

Delaware Capital Formation, Inc.	United States	13/546980	7/11/2012	2012-0282821-A1	11/8/2012	Spring Contact Assembly

Delaware Capital Formation, Inc.	United States/WIPO	PCT/US2013/031240	3/14/2013		to be published 10/13/2013	TEST PROBE ASSEMBLY AND RELATED METHODS

atg Luther & Maelzer GmbH	Germany	195 41 307.5-09	6/11/1995			Verfahren und Vorrichtung zum Prüfen einer elektrischen Leiteranordnung	granted

atg Luther & Maelzer GmbH	Germany	596 10 371.9-08	4/11/1996	0 772 054		METHOD AND APPARATUS FOR TESTING AN ELECTRICAL CONDUCTOR ASSEMBLY	national phase (EP)

19

atg test systems GmbH & Co. KG	Europe	96 117 642.7	4/11/1996	0 772 054	METHOD AND APPARATUS FOR TESTING AN ELECTRICAL CONDUCTOR ASSEMBLY	granted

atg test systems GmbH & Co. KG	France	96 117 642.7	4/11/1996	0 772 054	METHOD AND APPARATUS FOR TESTING AN ELECTRICAL CONDUCTOR ASSEMBLY	national phase (EP)

atg test systems GmbH & Co. KG	Great Britain	772054	4/11/1996		Electric Conductor Arrangement	national phase (EP)

atg test systems GmbH & Co. KG	Italy	96 117 642.7	4/11/1996	0 772 054	METHOD AND APPARATUS FOR TESTING AN ELECTRICAL CONDUCTOR ASSEMBLY	national phase (EP)

atg test systems GmbH & Co. KG	Japan	293833/1996	6/11/1996	183195	Method and Apparatus for Testing an Electrical Conductor Assembly	granted

DTG International GmbH	Germany	10 2010 023 187.8-35	9/6/2010		Vorrichtung und Verfahren zum Untersuchen von Leiterplatten	examination request filed

DTG International GmbH	Taiwan, R.O.C.	100119996	8/6/2011		Apparatus and method for the testing of circuit boards	filed

20

DTG International GmbH	Germany	DE 10 2011 051 607.7	6/7/2011		Adapter for a test device, and test device for the testing of crcuit boards	published

DTG International GmbH	Taiwan, R.O.C.	101122398	06/22/2012		Adapter for a test device, and test device for the testing of crcuit boards	filed

DTG International GmbH	WIPO/PCT	PCT/EP2012/063109	5/7/2012		Adapter for a test device, and test device for the testing of crcuit boards	published

DTG International GmbH	Germany	20 2012 103 517.0	09/14/2012			presently being searched

atg Luther & Maelzer GmbH	Germany	199 43 388.7 - 09	10/9/1999	199 43 388	Vorrichtung zum Prüfen von Leiterplatten	granted

atg test systems GmbH & Co. KG	Japan	2000-272879	8/9/2000	4 031 185	Vorrichtung zum Prüfen von Leiterplatten	granted

atg test systems GmbH	Taiwan, R.O.C.	89118547	8/9/2000	156593	Printed Circuit Board Tester	granted

atg test systems GmbH & Co. KG	U.S.A.	09/656,088	6/9/2000	US 6,445,173 B1	Printed Circuit Board Tester	granted

DTG International GmbH	Europe	00 118 531.3 - 1236 (1 083 434)	08/25/2000		Vorrichtung zum Prüfen von Leiterplatten	examination

atg test systems GmbH & Co. KG	Austria	aufgrund EP 01 974 129.7	7/8/2001	EP 1 315 975	Method and Device for Testing Printed Circuit Boards with a Parallel Tester	national phase (EP)

atg test systems GmbH & Co. KG	China	01814789.5	7/8/2001	ZL018147895	Method and Device for Testing Printed Circuit Boards with a Parallel Tester	granted

21

atg Luther & Maelzer GmbH	Germany	501 09 393.1-08	7/8/2001	EP 1 315 975	Method and Device for Testing Printed Circuit Boards with a Parallel Tester	national phase (EP)

atg test systems GmbH & Co. KG	Europe	01 974 129.7 - 2216	7/8/2001	1 315 975	Method and Device for Testing Printed Circuit Boards with a Parallel Tester	granted

atg test systems GmbH & Co. KG	Great Britain	aufgrund EP 01 974 129.7	7/8/2001	EP 1 315 975	Method and Device for Testing Printed Circuit Boards with a Parallel Tester	national phase (EP)

atg test systems GmbH & Co. KG	Hong Kong	03108483.4	7/8/2001	HK1056219	Method and Device for Testing Printed Circuit Boards with a Parallel Tester	granted

atg test systems GmbH & Co. KG	Italy	027613BE/2006 aufgrund 1 315 975 (EP 01 974 129.7)	7/8/2001	EP 1 315 975	Method and Device for Testing Printed Circuit Boards with a Parallel Tester	national phase (EP)

atg test systems GmbH & Co. KG	Japan	2002-526164	7/8/2001	3,928,129	Method and Device for Testing Printed Circuit Boards with a Parallel Tester	granted

atg test systems GmbH	Korea	10-2003-7003291	5/3/2003	509340	Method and Device for Testing Printed Circuit Boards with a Parallel Tester	granted

22

atg test systems GmbH & Co. KG	Singapore	200301056-8	7/8/2001	95297	Method and Device for Testing Printed Circuit Boards with a Parallel Tester	granted

atg test systems GmbH & Co. KG	China	18160336	09/28/2001	ZL 01816033.6	Module for a Testing Device for Testing Printed Circuit Boards	granted

atg Luther & Maelzer GmbH	Germany	501 06 269.6-08	09/28/2001	1 322 967 B1	Modul für eine Prüfvorrichtung zum Testen von Leiterplatten	national phase (EP)

atg test systems GmbH & Co. KG	Europe	01 983 514.9 - 1216	09/28/2001	1 322 967	Modul für eine Prüfvorrichtung zum Testen von Leiterplatten	granted

atg test systems GmbH & Co. KG	Great Britain	01 983 514.9-2216	09/28/2001	1 322 967	Modul für eine Prüfvorrichtung zum Testen von Leiterplatten	national phase (EP)

atg test systems GmbH & Co. KG	Hong Kong	03109204.0	09/28/2001	HK1059646	Module for a Testing Device for Testing Printed Circuit Boards	granted

atg test systems GmbH & Co. KG	Italy	28767BE/2005 aufgrund 01 983 514.9-2216	09/28/2001		Modul für eine Prüfvorrichtung zum Testen von Leiterplatten	national phase (EP)

atg test systems GmbH & Co. KG	Japan	2002-534850	09/28/2001	3,924,724	Module for a Testing Device for Testing Printed Circuit Boards	granted

23

atg test systems GmbH	Korea	10-2003-7004645	09/28/2001	523300	Module for a Testing Device for Testing Printed Circuit Boards	granted

atg test systems GmbH & Co. KG	Singapore	200301797-7 aus PCT/EP01/11265	09/28/2001	95918	Module for a Testing Device for Testing Printed Circuit Boards	granted

atg test systems GmbH & Co. KG	Taiwan, R.O.C.	90124449	3/10/2001	I263059	Modul for a testing device for testing printed circuit boards	granted

atg Luther & Maelzer GmbH	Germany	101 60 119.0-35	7/12/2001		Prüfsonde für einen Fingertester	published

atg test systems GmbH & Co. KG	Austria	E 305 613 aufgrund EP 02 792 764.9 - 2216	11/14/2002	1 451 594	Prüfsonde für einen Fingertester und Fingertester	national phase (EP)

atg test systems GmbH & Co. KG	China	02822468. X aus PCT/EP02/12770	11/14/2002	ZL 02822468.X	Test Probe for a Finger Tester and Finger Tester	granted

atg Luther & Maelzer GmbH	Germany	502 04 420.9 -08	11/14/2002	1 451 594	Prüfsonde für einen Fingertester und Fingertester	national phase (EP)

atg test systems GmbH & Co. KG	Europe	02 792 764.9-2216 (PCT/EP02/12770)	11/14/2002	1 451 594	Prüfsonde für einen Fingertester	granted

atg test systems GmbH & Co. KG	France	02 792 764.9 - 2216	11/14/2002	1 451 594	Test probe for a finger tester and corresponding finger tester	national phase (EP)

atg test systems GmbH & Co. KG	Finland	FI/EP 1 451 594	11/14/2002	1 451 594	Test Probe for a Finger Tester and corresponding Finger Tester	national phase (EP)

24

atg test systems GmbH & Co. KG	Great Britain	02 792 764.9 - 2216	11/14/2002	1 451 594	Test probe for a finger tester and corresponding finger tester	national phase (EP)

atg test systems GmbH & Co. KG	Italy	034711BE/2005 aufgrund 02 792 764.9 - 2216	11/14/2002	1 451 594	Test probe for a finger tester and corresponding finger tester	national phase (EP)

atg test systems GmbH & Co. KG	Japan	2003-549931	11/14/2002	4073024	Test Probe for a Finger Tester and corresponding Finger Tester	granted

atg test systems GmbH & Co. KG	Korea	10-2004-7007869	11/14/2002	10-670115	Test Probe for a Finger Tester and Corresponding Finger Tester	granted

atg test systems GmbH & Co. KG	Taiwan, R.O.C.	91133428	11/14/2002	I275802	Test Probe for a Finger Tester and Finger Tester	granted

atg Luther & Maelzer GmbH	U.S.A.	12/248,166	3/7/2004	RE 43,739	Test Probe for a Finger Tester and Corresponding Finger Tester (Re-Issue)	examination

atg Luther & Maelzer GmbH	Germany	502 09 202.5-08	11/14/2002		Finger tester	national phase (EP)

atg test systems GmbH	Europe	1 542 023 (05 002 153.4 - 2213)	11/14/2002	1 542 023	Finger tester	granted

atg test systems GmbH	Finland	EP 1 542 023 (05 002 153.4)	11/14/2002		Finger tester	national phase (EP)

atg test systems GmbH	France	EP 1 542 023 (05 002 153.4)	11/14/2002		Finger tester	national phase (EP)

25

atg test systems GmbH	Great Britain	EP 1 542 023 (05 002 153.4)	11/14/2002		Finger tester	national phase (EP)

atg test systems GmbH	Italy	19068DE/2005 aufgrund EP 1 542 023 (05 002 153.4)	11/14/2002		Finger tester	national phase (EP)

atg test systems GmbH & Co. KG	Japan	2007-303001	11/14/2002	4780677	Test Probe for a Finger Tester and corresponding Finger Tester	granted

atg test systems GmbH & Co. KG	U.S.A.	11/121,802	4/5/2005	7,190,182	Test Probe for Finger Tester and Corresponding Finger Tester	granted

atg test systems GmbH & Co. KG	U.S.A.	11/466,663	08/23/2006	7,355,424	Test Probe for Finger Tester and Corresponding Finger Tester	granted

atg Luther & Maelzer GmbH	Germany	102 20 343.1-09	7/5/2002	102 20 343	Vorrichtung und Verfahren zum Prüfen von Leiterplatten, und Prüfsonde für diese Vorrichtung und dieses Verfahren	granted

atg test systems GmbH & Co. KG	China	03810114.9 aufgrund PCT/EP2003/04468	04/29/2003	ZL 03 8 10114.9	Apparatus and Method for the Testing of Circuit Boards, and Test Probe for this Apparatus and this Method	granted

atg Luther & Maelzer GmbH	Germany	503 05 905.6-08	04/29/2003	1 502 123	Apparatus and Method for the Testing of Circuit Boards, and Test Probe for this Apparatus and this Method	national phase (EP)

26

atg test systems GmbH	Europe	03 725 115.4 (1 502 123)	04/29/2003	1 502 123	Apparatus and Method for the Testing of Circuit Boards, and Test Probe for this Apparatus and this Method	granted

atg test systems GmbH	Finland	aufgrund EP 03 725 115.4 (1 502 123)	04/29/2003	1 502 123	Apparatus and Method for the Testing of Circuit Boards, and Test Probe for this Apparatus and this Method	national phase (EP)

atg test systems GmbH	France	aufgrund EP 03 725 115.4 (1 502 123)	04/29/2003	1 502 123	Device and Method for the Testing of Circuit Boards, and Test Probe for said Device and Method	national phase (EP)

atg test systems GmbH	Great Britain	aufgrund EP 03 725 115.4 (1 502 123)	04/29/2003	1 502 123	Apparatus and Method for the Testing of Circuit Boards, and Test Probe for this Apparatus and this Method	national phase (EP)

atg test systems GmbH	Italy	aufgrund EP 03 725 115.4 (1 502 123)	04/29/2003	1 502 123	Apparatus and Method for the Testing of Circuit Boards, and Test Probe for this Apparatus and this Method	national phase (EP)

27

atg test systems GmbH & Co. KG	Japan	2004-503977	04/29/2003	4245166	Device and Method for the Testing of Circuit Boards, and Test Probe for this Apparatus and this Method	granted

atg test systems GmbH & Co. KG	Korea	10-2004-7017748 - PCT/EP 03/04468	04/29/2003	747107	Apparatus and Method for the Testing of Circuit Boards, and Test Probe for this Apparatus and this Method	granted

atg test systems GmbH & Co. KG	Taiwan, R.O.C.	92112245	5/5/2003	I239405	Apparatus and Method for the Testing of Circuit Boards, and Test Probe for this Apparatus and this Method	granted

atg test systems GmbH & Co. KG	U.S.A.	10/981,079 aufgrund PCT/EP03/04468	04/29/2003	7,015,711	Apparatus and Method for the Testing of Circuit Boards, and Test Probe for this Apparatus and this Method	granted

atg test systems GmbH & Co. KG	China	200480007025.9 aus PCT/EP2004/002420	9/3/2004	ZL 2004 8 0007025.9	Method of testing empty printed circuit boards	granted

DTG International GmbH	Germany	50 2004 011 042.8-08	9/3/2004		Method for testing empty printed circuit boards	national phase (EP)

DTG International GmbH	Europe	04 739 062.0-2216 aufgrund PCT/EP2004/002420	9/3/2004	1 623 242	Method for testing empty printed circuit boards	granted

28

atg Luther & Maelzer GmbH	France	1 623 242 (04 739 062.0-2216)	9/3/2004		Method for testing empty printed circuit boards	national phase (EP)

DTG International GmbH	Great Britain	1 623 242 (04 739 062.0-2216)	9/3/2004		Method for testing empty printed circuit boards	national phase (EP)

DTG International GmbH	Italy	1 623 242 (04 739 062.0-2216)	9/3/2004	127037	Method for testing bare printed circuit boards	national phase (EP)

atg test systems GmbH & Co. KG	Japan	4,985,940	9/3/2004	4,985,940	Method of testing non-componented circuit boards	granted

atg test systems GmbH	Korea	10-2005-7021194 aufgrund PCT/EP2004/002420	9/3/2004	782109	Method of testing non-componented circuit boards	granted

atg test systems GmbH & Co. KG	Taiwan, R.O.C.	93107836	03/23/2004	I245908	METHOD OF TESTING NON-COMPONENTED CIRCUIT BOARDS	granted

atg test systems GmbH & Co. KG	U.S.A.	11/225,334 aufgrund PCT/EP2004/002420	9/3/2004	7,250,782	Method for Testing Non-Componented Circuit Boards	granted

atg Luther & Maelzer GmbH	Germany	10 2005 028 191.5-09	06/17/2005	10 2005 028 191	Verfahren zum Testen von unbestückten, großflächigen Leiterplatten mit einem Fingertester	granted

DTG International GmbH	Austria	504846	05/31/2006		Verfahren zum Testen von unbestückten, großflächigen Leiterplatten mit einem Fingertester	national phase (EP)

29

DTG International GmbH	Switzerland	1 920 263 (06 754 013.8-2216)	05/31/2006		Verfahren zum Testen von unbestückten, großflächigen Leiterplatten mit einem Fingertester	national phase (EP)

atg Luther & Maelzer GmbH	China	200680021697.4	05/31/2006		Method of Testing Non-Componented Large Printed Circuit Boards Using a Finger Tester	examination

DTG International GmbH	Germany	50 2006 009 268.9-08	05/31/2006		Verfahren zum Testen von unbestückten, großflächigen Leiterplatten mit einem Fingertester	national phase (EP)

DTG International GmbH	Europe	06 754 013.8-2216	05/31/2006	1 920 263	Verfahren zum Testen von unbestückten, großflächigen Leiterplatten mit einem Fingertester	granted

DTG International GmbH	Great Britain	06 754 013.8-2216	05/31/2006	1 920 263	Verfahren zum Testen von unbestückten, großflächigen Leiterplatten mit einem Fingertester	national phase (EP)

30

DTG International GmbH	Italy	25607BE/2011	05/31/2006		Verfahren zum Testen von unbestückten, großflächigen Leiterplatten mit einem Fingertester	national phase (EP)

atg Luther & Maelzer GmbH	Japan	2008-516165	05/31/2006	4987862	Method of testing non-componented large printed circuit boards using a finger tester	granted

atg Luther & Maelzer GmbH	Korea	10 -2008-7001152	05/31/2006	10-1035244	Method of testing unloaded, large-area printed circuit boards with a finger tester	granted

DTG International GmbH	Niederlande	06 754 013.8-2216	05/31/2006	1 920 263	Verfahren zum Testen von unbestückten, großflächigen Leiterplatten mit einem Fingertester	national phase (EP)

atg test systems GmbH & Co. KG	Taiwan, R.O.C.	95116995	12/5/2006	I316139	Method for Testing Non-Componented Large Printed Circuit Boards Using a Finger Tester	granted

atg Luther & Maelzer GmbH	Germany	10 2006 005 800.3-09	8/2/2006	10 2006 005 800	Verfahren und Vorrichtung zum Testen von unbestückten Leiterplatten	granted

31

DTG International GmbH	Austria	07703071.6-2216	01/26/2007		Verfahren und Vorrichtung zum Testen von unbestückten Leiterplatten	national phase (EP)

DTG International GmbH	Switzerland	07703071.6-2216	01/26/2007		Verfahren und Vorrichtung zum Testen von unbestückten Leiterplatten	national phase (EP)

atg Luther & Maelzer GmbH	China	200780001486.9	01/26/2007	ZL 2007 8 0001486.9	Method and device for the testing of non-componented circuit boards	granted

DTG International GmbH	Germany	50 2007 008 761.0	01/26/2007		Verfahren und Vorrichtung zum Testen von unbestückten Leiterplatten	national phase (EP)

DTG International GmbH	Europe	1 982 203 (07703071.6-2216)	01/26/2007	1 982 203	Verfahren und Vorrichtung zum Testen von unbestückten Leiterplatten	granted

DTG International GmbH	Italy	31895BE/2011	01/26/2007		Verfahren und Vorrichtung zum Testen von unbestückten Leiterplatten	national phase (EP)

atg Luther & Maelzer GmbH	Korea	10-2008-7021909	01/26/2007	10-1154819	Method and device for the testing of non-componented circuit boards	granted

atg test systems GmbH	Taiwan, R.O.C.	96103078	01/26/2007		Method and Device for the Testing of Non-Componented Circuit Boards	examination

32

atg Luther & Maelzer GmbH	U.S.A.	12/097,819	01/26/2007	7,821,278	Method and device for the testing of non-componented circuit boards	examination

atg Luther & Maelzer GmbH	Japan	2008-551730	01/26/2007		Method and device for the testing of non-componented circuit boards	examination request filed

atg Luther & Maelzer GmbH	Germany	10 2006 006 255.8-35	10/2/2006		Fingertester zum Prüfen von unbestückten Leiterplatten und Verfahren zum Prüfen unbestückter Leiterplatten mit einem Fingertester	published

atg Luther & Maelzer GmbH	Austria	1 982 197 (06818561.0-1524)	11/15/2006		Finger Tester for the Testing of Non-Componented Printed Circuit Boards and Method of Testing Non-Componented printed Circuit Boards with a Finger Tester	national phase (EP)

DTG International GmbH	Switzerland	1 982 197 (06818561.0-1524)	11/15/2006		Finger Tester for the Testing of Non-Componented Printed Circuit Boards and Method of Testing Non-Componented printed Circuit Boards with a Finger Tester	national phase (EP)

33

atg Luther & Maelzer GmbH	China	200680045368.3	11/15/2006		Finger Tester for the Testing of Non-Componented Printed Circuit Boards and Method of Testing Non-Componented printed Circuit Boards with a Finger Tester	examination request filed

DTG International GmbH	Germany	1 982 197 (06818561.0-1524)	11/15/2006		Finger Tester for the Testing of Non-Componented Printed Circuit Boards and Method of Testing Non-Componented printed Circuit Boards with a Finger Tester	national phase (EP)

DTG International GmbH	Europe	06 818 561.0-1524	11/15/2006	1982197	Finger Tester for the Testing of Non-Componented Printed Circuit Boards and Method of Testing Non-Componented printed Circuit Boards with a Finger Tester	granted

34

atg Luther & Maelzer GmbH	France	1 982 197 (06818561.0-1524)	11/15/2006	Finger Tester for the Testing of Non-Componented Printed Circuit Boards and Method of Testing Non-Componented printed Circuit Boards with a Finger Tester	national phase (EP)

atg Luther & Maelzer GmbH	Hong Kong	09110535.2	11/15/2006	Finger Tester for the Testing of Non-Componented Printed Circuit Boards and Method of Testing Non-Componented printed Circuit Boards with a Finger Tester	published

DTG International GmbH	Italy	1 982 197 (06818561.0-1524)	11/15/2006	Finger Tester for the Testing of Non-Componented Printed Circuit Boards and Method of Testing Non-Componented printed Circuit Boards with a Finger Tester	national phase (EP)

35

atg Luther & Maelzer GmbH	Japan	2008-551658	11/15/2006		Finger Tester for the Testing of Non-Componented Printed Circuit Boards and Method of Testing Non-Componented printed Circuit Boards with a Finger Tester	examination request filed

atg Luther & Maelzer GmbH	Korea	10-2008-7021981	11/15/2006	10-1005197	Finger Tester for the Testing of Non-Componented Printed Circuit Boards and Method of Testing Non-Componented printed Circuit Boards with a Finger Tester	granted

atg test systems GmbH	Taiwan, R.O.C.	95149348	12/27/2006	I356168	Finger Tester for the Testing of Non-Componented Printed Circuit Boards and Method of Testing Non-Componented Printed Circuit Boards with a Finger Tester	granted

36

atg Luther & Maelzer GmbH	U.S.A.	12/097,824	11/15/2006	7,859,281	Finger Tester for the Testing of Non-Componented Printed Circuit Boards and Method of Testing Non-Componented printed Circuit Boards with a Finger Tester	granted

DTG International GmbH	Austria	08804890.5-2216	09/29/2008		Full Raster Cartridge for a Parallel Tester for Testing an Unpopulated Printed Circuit Board, Spring Contact Pin for such a Full Raster Cartridge and Adapter for Testing an Unpopulated Printed Circuit Board	national phase (EP)

DTG International GmbH	Switzerland	08804890.5-2216	09/29/2008		Full Raster Cartridge for a Parallel Tester for Testing an Unpopulated Printed Circuit Board, Spring Contact Pin for such a Full Raster Cartridge and Adapter for Testing an Unpopulated Printed Circuit Board	national phase (EP)

37

atg Luther & Maelzer GmbH	China	200880110211.3	09/29/2008		Full Raster Cartridge for a Parallel Tester for Testing an Unpopulated Printed Circuit Board, Spring Contact Pin for such a Full Raster Cartridge and Adapter for Testing an Unpopulated Printed Circuit Board	examination

DTG International GmbH	Germany	50 2008 007 616.6	09/29/2008		Full Raster Cartridge for a Parallel Tester for Testing an Unpopulated Printed Circuit Board, Spring Contact Pin for such a Full Raster Cartridge and Adapter for Testing an Unpopulated Printed Circuit Board	national phase (EP)

DTG International GmbH	Europe	08804890.5-2216	09/29/2008	2210115	Full Raster Cartridge for a Parallel Tester for Testing an Unpopulated Printed Circuit Board, Spring Contact Pin for such a Full Raster Cartridge and Adapter for Testing an Unpopulated Printed Circuit Board	granted

38

DTG International GmbH	Great Britain	08804890.5-2216	09/29/2008	Full Raster Cartridge for a Parallel Tester for Testing an Unpopulated Printed Circuit Board, Spring Contact Pin for such a Full Raster Cartridge and Adapter for Testing an Unpopulated Printed Circuit Board	national phase (EP)

atg Luther & Maelzer GmbH	Hong Kong	11102307.1	8/3/2011	Full Raster Cartridge for a Parallel Tester for Testing an Unpopulated Printed Circuit Board, Spring Contact Pin for such a Full Raster Cartridge and Adapter for Testing an Unpopulated Printed Circuit Board	filed

39

DTG International GmbH	Italy	28186BE/2012	09/29/2008	Full Raster Cartridge for a Parallel Tester for Testing an Unpopulated Printed Circuit Board, Spring Contact Pin for such a Full Raster Cartridge and Adapter for Testing an Unpopulated Printed Circuit Board	national phase (EP)

atg Luther & Maelzer GmbH	Korea	10-2010-7009711	09/29/2008	Full Raster Cartridge for a Parallel Tester for Testing an Unpopulated Printed Circuit Board, Spring Contact Pin for such a Full Raster Cartridge and Adapter for Testing an Unpopulated Printed Circuit Board	examination

atg Luther & Maelzer GmbH	Taiwan, R.O.C.	97137771	1/10/2008	Full grid cassette for a parallel tester for testing a non-componented printed circuit board, spring contact pin for such a full grid cassette and adapter for a parallel tester for testing a non-componented printed circuit board	published

40

atg Luther & Maelzer GmbH	U.S.A.	12/681,295	09/29/2008	Full grid cassette for a parallel tester for testing a non-componented printed circuit board, spring contact pin for such a full grid cassette and adapter for a parallel tester for testing a non-componented printed circuit board	published

atg Luther & Maelzer GmbH	Germany	10 2008 006 130.1-35	01/25/2008	Modul für einen Paralleltester zum Prüfen von Leiterplatten	examination

DTG International GmbH	Austria	09704390.5-2216	01/19/2009	Modul für einen Paralleltester zum Prüfen von Leiterplatten	national phase (EP)

DTG International GmbH	Switzerland	09704390.5-2216	01/19/2009	Modul für einen Paralleltester zum Prüfen von Leiterplatten	national phase (EP)

DTG International GmbH	China	200980102922.0	01/19/2009	Module for a parallel tester for testing of circuit boards	examination request filed

41

DTG International GmbH	Germany	50 2009 004 001.6	01/19/2009		Modul für einen Paralleltester zum Prüfen von Leiterplatten	national phase (EP)

DTG International GmbH	Europe	09704390.5-2216	01/19/2009	2238461	Modul für einen Paralleltester zum Prüfen von Leiterplatten	granted

DTG International GmbH	Great Britain	09704390.5-2216	01/19/2009		Modul für einen Paralleltester zum Prüfen von Leiterplatten	national phase (EP)

DTG International GmbH	Hong Kong	11106078.9	01/19/2009		Module for a parallel tester for testing of circuit boards	filed

atg Luther & Maelzer GmbH	India	1504/MUMNP/2010	01/19/2009		Module for a parallel tester for testing of circuit boards	examination request filed

DTG International GmbH	Italy	09704390.5-2216	01/19/2009		Modul für einen Paralleltester zum Prüfen von Leiterplatten	national phase (EP)

DTG International GmbH	Japan	2010-543471	01/19/2009		Module for a parallel tester for testing of circuit boards	examination request filed

DTG International GmbH	Korea	10-2010-7018652	01/19/2009	10-1207957	Module for a parallel tester for testing of circuit boards	examination request filed

DTG International GmbH	Singapore	201005017-7	01/19/2009	163116	Module for a parallel tester for testing of circuit boards	granted

42

atg Luther & Maelzer GmbH	Taiwan, R.O.C.	98102317	01/21/2009		Module for a parallel tester for the testing of circuit boards	filed

DTG International GmbH	U.S.A.	12/863,739	01/19/2009		Module for a parallel tester for testing of circuit boards	granted

DTG International GmbH	Austria	A 1620/2008	10/15/2008	507,468	Ermittlung von Eigenschaften einer elektrischen Vorrichtung	granted

DTG International GmbH	China	200980141259.5	10/14/2009		Determination of Properties of an Electrical Device	examination request filed

DTG International GmbH	Europe	09751834.4-2216	10/14/2009		Determination of Properties of an Electrical Device	examination

DTG International GmbH	Japan	2011-531477	10/14/2009		Determination of Properties of an Electrical Device	examination

DTG International GmbH	Korea	10-2011-7009645	10/14/2009		Determination of Properties of an Electrical Device	filed

DTG International GmbH	Taiwan, R.O.C.	98134657	10/13/2009		Determination of Properties of an Electrical Device	examination

DTG International GmbH	U.S.A.	13/124,454	10/14/2009		Determination of Properties of an Electrical Device	published

atg Luther & Maelzer GmbH	Germany	10 2009 004 555.4-35	01/14/2009		Verfahren zum Prüfen von Leiterplatten	examination

43

DTG International GmbH	Brasil	PI1007227-6	01/13/2010	Method for the Testing of Circuit Boards	filed

DTG International GmbH	China	201080004643.3	01/14/2009	Method for the Testing of Circuit Boards	examination request filed

DTG International GmbH	Europe	10700178.6-2216	01/13/2010	Method for the Testing of Circuit Boards	examination

DTG International GmbH	Hong Kong	11111504.3	01/13/2010	Method for Testing Printed Circuit Boards	filed

DTG International GmbH	Japan	2011-545728	01/13/2010	Method for the Testing of Circuit Boards	filed

DTG International GmbH	Korea	10-2011-7018558	01/13/2010	Method for the Testing of Circuit Boards	filed

DTG International GmbH	Singapore	201105072-1	01/13/2010	Method for the Testing of Circuit Boards	filed

DTG International GmbH	Taiwan, R.O.C.	99100968	01/14/2010	Method for the Testing of Circuit Boards	examination request filed

DTG International GmbH	U.S.A.	13/143,697	01/13/2010	Method for the Testing of Circuit Boards	published

atg Luther & Maelzer GmbH	Germany	10 2009 016 181.3-35	3/4/2009	Kontaktierungseinheit für eine Testvorrichtung zum Testen von Leiterplatten	examination request filed

DTG International GmbH	Brasil	PI1014042-5	1/4/2010	Contact-Connection Unit for a Test Apparatus for Testing Printed Circuit Boards	filed

DTG International GmbH	China	201080015767.1	1/4/2010	Contact-Connection Unit for a Test Apparatus for Testing Printed Circuit Boards	examination request filed

44

DTG International GmbH	Europe	10716503-7-2216	1/4/2010	Contact-Connection Unit for a Test Apparatus for Testing Printed Circuit Boards	examination

DTG International GmbH	Hong Kong	12103986.6	1/4/2010	Contact-Connection Unit for a Test Apparatus for Testing Printed Circuit Boards	filed

DTG International GmbH	Japan	2012-502691	1/4/2010	Contact-Connection Unit for a Test Apparatus for Testing Printed Circuit Boards	filed

DTG International GmbH	Korea	10-2011-70261	1/4/2010	Contact-Connection Unit for a Test Apparatus for Testing Printed Circuit Boards	filed

DTG International GmbH	Taiwan, R.O.C.	99110193	1/4/2010	Contacting Unit for a Test Apparatus for Testing Printed Circuit Boards	examination request filed

DTG International GmbH	U.S.A.	13/262,625	1/4/2010	Contact-Connection Unit for a Test Apparatus for Testing Printed Circuit Boards	published

45

Multitest elektronische Systeme GmbH	Germany	DE102013203536	3/1/2013	Vorrichtung zum Prüfen von elektronischen Bauteilen	filed, in examination

Multitest elektronische Systeme GmbH	Europe	EP13155976	2/20/2013	Apparatus and method for testing electronic devices	filed, in examination

Multitest elektronische Systeme GmbH	US	US13/772,178	2/20/2013	Apparatus and method for testing electronic devices	filed, in examination

Multitest elektronische Systeme GmbH	Europe	EP13157620	3/4/2013	Verfahren und Vorrichtung zum Prüfen von elektronischen Bauteilen	filed, in examination

Multitest elektronische Systeme GmbH	Europe	EP12189810	10/24/2012	Kontaktfeder für einen Prüfsockel für die Hochstrom-Prüfung eines elektronischen Bauteils	filed, in examination

Multitest elektronische Systeme GmbH	Europe	EP12171824	6/18/2012	Vorrichtung zum Prüfen von elektronischen Bauteileelementen	filed, in examination

Multitest elektronische Systeme GmbH	China	CN201310197184.0	5/24/2013	Device for testing electronic component devices	filed, in examination

Multitest elektronische Systeme GmbH	Japan	JP2013-106676	5/21/2013	Device for testing electronic component devices	filed, in examination

Multitest elektronische Systeme GmbH	Korea, South	KR10-2013-0063595	6/3/2013	Device for testing electronic component devices	filed, in examination

Multitest elektronische Systeme GmbH	Malaysia	PI2013003055	6/18/2013	Device for testing electronic component devices	filed, in examination

46

Multitest elektronische Systeme GmbH	Philippines	PH1-2013-000170	6/13/2013	Device for testing electronic component devices	filed, in examination

Multitest elektronische Systeme GmbH	Singapore	still waiting for notification	6/13/2013	Device for testing electronic component devices	filed, in examination

Multitest elektronische Systeme GmbH	Taiwan	TW102120994	6/14/2013	Device for testing electronic component devices	filed, in examination

Multitest elektronische Systeme GmbH	US	US13/917,482	6/13/2013	Device for testing electronic component devices	filed, in examination

Multitest elektronische Systeme GmbH	Europe	EP12171997	6/14/2012	Vorrichtung und Verfahren zum Prüfen von elektronischen Bauteilelementen auf einem Träger oder einem Substrat	filed, in examination

Multitest elektronische Systeme GmbH	China	CN201310196875.9	5/24/2013	Device and method for testing electronic component devices on a carrier or a substrate	filed, in examination

Multitest elektronische Systeme GmbH	Japan	JP2013-108480	5/23/2013	Device and method for testing electronic component devices on a carrier or a substrate	filed, in examination

Multitest elektronische Systeme GmbH	Korea, South	KR10-2013-0064948	6/5/2013	Device and method for testing electronic component devices on a carrier or a substrate	filed, in examination

Multitest elektronische Systeme GmbH	Malaysia	PI2013002058	6/5/2013	Device and method for testing electronic component devices on a carrier or a substrate	filed, in examination

47

Multitest elektronische Systeme GmbH	Philippines	PH1-2013-000165	6/10/2013	Device and method for testing electronic component devices on a carrier or a substrate	filed, in examination

Multitest elektronische Systeme GmbH	Singapore	SG201304466-4	6/10/2013	Device and method for testing electronic component devices on a carrier or a substrate	filed, in examination

Multitest elektronische Systeme GmbH	Thailand	TH1301002936	5/31/2013	Device and method for testing electronic component devices on a carrier or a substrate	filed, in examination

Multitest elektronische Systeme GmbH	Taiwan	TW102119679	6/4/2013	Device and method for testing electronic component devices on a carrier or a substrate	filed, in examination

Multitest elektronische Systeme GmbH	US	US13/914,590	6/10/2013	Device and method for testing electronic component devices on a carrier or a substrate	filed, in examination

Multitest elektronische Systeme GmbH	Europe	EP12171824	6/13/2012	Vorrichtung und Verfahren zum Entnehmen von geprüften Halbleiterelementen	filed, in examination

Multitest elektronische Systeme GmbH	China	CN201310197163.9	5/24/2013	Device and method for removing tested semiconductor components	filed, in examination

48

Multitest elektronische Systeme GmbH	Japan	JP2013-107834	5/22/2013	Device and method for removing tested semiconductor components	filed, in examination

Multitest elektronische Systeme GmbH	Korea, South	KR10-2013-0063051	5/31/2013	Device and method for removing tested semiconductor components	filed, in examination

Multitest elektronische Systeme GmbH	Malaysia	PI2013002059	6/5/2013	Device and method for removing tested semiconductor components	filed, in examination

Multitest elektronische Systeme GmbH	Philippines	PH1-2013-000166	6/10/2013	Device and method for removing tested semiconductor components	filed, in examination

Multitest elektronische Systeme GmbH	Singapore	SG201304468-0	6/10/2013	Device and method for removing tested semiconductor components	filed, in examination

Multitest elektronische Systeme GmbH	Thailand	TH1301002937	5/31/2013	Device and method for removing tested semiconductor components	filed, in examination

49

Multitest elektronische Systeme GmbH	Taiwan	TW102120020	6/6/2013	Device and method for removing tested semiconductor components	filed, in examination

Multitest elektronische Systeme GmbH	US	US13/914,603	6/10/2013	Device and method for removing tested semiconductor components	filed, in examination

Multitest elektronische Systeme GmbH	Europe	EP12170883	6/5/2012	Test device, test system, method and carrier for testing electonic components under variable pressure conditions	filed, in examination

Multitest elektronische Systeme GmbH	China	CN201310197078.2	5/24/2013	Test device, test system, method and carrier for testing electonic components under variable pressure conditions	filed, in examination

Multitest elektronische Systeme GmbH	Japan	JP2013-107625	5/22/2013	Test device, test system, method and carrier for testing electonic components under variable pressure conditions	filed, in examination

Multitest elektronische Systeme GmbH	Korea, South	KR10-2013-0059103	5/24/2013	Test device, test system, method and carrier for testing electonic components under variable pressure conditions	filed, in examination

50

Multitest elektronische Systeme GmbH	Malaysia	PI2013001820	5/17/2013	Test device, test system, method and carrier for testing electonic components under variable pressure conditions	filed, in examination

Multitest elektronische Systeme GmbH	Philippines	PH1-2013-000137	5/23/2013	Test device, test system, method and carrier for testing electonic components under variable pressure conditions	filed, in examination

Multitest elektronische Systeme GmbH	Singapore	SG201303804-7	5/16/2013	Test device, test system, method and carrier for testing electonic components under variable pressure conditions	filed, in examination

Multitest elektronische Systeme GmbH	Thailand	TH1301002810	5/28/2013	Test device, test system, method and carrier for testing electonic components under variable pressure conditions	filed, in examination

Multitest elektronische Systeme GmbH	Taiwan	TW102119243	5/31/2013	Test device, test system, method and carrier for testing electonic components under variable pressure conditions	filed, in examination

51

Multitest elektronische Systeme GmbH	US	US13/905,010	5/29/2013			Test device, test system, method and carrier for testing electonic components under variable pressure conditions	filed, in examination

Multitest elektronische Systeme GmbH	US	US12/859,059	8/18/2010			System for post-processing of electronic components	decision to grant patent

Multitest elektronische Systeme GmbH	Malaysia	PI2010003595	7/29/2010			System for post-processing of electronic components	filed, in examination

Multitest elektronische Systeme GmbH	Japan	JP2010181849	8/16/2010			System for post-processing of electronic components	filed, in examination

Multitest elektronische Systeme GmbH	Korea, South	KR1020100080033	8/18/2010	KR101156743	7/3/2012	System for post-processing of electronic components	patented

Multitest elektronische Systeme GmbH	Philippines	PH12010000243	8/12/2010			System for post-processing of electronic components	filed, in examination

Multitest elektronische Systeme GmbH	China	CN201010257518	8/17/2010	CN101996913	5/8/2013	System for post-processing of electronic components	patented

Multitest elektronische Systeme GmbH	Europe	EP10171344	7/29/2010	EP2302399	10/10/2012	System for post-processing of electronic components	patented

52

Multitest elektronische Systeme GmbH	Germany (EP)	EP10171344	7/29/2010	602010003131	10/10/2012	System for post-processing of electronic components	validated (EP-patent EP2302399)

Multitest elektronische Systeme GmbH	Malta (EP)	EP10171344	7/29/2010	EP00908/2302399	10/10/2012	System for post-processing of electronic components	validated (EP-patent EP2302399)

Multitest elektronische Systeme GmbH	Italy (EP)	EP10171344	7/29/2010	31063BE/2012	10/10/2012	System for post-processing of electronic components	validated (EP-patent EP2302399)

Multitest elektronische Systeme GmbH	France (EP)	EP10171344	7/29/2010	2302399	10/10/2012	System for post-processing of electronic components	validated (EP-patent EP2302399)

Multitest elektronische Systeme GmbH	Austria (EP)	EP10171344	7/29/2010	579188	10/10/2012	System for post-processing of electronic components	validated (EP-patent EP2302399)

Multitest elektronische Systeme GmbH	Netherlands (EP)	EP10171344	7/29/2010	2302399	10/10/2012	System for post-processing of electronic components	validated (EP-patent EP2302399)

Multitest elektronische Systeme GmbH	UK (EP)	EP10171344	7/29/2010	2302399	10/10/2012	System for post-processing of electronic components	validated (EP-patent EP2302399)

Multitest elektronische Systeme GmbH	Finland (EP)	EP10171344	7/29/2010	2302399	10/10/2012	System for post-processing of electronic components	validated (EP-patent EP2302399)

Multitest elektronische Systeme GmbH	US	US859106	8/18/2010	US8230587	7/31/2012	Carrier for aligning electronic components with slidably arranged plates	patented

Multitest elektronische Systeme GmbH	Malaysia	PI2010003561	10/28/2010			Carrier for aligning electronic components with slidably arranged plates	filed, in examination

53

Multitest elektronische Systeme GmbH	Japan	JP2010181848	8/16/2010	JP5148666	12/7/2012	Carrier for aligning electronic components with slidably arranged plates	patented

Multitest elektronische Systeme GmbH	Korea, South	KR1020100080031	8/18/2010	KR101191988	10/10/2012	Carrier for aligning electronic components with slidably arranged plates	patented

Multitest elektronische Systeme GmbH	Philippines	PH12010000245	8/12/2010			Carrier for aligning electronic components with slidably arranged plates	filed, in examination

Multitest elektronische Systeme GmbH	China	CN201010257176	8/17/2010			Carrier for aligning electronic components with slidably arranged plates	filed, in examination

Multitest elektronische Systeme GmbH	Europe	EP10171337	7/29/2010	EP2290375	10/3/2012	Carrier for aligning electronic components with slidably arranged plates	patented

Multitest elektronische Systeme GmbH	Germany (EP)	EP10171337	7/29/2010	60201000003041	10/3/2012	Carrier for aligning electronic components with slidably arranged plates	validated (EP-patent EP2290375)

Multitest elektronische Systeme GmbH	Malta (EP)	EP10171337	7/29/2010	EP00904/2290375	10/3/2012	Carrier for aligning electronic components with slidably arranged plates	validated (EP-patent EP2290375)

Multitest elektronische Systeme GmbH	Italy (EP)	EP10171337	7/29/2010	32168BE/2012	10/3/2012	Carrier for aligning electronic components with slidably arranged plates	validated (EP-patent EP2290375)

54

Multitest elektronische Systeme GmbH	France (EP)	EP10171337	7/29/2010	2290375	10/3/2012	Carrier for aligning electronic components with slidably arranged plates	validated (EP-patent EP2290375)

Multitest elektronische Systeme GmbH	US	US858400	8/17/2010			Two abutting sections of an align fixture together floatingly engaging an electronic component	filed, in examination

Multitest elektronische Systeme GmbH	Malaysia	PI2010003562	7/28/2010			Two abutting sections of an align fixture together floatingly engaging an electronic component	filed, in examination

Multitest elektronische Systeme GmbH	Japan	JP2010181847	8/16/2010			Two abutting sections of an align fixture together floatingly engaging an electronic component	filed, in examination

Multitest elektronische Systeme GmbH	Korea, South	KR1020100080030	8/18/2010	KR101156725	6/14/2012	Two abutting sections of an align fixture together floatingly engaging an electronic component	patented

Multitest elektronische Systeme GmbH	Philippines	PH12010000242	8/12/2010			Two abutting sections of an align fixture together floatingly engaging an electronic component	filed, in examination

55

Multitest elektronische Systeme GmbH	China	CN201010257638	8/17/2010			Two abutting sections of an align fixture together floatingly engaging an electronic component	filed, in examination

Multitest elektronische Systeme GmbH	Europe	EP10171341	7/29/2010	EP2290377	10/10/2012	Two abutting sections of an align fixture together floatingly engaging an electronic component	patented

Multitest elektronische Systeme GmbH	Germany (EP)	EP10171341	7/29/2010	602010003129	10/10/2012	Two abutting sections of an align fixture together floatingly engaging an electronic component	validated (EP-patent EP2290377)

Multitest elektronische Systeme GmbH	Malta (EP)	EP10171341	7/29/2010	EP00906/2290377	10/10/2012	Two abutting sections of an align fixture together floatingly engaging an electronic component	validated (EP-patent EP2290377)

Multitest elektronische Systeme GmbH	Italy (EP)	EP10171341	7/29/2010	30971BE/2012	10/10/2012	Two abutting sections of an align fixture together floatingly engaging an electronic component	validated (EP-patent EP2290377)

56

Multitest elektronische Systeme GmbH	France (EP)	EP10171341	7/29/2010	2290377	10/10/2012	Two abutting sections of an align fixture together floatingly engaging an electronic component	validated (EP-patent EP2290377)

Multitest elektronische Systeme GmbH	US	US858406	8/17/2010			An elastic unit as a separate elastic member to be mounted at an elastic unit receiving section of an align fixture	decision to grant patent

Multitest elektronische Systeme GmbH	Malaysia	PI2010003563	7/28/2010			An elastic unit as a separate elastic member to be mounted at an elastic unit receiving section of an align fixture	filed, in examination

Multitest elektronische Systeme GmbH	Japan	JP2010181846	8/16/2010	JP4910112	1/27/2012	An elastic unit as a separate elastic member to be mounted at an elastic unit receiving section of an align fixture	patented

Multitest elektronische Systeme GmbH	Korea, South	KR1020100080029	8/18/2010	KR101156717	6/14/2012	An elastic unit as a separate elastic member to be mounted at an elastic unit receiving section of an align fixture	patented

57

Multitest elektronische Systeme GmbH	Philippines	PH12010000247	8/12/2010			An elastic unit as a separate elastic member to be mounted at an elastic unit receiving section of an align fixture	filed, in examination

Multitest elektronische Systeme GmbH	China	CN201010257640	8/17/2010			An elastic unit as a separate elastic member to be mounted at an elastic unit receiving section of an align fixture	filed, in examination

Multitest elektronische Systeme GmbH	Europe	EP10171343	7/29/2010	EP2290378	10/10/2012	An elastic unit as a separate elastic member to be mounted at an elastic unit receiving section of an align fixture	patented

Multitest elektronische Systeme GmbH	Germany (EP)	EP10171343	7/29/2010	602010003130	10/10/2012	An elastic unit as a separate elastic member to be mounted at an elastic unit receiving section of an align fixture	validated (EP-patent EP2290378)

Multitest elektronische Systeme GmbH	Malta (EP)	EP10171343	7/29/2010	EP00907/2290378	10/10/2012	An elastic unit as a separate elastic member to be mounted at an elastic unit receiving section of an align fixture	validated (EP-patent EP2290378)

58

Multitest elektronische Systeme GmbH	Italy (EP)	EP10171343	7/29/2010	31061BE/2012	10/10/2012	An elastic unit as a separate elastic member to be mounted at an elastic unit receiving section of an align fixture	validated (EP-patent EP2290378)

Multitest elektronische Systeme GmbH	France (EP)	EP10171343	7/29/2010	2290378	10/10/2012	An elastic unit as a separate elastic member to be mounted at an elastic unit receiving section of an align fixture	validated (EP-patent EP2290378)

Multitest elektronische Systeme GmbH	US	US856383	8/17/2010			An elastic unit for clamping an electronic component and extending below an electronic component receiving volume of an align fixture	filed, in examination

Multitest elektronische Systeme GmbH	Malaysia	PI2010003564	7/28/2010			An elastic unit for clamping an electronic component and extending below an electronic component receiving volume of an align fixture	filed, in examination

Multitest elektronische Systeme GmbH	Japan	JP2010181845	8/16/2010			An elastic unit for clamping an electronic component and extending below an electronic component receiving volume of an align fixture	filed, in examination

59

Multitest elektronische Systeme GmbH	Korea, South	KR1020100080028	8/18/2010	KR101194423	10/18/2012	An elastic unit for clamping an electronic component and extending below an electronic component receiving volume of an align fixture	patented

Multitest elektronische Systeme GmbH	Philippines	PH12010000244	8/12/2010			An elastic unit for clamping an electronic component and extending below an electronic component receiving volume of an align fixture	filed, in examination

Multitest elektronische Systeme GmbH	China	CN201010257544	8/17/2010			An elastic unit for clamping an electronic component and extending below an electronic component receiving volume of an align fixture	filed, in examination

Multitest elektronische Systeme GmbH	Europe	EP10171340	7/29/2010	EP2290376	10/3/2012	An elastic unit for clamping an electronic component and extending below an electronic component receiving volume of an align fixture	patented

Multitest elektronische Systeme GmbH	Germany (EP)	EP10171340	7/29/2010	602010003042	10/3/2012	An elastic unit for clamping an electronic component and extending below an electronic component receiving volume of an align fixture	validated (EP-patent EP2290376)

60

Multitest elektronische Systeme GmbH	Malta (EP)	EP10171340	7/29/2010	EP00905/2290376	10/3/2012	An elastic unit for clamping an electronic component and extending below an electronic component receiving volume of an align fixture	validated (EP-patent EP2290376)

Multitest elektronische Systeme GmbH	Italy (EP)	EP10171340	7/29/2010	31062BE/2012	10/3/2012	An elastic unit for clamping an electronic component and extending below an electronic component receiving volume of an align fixture	validated (EP-patent EP2290376)

Multitest elektronische Systeme GmbH	France (EP)	EP10171340	7/29/2010	2290376	10/3/2012	An elastic unit for clamping an electronic component and extending below an electronic component receiving volume of an align fixture	validated (EP-patent EP2290376)

Multitest elektronische Systeme GmbH	US	US858394	8/17/2010	US8281483	10/9/2012	Elastic unit exerting two angled force components on an abutting section of an align fixture	patented

61

Multitest elektronische Systeme GmbH	Malaysia	PI2010003565	7/28/2010			Elastic unit exerting two angled force components on an abutting section of an align fixture	filed, in examination

Multitest elektronische Systeme GmbH	Japan	JP2010181844	8/16/2010	JP5148665	12/7/2012	Elastic unit exerting two angled force components on an abutting section of an align fixture	patented

Multitest elektronische Systeme GmbH	Korea, South	KR1020100080027	8/18/2010	KR101156702	6/14/2012	Elastic unit exerting two angled force components on an abutting section of an align fixture	patented

Multitest elektronische Systeme GmbH	Philippines	PH12010000246	8/12/2010			Elastic unit exerting two angled force components on an abutting section of an align fixture	filed, in examination

Multitest elektronische Systeme GmbH	China	CN201010257624	8/17/2010			Elastic unit exerting two angled force components on an abutting section of an align fixture	filed, in examination

Multitest elektronische Systeme GmbH	Europe	EP10171333	7/29/2010	EP2290374	10/3/2012	Elastic unit exerting two angled force components on an abutting section of an align fixture	patented

62

Multitest elektronische Systeme GmbH	Germany (EP)	EP10171333	7/29/2010	602010003040	10/3/2012	Elastic unit exerting two angled force components on an abutting section of an align fixture	validated (EP-patent EP2290374)

Multitest elektronische Systeme GmbH	Malta (EP)	EP10171333	7/29/2010	EP00903/2290374	10/3/2012	Elastic unit exerting two angled force components on an abutting section of an align fixture	validated (EP-patent EP2290374)

Multitest elektronische Systeme GmbH	Italy (EP)	EP10171333	7/29/2010	30970BE/2012	10/3/2012	Elastic unit exerting two angled force components on an abutting section of an align fixture	validated (EP-patent EP2290374)

Multitest elektronische Systeme GmbH	France (EP)	EP10171333	7/29/2010	2290374	10/3/2012	Elastic unit exerting two angled force components on an abutting section of an align fixture	validated (EP-patent EP2290374)

Multitest elektronische Systeme GmbH	Germany	DE102008029129	6/19/2008	DE102008029129	4/29/2010	Kontaktiervorrichtung und Verfahren zum Reinigen von Kontaktfedern	patented

Multitest elektronische Systeme GmbH	Germany	DE200810028034	6/12/2008			Kontaktsockel	filed, in examination

63

Multitest elektronische Systeme GmbH	US	US742888	6/12/2009	US8282428	10/9/2012	Contact base	patented

Multitest elektronische Systeme GmbH	Malaysia	PI2010002195	6/12/2009			Contact base	filed, in examination

Multitest elektronische Systeme GmbH	Singapore	SG201003408	6/12/2009	SG1615555	11/30/2012	Contact base	patented

Multitest elektronische Systeme GmbH	China	CN200980101187	6/12/2009			Contact base	filed, in examination

Multitest elektronische Systeme GmbH	Germany	DE200810020558	4/24/2008	DE102008020558	7/1/2010	Plunger mit Rückzentrierung	patented

Multitest elektronische Systeme GmbH	Germany	DE102008020585	4/24/2008	DE102008020585	3/24/2011	Plunger mit Schnellverriegelungssystem	patented

Multitest elektronische Systeme GmbH	US	US743792	4/9/2009			Plunger with quick locking system	filed, in examination

Multitest elektronische Systeme GmbH	Malaysia	PI2010009194	4/9/2009			Plunger with quick locking system	filed, in examination

Multitest elektronische Systeme GmbH	Japan	JP2010535410	4/9/2009	JP5281651	5/31/2013	Plunger with quick locking system	patented

Multitest elektronische Systeme GmbH	Korea, South	KR1020107012054	4/9/2009	KR101141306	5/4/2012	Plunger with quick locking system	patented

Multitest elektronische Systeme GmbH	Philippines	PH12010501058	4/9/2009			Plunger with quick locking system	filed, in examination

Multitest elektronische Systeme GmbH	China	CN200980101186	4/9/2009			Plunger with quick locking system	filed, in examination

Multitest elektronische Systeme GmbH	Europe	EP09734358	4/9/2009	EP2193382	3/23/2011	Plunger with quick locking system	patented

Multitest elektronische Systeme GmbH	Germany (EP)	EP09734358	4/9/2009		3/23/2011	Plunger with quick locking system	validated (EP-patent EP2193382)

64

Multitest elektronische Systeme GmbH	Malta (EP)	EP09734358	4/9/2009	EP00302/2193382	3/23/2011	Plunger with quick locking system	validated (EP-patent EP2193382)

Multitest elektronische Systeme GmbH	France (EP)	EP09734358	4/9/2009	2193382	3/23/2011	Plunger with quick locking system	validated (EP-patent EP2193382)

Multitest elektronische Systeme GmbH	Germany	DE102008015916	3/27/2008	DE102008015916	2/10/2011	Verfahren und Vorrichtung zum Testen und Kalibrieren von elektronischen Halbleiterbauelementen, die Schall in elektrische Signale umwandeln	patented

Multitest elektronische Systeme GmbH	US	US810716	3/12/2009			Method and device for testing and calibrating electronic semiconductor components which convert sound into electrical signals	filed, in examination

Multitest elektronische Systeme GmbH	US Divisional application	US887429	9/21/2010			Device and method for aligning and holding a plurality of singulated semiconductor components in receiving pockets of a terminal carrier	filed, in examination

Multitest elektronische Systeme GmbH	Germany Divisional application	DE112009000200	2/12/2009	DE112009000200	1/14/2013	Vorrichtung und Verfahren zum Ausrichten und Halten einer Mehrzahl singulierter Halbleiterbauelemente in Aufnahmetaschen eines Klemmträgers	patented

65

Multitest elektronische Systeme GmbH	Malaysia Divisional application	PI2010003836	2/12/2009			Device and method for aligning and holding a plurality of singulated semiconductor components in receiving pockets of a terminal carrier	filed, in examination

Multitest elektronische Systeme GmbH	Germany Utility Model	DE102009018726	12.02.009	DE202009018726 Utility Model	11/27/2012	Vorrichtung und Verfahren zum Ausrichten und Halten einer Mehrzahl singulierter Halbleiterbauelemente in Aufnahmetaschen eines Klemmträgers	registered

Multitest elektronische Systeme GmbH	US	US665531	2/12/2009			Device and method for aligning and holding a plurality of singulated semiconductor components in receiving pockets of a terminal carrier	filed, in examination

66

Multitest elektronische Systeme GmbH	Malaysia	PI20094544	2/12/2009			Device and method for aligning and holding a plurality of singulated semiconductor components in receiving pockets of a terminal carrier	filed, in examination

Multitest elektronische Systeme GmbH	Japan	JP2010512720	2/12/2009	JP5291097	6/14/2013	Device and method for aligning and holding a plurality of singulated semiconductor components in receiving pockets of a terminal carrier	patented

Multitest elektronische Systeme GmbH	Korea, South	KR1020097024513	2/12/2009	KR101097954	12/16/2011	Device and method for aligning and holding a plurality of singulated semiconductor components in receiving pockets of a terminal carrier	patented

Multitest elektronische Systeme GmbH	Philippines	PH12009502078	2/12/2009			Device and method for aligning and holding a plurality of singulated semiconductor components in receiving pockets of a terminal carrier	filed, in examination

67

Multitest elektronische Systeme GmbH	China	CN200980000446	2/12/2009	CN101765784	6/26/2013	Device and method for aligning and holding a plurality of singulated semiconductor components in receiving pockets of a terminal carrier	patented

Multitest elektronische Systeme GmbH	Europe	EP09710349	2/12/2009	EP2135103	10/6/2010	Device and method for aligning and holding a plurality of singulated semiconductor components in receiving pockets of a terminal carrier	patented

Multitest elektronische Systeme GmbH	Germany (EP)	EP09710350	2/13/2009	502009000123	10/6/2010	Vorrichtung und Verfahren zum Ausrichten und Halten einer Mehrzahl singulierter Halbleiterbauelemente in Aufnahmetaschen eines Klemmträgers	validated (EP-patent EP2135103)

Multitest elektronische Systeme GmbH	Malta (EP)	EP09710351	2/14/2009	EP00194/2135103	10/6/2010	Device and method for aligning and holding a plurality of singulated semiconductor components in receiving pockets of a terminal carrier	validated (EP-patent EP2135103)

68

Multitest elektronische Systeme GmbH	Italy (EP)	EP09710352	2/15/2009	19044BE/2011	10/6/2010	Device and method for aligning and holding a plurality of singulated semiconductor components in receiving pockets of a terminal carrier	validated (EP-patent EP2135103)

Multitest elektronische Systeme GmbH	France (EP)	EP09710352	2/15/2009	2135103	10/6/2010	Device and method for aligning and holding a plurality of singulated semiconductor components in receiving pockets of a terminal carrier	validated (EP-patent EP2135103)

Multitest elektronische Systeme GmbH	US	US671118	10/2/2008	US8303008	11/6/2012	Plunger for holding and moving electronic components, in particular ICs, with heat conducting body	patented

Multitest elektronische Systeme GmbH	Malaysia	PI20094228	10/2/2008	MY145021	12/15/2011	Plunger for holding and moving electronic components, in particular ICs, with heat conducting body	patented

69

Multitest elektronische Systeme GmbH	Korea, South	KR1020097022194	10/2/2008	KR101086934	11/29/2011	Plunger for holding and moving electronic components, in particular ICs, with heat conducting body	patented

Multitest elektronische Systeme GmbH	China	CN200880017147	10/2/2008	CN101680930	5/23/2012	Plunger for holding and moving electronic components, in particular ICs, with heat conducting body	patented

Multitest elektronische Systeme GmbH	Europe	EP08802776	10/2/2008	EP2195669	1/12/2011	Plunger for holding and moving electronic components, in particular ICs, with heat conducting body	validated (EP-patent EP2195669)

Multitest elektronische Systeme GmbH	Germany (EP)	EP08802776	10/2/2008		1/12/2011	Plunger zum Bewegen elektronischer Bauelemente, insbesondere ICs mit Wärmeleitkörper	validated (EP-patent EP2195669)

Multitest elektronische Systeme GmbH	Malta (EP)	EP08802776	10/2/2008	EP00254/2195669	1/12/2011	Plunger for holding and moving electronic components, in particular ICs, with heat conducting body	validated (EP-patent EP2195669)

Multitest elektronische Systeme GmbH	France (EP)	EP08802776	10/2/2008		1/12/2011	Plunger for holding and moving electronic components, in particular ICs, with heat conducting body	validated (EP-patent EP2195669)

70

Multitest elektronische Systeme GmbH	Germany	DE102007047679	10/5/2007	DE102007047679	3/10/2011	Plunger zum Bewegen elektronischer Bauelemente, insbesondere ICs mit Wärmeleitkörper	patented

Multitest elektronische Systeme GmbH	US	US599371	10/2/2008	US8232815	7/31/2012	Plunger for holding and moving electronic components in particular ICs	patented

Multitest elektronische Systeme GmbH	Malaysia	PI20093280	10/2/2008			Plunger for holding and moving electronic components in particular ICs	filed, in examination

Multitest elektronische Systeme GmbH	Korea, South	KR1020097017770	10/2/2008	KR101193758	10/16/2012	Plunger for holding and moving electronic components in particular ICs	patented

Multitest elektronische Systeme GmbH	China	CN200880008015	10/2/2008	CN101646953	8/29/2012	Plunger for holding and moving electronic components in particular ICs	patented

Multitest elektronische Systeme GmbH	Europe	EP08802775	10/2/2008	EP2195668	1/12/2011	Plunger for holding and moving electronic components in particular ICs	patented

71

Multitest elektronische Systeme GmbH	Germany (EP)	EP08802775	10/2/2008		1/12/2011	Plunger zum Bewegen elektronischer Bauelemente, insbesondere IC’s	validated (EP-patent EP2195668)

Multitest elektronische Systeme GmbH	Malta (EP)	EP08802775	10/2/2008		1/12/2011	Plunger for holding and moving electronic components in particular ICs	validated (EP-patent EP2195668)

Multitest elektronische Systeme GmbH	France (EP)	EP08802775	10/2/2008		1/12/2011	Plunger for holding and moving electronic components in particular ICs	validated (EP-patent EP2195668)

Multitest elektronische Systeme GmbH	US	US526728	9/25/2008			Handler for electronic components, in particular ICs, comprising a pneumatic cylinder displacement unit for moving plungers	filed, in examination

Multitest elektronische Systeme GmbH	Malaysia	PI20093165	9/25/2008			Handler for electronic components, in particular ICs, comprising a pneumatic cylinder displacement unit for moving plungers	filed, in examination

Multitest elektronische Systeme GmbH	Japan	JP2010522269	9/25/2008	JP5140156	11/22/2012	Handler for electronic components, in particular ICs, comprising a pneumatic cylinder displacement unit for moving plungers	patented

72

Multitest elektronische Systeme GmbH	Korea, South	KR1020097015729	9/25/2008	KR101203770	11/15/2012	Handler for electronic components, in particular ICs, comprising a pneumatic cylinder displacement unit for moving plungers	patented

Multitest elektronische Systeme GmbH	Philippines	PH12010500713	9/25/2008			Handler for electronic components, in particular ICs, comprising a pneumatic cylinder displacement unit for moving plungers	filed, in examination

Multitest elektronische Systeme GmbH	China	CN200880004146	9/25/2008	CN101611325	8/29/2012	Handler for electronic components, in particular ICs, comprising a pneumatic cylinder displacement unit for moving plungers	patented

Multitest elektronische Systeme GmbH	Europe	EP08838310	9/25/2008	EP2195671	1/12/2011	Handler for electronic components, in particular ICs, comprising a pneumatic cylinder displacement unit for moving plungers	patented

73

Multitest elektronische Systeme GmbH	Germany (EP)	EP08838310	9/25/2008		1/12/2011	Handhabungsvorrichtung für elektronische Bauelemente, insbesondere ICs mit Pneumatikzylinderbewegungseinrichtung zum Verschieben von Plungern	validated (EP-patent EP2195671)

Multitest elektronische Systeme GmbH	Malta (EP)	EP08838310	9/25/2008		1/12/2011	Handler for electronic components, in particular ICs, comprising a pneumatic cylinder displacement unit for moving plungers	validated (EP-patent EP2195671)

Multitest elektronische Systeme GmbH	France (EP)	EP08838310	9/25/2008		1/12/2011	Handler for electronic components, in particular ICs, comprising a pneumatic cylinder displacement unit for moving plungers	validated (EP-patent EP2195671)

Multitest elektronische Systeme GmbH	US	US525894	9/25/2008	US8138779	3/20/2012	Handler for electronic components, in particular ICs, comprising circulating units, the temperature of which can be controlled	patented

74

Multitest elektronische Systeme GmbH	Malaysia	PI200903141	9/25/2008	MY143309	4/15/2011	Handler for electronic components, in particular ICs, comprising circulating units, the temperature of which can be controlled	patented

Multitest elektronische Systeme GmbH	Japan	JP2010518572	9/25/2008	JP5140157	11/22/2012	Handler for electronic components, in particular ICs, comprising circulating units, the temperature of which can be controlled	patented

Multitest elektronische Systeme GmbH	Korea, South	KR1020097015728	9/25/2008	KR101115161	2/1/2012	Handler for electronic components, in particular ICs, comprising circulating units, the temperature of which can be controlled	patented

Multitest elektronische Systeme GmbH	China	CN200880004056	9/25/2008	CN101606075	8/15/2012	Handler for electronic components, in particular ICs, comprising circulating units, the temperature of which can be controlled	patented

75

Multitest elektronische Systeme GmbH	Europe	EP08837754	9/25/2008	EP2195670	1/19/2011	Handler for electronic components, in particular ICs, comprising circulating units, the temperature of which can be controlled	patented

Multitest elektronische Systeme GmbH	Germany (EP)	EP08837755	9/26/2008		1/19/2011	Handhabungsvorrichtung für elektronische Bauelemente, insbesondere IC’s mit einer Mehrzahl von auf einer Umlaufbahn geführten Umlaufwagen	validated (EP-patent EP2195670)

Multitest elektronische Systeme GmbH	Malta (EP)	EP08837756	9/27/2008		1/19/2011	Handler for electronic components, in particular ICs, comprising circulating units, the temperature of which can be controlled	validated (EP-patent EP2195670)

Multitest elektronische Systeme GmbH	France (EP)	EP08837758	9/29/2008		1/19/2011	Handler for electronic components, in particular ICs, comprising circulating units, the temperature of which can be controlled	validated (EP-patent EP2195670)

76

Multitest elektronische Systeme GmbH	US	US681735	9/25/2008	US8297433	10/30/2012	Handler for electronic components, in particular ICs, comprising a plurality of circulating carriages that are guided along a circulating track	patented

Multitest elektronische Systeme GmbH	Malaysia	PI2010000920	9/25/2008			Handler for electronic components, in particular ICs, comprising a plurality of circulating carriages that are guided along a circulating track	filed, in examination

Multitest elektronische Systeme GmbH	Korea, South	KR1020107003466	9/25/2008			Handler for electronic components, in particular ICs, comprising a plurality of circulating carriages that are guided along a circulating track	filed, in examination

Multitest elektronische Systeme GmbH	Philippines	PH12010500715	9/25/2008			Handler for electronic components, in particular ICs, comprising a plurality of circulating carriages that are guided along a circulating track	filed, in examination

77

Multitest elektronische Systeme GmbH	China	CN200880107624	9/25/2008	CN101802630	2/13/2013	Handler for electronic components, in particular ICs, comprising a plurality of circulating carriages that are guided along a circulating track	patented

Multitest elektronische Systeme GmbH	Germany	DE102007047596	10/5/2007	DE102007047596	2/7/2013	Handhabungsvorrichtung für elektronische Bauelemente, insbesondere IC’s mit einer Mehrzahl von auf einer Umlaufbahn geführten Umlaufwagen	patented

Multitest elektronische Systeme GmbH	US	US681706	9/25/2008			Tempering chamber for tempering electronic components in particular Ics	filed, in examination

Multitest elektronische Systeme GmbH	Malaysia	PI2010001170	9/25/2008			Tempering chamber for tempering electronic components in particular Ics	filed, in examination

78

Multitest elektronische Systeme GmbH	Japan	JP2010527356	9/25/2008	JP5238031	4/5/2013	Tempering chamber for tempering electronic components in particular Ics	patented

Multitest elektronische Systeme GmbH	Korea, South	KR1020107006283	9/25/2008	KR101259672	24.04.213	Tempering chamber for tempering electronic components in particular Ics	patented

Multitest elektronische Systeme GmbH	Philippines	PH12010500714	9/25/2008			Tempering chamber for tempering electronic components in particular Ics	filed, in examination

Multitest elektronische Systeme GmbH	China	CN200880110016	9/25/2008	CN101815952	3/27/2013	Tempering chamber for tempering electronic components in particular Ics	patented

Multitest elektronische Systeme GmbH	Germany	DE102007047772	10/5/2007	DE102007047772	7/21/2011	Temperiervorrichtung zum Temperieren von elektronischen Bauelementen, insbesonder Ics	patented

Multitest elektronische Systeme GmbH	Malaysia	PI200700662	4/24/2008	MY142696	12/31/2010	Centering device for electronic components, particularly ICs	patented

Multitest elektronische Systeme GmbH	Japan	JP2010506821	4/24/2008	JP4948646	3/16/2012	Centering device for electronic components, particularly ICs	patented

Multitest elektronische Systeme GmbH	China	CN200880000942	4/24/2008	CN101548191	3/7/2012	Centering device for electronic components, particularly ICs	patented

79

Multitest elektronische Systeme GmbH	Germany	DE102007022690	5/11/2007	DE102007022690	11/18/2010	Zentriervorrichtung für elektronische Bauelemente, insbesondere ICs	patented

Multitest elektronische Systeme GmbH	US	US169899	7/9/2008	US7633304	12/15/2009	Device for testing electronic components, in particular ICs, having a sealing board arranged inside a pressure test chamber	patented

Multitest elektronische Systeme GmbH	Malaysia	PI20082478	7/4/2008	MY147709	1/15/2013	Device for testing electronic components, in particular ICs, having a sealing board arranged inside a pressure test chamber	patented

Multitest elektronische Systeme GmbH	Europe	EP08011535	6/25/2008	EP2015087	12/21/2011	Device for testing electronic components, in particular ICs, having a sealing board arranged inside a pressure test chamber	patented

Multitest elektronische Systeme GmbH	Germany (EP)	EP08011535	6/25/2008		12/21/2011	Vorrichtung zum Testen von elektronischen Bauelementen, insbesondere IC’s mit innerhalb einer Drucktestkammer angeordnetem Abdichtboard	validated (EP-patent EP2015087)

80

Multitest elektronische Systeme GmbH	Italy (EP)	EP08011535	6/25/2008		12/21/2011	Device for testing electronic components, in particular ICs, having a sealing board arranged inside a pressure test chamber	validated (EP-patent EP2015087)

Multitest elektronische Systeme GmbH	Germany	DE102007032557	7/12/2007	DE102007032557	9/16/2010	Vorrichtung zum Testen von elektronischen Bauelementen, insbesondere IC’s mit innerhalb einer Drucktestkammer angeordnetem Abdichtboard	patented

Multitest elektronische Systeme GmbH	US	US668265	7/1/2008	US8449002	5/28/2013	Closure mechanism for pressure test chambers for testing electronic components, in particular Ics	patented

Multitest elektronische Systeme GmbH	Malaysia	PI20095449	7/1/2008	MY145169	12/30/2011	Closure mechanism for pressure test chambers for testing electronic components, in particular Ics	patented

Multitest elektronische Systeme GmbH	China	CN200880019417	7/1/2008	CN171711366	6/26/2013	Closure mechanism for pressure test chambers for testing electronic components, in particular Ics	patented

81

Multitest elektronische Systeme GmbH	Europe	EP08759365	7/1/2008	EP2142935	8/25/2010	Closure mechanism for pressure test chambers for testing electronic components, in particular Ics	patented

Multitest elektronische Systeme GmbH	Malta (EP)	EP08759366	7/2/2008		8/25/2010	Closure mechanism for pressure test chambers for testing electronic components, in particular Ics	validated (EP-patent EP2142935)

Multitest elektronische Systeme GmbH	Italy (EP)	EP08759367	7/3/2008		8/25/2010	Closure mechanism for pressure test chambers for testing electronic components, in particular Ics	validated (EP-patent EP2142935)

Multitest elektronische Systeme GmbH	Germany	DE102007032559	7/12/2007	DE102007032559	9/9/2010	Verschlussmechanismus für Drucktestkammern zum Testen von elektronischen Bauelementen, insbesondere Ics	patented

Multitest elektronische Systeme GmbH	US	US294302	12/6/2007	US7946405	5/24/2011	Guide rail for electronic components	patented

Multitest elektronische Systeme GmbH	Malaysia	PI20084151	12/6/2007	MY146934	10/15/2012	Guide rail for electronic components	patented

82

Multitest elektronische Systeme GmbH	Germany	DE102006036291	8/3/2006	DE102006036291	5/24/2012	Verfahren und Kontaktiervorrichtung zum elektrischen Testen von elektronischen Bauelementen unter bestimmten Temperaturbedingungen	patented

Multitest elektronische Systeme GmbH	Europe	EP07786355	7/26/2007	EP2033002	4/21/2010	Verfahren und Kontaktiervorrichtung zum elektrischen Testen von elektronischen Bauelementen unter bestimmten Temperaturbedingungen	patented

Multitest elektronische Systeme GmbH	Italy (EP)	EP07786355	7/26/2007		4/21/2010	Contacting device for testing electronic components under specific temperature conditions	validated (EP-patent EP2033002)

Multitest elektronische Systeme GmbH	France (EP)	EP07786355	7/26/2007		4/21/2010	Contacting device for testing electronic components under specific temperature conditions	validated (EP-patent EP2033002)

Multitest elektronische Systeme GmbH	Austria (EP)	EP07786355	7/26/2007		4/21/2010	Contacting device for testing electronic components under specific temperature conditions	validated (EP-patent EP2033002)

Multitest elektronische Systeme GmbH	US	US990748	5/24/2007	US7683608	3/23/2010	Handler comprising an acceleration device for testing electronic components	patented

83

Multitest elektronische Systeme GmbH	Malaysia	PI20080222	5/24/2007	MY146742	9/14/2012	Handler comprising an acceleration device for testing electronic components	patented

Multitest elektronische Systeme GmbH	Japan	JP2008555717	5/24/2007	JP4783832	7/15/2011	Handler comprising an acceleration device for testing electronic components	patented

Multitest elektronische Systeme GmbH	Korea, South	KR1020087009599	5/24/2007	KR101043140	6/20/2011	Handler comprising an acceleration device for testing electronic components	patented

Multitest elektronische Systeme GmbH	Europe	EP07725540	5/24/2007	EP1891453	11/5/2008	Handler comprising an acceleration device for testing electronic components	patented

Multitest elektronische Systeme GmbH	Malta (EP)	EP07725540	5/24/2007		11/5/2008	Handler comprising an acceleration device for testing electronic components	validated (EP-patent EP1891453)

Multitest elektronische Systeme GmbH	Germany	DE102006025341	5/31/2006	DE102006025341	4/16/2009	Handler mit Beschleunigungsvorrichtung zum Testen von elektronischen Bauelementen	patented

Multitest elektronische Systeme GmbH	US	US090419	3/29/2007	US7741861	6/22/2010	Test apparatus für the testing of electronic components	patented

84

Multitest elektronische Systeme GmbH	Malaysia	PI02025	3/29/2007	MY143637	6/15/2011	Test apparatus für the testing of electronic components	patented

Multitest elektronische Systeme GmbH	Japan	JP2008555716	3/29/2007	JP5044575	7/20/2012	Test apparatus für the testing of electronic components	patented

Multitest elektronische Systeme GmbH	Europe	EP07723765	3/29/2007	EP1902325	5/6/2009	Test apparatus für the testing of electronic components	patented

Multitest elektronische Systeme GmbH	Italy (EP)	EP07723765	3/29/2007		5/6/2009	Test apparatus für the testing of electronic components	patented

Multitest elektronische Systeme GmbH	Netherlands (EP)	EP07723765	3/29/2007		5/6/2009	Test apparatus für the testing of electronic components	patented

Multitest elektronische Systeme GmbH	Germany	DE102006015363	4/3/2006	DE102006015363	4/16/2009	Testvorrichtung zum Testen von elektronischen Bauelementen	patented

Multitest elektronische Systeme GmbH	US	US883874	11/30/2006	US7677383	3/16/2010	Guide path for electronic components	patented

Multitest elektronische Systeme GmbH	Germany	DE102005032978	7/14/2005	DE102005032978	7/21/2011	Vorrichtung zum Zentrieren von elektronischen Bauelementen	patented

Multitest elektronische Systeme GmbH	Germany	DE102006015365	4/3/2006	DE102006015365	11/19/2009	Verfahren und Vorrichtung zum Temperieren von elektronischen Bauelementen	patented

85

Multitest elektronische Systeme GmbH	Europe	EP07723766	3/29/2007	EP1889133	2/4/2009	Method and device for tempering electronic components	patented

Multitest elektronische Systeme GmbH	Italy (EP)	EP07723766	3/29/2007		2/4/2009	Method and device for tempering electronic components	validated (EP-patent EP1889133)

Multitest elektronische Systeme GmbH	Austria (EP)	EP07723766	3/29/2007		2/4/2009	Method and device for tempering electronic components	validated (EP-patent EP1889133)

Multitest elektronische Systeme GmbH	Netherlands (EP)	EP07723766	3/29/2007		2/4/2009	Method and device for tempering electronic components	validated (EP-patent EP1889133)

Multitest elektronische Systeme GmbH	Malaysia	PI20080071	3/29/2007			Method and device for tempering electronic components	filed, notice to grant patent

Multitest elektronische Systeme GmbH	US	US288078	11/29/2005	US7841071	11/30/2010	Position-correction device for correcting the position of a component holder for electronic components	patented

Multitest elektronische Systeme GmbH	Germany	DE102004057776	11/30/2004	DE102004057776	8/18/2011	Lagekorrektureinrichtung zur Korrektur der Position eines Bauelementehalters für elektronische Bauelemente	patented

Multitest elektronische Systeme GmbH	US	US183974	7/19/2005	US7581410	9/1/2009	Low temperature testing device for electronic components	patented

86

Multitest elektronische Systeme GmbH	Germany	DE102004040527	8/20/2004	DE102004040527	3/30/2006	Kältetestvorrichtung für elektronische Bauelemente	patented

Multitest elektronische Systeme GmbH	Germany	DE10216782	4/15/2002	DE10216782	3/10/2005	Führungsvorrichtung zum Andocken eines Testkopfes für elektronische Bauelemente	patented

Multitest elektronische Systeme GmbH	US	US10413647	4/15/2003	US6836109	12/28/2004	Guiding apparatus for docking a testing head for electronic components	patented

Multitest elektronische Systeme GmbH	Germany	DE10216003	11/6/2003	DE10216003	3/10/2005	Dockingvorrichtung	patented

Multitest elektronische Systeme GmbH	Germany	DE19837564	8/19/1998	DE19837564	4/20/2000	Vereinzelungsvorrichtung für mikroelektronische Bauelemente	patented

87

Copyrights

OWNER	COUNTRY	REGISTRATION NUMBER	DATE REGISTERED	TITLE

Delaware Capital Formation, Inc.	United States	TX3808618	1/7/1997	Scorpion HV90 SMT bare board test system: user manual and guide to operations.

Delaware Capital Formation, Inc.	United States	TX4445331	12/30/1996	Computer aided processing.

Delaware Capital Formation, Inc.	United States	TX4455170	1/7/1997	VIPER II Computer Program

Delaware Capital Formation, Inc.	United States	TX4456105	1/13/1997	CAF-NT 1.20.

Delaware Capital Formation, Inc.	United States	TX4471772	12/30/1996	Fault Viewer.

Delaware Capital Formation, Inc.	United States	TX4483584	1/7/1997	Krhyi.

Delaware Capital Formation, Inc.	United States	TX4494204	6/13/1997	DetECT.

Delaware Capital Formation, Inc.	United States	TX4498668	1/7/1997	DETECT II Computer Program

Delaware Capital Formation, Inc.	United States	TX4504899	6/27/1997	NODE Viewer Computer Program Plus Sealer Notes (Various Releases)

Delaware Capital Formation, Inc.	United States	TX4522819	1/7/1997	Computer aided fixturing. By Gregory J. Miczek, John E. Robertson & Matthew T. Miczek.

Delaware Capital Formation, Inc.	United States	TX4554235	12/30/1996	9090 bare board test system: user manual and guide to operations.

Delaware Capital Formation, Inc.	United States	TX5226237	6/19/2000	VG organizer; computer program

88

Internet Domain Names

OWNER	DOMAIN NAME

Everett Charles Technologies LLC	batterypogo.com

Everett Charles Technologies LLC	coaxprobes.com

Everett Charles Technologies LLC	coaxtestprobes.com

Everett Charles Technologies LLC	compliantconnector.com

Everett Charles Technologies LLC	compliantconnectorsolutions.com

Everett Charles Technologies LLC	compliantcontacts.com

Everett Charles Technologies LLC	connector-solutions.com

Everett Charles Technologies LLC	customcompliantcontacts.com

Everett Charles Technologies LLC	ectinfo.com

Everett Charles Technologies LLC	esh.com

Everett Charles Technologies LLC	everett-charles.com

Everett Charles Technologies LLC	everettcharles.com

Everett Charles Technologies LLC	everettcharles.net

Everett Charles Technologies LLC	everettcharlestech.com

Everett Charles Technologies LLC	everettcharlestechnologies.com

Everett Charles Technologies LLC	everettcharlestechnology.com

Everett Charles Technologies LLC	gridtesters.com

Everett Charles Technologies LLC	highfrequencyprobes.com

Everett Charles Technologies LLC	ostbybarton.com

Everett Charles Technologies LLC	pogoconnector.com

Everett Charles Technologies LLC	pogocontacts.com

Everett Charles Technologies LLC	pogopins.com

Everett Charles Technologies LLC	pogopins.net

Everett Charles Technologies LLC	pogoprobes.com

Everett Charles Technologies LLC	pylonpogo.com

Everett Charles Technologies LLC	qwkquote.com

Everett Charles Technologies LLC	test-connectors.com

Everett Charles Technologies LLC	ttitestron.com

Everett Charles Technologies LLC	ect-kits.com

Microsoft (provided service)	ectccs.sharepoint.com

atg Luther & Maelzer GmbH	atg-lm.cn

atg Luther & Maelzer GmbH	atg-lm.com

atg Luther & Maelzer GmbH	atg-lm.de

89

atg Luther & Maelzer GmbH	atg-lm.eu

atg Luther & Maelzer GmbH	atg-lm.net

atg Luther & Maelzer GmbH	atg-lm.tw

atg Luther & Maelzer GmbH	atg-test-systems.biz

atg Luther & Maelzer GmbH	atg-test-systems.com

atg Luther & Maelzer GmbH	atg-test-systems.de

atg Luther & Maelzer GmbH	atg.biz

atg Luther & Maelzer GmbH	luther-maelzer.cn

atg Luther & Maelzer GmbH	luther-maelzer.com

atg Luther & Maelzer GmbH	luther-maelzer.de

atg Luther & Maelzer GmbH	luther-maelzer.net

Multitest	multitest.com

Multitest	multitest.de

Multitest	multitest.biz

Multitest	multitest.info

Multitest	multitest.net

Multitest	multitest.org

Multitest	multitest.ro

Multitest	multitest.cn

Multitest	multitest.com.cn

Multitest	multitest.com.sg

Multitest	multitest.com.ph

Multitest	multitest.net.ph

Multitest	multitest.org.ph

Multitest	multitest.com.my

Multitest	multitest.org.my

Multitest	multitest.net.my

Multitest	cot-calculator.com

Multitest	ect-stg.com

Multitest	gravity-test.com

Multitest	mems-test.com

Multitest	pickandplace-test.com

Multitest	strip-test.com

90

Software

The equipment and services sold by the ECT Business and the MT Business contain various versions and builds of Software which are used to operate such equipment and to supplement and enhance such services. This Software is used in the build, test, operations and diagnostics (factory and field) of the sold equipment, as well as in research and development activities. All current versions of this Software, as well as legacy versions still being used in the equipment and services sold by the ECT Business and the MT Business, are considered material Software of such ECT Business and such MT Business.

91

EXHIBIT F

e5123	ECT Consolidated
TUSD	Total United States Dollars
		June 30 Khalix Trial Balance sheet		Pro Form WC using 6/30 Balance Sheet	Notes
A1100	Cash	4,129,922	Excluded
A1101	Cash Equivalents	0	Excluded
A1102	Short Term Investments	0	Excluded
A1150	Marketable Securities	0	Excluded
A120011000	Trade Notes Receivable	0
A120018000	Employees Notes Receivable	0
A120019000	Other Notes Receivable	0

A120010000	Notes Receivable (Non Inter-Company)	0

A120021000	Trade Accounts Receivable	52,293,205	Included	52,293,205
A120022000	Deferred Revenue not yet Recognized	(437,924)	Included	(437,924)
A120023000	VAT Receivable	2,774,815	Included	2,774,815
A120028000	Employee Accounts Receivable	63,952	Included	63,952
A120029000	Other Accounts Receivable	78,535	Included	78,535

A120020000	Accounts Receivable (Non Inter-Company)	54,772,583

A120091000	Trade Accounts Receivables (Inter-Company)	125,788	Included	125,788	For clarity purposes, the only interco account balances that would be included would be normal monthly charges for items included in the TSA agreements
A120098000	Organschaft Receivable	329,733	Included	329,733

A120090000	Accounts Receivable (Inter-Company)	455,521

A1200	Notes and Accounts Receivable	55,228,104

A1201	Allowance for Doubtful Accounts	1,108,829	Included	(1,108,829)

A1205	Net Receivables	54,119,275	Included

A140001000	Inventory - Raw Materials	24,215,901	Included	24,215,901
A140002000	Inventory - Work in Progress	16,030,089	Included	16,030,089
A140003000	Inventory - Finished Goods	1,350,810	Included	1,350,810
A140004000	Inventory - Spare Parts	4,003,195	Included	4,003,195

		June 30 Khalix Trial Balance sheet		Pro Form WC using 6/30 Balance Sheet	Notes
A140005000	Inventory - Training & Demonstration	2,135,270	Included	2,135,270
A140006000	Inventory - Intercompany Consignments	0	Included	0
A140009999	Profit in Inventory	(1,866,956)	Included	(1,866,956)
A140090000	Inventory Reserves	7,940,400	Included	(7,940,400)

A1400	Inventories	37,927,909

A1401	LIFO Reserve	0	Excluded

A1405	Net Inventories	37,927,909

A150000100	Prepaid Insurance	242,608	Included	242,608
A150000200	Prepaid Rent & Leases	91,575	Included	91,575
A150000300	Prepaid Dues & Subscriptions	0	Included	0
A150000400	Prepaid Commissions	0	Included	0
A150000500	Prepaid Taxes Other than Income	6,642	Included	6,642
A150000600	Prepaid Advances & Deposits	703,895	Included	703,895
A150000700	Prepaid Advertising	0	Included	0
A150000800	Prepaid Interest	0	Included	0
A150000900	Prepaid Meetings & Show Expense	0	Included	0
A150001100	Prepaid Pension - NY Defined Benefit	0	Included	0
A150001200	Prepaid Pension - Other	33,193	Included	33,193
A150001400	Prepaid Software License Fees	8,705	Included	8,705
A150001500	Prepaid Maintenance Contracts	627,873	Included	627,873
A150090000	Prepaid Other Expenses	726,240	Included	726,240

A1500	PrePaid Expenses	2,440,730	Included	94,487,914	Working Capital Assets

A2000	Total Assets	278,141,967

A205010000	Short Term Notes Payable	0
A205020000	Dover Commercial Paper	0
A205030000	Trade Notes Payable Sold to Financial Institution	0

A2050	Notes Payable	0

A2150	Current Maturity Long Term Debt	0

A220011000	AP - Trade	8,811,164	Included	(8,811,164)
A220012000	AP - Customer Deposits & Advances	1,128,491	Included	(1,128,491)
A220013000	AP - Amounts withheld from Employees	466,094	Included	(466,094)
A220014000	AP - Cash Overdrafts	7,452	Included	(7,452)
A220015000	AP - Sales Use Tax & VAT Payable	880,199	Included	(880,199)
A220016000	Goods Received Not Invoiced	4,989,263	Included	(4,989,263)

A220017010	Actuarial Services	0	Included	0

		June 30 Khalix Trial Balance sheet		Pro Form WC using 6/30 Balance Sheet	Notes
A220017020	Legal Services	0	Included	0
A220017030	Non PwC Accounting & Audit Services	19,514	Included	(19,514)
A220017040	Non PwC Tax Services	22,240	Included	(22,240)
A220017050	Consulting Services	0	Included	0
A220017060	PwC Services	272,812	Included	(272,812)
A220017900	Other Services	191,287	Included	(191,287)

A220017000	Services Rendered not yet Invoiced	505,853

A220019000	AP - Other	133,130	Included	(133,130)

A220010000	AP (Non Inter-Company)	16,921,647	Included

A220091000	AP - Trade (Inter-Company)	325,894	Included	(325,894)	For clarity purposes, the only interco account balances that would be included would be normal monthly charges for items included in the TSA agreements

A220098000	AP - Organschaft (Inter-Company)	148,250	Included	(148,250)

A220099910	I/C Offset - AP / AR (Trade)	0	Included	(0)
A220099980	I/C Offset - AP / AR (Organschaft)	0	Included	0

A220099900	Inter-Company Offsets	0	Included	(0)

A220090000	Accounts Payable (Inter-Company)	474,144

A2200	Accounts Payable	17,395,791

A230100100	Curr. Acc. Comp. - Dover LTIP	1,384,347	Excluded
A230100200	Curr. Acc. Comp. - Deferred Compensation	0
A230100300	Curr. Acc. Comp. - Dover Defined Ben. Pensions (SFAS87)	0
A230100400	Curr. Acc. Comp. - Other Defined Ben. Pensions	0
A230100500	Curr. Acc. Comp. - NQ Supplemental Benefits	0
A230100600	Curr. Acc. Comp. - Other Defined Ben. Serp	0
A230100700	Curr. Acc. Comp. - Defined Contribution Serp	0
A230100800	Curr. Acc. Comp. - Defined Contribution Pension Plan	0
A230100900	Curr. Acc. Comp. - Post Retirement (SFAS106)	0
A230101000	Curr. Acc. Comp. - Non-Compete Covenants	0
A230101100	Curr. Acc. Comp. - Incentive Plan	0
A230101200	Curr. Acc. Comp. - Commissions (Employee)	185,129	Included	(185,129)

A230190010	Curr. Acc. Comp. - 401K	0
A230190020	Curr. Acc. Comp. - Bonus	1,332,226	Excluded		If not paid prior to closing, cash will be retained to fund this liability

		June 30 Khalix Trial Balance sheet		Pro Form WC using 6/30 Balance Sheet	Notes
A230190030	Curr. Acc. Comp. - Salaries & Wages	2,833,567	Included	(2,833,567)
A230190040	Curr. Acc. Comp. - Vacation Pay	1,891,156	Included	(1,891,156)
A230190050	Curr. Acc. Comp. - Holiday Pay	142,717	Included	(142,717)
A230190060	Curr. Acc. Comp. - Sick Pay	228,821	Included	(228,821)

A230118000	Current Compensation	6,428,488

A230190070	Curr. Acc. Comp. - Severance Pay	0		0
A230199000	Curr. Acc. Comp. - Other	0		0

A230190000	Curr. Acc. Comp. - Other	6,428,488

A2301	Accrued Compensation & Employee Benefits	7,997,964

A230211010	Liberty Mutual Accrual - General Liability	11,701	Excluded
A230211020	Liberty Mutual Accrual - Automobile	0	Excluded
A230211030	Liberty Mutual Accrual - Workers’ Compensation	92,201	Excluded

A230211000	Current Year Liability	103,902	Excluded

A230212000	Liberty Mutual - Retro Accrual	0	Excluded
A230213000	Transfer (To)/From Affiliate	0	Excluded

A230210000	Liberty Mutual	103,902	Excluded

A230220000	All Non-Liberty Mutual Casualty/Liability Insurance Accrual	0	Included	0
A230240000	Group Health / Life / Unemployment Insurance Accrual	50,405	Included	(50,405)
A230290000	Other Insurance Accrual	173,888	Included	(173,888)

A2302	Accrued Insurance	328,195

A230310010	Acc. Int. - Long Term Debt	0
A230310020	Acc. Int. - Notes (Non Inter-Company)	0
A230310030	Acc. Int. - Letters of Credit Line of Credit etc	0
A230319000	Acc. Int. - Other	0

A230310000	Accrued Interest	0

A230320010	Accrued Taxes - Property (Real & Intangible)	1,685	Included	(1,685)
A230320020	Accrued Taxes - Franchise Business & Licenses	0	Included	0
A230320030	Accrued Taxes - Payroll Taxes	228,311	Included	(228,311)
A230329000	Accrued Taxes - Other	17,171	Included	(17,171)

A230320000	Accrued Taxes Other than Income Taxes	247,167

A230330100	Accrued Professional Fees - Actuarial	0	Included	0
A230330200	Accrued Professional Fees - Legal	0	Included	0
A230330300	Accrued Professional Fees - Non PwC Acct & Audit	0	Included	0

		June 30 Khalix Trial Balance sheet		Pro Form WC using 6/30 Balance Sheet	Notes
A230330400	Accrued Professional Fees - Non PwC Tax	0	Included	0
A230330500	Accrued Professional Fees - Consulting	0	Included	0
A230338000	Accrued Professional Fees - PwC	0	Included	0
A230339000	Accrued Professional Fees - Other	0	Included	0

A230330000	Professional Fees	0

A230340000	Unearned / Deferred Revenue - Current	210,680	Included	(210,680)
A230350000	Accrued Commissions (Non Employee)	821,777	Included	(821,777)

A230390003	Accrued Claims Penalties & Settlements	0	Included	0
A230390004	Accrued Rent & Utilities	178,892	Included	(178,892)
A230390005	Accrued Rebates	0	Included	0
A230390006	Accrued Royalties (Non Inter-Company)	0	Included	0
A230390008	Accrued Volume Discounts	0	Included	0
A230390009	Accrued Relocation	56,707	Included	(56,707)
A230390010	Accrued Shows Marketing & Sales Expense	111,501	Included	(111,501)
A230390011	Accrued Freight Travel & Transportation	82,464	Included	(82,464)
A230390013	Accrued Acquisition Costs	0	Included	0
A230390017	Accrued Loss Contracts	6,905	Included	(6,905)
A230390019	Accrued Bank and Investment Fees	0	Included	0
A230390020	Accrued Short Term Capital Leases	63,811	Included	(63,811)
A230390021	Accrued Treasury Stock Payable	0	Included	0
A230399000	Accrued Expenses Other	419,335	Included	(419,335)

A230390000	Other	919,616

A230399910	I/C Offsets - Notes Receivable / Payable	0	Excluded
A230399920	I/C Offsets - Advances Due To & From Aff.	1	Excluded
A230399930	I/C Offsets - Divisional Equity Account	0	Excluded
A230399940	I/C Offsets - Commissions	(66)	Excluded
A230399950	I/C Offsets - DCF Royalties	0	Excluded
A230399960	I/C Offsets - Interest Income & Expense	21	Excluded
A230399990	I/C Offsets - Management Fees	(114)	Excluded

A230399900	Inter-Company Offsets	(158)	Excluded

A2303	Other Accrued Expenses	2,199,081

A230400100	Current Involuntary Terminations Reserves	28,622	Included	(28,622)
A230400200	Current Exit Plan Reserves	0	Included	0
A230400300	Current Legal Reserves	0	Included	0
A230400400	Current Environmental Reserves	0	Included	0
A230400500	Current Warranty Reserves	2,370,432	Included	(2,370,432)

		June 30 Khalix Trial Balance sheet		Pro Form WC using 6/30 Balance Sheet	Notes
A230490000	Current Other Reserves	0	Included	0

A2304	Reserves (Current)	2,399,054

A2310	Total Accruals	12,924,294		(27,499,769)	Working Capital Liabilities

A2001	Total Liability Equity	278,122,845

BS	Balance Sheet	19,122

	Working Capital per June 30 Balance Sheet			66,988,145

EXHIBIT G

FORM OF TERMINATION AGREEMENT

THIS TERMINATION AGREEMENT (this “Termination Agreement”) is made and entered into as of the [    ] day of [            ], 2013 by and between Everett Charles Technologies LLC (formerly known as Everett Charles Technologies, Inc.), a [                    ] (“Licensee”), and Delaware Capital Formation, Inc., a Delaware corporation (“Licensor”).

WITNESSETH

WHEREAS, Licensee and Licensor are parties to an Amended and Restated Intellectual Property License Agreement, dated January 1, 2009 (“License Agreement”), pursuant to which Licensor has licensed to Licensee the right to use certain intellectual property assets; and

WHEREAS, Licensor and Licensee wish to terminate the License Agreement.

NOW, THEREFORE, in consideration of the foregoing premises, and other good and valuable consideration the receipt of which is hereby acknowledged, the parties hereto intending to be legally bound hereby agree as follows:

1. Termination of License Agreement. Licensee and Licensor hereby terminate the License Agreement in its entirety effective immediately. Notwithstanding anything to the contrary in the License Agreement, no provisions in the License Agreement shall survive the termination thereof, including without limitation any clauses that indicate that such clauses survive any such termination (including Section 15(e) thereof).

2. Release. Each of Licensee and Licensor hereby releases and discharges the other and such other party’s Affiliates from any claims, damages, payment obligations or other liabilities arising out of or related to the License Agreement. For clarity, the foregoing shall not limit either party’s or their Affiliates’ rights or obligations under the Master Sale and Purchase Agreement between Dover Printing and Identification, Inc., Dover Corporation (solely for the purposes of Section 11.3(b) therein) and LTX-Credence Corporation, dated as of [            ], 2013 (“Purchase Agreement”), and the other documents and instruments to be executed and delivered by the parties or their Affiliates pursuant to the Purchase Agreement and to carry out the transactions contemplated hereby and thereby, including without limitation the Local Agreements (as defined in the Purchase Agreement) or the other agreements identified in Sections 8.2(e), 8.2(f) or 8.2(l) of the Purchase Agreement. “Affiliate” shall have the meaning set forth in the Purchase Agreement.

3. Governing Law. This Termination Agreement shall be deemed to have been made and entered into in the State of Delaware and it and all matters collateral to this Termination Agreement shall be governed by, and construed and enforced, in accordance with the laws of the State of Delaware, without respect to its principles of conflicts of laws.

4. Amendment. No modifications, amendments or supplements to this Termination Agreement shall be valid and binding unless set forth in a written agreement executed and delivered by both parties.

5. Counterparts. This Termination Agreement may be executed by facsimile signatures (including PDF, TIFF, JPEG, and BMP files) and in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

6. Beneficiaries of this Agreement. This Termination Agreement shall be binding upon and inure to the benefit of the parties and their respective permitted successors and assigns.

[Signature page follows.]

IN WITNESS WHEREOF, the parties hereto have executed this Termination Agreement on the day and year first above written.

Everett Charles Technologies LLC
(Licensee)

By:
Its:

DELAWARE CAPITAL FORMATION, INC. (Licensor)

By:	Amy Ward
Its:	President

[Intellectual Property License Termination Agreement]

EXHIBIT H

Form of Subordinated Promissory Note

$20,000,000	, 2013

For value received, the undersigned (the “Obligor”) unconditionally promises to pay to the order of DOVER CORPORATION, a Delaware corporation (“Dover”), the principal amount of Twenty Million Dollars ($20,000,000) outstanding under this Note (the “Note”) on the date that is five (5) years and three (3) months following the date of this Note (the “Maturity Date”). The outstanding principal amount and rate of interest under this Note and each payment of principal shall be recorded by Dover on its books and, at the discretion of Dover, may be endorsed by Dover on a schedule. This Note is entered into in connection with that certain Master Sale and Purchase Agreement dated as of the date hereof by and among Dover, Dover Printing & Identification, Inc., and LTXC–Credence Corporation (the “Purchase Agreement”). As used herein, “Buyer” shall have the meaning ascribed to such term in the Purchase Agreement and shall include any applicable Designated Purchaser.

The principal amount of this Note shall be reduced as follows: (i) in the event that Dover receives written notice from the Buyer, prior to January 1, 2015 indicating that Buyer has entered into a lease with respect to replacement space for the property located at 700 East Harrison Avenue, Pomona, California, the principal amount of this Note shall be reduced by $1,000,000; (ii) in the event that Dover receives written notice from Buyer prior to January 1, 2015 indicating that Buyer has entered into a lease with respect to replacement space for the property located at No. 2, 1F, building in Tingwei Industrial Park, 6 Liufang Road Bao Cheng Baoan District, Shenzhen PRC, the principal amount of this Note shall be reduced by an additional $1,000,000; and (iii) in the event that Dover receives written notice from Buyer prior to January 1, 2015 indicating that Buyer has either developed a plan to undertake the refurbishment of the premises in connection with the highway relocation occurring adjacent to the building located at Auessere Oberaustrasse 4 (MT1 to 4), 83026 Rosenheim, Germany or has commenced the relocation from such location, the principal amount of this Note shall be reduced by a further additional $1,750,000; provided, however, in the event that this Note is prepaid, in full, prior to January 1, 2015 in accordance with its terms, (x) if either of the trigger events specified in the foregoing clauses (i) and (ii) has not occurred at such time, then, upon the occurrence of each such trigger event (to the extent each such event occurs prior to January 1, 2015), Dover shall pay by wire transfer of immediately available funds to Buyer or its designee $1,000,000 for each such trigger event as soon as reasonably practicable after the occurrence of each such trigger event, and (y) in the event that the trigger event specified in clause (iii) has not occurred at such time, the principal amount of this Note shall be reduced by an amount equal to $1,750,000 concurrent with such prepayment.

No interest shall accrue in respect of this Note for the first 365 days after the date of this Note. Interest on the unpaid balance of the principal amount outstanding under this Note for each day outstanding beginning on the 366th day after the date of this Note (the “Interest Commencement Date”) shall accrue at a per annum rate equal to (i) the London Interbank Offered Rate (“LIBOR”) (or a comparable or successor rate selected by the Administrative

Agent), as published on the applicable Reuters screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time) at approximately 11:00 a.m., London time, two (2) Business Days prior to the commencement of the one-month period beginning on the Interest Commencement Date and each successive one-month period for Dollar deposits with a term of one (1) month plus (ii) ten percent (10%); provided that principal and (to the extent permitted by law) interest not paid when due (whether at stated maturity, by acceleration or otherwise) shall instead bear interest for each day overdue at a variable rate per annum equal to such LIBOR as determined pursuant to clause (i) above plus twelve percent (12%). Interest shall be calculated on the basis of a year of 360 days and paid for the actual number of days elapsed (including the first day but excluding the last day). Accrued interest shall be due and payable (subject to the terms of the Subordination Agreement (defined below)) semiannually beginning on the 548th day after the date of this Note (the “Initial Interest Payment Date”) and on the Maturity Date (the “Regular Interest Payments”); provided, however, that interest accruing on any amount not paid when due shall be payable upon demand. In no case shall the interest on this Note exceed the maximum amount which Dover may charge or collect under applicable law.

Subject to the terms of the Subordination Agreement, the Obligor will make semiannual payments on the outstanding principal of this Note in amounts of $1,250,000 each, beginning on the Initial Interest Payment Date and on each                      and                      thereafter until the outstanding principal is repaid in full (the “Regular Amortization Payments”). Subject to the terms of the Subordination Agreement, the unpaid principal balance outstanding under this Note may be prepaid in whole but not in part, without premium or penalty, provided that accrued and unpaid interest is paid on the date of such prepayment.

All payments under this Note shall be subject to the set-off and counterclaim provisions of the Purchase Agreement, including Section 9.9 thereof and may also be set-off or otherwise netted against any amount owing by Dover to Buyer or its designee pursuant to Section 5.11(a) of the Purchase Agreement, but shall otherwise be made without set-off or counterclaim. All payments hereunder shall be made in lawful money of the United States of America and in immediately available funds. If any loan evidenced by this Note becomes due and payable on a day which is not a banking day in New York City, the maturity of such loan shall be extended to the next succeeding banking day, and interest shall be payable for such extension on such loan at the rate of interest specified in this Note.

If any of the following events of default (“Events of Default”) shall occur: (a) the Obligor fails to pay any liability to Dover under this Note when due and payable; or (b) the Obligor shall seek any relief under any bankruptcy or similar law of any jurisdiction (or any person shall seek such relief against the Obligor and such relief shall not be denied within ninety (90) days of such relief being sought); THEN, if Dover shall elect by notice to the Obligor, the unpaid principal amount of this Note, together with interest and any other amounts due hereunder shall become forthwith due and payable; provided that in the case of an event of default under (c) above, such amounts shall automatically become due and payable without any notice or other action by Dover.

2

To the extent permitted pursuant to the immediately following paragraph and any Subordination Agreement (defined below), the net proceeds of any public offering of equity or debt by the Obligor following the date hereof (“Public Offering Proceeds”) shall be applied to repayment of principal on this Note that is outstanding as of the consummation of such public offering (the “Public Offering Redemption”).

Payment of any and all of the amounts due to Dover under this Note (whether scheduled, following acceleration, as a result of a Public Offering Redemption, or otherwise) shall be subordinate to the right to payment in full of any senior indebtedness owed by the Obligor to Silicon Valley Bank or any other financial institution or institutions which have agreed to lend to Obligor (the “Senior Debt Holder”), including on the terms set forth in the Subordination Agreement by and between Dover and Silicon Valley Bank dated as of the date hereof and any other subordination agreement with any Senior Debt Holder which agreement is also agreed to by Dover (each a “Subordination Agreement”), provided that the maximum aggregate principal amount of such loans (the “Senior Debt”) does not exceed $60,000,000, and further provided that, with respect to Public Offering Proceeds, so long as no default has occurred and is continuing in respect of the Senior Debt, (i) a portion of the Public Offering Proceeds related to any public equity or debt offering by the Obligor may be applied to repayment of principal on this Note that is outstanding as of the consummation of such public equity offering, so long as an equal portion of such Public Offering Proceeds is simultaneously applied to repayment of principal on any Senior Debt that is outstanding at such time, and (ii) all of the Public Offering Proceeds related to any public debt offering by the Obligor may be applied to repayment of principal on this Note that is outstanding as of the consummation of such public debt offering, so long as the debt issued in such public debt offering (a) is unsecured, (b) has a stated maturity and amortization schedule that is not earlier than the maturity and amortization schedule set forth in this Note, and (c) has a rate of interest that is not greater than the rate of interest set forth in this Note. Notwithstanding the foregoing, Dover shall be entitled to receive and retain Regular Interest Payments, Regular Amortization Payments, and any payments due and payable on the Maturity Date provided that at the time of any such payment, Dover shall not have received prior written notice from a Senior Debt Holder that a default has occurred in respect of the Senior Debt.

The Obligor waives presentment, notice of dishonor, protest and any other formality with respect to this Note.

This Note shall be binding on the Obligor and its successors and assigns and shall inure to the benefit of Dover and its successors and assigns; provided that the Obligor may not delegate any obligations hereunder without the prior written consent of Dover.

3

THIS NOTE SHALL BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK. THE OBLIGOR CONSENTS TO THE NONEXCLUSIVE JURISDICTION AND VENUE OF THE STATE OR FEDERAL COURTS LOCATED IN THE CITY OF NEW YORK. SERVICE OF PROCESS BY DOVER IN CONNECTION WITH ANY SUCH DISPUTE SHALL BE BINDING ON THE OBLIGOR IF SENT TO THE OBLIGOR BY REGISTERED MAIL AT THE ADDRESS SPECIFIED BELOW. THE OBLIGOR WAIVES ANY RIGHT THE OBLIGOR MAY HAVE TO JURY TRIAL.

LTX-CREDENCE CORPORATION

By:
Name:
Title:

4

FORM OF SUBORDINATION AGREEMENT

This Subordination Agreement (the “Agreement”) is made as of                     , 2013 by and between DOVER CORPORATION (“Dover”), and SILICON VALLEY BANK, as administrative agent and collateral agent for the Lenders (as hereinafter defined; in such capacity, the “Administrative Agent”, and together with the Lenders, the “Secured Parties” and each a “Secured Party”).

Recitals

A. LTX-CREDENCE CORPORATION, a Massachusetts corporation (the “Borrower”) has requested and/or obtained certain loans or other credit accommodations from the Secured Parties which are or may be from time to time secured by liens on and security interest in certain assets and property of Borrower (the “Collateral”).

B. Pursuant to the terms and conditions set forth in (i) that certain Master Sale and Purchase Agreement, dated as of September 5, 2013 (the “Purchase Agreement”), among Dover, the Borrower and those other parties signatory thereto and (ii) the Subordinated Promissory Note dated as of even date herewith (the “Subordinated Note”) by the Borrower in favor of Dover, Borrower has agreed to deliver the Subordinated Note to Dover as a portion of the consideration to be paid by Borrower under the Purchase Agreement. The Borrower’s obligations under the Subordinated Note are or may be from time to time secured by liens on and security interest in all or a portion of the Collateral.

C. To induce the Secured Parties to extend credit to Borrower and, at any time or from time to time, at such Secured Party’s option, to make such further loans, extensions of credit, or other accommodations to or for the account of Borrower, or to purchase or extend credit upon any instrument or writing in respect of which Borrower may be liable in any capacity, or to grant such renewals or extension of any such loan, extension of credit, purchase, or other accommodation as the Secured Parties may deem advisable, Dover is willing to subordinate all of Borrower’s obligations under the Subordinated Note (including, without limitation, principal, premium (if any), interest, fees, charges, expenses, costs, professional fees and expenses, and reimbursement obligations related thereto), whether presently existing or arising in the future (the “Subordinated Debt”) to all of Borrower’s indebtedness and obligations owed to any Secured Party, and to subordinate Dover’s lien on and security interest in the Collateral to the lien and security interest of the Administrative Agent and the Secured Parties in the Collateral.

NOW, THEREFORE, THE PARTIES AGREE AS FOLLOWS:

1. Dover subordinates to the Secured Parties any security interest or lien that Dover may have in any Collateral. Notwithstanding the respective dates of attachment or perfection of the security interest of Dover and the security interest of the Secured Parties, all now existing and hereafter arising security interest of the Secured Parties in Collateral and all proceeds thereof, including, without limitation, the “Collateral”, as defined in a certain CREDIT AGREEMENT, dated as of                     , 2013, entered into by and among Borrower, the several banks and other financial institutions or entities from time to time parties to this Agreement (each a “Lender” and, collectively, the “Lenders”), and SILICON VALLEY BANK, as Administrative Agent (as may be amended, modified, restated, replaced or supplemented from time to time, the “Credit Agreement”), shall at all times be senior to the security interest of Dover. Dover further agrees that it will not at any time contest the validity, perfection, priority or enforceability of the Senior Debt (as defined below), the Senior Credit Agreement or the other

Loan Documents (as defined in the Senior Credit Agreement), or the liens and security interests of the Secured Parties in the Collateral securing the Senior Debt. Notwithstanding anything to the contrary contained in any agreement between Dover and the Borrower, until the Senior Debt has been paid in full in cash, only the Secured Parties shall have the right to restrict or permit, or approve or disapprove, the sale, transfer, release or other disposition of the Collateral or take any action with respect to the Collateral without any consultation with or the consent of Dover. In the event that the Secured Parties release or agree to release any of their liens or security interests in any portion of the Collateral in connection with the sale or other disposition thereof or any of the Collateral is sold or retained pursuant to a foreclosure or similar action, Dover shall promptly consent to such sale or other disposition and promptly execute and deliver to the Administrative Agent such consent to such sale other disposition, termination statements and releases as the Administrative Agent shall reasonably request to effect the release of the liens and security interests of Dover in such Collateral. In furtherance of the foregoing, Dover hereby irrevocably appoints the Administrative Agent as its attorney-in-fact, with full authority in the place and stead of Dover and in the name of Dover or otherwise, to execute and deliver any document or instrument which Dover may be required to deliver pursuant to this Section. In the event of any sale, transfer, or other disposition (including a casualty loss or taking through eminent domain) of the Collateral, the proceeds resulting therefrom (including insurance proceeds) shall be applied in accordance with the terms of the Credit Agreement and the other Loan Documents until such time as the Senior Debt has been paid in full in cash.

2. All Subordinated Debt is subordinated in right of payment to all obligations of Borrower owed to the Secured Parties now existing or hereafter arising, including, without limitation, the Obligations (as defined in the Credit Agreement), together with all costs of collecting such obligations (including attorneys’ fees), including, without limitation, all obligations under any agreement in connection with the provision by any Secured Party to Borrower of products and/or credit services facilities, including, without limitation, any letters of credit, cash management services (including, without limitation, merchant services, direct deposit of payroll, business credit cards, and check cashing services), interest rate swap arrangements, and foreign exchange services, all interest accruing after the commencement by or against Borrower of any bankruptcy, reorganization or similar proceeding (such obligations, collectively, the “Senior Debt”); provided that the principal amount (but, for the avoidance of doubt, not including cash management services, interest rate swap arrangements, foreign exchange services and interest, all as described above) of the Senior Debt shall not exceed $60,000,000 at any time outstanding.

3. Except as provided herein and in the Subordinated Note, Dover will not demand or receive from Borrower (and Borrower will not pay to Dover) all or any part of the Subordinated Debt, by way of payment, prepayment, setoff, lawsuit or otherwise, nor will Dover exercise any remedy with respect to any Collateral or any other property of Borrower, nor will Dover accelerate the Subordinated Debt, or commence, or cause to commence, prosecute or participate in any administrative, legal or equitable action against Borrower, until such time as (a) the Senior Debt has been fully paid in cash, (b) the Secured Parties have no commitment or obligation to lend any further funds to Borrower, and (c) all financing agreements between the Secured Parties and Borrower are terminated; provided that Dover may accelerate the Subordinated Debt (but shall not commence any action against the Borrower unless in accordance with this Agreement) if (a) an Insolvency Proceeding (as defined below) has commenced or (b) the Subordinated Note has matured and has not been repaid in full. Notwithstanding the foregoing, (a) (i) provided that the Administrative Agent has not provided Dover with written notice that an Event of Default, as defined in the Credit Agreement, has occurred and is continuing or would exist immediately after any such payment, Dover shall be entitled to receive and Borrower may make all payments of scheduled principal and interest of the Subordinated Debt as set forth in the Subordinated Note, (ii) provided that the Borrower pays to the Secured Parties at least 50% of any Public Offering

6

Proceeds (as defined in the Subordinated Note) received with respect to any public equity or debt offering to repay the Senior Debt, Dover shall be entitled to receive, and Borrower may make, prepayments on account of the principal amount of the Subordinated Debt in an amount equal to not greater than 50% of any Public Offering Proceeds received by the Borrower with respect to any public equity offering, and (iii) Dover shall be entitled to receive, and Borrower may make, prepayments to refinance the Subordinated Debt with any Public Offering Proceeds received by the Borrower with respect to an public debt offering, so long as such debt is issued pursuant to the terms and conditions set forth in the Subordinated Note as in effect on the date hereof; and (b) in the event that Dover provides the Administrative Agent with written notice that an Event of Default (as defined in the Subordinated Note) has occurred and the Administrative Agent has not provided Dover with written notice that an Event of Default has occurred under the Credit Agreement within 180 days of Dover’s notice to the Administrative Agent, Dover may take any action set forth in the first sentence hereof, it being understood and agreed that any amounts collected by Dover shall be turned over to the Administrative Agent for the benefit of the Secured Parties until the Senior Debt has been fully paid in cash.

4. Dover shall promptly deliver to the Administrative Agent in the form received (except for endorsement or assignment by Dover where required by Administrative Agent) for application to the Senior Debt any payment, distribution, security or proceeds received by Dover with respect to the Subordinated Debt other than in accordance with this Agreement.

5. Dover hereby waives, to the extent permitted by applicable law, any rights which it may have to enjoin or otherwise obtain a judicial or administrative order preventing the Secured Parties from taking, or refraining from taking, any action with respect to all or any part of the Collateral. Without limitation of the foregoing, Dover hereby agrees (a) that it has no right to direct or object to the manner in which the Administrative Agent applies the proceeds of the Collateral resulting from the exercise by the Secured Parties of rights and remedies under the Credit Agreement and the other Loan Documents and (b) that the Secured Parties have not assumed any obligation to act as the agent for Dover with respect to the Collateral. The Secured Parties shall have the exclusive right to enforce rights and exercise remedies with respect to the Collateral until the Senior Debt has been paid in full in cash. In exercising rights and remedies with respect to the Collateral, the Secured Parties may enforce the provisions of the Credit Agreement and the other Loan Documents and exercise remedies thereunder, all in such order and in such manner as they may determine in the exercise of their sole business judgment. Such exercise and enforcement shall include, without limitation, the rights to sell or otherwise dispose of Collateral, to incur expenses in connection with such sale or disposition and to exercise all the rights and remedies of a secured lender under the Uniform Commercial Code of any applicable jurisdiction. In conducting any public or private sale under the applicable Uniform Commercial Code, the Administrative Agent shall give Dover such notice of such sale as may be required by the applicable Uniform Commercial Code. The Secured Parties shall have no duty to protect or preserve any rights pertaining to any of the Collateral in their possession and the Secured Parties shall not have any liability to Dover for any claims and liabilities at any time arising with respect to the Collateral in their possession.

6. In the event of Borrower’s insolvency, reorganization or any case or proceeding under any bankruptcy or insolvency law or laws relating to the relief of debtors, including, without limitation, any voluntary or involuntary bankruptcy, insolvency, receivership or other similar statutory or common law proceeding or arrangement involving Borrower, the readjustment of its liabilities, any assignment for the benefit of its creditors or any marshalling of its assets or liabilities (each, an “Insolvency Proceeding”), (a) this Agreement shall remain in full force and effect in accordance with Section 510(a) of the United States Bankruptcy Code, (b) the Collateral shall include, without limitation, all Collateral arising during or after any such Insolvency Proceeding, and (c) the Secured Parties’ claims against Borrower and the estate of Borrower shall be paid in full before any payment is made to Dover.

7

7. Dover shall give the Administrative Agent prompt written notice of the occurrence of any default under the Subordinated Note and shall, simultaneously with giving any notice of default to the Borrower, provide the Administrative Agent with a copy of any such notice of default. Dover acknowledges and agrees that any default under the Subordinated Note or any other document governing the Subordinated Debt shall constitute an Event of Default under the Credit Agreement.

8. Until the Senior Debt has been fully paid in cash and the Secured Parties’ agreements to lend any funds to Borrower have been terminated, Dover irrevocably appoints Administrative Agent as Dover’s attorney-in-fact, and grants to the Administrative Agent a power of attorney with full power of substitution, in the name of Dover or in the name of the Administrative Agent, for the use and benefit of the Administrative Agent and the other Secured Parties, without notice to Dover, at the Administrative Agent’s option, in any Insolvency Proceeding involving Borrower: to file the appropriate claim or claims in respect of the Subordinated Debt on behalf of Dover if Dover does not do so prior to 30 days before the expiration of the time to file claims in such Insolvency Proceeding and if the Administrative Agent elects, in its sole discretion, to file such claim or claims.

9. In addition to and without limiting the foregoing: (x) until the Senior Debt has been fully paid in cash and the Secured Parties’ agreements to lend any funds to Borrower have been terminated, Dover shall not commence or join in any involuntary bankruptcy petition or similar judicial proceeding against Borrower, and (y) if an Insolvency Proceeding occurs: (i) Dover shall not assert, without the prior written consent of the Administrative Agent, any claim, motion, objection or argument in respect of the Collateral in connection with any Insolvency Proceeding which could otherwise be asserted or raised in connection with such Insolvency Proceeding, including, without limitation, any claim, motion, objection or argument seeking adequate protection or relief from the automatic stay in respect of the Collateral, (ii) the Administrative Agent may consent to the use of cash collateral on such terms and conditions and in such amounts as it shall in good faith determine without seeking or obtaining the consent of Dover as (if applicable) holder of an interest in the Collateral, (iii) if use of cash collateral by Borrower is consented to by the Administrative Agent, Dover shall not oppose such use of cash collateral on the basis that Dover’s interest in the Collateral (if any) is impaired by such use or inadequately protected by such use, or on any other ground, and (iv) if Dover would not be entitled to receive any portion of the proceeds thereof, Dover shall not object to, or oppose, any sale or other disposition of any assets comprising all or part of the Collateral, free and clear of security interests, liens and claims of any party, including Dover, under Section 363 of the United States Bankruptcy Code or otherwise, on the basis that the interest of Dover in the Collateral (if any) is impaired by such sale or inadequately protected as a result of such sale, or on any other ground (and, if requested by the Administrative Agent, Dover shall affirmatively and promptly consent to such sale or disposition of such assets), if the Administrative Agent has consented to, or supports, such sale or disposition of such assets.

10. The Parties hereto acknowledge and agree with respect to the Collateral that (i) the grants of liens on the Collateral pursuant to the Loan Documents and the Subordinated Note constitute separate and distinct grants of liens and (ii) because of, among other things, their differing rights in the Collateral, the Senior Debt and the Subordinated Debt are fundamentally different from one another and must be separately classified in any plan of reorganization proposed or adopted in an Insolvency Proceeding of the Borrower. To further effectuate the intent of the parties as provided in the immediately preceding sentence, if it is determined by a court of competent jurisdiction that the claims of the Secured Parties and Dover in respect of any Collateral, constitute only one secured claim (rather than separate classes of senior and junior secured claims), then the Secured Parties shall be entitled to receive, in addition to amounts distributed to them from, or in respect of, the Collateral in respect of principal, pre-petition interest and other claims, all amounts owing in respect of post-petition interest, fees, costs and other charges, irrespective of whether a claim for such amounts is allowed or allowable in such

8

liquidation or Insolvency Proceeding, before any distribution from, or in respect of, any such Collateral is made in respect of the claims held by Dover with Dover hereby acknowledging and agreeing to turn over to the Administrative Agent amounts otherwise received or receivable by it to the extent necessary to effectuate the intent of this sentence, regardless of whether such turnover has the effect of reducing the claim or recovery of Dover.

11. Dover represents and warrants that Dover has provided the Administrative Agent with true and correct copies of all of the documents evidencing or relating to the Subordinated Debt.

12. No amendment of the documents evidencing or relating to the Subordinated Debt shall directly or indirectly modify the provisions of this Agreement in any manner which might terminate or impair the subordination of the Subordinated Debt or the subordination of any security interest or lien that Dover may have in any property of Borrower. By way of example, such instruments shall not be amended to (a) increase the rate of interest with respect to the Subordinated Debt, or (b) accelerate the payment of the principal or interest or any other portion of the Subordinated Debt. The Secured Parties shall have the sole and exclusive right to restrict or permit, or approve or disapprove, the sale, transfer or other disposition of property of Borrower except in accordance with the terms of the Senior Debt. Upon written notice from the Administrative Agent to Dover of the Secured Parties’ agreement to release their lien on all or any portion of the Collateral in connection with the sale, transfer or other disposition thereof by the Secured Parties (or by Borrower with consent of the Secured Parties), Dover shall be deemed to have also, automatically and simultaneously, released any lien it may have acquired on the Collateral, and Dover shall upon written request by the Administrative Agent, immediately take such action as shall be necessary or appropriate to evidence and confirm such release. All proceeds resulting from any such sale, transfer or other disposition shall be applied first to the Senior Debt until payment in full thereof, with the balance, if any, to the Subordinated Debt, or to any other entitled party. If Dover fails to release any lien as required hereunder, Dover hereby appoints the Administrative Agent as attorney-in-fact for Dover with full power of substitution to release Dover’s liens as provided hereunder. Such power of attorney being coupled with an interest shall be irrevocable.

13. All necessary action on the part of Dover, its officers, directors, partners, members and shareholders, as applicable, necessary for the authorization of this Agreement and the performance of all obligations of Dover hereunder has been taken. This Agreement constitutes the legal, valid and binding obligation of Dover, enforceable against Dover in accordance with its terms. The execution, delivery and performance of and compliance with this Agreement by Dover will not (a) result in any material violation or default of any term of any of Dover’s charter, formation or other organizational documents (such as Articles or Certificate of Incorporation, bylaws, partnership agreement, operating agreement, etc.), as applicable; or (b) violate any material applicable law, rule or regulation.

14. If, at any time after payment in full of the Senior Debt any payments of the Senior Debt must be disgorged by any Secured Party for any reason (including, without limitation, any Insolvency Proceeding), this Agreement and the relative rights and priorities set forth herein shall be reinstated as to all such disgorged payments as though such payments had not been made and Dover shall immediately pay over to the Administrative Agent all payments received with respect to the Subordinated Debt to the extent that such payments would have been prohibited hereunder. At any time and from time to time, without notice to Dover, the Secured Parties may take such actions with respect to the Senior Debt as the Secured Parties, in their sole discretion, may deem appropriate, including, without limitation, terminating advances to Borrower, increasing the principal amount in an amount not to exceed the amount set forth above, extending the time of payment, increasing applicable interest rates (provided that any pre-default interest margin shall not be increased by more than 4.00% per annum without Dover’s consent), renewing, compromising or otherwise amending the terms of any documents affecting the Senior Debt

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and any collateral securing the Senior Debt, and enforcing or failing to enforce any rights against Borrower or any other person. No such action or inaction shall impair or otherwise affect any Secured Party’s rights hereunder.

15. This Agreement shall bind any heirs, representatives, successors or assignees of Dover and shall benefit any successors or assigns of the Secured Parties; provided, however, Dover agrees that, prior and as conditions precedent to Dover assigning all or any portion of the Subordinated Debt: (a) Dover shall give the Administrative Agent prior written notice of such assignment, and (b) such successor or assignee, as applicable, shall execute a written agreement whereby such successor or assignee expressly agrees to assume and be bound by all terms and conditions of this Agreement with respect to Dover. This Agreement shall remain effective until terminated in writing by the Administrative Agent. This Agreement is solely for the benefit of Dover and the Secured Parties and not for the benefit of Borrower or any other party. Dover further agrees that if Borrower is in the process of refinancing any portion of the Senior Debt with a new lender, and if the Administrative Agent makes a request of Dover, Dover shall agree to enter into a new subordination agreement with the new lender on substantially the terms and conditions of this Agreement.

16. All notices given to or upon the respective parties hereto to be effective shall be in writing (including by facsimile or electronic mail), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered, or three (3) Business Days after being deposited in the mail, postage prepaid, or, in the case of facsimile or electronic mail notice, when received, addressed as follows, or to such other address as may be hereafter notified by the respective parties hereto:

Administrative Agent:	Silicon Valley Bank
275 Grove Street, Suite 2-200
Newton, MA 02466
Attention: Mike Shuhy, Vice President
mshuhy@svb.com

Dover:	Dover Corporation

Attention:

17. Dover hereby agrees to execute such documents and/or take such further action as the Administrative Agent may at any time or times reasonably request in order to carry out the provisions and intent of this Agreement, including, without limitation, ratifications and confirmations of this Agreement from time to time hereafter, as and when requested by the Administrative Agent.

18. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

19. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without giving effect to conflicts of laws principles. Dover and each Secured Party submit to the exclusive jurisdiction of the state and federal courts located in New York, New York in any action, suit, or proceeding of any kind, against it which arises out of or by reason of this Agreement; provided, however, that if for any reason the Secured Parties, or any of them, cannot avail itself of the Courts of The State of New York, Dover accepts jurisdiction of the Courts and venue in Santa Clara

10

County, California. DOVER AND EACH SECURED PARTY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREIN.

20. This Agreement represents the entire agreement with respect to the subject matter hereof, and supersedes all prior negotiations, agreements and commitments. Dover is not relying on any representations by any Secured Party or Borrower in entering into this Agreement, and Dover has kept and will continue to keep itself fully apprised of the financial and other condition of Borrower. This Agreement may be amended only by written instrument signed by Dover and the Administrative Agent.

[Signature page follows.]

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IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.

DOVER	ADMINISTRATIVE AGENT

DOVER CORPORATION	SILICON VALLEY BANK, as Administrative Agent for the Lenders

By
Name:
Title:
By
Name:
Title:

The undersigned acknowledges and agrees to the terms of this Agreement.

“Borrower”

LTX-CREDENCE CORPORATION

By
Name:
Title:

EXHIBIT I

SUPPLY AGREEMENT

THIS SUPPLY AGREEMENT, made this 4th day of September, 2013 (“Effective Date”), is entered into by (i) Everett Charles Technologies LLC, a Delaware limited liability company (“Customer”), (ii) DEK International GmbH, an organization with offices in Zurich, Switzerland (“Supplier”), and (iii) Dover Asia Trading Pte. Ltd., a Singapore organization, d/b/a Everett Charles Technologies (“DAT”). DAT shall be a party to this Agreement solely for purposes of Section 2. In consideration of the mutual covenants and promises contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by Customer, Supplier, and DAT (solely for Section 2) (the “Parties”) agree as follows:

1. Orders. Supplier shall supply certain electroformed components, according to technical specifications provided by Customer for semiconductor test probes (“Products”) set forth in one or more POs submitted by Customer and its affiliates from time to time. Supplier shall not sell, supply, or distribute Products to any persons or entities other than Customer and its affiliates during the Term of this Agreement.

2. Termination of Prior Arrangements. The Parties agree and acknowledge that the Business Partnership Agreement, dated June 21, 2013, between Customer (Customer is referred to as “Multitest Electronic Systems (Minnesota Division)” therein), Supplier, and DAT (DAT is referred to as “Everett Charles Technologies (ECT)” therein) and the partnership referenced therein (the “Prior Arrangements”) shall be of no force and effect from and after the Effective Date. Each Party agrees and acknowledges that no obligations or entitlements remain under the Prior Arrangements, including without limitation those contained in the “Nature of Business” section (Section 1 therein), the “Day to Day Operation” section (Section 2 therein) and the “Non-Compete Agreement” section (Section 9 therein), and no deliverables are owed by either Party under such Prior Arrangements.

3. Prices. The purchase price for the Products is US$0.115 per unit of Product utilizing the technology and manufacturing process currently developed and utilized as of the Effective Date. Prices shall be reviewed and agreed upon by Customer and Supplier on an annual basis in October of each year, and maintained for the following calendar year. Components requiring a new technology or manufacturing process may be priced differently and covered under a separate agreement.

4. Payment Terms. Payment terms will be net 30 from invoice.

5. NRE. Customer and Supplier may from time to time enter into arrangements for new developments for which NRE may be charged to the Customer, upon prior approval by Customer. Customer and Supplier acknowledge that the historical cost of such NRE for each new Product development and process is approximately $6,000, but may be higher if a new technology or manufacturing method is required to meet specification.

6. Capital Equipment and Tooling. Supplier shall use its available capital equipment and shall bear the cost of maintenance, repair and personnel training of such equipment. Customer and Supplier acknowledge and agree that Supplier is utilizing capital equipment owned by Customer in its production process, including a Nikon visual measurement system. Supplier shall be responsible for all upgrades (and such upgrades will be owned by Customer), maintenance, training, and risk of loss with respect to such capital equipment. Upon Customer’s written request or upon the termination of this Agreement, Supplier will return such capital equipment to Customer, including all upgrades.

7. Term. The term of this Agreement (the “Term”) shall commence on the Effective Date and continue in full force and effect until the fifth (5th) anniversary of the Effective Date unless Customer and Supplier mutually agree in writing to a shorter period (“Initial Term”), and, unless the Customer and Supplier have so shortened the Initial Term, the Term shall continue after the Initial Term until either Customer or Supplier terminate this Agreement by delivering written notice of termination to the other at least six (6) months before the requested termination date. During the six month period business must remain as usual.

8. Effect of Termination. Upon termination of this Agreement, (a) Supplier shall, to the extent requested by Customer, promptly return to Customer all materials provided by Customer to Supplier in connection with this Agreement and (b) Customer shall take delivery of all on hand stock of Products built to inventory.

9. Non-Compete Agreement. Following the termination of this Agreement, for ten (10) years, (1) Customer shall not itself manufacture electroformed components for semiconductor test probes, and (2) Supplier shall not itself distribute or sell electroformed components for semiconductor test probes.

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10. Miscellaneous. This Agreement shall be interpreted under the laws of the State of Delaware, without regard to its principles of conflicts of law. If any provision of this agreement is invalid or unenforceable, the remainder of this agreement shall remain valid and enforceable according to its terms.

IN WITNESS WHEREOF, Customer, Supplier and DAT have caused this Supply Agreement to be executed in their names by their properly and duly authorized officers or representatives as of the date first above written.

DOVER ASIA TRADING PTE. LTD. (D/B/A EVERETT CHARLES TECHNOLOGIES)

By:	/s/
Name:
Title:

DEK INTERNATIONAL GMBH

By:	/s/
Name:
Title:

EVERETT CHARLES TECHNOLOGIES LLC

By:	/s/
Name:
Title:

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EXHIBIT J

FORM OF TRANSITION SERVICES AGREEMENT

This TRANSITION SERVICES AGREEMENT (this “Agreement”) is made and effective as of [—], 2013 (the “Effective Date”) between Dover Printing & Identification, Inc., a Delaware corporation (“Dover”), and LTX-Credence Corporation, a Massachusetts corporation (“Buyer”), with reference to that certain Master Sale and Purchase Agreement (the “Purchase Agreement”), dated as of [—], 2013, among Dover, Dover Corporation, a Delaware corporation (solely for purposes of Sections 11.3(b), 11.4 and 11.6 therein) and Buyer. Capitalized terms used and not otherwise defined herein shall have the meanings assigned to such terms in the Purchase Agreement. Both Dover and Buyer may be individually referred to herein as a “Party” or collectively as the “Parties.”

WHEREAS, pursuant to the Purchase Agreement, Buyer will purchase the Acquired Businesses from certain Affiliates of Dover upon the terms and subject to the conditions set forth therein (the “Transaction”); and

WHEREAS, in order to ensure an orderly transition in effecting the Transaction, Dover and Buyer have agreed to provide or cause to be provided certain transition services to each other and their respective Affiliates during a transitional period following the Closing on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual promises and agreements set forth herein, the Parties agree as follows:

ARTICLE I

Section 1.1 Transition Services.

(a) Dover shall, or cause its Affiliates to, provide to Buyer or its Affiliates the services set forth on Exhibits [—] through [—] hereto (the “Dover Provided Services”) pursuant to the terms of this Agreement. For each Dover Provided Service, Exhibits [—] through [—] set forth, among other things, a description of the Dover Provided Service to be provided, the time period during which such Dover Provided Service will be provided, the fees to be paid in respect thereof and any other terms applicable thereto. Notwithstanding anything to the contrary in this Agreement (including any Exhibits), to the extent a service is necessary for the continued conduct of the Acquired Businesses by Buyer consistent with the manner in which the Acquired Businesses were conducted by Dover before the Effective Date and was inadvertently omitted from the Service Schedules, or modification of a Service or the addition of a new Service is necessary for the continued conduct of the Acquired Businesses in compliance with Law, such service or modification shall, upon notice from Buyer, be added to the Service Schedules, shall constitute a Service, and shall have a term and fee consistent with a comparable Service or as otherwise mutually agreed by the Parties. Dover shall, or cause its Affiliates to, perform the Dover Provided Services in a commercially reasonable manner and in accordance with the specifications set forth in the applicable Services Schedule (as such term is defined below); provided, that, to the extent any Dover Provided Services to be performed hereunder were performed by Dover and/or its Affiliates immediately prior to the Effective Date, such Services

(as such term is defined below) shall be provided in a manner such that the nature, quality, standard of care and the service levels at which such Services are performed are no less than the nature, quality, standard of care and service levels at which they were performed by Dover and/or its Affiliates, as applicable, prior to the Effective Date. Dover agrees to, and shall cause its Affiliates to, assign sufficient resources and qualified personnel as are reasonably required to perform the Dover Provided Services in accordance with the standards set forth in the preceding sentence. In providing the Dover Provided Services, Dover and/or its Affiliates shall comply with all applicable Laws.

(b) Buyer shall, or cause its Affiliates to, provide to Dover or its Affiliates the services set forth on Exhibits [—] through [—] hereto (the “Buyer Provided Services”) pursuant to the terms of this Agreement. For each Buyer Provided Service, Exhibits [—] through [—] set forth, among other things, a description of the Buyer Provided Service to be provided, the time period during which the Buyer Provided Service will be provided, the fees to be paid in respect thereof and any other terms applicable thereto. Buyer shall, or cause its Affiliates to, perform the Buyer Provided Services in a commercially reasonable manner and in accordance with the specifications set forth in the applicable Services Schedule; provided, that, to the extent any Buyer Provided Services to be performed hereunder were performed by an Acquired Business immediately prior to the Effective Date, such Services shall be provided in a manner such that the nature, quality, standard of care and the service levels at which such Services are performed are no less than the nature, quality, standard of care and service levels at which they were performed by such Acquired Business prior to the Effective Date. Buyer agrees to, and shall cause its Affiliates to, assign sufficient resources and qualified personnel as are reasonably required to perform the Buyer Provided Services in accordance with the standards set forth in the preceding sentence. In providing the Buyer Provided Services, Buyer and/or its Affiliates shall comply with all applicable Laws.

(c) The Parties agree that Provider shall not be obligated to perform any Service after the expiration of the service period set forth on the applicable Service Schedule; provided, however, that if Recipient desires and Provider agrees to continue to perform any of the Services after the applicable service period, the Parties shall negotiate in good faith the terms and conditions of such continued Services, including the applicable fees. Unless otherwise agreed to by the Parties, the Services Schedules, as applicable, shall be deemed to be amended by the extension of any such service period, and the Services provided thereunder shall be subject in all respects to the provisions of this Agreement for the duration of the agreed-upon extension period.

(d) The following terms, and their singular or plural, used in this Agreement shall have the respective meanings set forth below:

(i) “Provider” shall mean Dover or Buyer or, as applicable, their respective Affiliates, as the case may be, that are providing Services (as such term is defined below) pursuant to this Agreement.

(ii) “Recipient” shall mean Dover or Buyer, or, as applicable, their respective Affiliates, as the case may be, that receive Services pursuant to this Agreement.

(iii) “Services” shall mean the Dover Provided Services or the Buyer Provided Services, all of which are set forth on Exhibits [—] through [—] hereto (collectively, the “Services Schedules”).

Section 1.2 Additional Services. During the Term (as such term is defined below), if one Party desires the other Party or any of its Affiliates to perform or cause to be performed a service that is not included on the then current Services Schedules (a “Requested Service”), such Party shall deliver a written notice to the other Party requesting the Requested Service, which notice shall include the proposed specification for such service in the form of a Services Schedule. The Parties shall negotiate the terms and conditions of each Requested Service in good faith. After any Requested Service has been agreed upon pursuant to this Section 1.2 and the related specification in respect thereof has been memorialized in writing and executed by both Parties, the Services Schedules shall be deemed to be amended by the addition of such specification, and such service shall thereupon be deemed to be a Dover Provided Service or a Buyer Provided Service, as applicable, hereunder.

Section 1.3 Cooperation. During the Term, the Parties will cooperate in good faith in all matters relating to the provision and receipt of the Services. Without limiting the generality of the foregoing, Recipient will use its commercially reasonable efforts to provide Provider in a timely manner with all information and access to facilities, equipment, systems and personnel required or reasonably requested by Provider in connection with providing the Services; provided, that (a) such access shall not interfere with the business or operations of Recipient or its Affiliates and (b) in connection therewith, Provider agrees to comply (or cause its Affiliates and any third parties engaged by Provider to comply) with Recipient’s policies, and to permit its personnel to be appropriately supervised or accompanied by Recipient’s personnel during such access.

Section 1.4 Limitations on Services. Notwithstanding anything contained herein to the contrary, including, for the avoidance of doubt, Section 1.1 and the Services Schedules:

(a) in providing the Services, in no event shall Provider be obligated to (i) maintain the employment of any specific employee or (ii) unless agreed otherwise or explicitly provided by the Service Schedules, acquire any specific equipment or Software, provided, that Provider shall otherwise remain responsible for the performance of the Services in accordance with this Agreement;

(b) Recipient acknowledges and agrees that the Services provided by Provider through third parties or using third party Intellectual Property may be subject to the terms and conditions of certain agreements between Provider and such third parties. In any such case, Provider shall (i) obtain any necessary consent from such third parties in order to provide such Services or (ii) if any such consent is not obtained, provide reasonably acceptable alternative arrangements to provide the relevant Services sufficient for Recipient’s purposes. Provider shall in all cases (except to the extent Recipient elects to terminate the Service) retain responsibility for (i) the provision to Recipient of Services to be performed by any third-party service provider or subcontractor or by any of Provider’s Affiliates and (ii) any third-party provider’s compliance with the confidentiality obligations specified in this Agreement;

(c) Provider shall not be required to provide or cause to be provided any Service to the extent that the provision of such Service would require Provider or any of its respective officers, directors, employees, agents or representatives to violate any applicable Law; and

(d) Provider shall bear no responsibility or liability for any Losses arising out of any delay, inability to perform or interruption of its performance of Services under this Agreement (i) due to any acts or omissions of its respective Recipient in breach of the Recipient’s obligations under this Agreement or (ii) for events beyond its reasonable control, including, for the avoidance of doubt, acts of God, Governmental Entities or terrorism, or due to war, riot, civil commotion, insurrection, labor difficulty, severe or adverse weather conditions, lack of or shortage of electrical power, malfunctions of equipment or Software programs under maintenance agreements, or any other cause beyond the reasonable control of Provider where its performance is affected thereby (each, a “Force Majeure Event”); provided that Provider (a) as soon as reasonably practical following the occurrence of a Force Majeure Event, gives written notice to the Recipient of such event, including a description of the circumstances preventing its performance and of its plans and efforts to implement a work-around, and (b) uses commercially reasonable efforts to resume or restore performance as soon as reasonably practicable. The obligations of Provider seeking to be excused shall then be tolled for the duration of the Force Majeure Event to the extent that the Force Majeure Event prevents it from performing its obligations hereunder. Recipient shall have no obligation to pay any fees or other amounts to Provider, except for amounts already due and owed to the Provider, for so long as Provider is unable to Provide the Services in compliance with this Agreement.

ARTICLE II

Section 2.1 Responsibility for Wages and Fees. For such time as any employees of Provider or any of its Affiliates are providing the Services to Recipient under this Agreement, (a) such employees will remain employees of Provider or such Affiliate, as applicable, and shall not be deemed to be employees of Recipient for any purpose, and (b) Provider or such Affiliate, as applicable, shall be solely responsible for the payment and provision of all wages, bonuses and commissions, employee benefits, including severance and worker’s compensation, and the withholding and payment of applicable Taxes relating to such employment.

Section 2.2 Compensation. Provider shall submit to Recipient a monthly invoice within thirty (30) days following the end of each month for Services provided to Recipient during such month, in each case in accordance with the fee structure specified in the applicable Services Schedule for each such Service. In the event that Recipient terminates any Service in accordance with this Agreement prior to the end of a monthly period and the applicable fee is not based on usage, amounts due with respect to any such terminated Service shall be appropriately pro rated and reduced to reflect such shortened period during which such Service was provided hereunder.

Section 2.3 Payment. Provider’s invoices for each month shall be paid in full by Recipient by wire transfer of immediately available funds, in each case within thirty (30) days following receipt of the applicable invoice, and any late payments thereof shall carry interest on the amount due pursuant to such invoice from (but not including) the date on which such amount was payable at eight percent (8%) compounded monthly up to (and including) the actual date of payment.

ARTICLE III

Section 3.1 Term; Termination.

(a) Subject to the further provisions of this Article III and except as expressly provided in the Services Schedules with respect to any specific Service, the term of this Agreement shall continue until all Services are rendered in accordance with the Services Schedules (the “Term”).

(b) Recipient may terminate any individual Service on a Service-by-Service basis (and/or location-by-location basis where an individual Service is provided at multiple locations of Provider) upon prior written notice to Provider identifying the particular Service (or location) to be terminated and the effective date of termination, which date shall in all cases be after the expiration of the required termination notice period specified on the applicable Services Schedule.

(c) This Agreement may be terminated as to all of the Buyer Provided Services prior to the expiration of the Term as set forth in Section 3.1(a), upon written notice by Buyer, if Dover commits a material breach of any provision of this Agreement and such material breach continues for a period of thirty (30) days following a written request by Buyer to cure such breach.

(d) This Agreement may be terminated as to all of the Dover Provided Services prior to the expiration of the Term as set forth in Section 3.1(a), upon written notice by Dover, if Buyer commits a material breach of any provision of this Agreement and such material breach continues for a period of thirty (30) days following a written request by Dover to cure such breach.

Section 3.2 Further Actions. Following any termination of this Agreement, Provider shall cooperate in good faith with Recipient to transfer applicable records and take all other actions reasonably requested by Recipient to enable Recipient to make alternative arrangements for the provision of services substantially consistent with the Services provided pursuant to this Agreement.

Section 3.3 Effect of Termination. In the event that this Agreement or a particular Service is terminated or expires, as applicable:

(a) Provider shall immediately cease providing the applicable Services, and Recipient shall, and shall cause its Affiliates to, cease using such Services.

(b) Subject to any applicable Law, upon request, each Party shall, and shall cause its Affiliates and third parties (subject to the terms of such Party’s agreements with such third parties) retained by such Party or Affiliates to, return to the other Party or, at the direction of the other Party, destroy (and certify to the destruction of, such certification to be signed by an officer of such Party and state the date on which destruction was completed), all of the other Party’s and its Affiliates’ Confidential Information and, in the case of Buyer, its Proprietary Information, and all tangible personal property and books, records or files, including any current or archived electronic copies or backups, in each case as provided by such other Party or its Affiliates and third parties and used in connection with the provision of Services that are in their possession as of the termination date.

(c) The following provisions shall survive the termination of this Agreement: this Section 3.3(c), Sections 6.4 and 6.5 and Article IV.

ARTICLE IV

Section 4.1 Indemnification by Dover. Dover shall indemnify and hold harmless each Buyer Indemnified Party from and against all Losses incurred by such Buyer Indemnified Party arising from (a) any violation of Law, gross negligence or willful misconduct by Dover or its Affiliates or any of Dover’s or its Affiliates’ employees in providing Services hereunder, except to the extent that such employees were acting in accordance with specific written instructions from Buyer or its Affiliates, and (b) the provision of Services by Buyer or its Affiliates hereunder, except as set forth in Section 4.2(a).

Section 4.2 Indemnification by Buyer. Buyer shall indemnify and hold harmless each Dover Indemnified Party from and against all Losses incurred by such Dover Indemnified Party arising from (a) any violation of Law, gross negligence or willful misconduct by Buyer or its Affiliates or any of Buyer’s or its Affiliates’ employees in providing Services hereunder, except to the extent that such employees were acting in accordance with specific instructions from Dover or its Affiliates, and (b) the provision of Services by Dover or its Affiliates hereunder, except as set forth in Section 4.1(a).

Section 4.3 Indemnification Claims. Any claim for indemnification under this Section 4, including any claim in respect of a Third Party Claim, shall be governed by and subject to the terms and conditions of Sections 9.3, 9.4, 9.5 and 9.6 of the Purchase Agreement, which provisions are incorporated by reference herein.

Section 4.4 Exclusive Remedy. Except as provided in the Purchase Agreement and for rights expressly provided in Sections 2.4 and 6.13, the indemnification provisions of this Article IV shall be the sole and exclusive remedy with respect to the consummation of the transactions contemplated by this Agreement, regardless of whether claims arise in contract, tort, breach of warranty or any other legal or equitable theory.

ARTICLE V

Section 5.1 Notices. All notices, requests, demands and other communications under this Agreement shall be given in writing and shall be deemed given or made when personally delivered, when sent by telecopier transmission to the number below (with confirmation of receipt), four (4) business days after being sent when sent to the Parties at their respective addresses indicated below by registered or certified mail (return receipt requested and postage prepaid), one business day after being sent if sent for next business day delivery when sent for delivery by an internationally recognized overnight mail courier service or when sent by email (with immediate confirmation) addressed as follows:

(a) If to Buyer, to:

[ADDRESS]
Facsimile:	[—]
Attention:	General Counsel

with a copy, which shall not constitute notice, to:

Wilmer Cutler Pickering Hale and Dorr LLP
60 State Street
Boston, MA 02109
Facsimile:	(617) 526-5000
Attention:	Hal J. Leibowitz, Esq.

(b) If to Dover, to:

Dover Printing & Identification, Inc.
3005 Highland Parkway
Downers Grove, IL 60515
Facsimile:	[—]
Attention:	John Hartner

with copies, which shall not constitute notice, to:

Dover Corporation
3005 Highland Parkway
Downers Grove, IL 60515
Facsimile:	[—]
Attention:	General Counsel

and

Sidley Austin LLP
One South Dearborn Street
Chicago, IL 60603
Facsimile:	(312) 853-7036
Attention:	Paul L. Choi

or to such other Person or address as either Party shall have specified by notice in writing to the other Party pursuant to this Section 5.1.

ARTICLE VI

Section 6.1 DISCLAIMER OF WARRANTIES. EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, NEITHER PARTY MAKES, AND EACH PARTY EXPRESSLY DISCLAIMS, ANY AND ALL REPRESENTATIONS OR WARRANTIES WHATSOEVER, WHETHER EXPRESS, IMPLIED OR STATUTORY, WITH RESPECT TO THE SERVICES TO BE PROVIDED UNDER THIS AGREEMENT, INCLUDING WARRANTIES WITH RESPECT TO MERCHANTABILITY, OR SUITABILITY OR FITNESS FOR A PARTICULAR PURPOSE, TITLE AND NON-INFRINGEMENT OF ANY SOFTWARE OR HARDWARE PROVIDED HEREUNDER, AND ANY WARRANTIES ARISING FROM COURSE OF DEALING, COURSE OF PERFORMANCE OR TRADE USAGE. NOTHING IN THIS AGREEMENT IS INTENDED TO LIMIT ANY RIGHTS OR REMEDIES OF EITHER PARTY UNDER THE PURCHASE AGREEMENT.

Section 6.2 Relationship of the Parties. The Parties declare and agree that each Party is engaged in a business that is independent from that of the other Party and Provider shall perform its obligations solely as an independent contractor for Recipient. It is expressly understood and agreed that nothing contained herein is intended to create an agency relationship, or a partnership or joint venture. Neither Party is an agent or employee of the other. Neither Party has authority to represent the other Party as to any matters, except as specifically authorized herein or in writing by the other Party from time to time.

Section 6.3 Assignment. Neither Party shall assign, transfer or encumber this Agreement, or its rights or obligations hereunder, in whole or in part, voluntarily or by operation of Law, without the prior written consent of the other Party, and any attempted assignment, transfer or encumbrance without such consent shall be void and without effect.

Section 6.4 Confidentiality. With respect to any information disclosed by one Party to another Party for the purpose of this Agreement or otherwise accessible to such other Party during the performance of its obligations hereunder (any such information, the “Confidential Information”), the receiving Party agrees that it will use at least that degree of skill and care that it would exercise in similar circumstances in carrying out its own business to prevent the disclosure or accessibility to others of the disclosing Party’s Confidential Information (but in no event less than a reasonable degree of skill and care) and will, and will cause its Affiliates and any third-party provider to, use such Confidential Information only for the purpose of performing its obligations under this Agreement. Neither Party shall, and neither Party shall permit its Affiliates or any third-party provider to, disclose, publish, release or otherwise make available to any Person the Confidential Information of the other Party. The receiving Party shall limit dissemination of and access to the other Party’s Confidential Information to only such of its employees who have a need to know such information in connection with the performance of Services under this Agreement. Further, the receiving Party agrees that upon written notice from the disclosing Party, the receiving Party will promptly redeliver to the disclosing Party the Confidential Information of the disclosing Party without retaining any copies thereof; provided, that any portion of the Confidential Information which consists of analyses, compilations or studies shall be destroyed upon the disclosing Party’s request (with such destruction to be certified by an officer of the receiving Party and state the date on which destruction was completed). Specifically excluded from the foregoing obligation is any and all information that (i) is independently developed by the receiving Party without reference to or reliance on the disclosing Party’s Confidential Information or breach of this Agreement or (ii) is already in the public domain at the time of disclosure or thereafter becomes publicly known other than as the result of a breach by the receiving Party (or third parties receiving through such Party) of its obligations under this Agreement or any other confidentiality obligation under another binding agreement between the Parties. Either Party may disclose the Confidential Information of the other Party solely to the extent that, upon the reasonable advice of counsel, such Confidential Information must be produced by the receiving Party as a matter of Law; provided, that in such case the receiving Party shall promptly notify the disclosing Party and, insofar as is permissible and reasonably practicable without placing the disclosing Party under violation of Law, give it an opportunity to appear and to object to such production before producing the requested information.

Section 6.5 Proprietary Information. All rights, title and interest in and to any software, technology, data or other proprietary information of the Acquired Businesses (“Proprietary Information”) shall remain exclusively with Buyer and the Acquired Companies, and no rights therein are conveyed to Dover, its Affiliates or their respective directors, officers, employees, agents, independent contractors or consultants under the terms of this Agreement. Any and all deliverables or other work product created by or on behalf of Buyer or the Acquired Companies pursuant to this Agreement (“Work Product”) shall be deemed to be “work made for hire” under the copyright laws of the United States and shall be owned solely and exclusively by Buyer. To the extent any rights in or to such Work Product do not vest in Buyer or the Acquired Companies as a matter of Law, Dover hereby, on its behalf and on behalf of its Affiliates, irrevocably assigns to Buyer and the Acquired Companies all such rights, including all intellectual property rights. All Work Product shall be deemed Proprietary Information and Confidential Information for purposes of this Agreement. Dover shall not, and shall cause its Affiliates not to, access, use or disclose to any third party any Proprietary Information without the prior written consent of Buyer.

Section 6.6 Partial Invalidity. Wherever possible, each provision hereof shall be interpreted in such manner as to be effective and valid under applicable Law, but in case any one or more of the provisions contained herein shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such provision shall be ineffective to the extent, but only to the extent, of such invalidity, illegality or unenforceability without invalidating the remainder of such invalid, illegal or unenforceable provision or provisions or any other provisions hereof, unless such a construction would be unreasonable.

Section 6.7 Parties in Interest; No Third Party Beneficiaries. This Agreement shall be binding upon, inure to the benefit of, and be enforceable only by the Parties and their respective permitted successors and permitted assigns, and shall not confer any rights or remedies upon any other Person.

Section 6.8 Governing Law; Jurisdiction; WAIVER OF JURY TRIAL. This Agreement and all matters arising out of or relating to this Agreement (including this Agreement’s interpretation, construction, performance and enforcement) shall be construed and interpreted according to the Laws of the State of Delaware, excluding any choice of law rules that may direct the application of the Laws of another jurisdiction. This Agreement shall be construed and interpreted in accordance with the English language only, which language shall be controlling in all respects. No translation, if any, of this Agreement shall have any force or effect in the interpretation hereof or in the determination of the intent of the Parties hereunder. Each Party stipulates that any dispute shall be commenced and prosecuted in its entirety in, and consents to the exclusive jurisdiction and proper venue of, the Court of Chancery of the State of Delaware, New Castle County, or, if that court does not have jurisdiction, a federal court sitting in Wilmington, Delaware, and each Party and Parent consents to personal and subject matter jurisdiction and venue in any such court and waives and relinquishes all right to attack the suitability or convenience of any such venue or forum by reason of their present or future domiciles, or by any other reason. The Parties acknowledge that all Orders issued by the forum court will be binding and enforceable in all jurisdictions and countries. Without limiting any other means of service, each Party agrees that service of any process, summons, notice or document with respect to any Proceeding may be served on it in accordance with the notice provisions set forth in Section 5.1. EACH OF THE PARTIES HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 6.9 Executed in Counterparts. This Agreement may be executed by facsimile signatures (including PDF, TIFF, JPEG, and BMP files) and in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

Section 6.10 No Strict Construction. Notwithstanding the fact that this Agreement has been drafted or prepared by one of the Parties, each Party confirms that both it and its counsel have reviewed, negotiated and adopted this Agreement as the joint agreement and understanding of the Parties. The language used in this Agreement shall be deemed to be the language chosen by the Parties to express their mutual intent, and no rule of strict construction shall be applied against any Party.

Section 6.11 Entire Agreement. This Agreement (including the Services Schedules and any other attachments to this Agreement) and the Purchase Agreement constitute the entire agreement between the Parties, and supersede all prior agreements and understandings, oral and written, between the Parties, with respect to the subject matter hereof, and there are no conditions to this Agreement that are not expressly stated in this Agreement.

Section 6.12 Amendments and Waivers. Except as set forth in Sections 1.1(a), 1.1(c) and 1.2, no modifications, amendments or supplements to this Agreement shall be valid and binding unless set forth in a written agreement executed and delivered by both Parties. No waiver by any Party of any of the provisions of this Agreement shall be effective unless set forth in a written instrument executed and delivered by the Party so waiving. Except as provided in the preceding sentence, no action taken or omitted shall be deemed to constitute a waiver by the Party taking or omitting such action of compliance with any covenants or agreements contained in this Agreement or any other document or instrument executed and delivered pursuant hereto. The waiver by any Party of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach.

Section 6.13 Specific Performance. Each of the Parties agrees that irreparable damage would occur in the event that any of the provisions of this Agreement to be performed by Buyer or Dover were not performed in accordance with their specific terms or were otherwise breached. Accordingly, prior to any termination of this Agreement pursuant to the terms hereof, each Party shall be entitled to specific performance of the terms hereof, including an injunction or injunctions and any other equitable relief to prevent breaches of this Agreement by the other Party, and to enforce specifically the terms and provisions of this Agreement in the Court of Chancery of the State of Delaware, New Castle County, or, if that court does not have jurisdiction, a federal court sitting in Wilmington, Delaware, this being in addition to any other remedy to which such party is entitled at law or in equity. Buyer and Dover hereby waive (i) any defense in any action for an injunction, specific performance and other equitable relief that a remedy at law would be adequate and (ii) any requirements of applicable Law to post security as a prerequisite to obtaining equitable relief.

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their duly authorized officers as of the date first written above.

LTX-CREDENCE CORPORATION

By:
Name:
Title:

DOVER PRINTING & IDENTIFICATION, INC.

By:
Name:
Title:

[Transition Services Agreement]

EXHIBIT A-1

ECT-USA Provides Professional Human Resource Services to DEK USA, Inc. and DEK USA Logistics, Inc.

Provider:	ECT Pomona or DEK USA, Inc. and DEK USA Logistics, Inc. - See “description of services” below

Provider Contact:	Don Troudy, Everett Charles Technologies, 700 E Harrison Ave , Pomona , CA 91767, USA Peg Glenn, HR Manager, Everett Charles Technologies, 1785 Winneka Circle, Rolling Meadows, IL 60008, USA

Recipient:	DEK USA, Inc. and DEK USA Logistics, Inc. or ECT Pomona - See “description of services” below

Recipient Contact:	Brian Smith, General Manager DEK USA, 1785 Winnetka Circle, Rolling Meadows, IL 60008, USA David Mudge, Director of HR, DEK Printing Machines Ltd, 11 Albany Road, Weymouth, DT4 9TH, UK.

Description of Service:	Provision of professional HR services (based on 2.5 day/ week commitment.). DEK and ECT have agreed that DEK is going to be making an offer to Peg Glenn to become a DEK employee. If she accepts, she will need to provide transitions services to ECT under this TSA agreement. If she declines and stays with ECT, She will need to provide transition services to DEK.

Service Period:	No longer than 6 months post-closing

Termination Notice Period:	30 Days

Fee Structure:	Based on annual fee of $50,000 per annum, billed at $4,167 per month for any part of a month

EXHIBIT A-2

DEK UK Providing Pay and Benefits Services to ECT-ST and ECT-ET Employees

Provider:	DEK Printing Machines UK and DEK Northern Europe

Provider Contact:	Clare Del Gallo (UK HR Manager), DEK Printing Machines Ltd, 11 Albany Road, Weymouth, DT4 9TH, UK. David Mudge (Director of HR), DEK Printing Machines Ltd, 11 Albany Road, Weymouth, DT4 9TH, UK.

Recipient:	ECT-ST and ET employees in UK

Recipient Contact:

Don Troudy, Everett Charles Technologies, 700 E Harrison Ave , Pomona , CA 91767, USA

Rainer Seeberger, Director Global Human Resources, Multitest Elektronische Systeme GmbH, Äußere Oberaustrasse 4, 83026 Rosenheim, Germany.

Description of Service:	Provision of all local pay and relevant benefits associated with employment in UK. Reimbursement of Travel and Subsistence expenses

Service Period:	No longer than 6 months post-closing

Termination Notice Period:	30 Days

Fee Structure:	Cost of provision of all salary and benefits to ECT employees + 5%

EXHIBIT A-3

DEK GmbH providing professional HR Support Services to ATG-LM GmbH

Provider:	DEK GmbH

Provider Contact:	Stefan Odrazka, FC GmbH, Theodor-Heuss-Str. - 57, 61118 Bad Vilbel, Germany David Mudge, Director of HR, DEK Printing Machines Ltd, 11 Albany Road, Weymouth, DT4 9TH, UK.

Recipient:	ATG-LM GmbH

Recipient Contact:	Don Troudy, ECT VP HR, ECT, 700 E. Harrison Ave., Pomona, CA 91767, USA Jochen Kleinertz, General Manager, ECT Europe, atg-LM, Zum Schlag 3, D-97877 Wertheim, Germany

Description of Service:	Provision of professional HR services (based on 2.5 day/ week commitment) to ATG-LM managers/ employees based from the ATG-LM Wertheim office location.

Service Period:	No longer than 6 months post-closing

Termination Notice Period:	30 Days

Fee Structure:	€32,268 per year billed as €2,689 per month for any part of a month.

EXHIBIT A-4

Icon Hosts an atg-LM Employee

Provider:	Icon Technology Company Ltd

Provider Contact:	Monica Wen, Head of HR for DTGS and DEK Asia, The West of the 1F, 1st building, Tingwei Industrial Park, 6 Liufang Road, Bao Cheng 67th Area, Boa’an District, Shenzhen, Guangdong, 518101, PRC

Recipient:	ATG Luther & Maelzer GmbH

Recipient Contact:	Don Troudy, Everett Charles Technologies, 700 E Harrison Ave, Pomona , CA 91767, USA Juergen Szeitszam cc Jochen Kleinertz (CFO) Zum Schlag 3 97877 Wertheim-Reicholzheim Germany

Description of Service:	Icon hosts and pays the payroll and provides key employee benefits to one atg-LM person.

Service Period:	No longer than 6 months post-closing

Termination Notice Period:	30 Days

Fee Structure:	Actual “costs” associated with providing pay and benefits to employees + 7.5%

EXHIBIT A-5

ATG-LM Taiwan Providing Payroll and Benefits to DEK Employees in Taiwan

Provider:	ATG-LM Taiwan

Provider Contact:	Edwin Lou, CFO, ECT Singapore, BLK 161 Kallang Way, #06-18/26, Singapore 349247 Christy Hus, Finance Manager, atg-LM/TSL Taiwan, No. 12, Lane Chung-Hsing Road, Lu Chu Hsiang, Taoyuan, Taiwan

Recipient:	DEK Employees in Taiwan/ DTG International, GmbH

Recipient Contact:

Monica Wen, Head of HR for DTGS and DEK Asia, The West of the 1F, 1st building, Tingwei Industrial Park, 6 Liufang Road, Bao Cheng 67th Area, Boa’an District, Shenzhen, Guangdong, 518101, PRC

Peland Koh Director EA Business, 115A Commonwealth Drive #04-01, Singapore

David Mudge, Director of HR, 11 Albany Road, Weymouth, DT4 9TH, UK.

Description of Service:	Provision of all local pay and relevant benefits associated with employment of DEK employees in Taiwan.

Service Period:	No longer than 6 months post-closing

Termination Notice Period:	30 Days

Fee Structure:	Cost of provision of all salary and benefits to DEK employees + 7.5%

Note that any pension liabilities and severance liabilities related to the DEK employees will not be a continuing liability of atg-LM Taiwan.

EXHIBIT A-6

Exercise of Dover Stock Options and SSARS

Provider:	ECT Singapore; Multitest e.s. GmbH; Everett Charles Technologies, Inc.; and Multitest Singapore

Provider Contact:	Buyer will provide a contact for each entity post-closing

Recipient:	Dover Corporation

Recipient Contact:	Dan Curcio

Description of Service:	Reporting of and payment to appropriate local Government agency for tax consequences of exercise of stock option/SSARS exercise of Dover shares

Service Period:	Twelve months from closing date

Termination Notice Period:	N/A

Fee Structure:	See description below

Attached is a complete schedule of the outstanding Stock Options (SO’s) and SSARS granted by Dover Corporation (“Dover”) to certain ECT and MT employees that will be eligible to vest and be exercised for a period not to exceed 12 months from the closing date in accordance with the terms of Dover’s equity compensation plan (the “Plan”). The process for exercising and properly reporting the employee and employer tax consequences will be as follows:

1.	An employee properly exercises his/her eligible SO’s or SSARS by notifying Dover in accordance with the Plan terms.

2.	Dover will calculate the amount of compensation resulting from the exercise and notify the appropriate ECT/MT employer as listed on the attached schedule.

3.	The ECT/MT employer will calculate the amount of employee taxes which needs to be withheld from the exercise value and will determine the amount (if any) of any employer taxes associated with the exercise and report these two separate amounts to Dover.

4.	Dover will calculate the number of shares to be remitted, net of the employee withholding taxes and remit such shares to the individual.

5.	Dover will remit cash equal to the employee withholding obligation and the employer taxes to the appropriate ECT/MT employer.

6.	The ECT/MT employer with be responsible for remitting any and all taxes related to reporting the exercise of the SO’s or SSARS and any other informational returns required to be filed.

EXHIBIT A-7

Multitest Penang Hosts 9 DEK Employees

Provider:	Multitest Electronic Systems (Penang) Sdn. Bhd

Provider Contact:

Grace Khor, HR Manager, Multitest Electronic Systems (Penang) Sdn.Bhd, Plot 152, Bayan Lepas Free Trade Zone, Phase 1, Jalan Sultan Azlan Shah | 11900 Penang | Malaysia

Email:g.khor@multitest.com

Loh Kiam Hong (Finance Manager)

Recipient:	DEK Employees based in Malaysia/ DTG International, GmbH

Recipient Contact:

Monica Wen, Head of HR for DTGS and DEK Asia, The West of the 1F, 1st building, Tingwei Industrial Park, 6 Liufang Road, Bao Cheng 67th Area, Boa’an District, Shenzhen, Guangdong, 518101, PRC

Peland Koh Director EA Business, 115A Commonwealth Drive #04-01, Singapore

David Mudge, Director of HR, 11 Albany Road, Weymouth, DT4 9TH, UK.

Description of Service:	Multitest Penang hosts and pays the payroll/ provides the main benefits to DEK employees based and working in Malaysia.

Service Period:	No longer than 6 months post-closing

Termination Notice Period:	30 Days

Fee Structure:	Cost of provision of all salary and benefits to DEK employees + 5%

EXHIBIT A-8

Multitest Philippines Hosts 2 DEK Employees

Provider:	Multitest Electronic Systems (Philippines) Corporation

Provider Contact:	Wong Choon Lan, Finance Manager, Multitest Singapore, cl.wong@multitest.com 31 Kaki Bukit Road 3, Nr.05-14/15 Techlink,. Singapore 417818. tel: (65)-6848 0860

Recipient:	DEK employees based and working from Philippines/ DTG International, GmbH

Recipient Contact:

Monica Wen, Head of HR for DTGS and DEK Asia, The West of the 1F, 1st building, Tingwei Industrial Park, 6 Liufang Road, Bao Cheng 67th Area, Boa’an District, Shenzhen, Guangdong, 518101, PRC

Peland Koh Director EA Business, 115A Commonwealth Drive #04-01, Singapore

David Mudge, Director of HR, 11 Albany Road, Weymouth, DT4 9TH, UK.

Description of Service:	Multitest Philippines hosts and pays the payroll and provides key employee benefits to 2 DEK employees

Service Period:	No longer than 6 months post-closing

Termination Notice Period:	30 Days

Fee Structure:	Actual “costs” associated with providing pay and benefits to employees + 7.5%

EXHIBIT A-10

ECT–Singapore providing Payroll and Benefits to DEK Employees residing/ working in Singapore

Provider:	ECT Singapore

Provider Contact:	Edwin Lou, CFO, ECT Singapore, BLK 161 Kallang Way, #06-18/26, Singapore 349247

Recipient:	DEK Employees in Singapore

Recipient Contact:

Monica Wen, Head of HR for DTGS and DEK Asia, The West of the 1F, 1st building, Tingwei Industrial Park, 6 Liufang Road, Bao Cheng 67th Area, Boa’an District, Shenzhen, Guangdong, 518101, PRC

Peland Koh Director EA Business, 115A Commonwealth Drive #04-01, Singapore

David Mudge, Director of HR, 11 Albany Road, Weymouth, DT4 9TH, UK.

Description of Service:	Provision of all local pay and relevant benefits associated with employment in Singapore.

Service Period:	No longer than 6 months post-closing

Termination Notice Period:	30 Days

Fee Structure:	Cost of provision of all salary and benefits to DEK employees + 5%

EXHIBIT A-11

ECT Singapore Providing Accounting Services to DEK Division of Dover Asia Trading

Provider:	ECT Singapore

Provider Contact:	Lim Chin Whay

Recipient:	DEK Division of Dover Asia Trading

Recipient Contact:	So-Leng Mak and Peter Pay

Description of Service:

Accounting services to the DEK Division of Dover Asia Trading:

•   Transaction processing in new CCN in Glovia; AP, Payroll, AR, GL Journals

•   Bank account and other balance sheet reconciliations

•   Month End close

•   Khalix reporting

Service Period:	No longer than 6 months post-closing

Termination Notice Period:	30 Days

Fee Structure:	US$4,500 per month

EXHIBIT A-13

Dover China Hosts 10 MT Employees

Provider:	Dover China

Provider Contact:	Rachel Miao RLMM@DoverCorp.COM

Recipient:	Multitest Puxi

Recipient Contact:	Wong Choon Lan Tel: 6568480886, email: cl.wong@multitest.com

Description of Service:	Dover China hosts 10 MT employees

Service Period:	No longer than 6 months post-closing

Termination Notice Period:	30 Days

Fee Structure:	Cost + 5%

EXHIBIT A-14

Dover Southeast Asia (Thailand) Ltd. Hosts 5 MT and 5 ECT Employees

Provider:	Dover Southeast Asia (Thailand) Ltd.

Provider Contact:

Wichai Wongwareetip, General Manager

Dover Southeast Asia (Thailand) Ltd.

762/2, Bangkok Square, room A540, Rama 3 road, Bang Pong Pang, Yannawa, Bangkok 10120. Thailand

Tel: +66 2 295- 2788, fax: +66 2 295-2785, cell: +66 89 699-5880

wichai.waree@doversea.co.th

Recipient:	MT Singapore

Recipient Contact:

Choon Lan Wong, Finance Controller

Multitest Electronis Systems Asia

31 Bukit Road 3, 05-14/15 Techlink Singapore 417818

Tel: + 65 6741-5977, Fax: + 65 6741-2034, DID: + 65 6848-0886

cl.wong@multitest.com

Description of Service:	Dover Southeast Asia (Thailand) Ltd. hosts and pays the payroll of 5 MT employees and 5 ECT Employees

Service Period:	No longer than 6 months post-closing

Termination Notice Period:	30 Days

Fee Structure:	Total Cost plus 5% mark up

EXHIBIT A-16

Dover India Hosts 3 MT and 1 ECT Employees

Provider:	Dover India

Provider Contact:	Mahesh Kumar; Dover India Pvt Ltd.; maheshkumar@dovertech.co.in; +91-80-41123421

Recipient:	MT Germany ECT Singapore

Recipient Contact:

Otto Becker, Manager Finance

Phone: + 49 / 8031 / 406-119

Fax: + 49 / 8031 / 406-480

o.becker@multitest.com

Multitest elektronische Systeme GmbH

Aeussere Oberaustrasse 4 | D-83026 Rosenheim

http://www.multitest.com

Lim Chin Whay, Financial Controller

Phone: + 65 6293 8966

Fax: + 65 6293 9866

limcw@ectinfo.com

Everett Charles Technologies

161, Kallang Way, #06-18/26, Singapore 349247

Description of Service:	Dover India hosts and pays the payroll of 3 MT employees and 1 ECT employee

Service Period:	Until April 30th 2014

Termination Notice Period:	30 Days

Fee Structure:	name	cost [USD/month]	Service period

	Acharya, Venkatakrishna	5200,-	up to April 30, 2014

	Rath, Srikanta	3800,-	up to April 30, 2014

	Tayal, Alok	900.-	up to April 30, 2014

	Pradeep, Kumar	877.-	up to April 30, 2014

Plus 10% of resources cost for team lead (general administration, performance appraisals, trainings and other daily ongoing issues)

EXHIBIT A-17

Dover Netherlands Hosts 1 MT Employee

Provider:	Dover Netherlands via Hulsbos and Klatt (tax and accounting service)

Provider Contact:	Jos Derksen; Loire 182-184; 2491 Den Haag, NL; Tel.: +31 (0) 703012720; email: jos.derksen@hulsbosklatt.nl

Recipient:	Multitest elektronische Systeme GmbH

Recipient Contact:	Sabine Schamal; Human Resources; Äußere Oberaustr. 4; 83026 Rosenheim, Ger; Tel.: +49 (0) 8031 406336; email: s.schamal@multitest.com

Description of Service:	Dover Netherlands hosts and pays the payroll of 1 MT sales employee via external Tax and Accounting service provider Hulsbos and Klatt

Service Period:	No longer than 6 months post-closing

Termination Notice Period:	30 Days

Fee Structure:	Gross income + service fee: annually approx.. 125 k €.

EXHIBIT A-18

ECT Pomona to Support DEK USA Sales Tax services

Provider:	ECT, Pomona (So. Calif)

Provider Contact:	Margie Tucker

Recipient:	DEK USA

Recipient Contact:	Raj Lakhotia and Hong Thov

Description of Service:

Provide all Sales Tax related services to DEK USA, Santa Clara, CA:

1)      Prepare and file the returns

2)      Process the sales payments and record in GL

3)      Reconcile the sales tax related GL accounts, quarterly

4)      Other, relevant to sales tax

Service Period:	No longer than filing all 2013 returns by Jan 31, 2014.

Termination Notice Period:	30 Days

Fee Structure:	$1,500 per month

EXHIBIT A-19

ATG Taiwan MIS hosting

Provider:	ATG Taiwan

Provider Contact:	ATG division of ECT - Dave Wilkie (CIO)

Recipient:	DTG International GmbH and associated DEK entities

Recipient Contact:	Ian Bleazard (CIO DEK)

Description of Service:

Atg Taiwan currently host all the IT infrastructure for ‘DEK’ employees on this site. The service requirement includes

•   IT servers and associated hardware connecting the employees to DEK

•   IT support on site

•   Logically separate data stores and AD management

Service Period:	No longer than 6 months post-closing

Termination Notice Period:	30 days (required for AT&T MPLS provision under DEK contract into site for both physical and logical separation)

Fee Structure:	500 USD per month until termination.

EXHIBIT A-20

Dover Khalix Corporate Consolidation Package

Provider:	Dover Inc

Provider Contact:	Marcel Berkhout

Recipient:	All Multitest and ECT Companies

Recipient Contact:	Edwin Lou and Martin Senger

Description of Service:

Khalix is Corporate consolidation package for Dover, there are reporting requirements within the ECT and MT group that currently cannot be replicated without access to the Khalix package post closing. ECT and MT and all its associated reporting entities will require

•    Access to Khalix to upload monthly results and consolidate Group results

•    Reporting from Khalix

•    Dover corporate support around the package to ensure that we maintain communication for upgrades, patching and access control

This will be a production environment only that uses the current version and structure of the existing DRS system (excluding non DTG companies). Dover would only be supporting the application for the first 6 months, and so it would be an additional $27,370 for renewing with Longview for an additional 6 months. This is for DRS only. DPLAN is not part of this agreement.

Service Period:	No longer than 12 months post-closing

Termination Notice Period:	30 days

Fee Structure:	1.	Longview license fee is fixed for the 6 month period at $23,000, (no shorter term pro-ration). If renewed for a second 6 month period the fee would be $23,000.

	2.	Maintenance fee for Longview at $4,370 for the full 6 month period. If renewed for a second 6 month period the fee would be $4,370.

	3.	Dover Support of Application $35,000 for 6 months (This includes security/passwords, monthly rollover, hosting, backups, and end user support). This service is not renewable beyond the 6 month period.

EXHIBIT A-21

Multitest Santa Clara Sub-Leasing 3060 Kenneth St., Santa Clara, to DEK USA

IT support

Provider:	Multitest Santa Clara

Provider Contact:	Tim McNulty

Recipient:	DEK USA

Recipient Contact:	Raj Lakhotia and Peter Pay

Description of Service:

DEK USA are moving employees between MT sites. During this transition process we will require support until we can fully transition over to DEK infrastructure. This will/ may include

•   Phone provision

•   Internet provision

•   Help with IT configuration of office and servers

Service Period:	All to be resolved within 60 days of office move

Termination Notice Period:	30 Days

Fee Structure:	Re-charge phone/ internet connection at cost

EXHIBIT A-22

DTGS Supports ECTS IT Connectivity

Provider:	DTGS

Provider Contact:	Ian Bleazard (DEK CIO) Anson Liang (Asia Infrastructure Manager)

Recipient:	ECTS

Recipient Contact:	Dave Wilkie (ECT CIO)

Description of Service:

There are a range of services provided for infrastructure support for the ECT Shenzhen site. The following TSA defines what will be provided over the period to transition of these services into ECTS own facility

Service 1

•    Provision of WAN accelerators (Riverbed) and Firewalls (Checkpoint) and related management console access.

Service 2

•    Server room - the server room into the DTGS site will be available for hosting items of the ECTS infrastructure. Access will be given to approved individuals by the Asian Infrastructure Manager as and when required

•    Sharing of the network fibre core switches to facilitate the delivery of applications into the ECTS site

Service 3

•    Internet and MPLS connectivity into the ECTS site (currently a shared line)

Service 4

•    Infrastructure support and intelligent hands

Service Period:

Service 1 - 6 months

Service 2 - 12 months for the hosting of servers and services within the DTGS server room (until the initial expiry of the ECTS lease within the ‘Shenzhen’ campus)

Service 3 - 6 months for the MPLS and internet line (subject to the provision of AT&T into ECTS facility i.e. DTGS won’t cut service off subject to there being an active order with AT&T for the provision of this service independently to ECTS).

Service 4 - available whilst hosting Services 1-3 above.

Termination Notice Period:	Service 1 - 30 days subject to the minimum service period of defined above Service 2 - 30 days subject to the minimum Service 3 - 30 days subject to above Service 4 - 30 days

Fee Structure:

Service 1 - US$100 per month

Service 2 - Server room hosting - US$400 per month (discuss)

Service 3 - MPLS - US$1500 per month or part thereof. Internet line - US$300 per month or part thereof

Service 4 - US$100 per hour

EXHIBIT A-23

TSL MIS hosting of services

Provider:	TSL (Suzhou)

Provider Contact:	ATG division of ECT - Dave Wilkie (CIO ECT)

Recipient:	DTG International GmbH

Recipient Contact:	Ian Bleazard (CIO DEK)

Description of Service:

TSL currently host all the IT infrastructure for ‘DEK’ employees on this site. This includes

Short term

•   IT servers and associated hardware connecting the employees to DEK

•   IT support on site as per existing arrangement.

•   Logically separate data stores and AD management

•   Server Backup

•   Landline Service (Telephone)

•   Door control/Access system

•   Internet and MPLS lines into the office

Long term

Sharing server room will be covered under separate facility lease agreement TSA.

Service Period:	Short term - No longer than 6 months post-closing (6 months required for AT&T MPLS line into business) Long term - based on formal agreement for renting fully serviced server room

Termination Notice Period:	Short term 30 days (once adequate internet connectivity in)

Fee Structure:

Services other than MPLS line are covered in TSA (exhibit A-29-TSL Providing Facility Services to DEK’s Suzhou Technology Center in Suzhou)

For internet and MPLS lines TSL will invoice DTGS at the rate of 25% of the amounts billed by the vendor to TSL.

EXHIBIT A-23a

DEK Provides to TSL IT Management Support

Provider:	DEK/DTG

Provider Contact:	Ian Bleazard (CIO DEK)

Recipient:	ATG-LM division of ECT

Recipient Contact:	Dave Wilkie (ECT), Jochen Kleinertz (ATG-LM)

Description of Service:

TSL currently host the physical IT infrastructure for ECT, ATG-LM and DEK employees on this site. The site receives limited high level IT Support from the DEK/DTG IT team in Europe and in Shenzhen. In addition the Checkpoint Firewall, Riverbed Accelerator and LAN switches are owned by DEK/DTG. ATG-LM owns the Active Directory server but it is configured within the DEK domain. ATG-LM contracts for MPLS and Internet data connectivity and shares this connectivity with DEK The required services include

Short term

•    Continued AD and network IT management support through the transition period while services are separated and independent high level IT support is staffed.

Service Period:	Short term - No longer than 6 months post-closing (6 months required for AT&T MPLS line into business)

Termination Notice Period:	Short term 30 days (once adequate internet connectivity)

Fee Structure:	$375 per month

EXHIBIT A-23b

TSL sublets part of Facility in Suzhou to DEK Suzhou Branch Office

Provider:	Test Solutions (Suzhou) Co., Ltd. (TSL)

Provider Contact:	Lyle Chen

Recipient:	DTG Technology (Shenzhen) Co. Ltd. (DTG S)

Recipient Contact:	Becky Pang

Description of Service:

1. Sub-lease to DTG S of the space occupied by DEK’s STC.

2. Electricity & Utilities

3. Facility Administration (see 1-5 below)

1) Security

2) One cleaning worker

3) Stationary

4) Copy machines

5) Drinking water and coffee

Service Period:	DEK Suzhou Branch office will attempt to enter into a separate lease with the landlord. In the event this is not possible, through to the expiry of TSL’s lease with the landlord - Aug 4th , 2017

Termination Notice Period:	NA, either will have a separate lease or will participate until the end of the existing lease.

Fee Structure:

1. Monthly sub-lease rent of CNY37,032.41 from Aug 5th, 2012 to Aug 4th, 2015. CNY40,242.41 from Aug 5th, 2015 to Aug 4th, 2017

2. Electricity recharged to DTG S based on area.

3. Facility Administration. CNY6,600 per month ,to be reviewed every six months.

EXHIBIT A-24

Transition of ERP and related Services to ECT units by DEK

Provider:	DTGI
Provider Contact:	Ian Bleazard (DEK CIO)

Recipient:	All ECT units utilizing Glovia at separation
Recipient Contact:	Dave Wilkie (ECT CIO)

Description of Service:

DEK presently hosts and provides core support services for the Glovia ERP and related ancillary systems/processes utilized by ECT businesses under the ‘DTG’ group of companies shared operating umbrella.

The following TSA defines what will be provided over the Service period indicated during the transition of these services to independent provisioning and management by ECT/ATG-LM and their units.

Service 1: Continued hosting of Glovia and its ancillary systems. The interfaces and services considered herein are broadly identified as:

•    Linux and support of Oracle database on DEK’s physical servers as well as general support from DEK Europe/Asia IT and help teams. Under this service, logically separate ‘environments’ will be created on existing architecture for the use of ECT and associated entities to ensure data confidentiality between users on the infrastructure until ECT standalone platform is created.

•    FTP services as existing and as related to the existing environment and bootstraps.

•    ODBC links as existing and as related to the existing environment and bootstraps.

•    Journal automation tools for data entry, as per the existing environment bootstraps.

•    General Glovia operating environments, as existing for business units (CCN’s, etc.) as per existing ECT and ATG_LM and sub-units.

•    Client/Role setups as existing.

•    External programs and customizations needed to support the existing environment, inclusive of source code where it is in DEK’s possession, to support maintenance thereof including Linux setup and support, and Linux based scripts as per the existing environment. This covers DEKs current scripts that support around the environment e.g. printer daemon, etc.

•    Existing live and all existing data relating to ECT and ATG_LM units and subunits will remain available within the logically separate environment post transition and will also need to be copied across as part of the creation of the physically separate ECT standalone environment.

•    Disaster recovery environment settings and setup information, as may be required during migration up to the point of ECT going live with an independent environment.

•    Vertax interfaces as per the existing environment.

•    Downloads and uploads will be the responsibility of ECT/ATG and DEK on their respective systems. (Note: This only relates to the ERP support and not to any reporting requirement detailed in a separate TSA.)

•    Impromptu v7.03

•    Ensure the transfer of licences which are owned by ECT

•    Migrating any existing report templates needed by ECT or ATG-LM

•    PUBLISHER interfaces as per the existing environment.

•    Live and Test systems

•    Support for underlying Glovia severs & Oracle database relating to the PUBLISHER forms

•    The commissioning and retirements of printers into and out of the ERP environment. ECT are responsible for the maintenance and support of the physical printer.

•    Support, where appropriate & where resources allow for small customisations into the suite of forms used by ECT. Any changes performed by DEK in support of this will be tested and signed off by ECT prior to release.

•    Storage and access to pdf’s will be maintained for ECT and its employees/consultants and continue to be copied to ECT server over the transition to the stand-alone environment

•    DEK will provide limited support to the set-up of the RPSS screening process within the logically separate ECT environment.

•    Interfaces to ECT specific ‘data pipelines’ as used to co-ordinate data with ECT’s external systems and other ECT ERP environments, but where ECT remains fully responsible for the pipelines and those other ERP environments itself. DEK is responsible for ensuring that the ERP system is capable to pick up the files off the ECT system.

•    Any existing bank interfaces used by ECT or ATG-LM units.

Service 2: Maintain existing levels of client support to ECT and ATG-LM users from DEK IT staff in UK and elsewhere as per the attached table.

Service 3: Glovia ERP Systems Engineering support sufficient to maintain operation, recover from operating faults, etc. ECT will provide authorization for DEK support users to access the ECT information and schema’s (where appropriate), standard NDA’s will exist within the purchase agreement to cover such access.

Service 4: Liaison with Glovia International and the Glovia ‘CLARIFY’ support service. As the holder of the core system, Glovia requires that inquiries/communications with CLARIFY pass through DEK resources until such time as ECT/ATG-LM have a stand-alone environment and licensing.

Service 5: Cooperation with Glovia International, ECT hired consultants and ECT staff during the transition of the operating environment to a stand-alone fully independent ECT environment.

Service 6: Reasonable cooperation with ECT and its employees/consultants with regard to understanding any customized code features for which ECT will need to take over support in the process of transition to a fully independent environment. In cases where such customizations were developed by external contractors, DEK will not block access to such contractors, as may be needed, for future ECT maintenance and support of the code.

All of the above services to be delivered at the same level of timeliness and responsiveness that DEK is able to provide and does provide in running its own business, and representative of the level of support obtained under the Dover/DTG umbrella until separation. It is recognized that DEK does not and has not provided full 24/7 coverage and that ECT/ATG-LM need to be simultaneously developing an independent support team.

ECT and ATG-LM are responsible for obtaining Glovia, Oracle and related server licensing as well as client licensing as this is not transferable from DEK.

Service Period:	Services 1 through 6 - up to 6 months Commencement will be the date of DEK or ECT signing of the sale agreement between Dover and the new buyer (whichever the earlier)

Termination Notice Period:	Services 1 - 6 - 30 days subject to the maximum service period of defined above

Fee Structure:

Service 1 - 6 - Where the provision is for hardware, hosting, system admin support - US$30 per month per user (excluding license costs as it is assumed these will be borne direct by ECT as part of their separation)

DEK will, while under the Dover umbrella, support the set-up of the environment at cost for analyst time

Other support costs - Agreed prior to work being undertaken

Limited liability - Commercially best efforts

Appendix 1	Escalation and support lines

1st level support - ECT super users 2nd level support - ECT IT team 3rd level support - Prodigy consulting 4th level support - Glovia Clarify/ DEK Management resolution - David Wilkie / Ian Bleazard

EXHIBIT A-26

DTG Technology (Shenzhen) Co. Ltd providing pay, benefits and professional HR services to ATG-LM Shenzhen Employees

Provider:	DTS Technology (Shenzhen) Co Ltd.

Provider Contact:

Monica Wen, Head of HR for DTGS and DEK Asia, The West of the 1F, 1st building, Tingwei Industrial Park, 6 Liufang Road, Bao Cheng 67th Area, Boa’an District, Shenzhen, Guangdong, 518101, PRC

David Mudge, Director of HR, 11 Albany Road, Weymouth, DT4 9TH, UK.

Recipient:	Employees of ATG-LM Shenzhen

Recipient Contact:	Edwin Lou CFO, 66 Tanery Lane #01-03 AM, 2nd Floor Sindo Bldg, Singapore 347805. Don Troudy, VP HR, Everett Charles Technologies, 700 E Harrison Ave , Pomona , CA 91767, USA

Description of Service:	Provision of all local pay, relevant benefits and when required appropriate professional HR services (e.g. recruitment/ training, management of employee relationships issues) associated with employment in Shenzhen, China.

Service Period:	No longer than 6 months post-closing

Termination Notice Period:	30 Days

Fee Structure:	Cost of provision of all salary and benefits to ATG-LM Shenzhen employees + 7.5%

EXHIBIT A-27

DTG Technology (Shenzhen) Co. Ltd providing pay, benefits and professional HR services to Multitest Chengdu Employees

Provider:	DTS Technology (Shenzhen) Co Ltd.

Provider Contact:

Monica Wen, Head of HR for DTGS and DEK Asia, The West of the 1F, 1st building, Tingwei Industrial Park, 6 Liufang Road, Bao Cheng 67th Area, Boa’an District, Shenzhen, Guangdong, 518101, PRC

David Mudge, Director of HR, 11 Albany Road, Weymouth, DT4 9TH, UK.

Recipient:	Multitest Employees in Chengdu, China

Recipient Contact:

Grace Khor, HR Manager, Multitest Electronic Systems (Penang) Sdn.Bhd, Plot 152, Bayan Lepas Free Trade Zone, Phase 1, Jalan Sultan Azlan Shah | 11900 Penang | Malaysia

Email:g.khor@multitest.com

Rainer Seeberger, Director Global Human Resources, Multitest Elektronische Systeme GmbH, Äußere Oberaustrasse 4, 83026 Rosenheim, Germany.

Description of Service:	Provision of all local pay, relevant benefits and when required appropriate professional HR services (e.g. recruitment/ training, management of employee relationships issues) associated with employment in Chengdu, China.

Service Period:	No longer than 6 months post-closing

Termination Notice Period:	30 Days

Fee Structure:	Cost of provision of all salary and benefits to Multitest Chengdu employees + 7.5%

EXHIBIT A-29

DTGI Providing ECT Overall Infrastructure Support

Provider:	DTG International GmbH

Provider Contact:	Ian Bleazard (DEK CIO) Stephen Sheriff

Recipient:	ECT

Recipient Contact:	Dave Wilkie Tom Hanwinyoo (Network Manager)

Description of Service:

There are a range of services provided for infrastructure support for where ECT currently rely upon hardware and, in some instances, support services from DEK. In particular, ATG clients in the Shenzhen, Suzhou and Taiwan locations are configured as members of the DEK Active Directory. The following TSA defines what will be provided over the period to transition of these services into ECTs’ own group, some of these services are received within the ECT Shenzhen (A-34), Suzhou (A-31) and Taiwan (A-19), ATG in DTGS (A-33) locations and these are covered in the respective TSA’s covering those locations.

•    Global firewall management server and remote access gateways (VPN & Checkpoint)

•    Global Riverbed Management console

•    Global Wireless internet access management servers

•    WSUS (Windows Update)

•    Kaspersky Management Server

•    Some AD services including cooperation and support during the migration of ATG users to a DEK-independent AD structure in Suzhou, Shenzhen and Taiwan.

•    Hosting and content management support of ATG-LM website.

Service Period:	6 months from the date of signing contracts

Termination Notice Period:	30 days subject

Fee Structure:	$375 per month

EXHIBIT A-30

DTGS Providing Back Office Services to ATG

Provider:	DTGS

Provider Contact:	Becky Pang

Recipient:	ECT Shenzhen

Recipient Contact:	Nancy Zheng

Description of Service:

Phase I: ATG is part of DTGS (Jul and Aug), full support from back office as current service, including

1.      GMO and admin: Management and support

2.      HR: Recruitment, salary and pension payment, employee transfer etc.

3.      QA: Quality system maintenance and support.

4.      Purchase: Shared vendor master maintenance and support.

5.      Logistic: Import and export, handbook maintenance etc.

6.      Facility: Facility maintenance and management.

7.      Finance: Accounting booking, reporting, and analysis, training etc.

8.      MIS services as described below

Phase II: ATG is part of ECT (estimate from Sep 1). Finance, Logistic and MIS provide partial support with ECT requirement, including:

1.      Finance: training, assistant Khalix reporting, ERP querying, help answer year end questions etc.

2.      Logistic: assistant for handbook setting up, import and export issue querying.

3.      MIS services as described below:

MIS services

•      Provision of all IT infra-structure to the ATG division, currently within DTGS. This includes

•      Applications - both notes and non-notes (eg Pro works)

•      Mail (notes)

•      Data storage on DTGS servers

•      Helpdesk support and underlying processes (eg starters, leavers, laptop/Desktop provision)

•      Internet connectivity (MPLS, Interent, Web filters)

•      General IT control environment - back ups, physical security, etc.

Other than files shares and segregation through Active Directory Control whilst ATG are resident on the whole IT infrastructure for the DTGS there will be no additional segregation of data and network infrastructure to facilitate this hosting

Service Period:	Phase I: Jul and Aug 2013 Phase II: Sep 1 till notice from ECT for termination service and maximum period is till Jan 31, 2014.

Termination Notice Period:	30 Days

Fee Structure:

Phase I:

Charge based on current rate with all functions, amount 95,151 RMB per month.

Phase II:

Finance charge 50% of current rate, amount 13,391 RMB;

Logistic charge 50% amount 8,716 RMB;

MIS charge 50%, amount 6,386 RMB.

EXHIBIT A-31

Icon Providing Lease Services to ATG in Hong Kong

Provider:	Icon Technology Co Ltd

Provider Contact:	Amanda Chen

Recipient:	ATG Luther & Maelzer GmbH

Recipient Contact:	Jochen Kleinertz

Description of Service:	Sign the lease agreement for ATG Hong Kong office use and arrange the payment monthly.

Service Period:	1st day of Aug 2013 to 31st day of July 2014. The agreement can be transferred and will need to be transferred to ATG directly during the service period. This will be done within 90 days of closing.

Termination Notice Period:	N/A

Fee Structure:	1. Monthly office lease HKD12,500 2. Monthly telephone/delivery charge based on the usage 3. Service commission according to ATG sales in Asia (based on the agreement signed by DEK and ATG)

EXHIBIT A-32

US Medical Plan

Provider:	Dover Corporation

Provider Contact:	Amy Katzoff, Dover Corporation Downers Grove, Illinois 630.743.5070

Recipient:	ECT and Multitest US entities

Recipient Contact:	Don Troudy, ECT VP HR

Description of Service:	Continued participation in the Dover Health and Welfare Plan for US employees

Service Period:	No longer than 90 days post closing

Termination Notice Period:	30 Days

Fee Structure:	Premiums charged based on the historical rates and actual monthly enrollment over the service period. A true up of actual costs will made after a 90 day claim run-off period commencing at the end of the service period. The true up will be based on premiums collected during service period against actual incurred claims plus any applicable plan overhead costs over the same period. After reconciliation is completed OpCo will either be billed or refunded the difference between collected premiums and actual costs.

EXHIBIT A-33

Transition Service Agreement for Glovia Support from OKI to ECT

Provider:	DEK
Provider Contact:	Joseph Young, OKI
Recipient:	ECT, ECT Shenzhen, ATG-LM
Recipient Contact:	Dave Wilkie, ECT
Description of Service:

OKI has provided in-time-zone basic user support and user add/drop support as well as basic print/publish systems ‘reset’ functionality for ECT Pomona. This assures availability of these basic services at times when the DEK-UK resources are offline. This TSA provides for short term continuity of these services while ECT hires and trains independent staff in preparation to migrate to a fully independent Glovia Environment.

Service 1 - OKI to provide support from OKI employee Nikki Batang in support of the above services for a period to average no more than 4 hours per week during the assigned service period.

Service Period:	Service 1 - Until December 31, 2013

Termination Notice Period:	Service 1 - 30 days subject to the maximum service period of defined above

Fee Structure:	Service 1 - US$997 per month

EXHIBIT A-34

Dover Supply Chain _ MIS

IT support

Provider:	Dover and various suppliers for IT systems detailed below

Provider Contact:	Marcel Berkhout

Recipient:	DTG International and associated DEK entities

Recipient Contact:	Dave Wilkie - ECT

Description of Service:

There are a number of service providers which are currently covered under a Dover Service Umbrella for the provision of core IT services into ECT and ECT associated entities. As part of the transition ECT will have to review supply chains however in the interim there will be some reliance on Dover pricing options for

Insight - Hardware and software for both infrastructure and individual users

AT&T - WAN provision, Voice Conferencing, Web Conferencing and in USA for mobile phone and fixed line provision

Service Period:

Insight - New agreement to be signed within 30 days of change of ownership but pricing protected until August 2014.

AT&T - New contract to be signed within 30 days of change of ownership and there is no price protection under the old agreement.

Termination Notice Period:	30 Days

Fee Structure:	All are billed direct

EXHIBIT A-35

MT Philippines and MT China to Support Liquidation of MT Philippines and MT China Rep Offices

Provider:	MT Electronic Systems (Philippines) Corporation (MTP)

Provider Contact:	Martin Senger, CFO Multitest electronische Systeme GmbH

Recipient:	Dover Global Trading Pte. Ltd. (DGT)

Recipient Contact:	Doris Ng and Rachel Miao

Description of Service:

DGT is in the process of liquidating the old MT Philippines Rep Office. From time to time DGT may need to consult with the employees of MT in order to complete the liquidation

The MT China employees reside in a Rep Office of the Dover RHQ. After the transition of the MT employees to a new entity, MT China will need to assist Dover RHQ in liquidating the Rep Office. This will require access to records for the last three years to complete the liquidation, transfer of the “chop” to the RHQ, and time in which to prepare the liquidation papers.

Service Period:	Until liquidation is effective

Termination Notice Period:	N/A

Fee Structure:	Any out of pocket expenses incurred by MT in assisting DGT and Dover RHQ

EXHIBIT 36

Multitest Singapore provides office space to Sargeant Employees

Provider:	Multitest Electronic Systems (Asia)

Provider Contact:

Choon Lan Wong, Finance Controller

Multitest Electronis Systems Asia

31 Bukit Road 3, 05-14/15 Techlink Singapore 417818

Tel: + 65 6741-5977, Fax: + 65 6741-2034, DID: + 65 6848-0886

cl.wong@multitest.com

Recipient:	Dover Asia Trading Pte Ltd

Recipient Contact:	Doris Ng, dorisng@dovercorp.com

Description of Service:	Multitest Singapore provides workstations, utilities and facilities usage to Sargeant employees

Service Period:	No longer than 6 months post-closing

Termination Notice Period:	30 Days

Fee Structure:	fixed fee S$3,600/quarter

EXHIBIT A-37

DEK UK Providing Other Services to ECT-ST and ECT-ET Employees

Provider:	DEK Printing Machines UK and DEK Northern Europe

Provider Contact:	Chris Shaw, UK Financial Controller, DEK Printing Machines Ltd, 11 Albany Road, Weymouth, DT4 9TH, UK.

Recipient:	ECT and Multitest employees in UK

Recipient Contact:	Martin Senger, Vice President Finance Group, Multitest Elektronische Systeme GmbH, Äußere Oberaustrasse 4, 83026 Rosenheim, Germany.

Description of Service:

Provision of all support services to ECT / Multitest employees in the UK. This includes but not limited to:

Leases in the UK (Lincoln and Macclesfield)

Utility bills in relation to leased buildings

Local communication - Telephones / Mobiles / Internet connections

The buyer will be required to move these leases and services into their own name.

Service Period:	No longer than 6 months post-closing

Termination Notice Period:	30 Days

Fee Structure:	Cost of provision of all costs detailed above + 10%.

Execution Version

Exhibit K

Accounting Principles

1.	In August of 2013, Everett Charles Technologies LLC sold its equity interests in Everett/Charles Japan, Ltd. and Contact Products Japan, Ltd., which consequently will not be transferred to Buyer as part of the ECT Business. Such equity interests were sold for ¥100, and any excess value of such equity interests reflected on the books and records of Everett Charles Technologies LLC has been written off. These investments were historically reported using the cost method of accounting.

Exhibit L

ASSET PURCHASE AGREEMENT RELATING TO THE PURCHASE OF

CERTAIN ASSETS FROM DOVER CORPORATION REGIONAL

HEADQUARTERS CHINA

CONTRACTING PARTIES

DOVER CORPORATION REGIONAL HEADQUARTERS CHINA

and

[BUYER]

2013

            , 2013

		2
ARTICLE 1	TRANSFER OF ASSETS	2

		2
ARTICLE 2	ASSETS PURCHASE PRICE AND PAYMENT	2

		3
ARTICLE 3	CLOSING AND CLOSING CONDITIONS	3

		4
ARTICLE 4	CLOSING DATE	4

		5
ARTICLE 5	CERTAIN PRE- AND POST-CLOSING MATTERS	5

		5
ARTICLE 6	REPRESENTATIONS AND WARRANTIES	5

		5
ARTICLE 7	MISCELLANEOUS PROVISONS	5

ASSETS PURCHASE AGREEMENT

THIS ASSET PURCHASE AGREEMENT (this “Agreement”) is made this              day of             , 2013 between Dover Corporation Regional Headquarters China (“Seller”), a corporation duly organized and validly existing under the laws of the People’s Republic of China (“China”) [Note: We need to see a copy of Dover RHQ China’s business license and certificate of approval to confirm its legal status. Is Dover RHQ China the only entity that owns Multitest China assets?] and [Buyer] (“Buyer”), a corporation duly organized and validly existing under the laws of the People’s Republic of China. Each of Seller and Buyer is referred to herein as a “Party” and collectively as the “Parties”.

WHEREAS, Seller owns relevant assets comprising Multitest’s China business division, including without limitation, relevant equipment, machinery, inventory, intellectual property rights, business contracts, as well as any and all other assets, rights and interests relating to Multitest’s business in China, whether tangible or intangible, which are further specified in Annex 1 to the Agreement (collectively, the “Assets”); and

WHEREAS, prusuant to the terms and conditions of the Master Sale and Purchase Agreement (“MSPA”) executed by Dover Printing & Identification, Inc., Dover Corporation (solely for purposes of Sections 11.3(b), 11.4 and 11.16 thereof), and [            ] dated [            ], 2013, Seller and Buyer wish to enter this Agreement under which Seller will sell to Buyer and Buyer will purchase from Seller the Asset (the “Asset Transfer”), which is further provided in Article 1.

1

NOW, THEREFORE, the Parties, after friendly discussion and based on the principles of equality and mutual benefit, agree to the following terms and conditions:

ARTICLE 1

TRANSFER OF ASSETS

Transfer of Assets. Subject to the terms and conditions of this Agreement, on the Closing Date (as defined in Article 4.1), Seller shall transfer the ownership of the Assets as specified in Annex 1 of the Agreement to Buyer (the “Transferred Assets”) and Buyer shall accept the Transferred Assets from Seller.

Ownership. Upon the Closing of the Asset Transfer, Buyer shall own the Transferred Assets.

ARTICLE 2

ASSET PURCHASE PRICE AND PAYMENT

Purchase Price of of the Transferred Assets. The Parties hereby agree that the aggregate purchase price of the Transferred Assets is Renminbi [            ]. If required, the purchase price shall be allocated among different classes of assets. The Parties further agree that that the above purchase price shall be paid at the Closing or another time as agreed by the Parties.

Benefits. Both Parties agree that, effective as of the Closing Date, Buyer shall succeed to Seller’s rights to receive any benefits derived from the Transferred Assets.

2

Taxes. Seller and Buyer shall be responsible for their respective PRC taxes, fees, charges, levies and costs imposed by applicable laws in connection with or arising from the Asset Transfer. For the avoidance of doubt, Seller shall be responsible for any corporate income tax and turnover taxes (i.e., Business Tax and VAT) in connection with its income received from the Asset Transfer hereunder.

ARTICLE 3

CLOSING AND CLOSING CONDITIONS

Closing. Subject to the fulfillment and/or waiver of the conditions to completion of the Asset Transfer (the “Closing”) as set forth in Article 3.2, the Closing shall take place at a location to be agreed by the Parties on the Closing Date (as defined below).

Closing Conditions. The obligations of Seller and Buyer to enter into and complete the Closing are subject to the fulfillment, prior to or simultaneously with Closing, of the following conditions, any of which may be waived by the obligee:

Execution. This Agreement, and any ancillary contracts (if any) (collectively, the “Basic Documents”), each in relation to the Asset Transfer, shall have been executed by the duly authorized and/or legal representatives of the relevant parties thereto.

Third Parties’ Consent. All third party notices (if any) have been served and all necessary third party consents (if any) have been obtained as required by contract or by law that are required for the purposes of effecting the Asset Transfer under the terms and conditions of this Agreement, if any.

3

Employees. All employees associated with the Transferred Assets who Buyer wishes to retain and offered employment based on terms comparable to the existing terms with Seller have accepted the offer. The Parties may include a list of such employees as an appendix to this Agreement.

ARTICLE 4

CLOSING DATE

Closing Date. Provided that all the conditions to Closing set out in Article 3 have been fulfilled and/or waived by Seller or Buyer (as the case may be), the closing date (the “Closing Date”) for the completion of the Asset Transfer shall occur on the Closing Date under the MSPA.

Procedures. On the Closing Date, the Parties shall carry out the following procedures to effect the Asset Transfer (the Parties can waive any or all of the following procedures):

Seller shall present to Buyer all the certificates proving legal and beneficial ownership of the Transferred Assets and applicable governmental registrations and permits (if applicable); and

Seller shall issue to Buyer valid formal tax invoice relating to the Asset Transfer (including the VAT invoice or BT invoice (if applicable)).

4

ARTICLE 5

CERTAIN PRE- AND POST-CLOSING MATTERS

Completion of Conditions. The Parties shall use their respective commercially reasonable best efforts in good faith to cause all conditions to Closing set forth in Article 3 to be satisfied as soon as practicable after the date of this Agreement.

Obligations Post-Closing. The Parties agree to promptly handle any formalities relating to the Asset Transfer that remain unresolved after the Closing (if applicable).

ARTICLE 6

REPRESENTATIONS AND WARRANTIES

Please refer to MSPA.

ARTICLE 7

MISCELLANEOUS PROVISIONS

Termination. If the MSPA is terminated, the Parties shall have the right to terminate this Agreement by mutual agreement.

Effect of Termination. If this Agreement is terminated pursuant to Article 7.1, this Agreement shall become wholly void and of no further force and effect, and , and there shall be no liability under this Agreement on the part of Seller or Buyer, except as provided in the MSPA.

5

Rights of Each Party. Any right of termination conferred upon each Party under this Agreement shall be in addition to and without prejudice to all other rights and remedies available to such Party.

Transaction Expenses. Whether or not the transactions contemplated hereby are consummated, each Party shall pay its own respective transaction expenses, except as otherwise agreed by the Parties.

Notices. Notices or other communications required to be given by any Party pursuant to this Agreement shall, unless otherwise agreed by the Parties, be written in English and Chinese and delivered in person or sent in letter by registered mail or international courier service, in either case postage prepaid, or by facsimile or similar telecommunications equipment to the address of the other Party set forth below or to such other address as may from time to time be designated by the other Party through written notice to such Party. Any such notice shall be deemed given when so delivered personally or, if sent by registered mail, fifteen (15) days after the date of deposit in the mails or, if sent by international courier service, three (3) days after the date of deposit with the courier service or, if delivered by facsimile or similar telecommunications equipment, at the time of receipt thereof.

Seller:	[Dover Corporation Regional Headquarters China Unit 1-11,19th Floor, Chamtime International Financial Center, 1589 Century Avenue, Pudong New Area, Shanghai 200122, China] [To confirm]

Buyer:	[Address]

6

Governing Law. The formation, validity, interpretation and performance of this Agreement shall be governed by the laws of the PRC.

Dispute Resolution.

Any dispute, controversy or claim arising out of or relating to this Agreement, or the performance, interpretation, breach, termination or validity hereof shall be resolved through friendly consultation. Such consultation shall begin immediately after one Party has delivered to the other Party written request for such consultation stating specifically the nature of the dispute, controversy or claim. If the dispute cannot be resolved within sixty (60) days following the date on which such notice is given, the dispute shall be submitted to arbitration upon the request of either Party with notice to the other Party.

The arbitration shall be conducted in Shanghai under the auspices of Shanghai International Economic and Trade Arbitration Commission (the “Arbitration Center”). There shall be three arbitrators. Each Party shall select one arbitrator within 30 days after giving or receiving the demand for arbitration. The President of the Arbitration Center shall select the third arbitrator. If any Party does not appoint an arbitrator who has consented to participate within 30 days after the selection of the first arbitrator, the relevant appointment shall be made by the President of the Arbitration Center.

The arbitration proceedings shall be conducted in English.

7

Each Party shall cooperate with the other Party in making full disclosure of and providing complete access to all information and documents requested by the other Party or Parties in connection with such proceedings, subject only to any confidentiality obligations binding on such Party.

The award of the arbitration tribunal shall be final and binding upon the Parties and the winning Party may, at the cost and expenses of the losing Party, apply to any court of competent jurisdiction for enforcement of such award.

Each Party irrevocably consents to the service of process, notices or other papers in connection with or in any way arising from the arbitration or the enforcement of any judgment or arbitral award, by use of any of the methods and to the addresses set forth for the giving of notices in Article 7.5. Nothing contained herein shall affect the right of any Party to serve such processes, notices or other papers in any other manner permitted by applicable law.

In order to preserve its rights and remedies, each Party shall be entitled to seek preservation of property in accordance with law from any court of competent jurisdiction or from the arbitration tribunal pending the final decision or award of the arbitration tribunal.

During the period when a dispute is being resolved, except for the matter being disputed, the Parties shall in all other respects continue their implementation of this Agreement.

8

Appendices. The appendices attached hereto and the other documents delivered pursuant hereto are hereby made an integral part of this Agreement as if set forth in full herein.

Successors and Assigns. This Agreement shall be binding upon the Parties and their respective successors and assigns. No Party may assign or delegate its rights and obligations under this Agreement without the consent of the other Party, except as provided in MSPA.

Severability. If any provision of this Agreement is held to be unenforceable, invalid or void to any extent for any reason, to the maximum extent allowable under Chinese law, the enforceability and validity of the remaining provisions of this Agreement shall be addressed according to Section 11.15 of the MSPA.

Entire Agreement. This Agreement and the MSPA supersede all prior agreements made between the Parties with respect to the subject matter hereof and constitute the entire agreement among the Parties. It is expressly agreed that no amendments hereof shall be effective unless made in writing and signed by both Parties.

Language. This Agreement is executed in Chinese and English in five (5) counterparts in each language. Both language versions shall be equally valid. Each Party acknowledges that it has reviewed both language versions of this Agreement and that they are the same in all material respects.

Headings. The headings in this Agreement are inserted for convenience only and shall not affect the construction of this Agreement.

9

Breach. If a Party breaches this Agreement, it shall be liable for actual losses and damages suffered by the other Party.

MSPA. If there is any discrepancy between this Agreement and the MSPA, the MSPA shall prevail to the extent permissible under law.

[The remainder of this page is intentionally left blank.]

10

IN WITNESS WHEREOF, this Agreement is signed by the authorized representatives of the Parties on the date first above written.

Dover Corporation Regional Headquarters	[BUYER]

/By:	/By:
/Name:	/Name:
/Title:	/Title:
/Date:	/Date:

Signature Page

ASSIGNMENT OF MEMBERSHIP INTEREST

This ASSIGNMENT OF MEMBERSHIP INTEREST, dated as of [________, 2013] (“Assignment”), is entered into by and between DOVER COMMUNICATIONS TECHNOLOGIES, INC., a Delaware corporation (“Assignor”), and [BUYER], a [•] (“Assignee”).

WHEREAS, Assignor wishes to sell, transfer, convey and assign to Assignee, and Assignee wishes to accept, acquire and receive, all of Assignor’s right, title and interest in and to the Assignor’s membership interest in Everett Charles Technologies LLC (the “Company”) outstanding membership interests (the “Membership Interest”). All terms not otherwise defined herein shall have the meaning assigned to them in that certain Master Sale and Purchase Agreement dated as of [            ], 2013 by and among Dover Printing & Identification, Inc., Dover Corporation and Assignee (the “Master Purchase Agreement”);

WHEREAS, Assignee is, contemporaneously herewith, paying Assignor $[•] for the assignment by Assignor to Assignee of the Membership Interest in accordance with the terms of the Master Purchase Agreement;

NOW, THEREFORE, in consideration of the premises, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Assignor and Assignee agree as follows:

1. Assignor hereby conveys, transfers, assigns and delivers unto Assignee all of Assignor’s right, title and interest in, to and under the Membership Interest TO HAVE AND TO HOLD the Membership Interest unto Assignee and its successors and assigns forever.

2. Assignee hereby accepts all of Assignor’s right, title and interest in and to the Membership Interest herein conveyed, and hereby acquires such Membership Interest in its entirety.

3. Simultaneous herewith (i) Assignor shall cease to be a Member of the Company, and (ii) Assignor shall cease to have any right, title or interest in or to, or duty or obligation under, the Membership Interest and the Limited Liability Company Agreement of the Company dated March 30, 2013.

4. This Assignment and all matters arising out of or relating to this Assignment (including this Assignment’s interpretation, construction, performance and enforcement) shall be construed and interpreted according to the Laws of the State of New York, excluding any choice of law rules that may direct the application of the Laws of another jurisdiction.

5. Each of Assignor and Assignee stipulates that any dispute shall be commenced and prosecuted in its entirety in, and consents to the exclusive jurisdiction and proper venue of, the federal court located within the Southern District of the State of New York (or if such court does not have jurisdiction, any state court located in the Borough of Manhattan, New York City, New York), and each Party consents to personal and subject matter jurisdiction and venue in any such court and waives and relinquishes all right to attack the suitability or convenience of any such venue or forum by reason of their present or future domiciles, or by any other reason. Each of

Assignor and Assignee acknowledge that all Orders issued by any such court will be binding and enforceable in all jurisdictions and countries. Without limiting any other means of service, each of Assignor and Assignee Party agrees that service of any process, summons, notice or document with respect to any Proceeding may be served on it in accordance with the notice provisions set forth in Section 11.7 of the Master Purchase Agreement. EACH OF ASSIGNOR AND ASSIGNEE HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY PROCEEDING ARISING OUT OF OR RELATING TO THIS ASSIGNMENT.

6. This Assignment may be executed by facsimile signatures (including PDF, TIFF, JPEG, and BMP files) and in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[Signature page follows]

IN WITNESS WHEREOF, Assignor and Assignee have executed and delivered this Assignment as of the date first above written.

Assignor:

DOVER COMMUNICATIONS TECHNOLOGIES, INC.

By:
Name:
Title:

Assignee:

[BUYER]

By:
Name:
Title:

[Signature page of Assignment of Membership Interest]

COPYRIGHT ASSIGNMENT

This Copyright Assignment (the “Assignment”), dated as of _____________, 2013, is by and between Delaware Capital Formation, Inc., a Delaware corporation, located at 501 Silverside Road, Suite 5, Wilmington, Delaware 19809 (“Assignor”),1 to LTX-Credence Corporation, a Massachusetts corporation, located at 825 University Avenue, Norwood, Massachusetts (“Assignee”).

WHEREAS, Assignor is the owner of certain registered copyrights listed on the attached Schedule A (the “Assigned Copyrights”);

WHEREAS, the Assignor’s affiliate and Assignee have entered into a Master Purchase and Sale Agreement of even date herewith (“Purchase Agreement”) pursuant to which Assignor is selling certain assets to Assignee, including the Assigned Copyrights; and

WHEREAS, pursuant to the Purchase Agreement, the Assignee has acquired all right, title and interest in and to the Assigned Copyrights, and the parties wish to record such acquisition in the United States Copyright Office.

NOW, THEREFORE, in consideration of the sum of US$10 (ten US Dollars) and other good and valuable consideration paid by the Assignee to the Assignor, the receipt and sufficiency of which is hereby acknowledged, Assignor and Assignee agree as follows:

1. Assignment. Effective as of date hereof, and pursuant to the Purchase Agreement, the Assignor sells, transfers, conveys, assigns and delivers to Assignee and Assignee accepts all right, title and interest in and to (i) the registered copyrights set forth in Schedule A hereto; (ii) including all extensions or renewals; (iii) all licenses for the use of the Assigned Copyrights; (iv) all income, royalties, damages, claims, and payments now or hereafter due or payable under and with respect thereto, including, without limitation, damages, claims, and payments for past and future infringements thereof; (v) all rights to sue for past, present, and future infringements of the foregoing, including the right to settle suits involving claims and demands for royalties owing; (vi) all rights corresponding to any of the foregoing throughout the world; and (vii) the right to assign the rights conveyed herein, the same to be held and enjoyed by Assignee for its own use and benefit, and for the benefit of its successors, assigns, and legal representatives.

2. Governing Law. This Assignment shall be governed by, and construed in accordance with (i) the laws of the United States, in respect to copyright issues, and (ii) in all other respects, including as to validity (except for copyright issues), interpretation and effect, by the laws of the State of Delaware without giving effect to the conflict of laws rules thereof.

3. Counterparts. This Assignment may be executed in separate counterparts, each of which is deemed to be an original and all of which taken together constitute one and the same agreement.

[1]	Note to Dover: Do any other Dover entities other than DCFown copyrights being assigned to LTX? If so, they should be covered by a similar agreement.

4. Miscellaneous. This Assignment is subject to all the terms and conditions of the Purchase Agreement and its terms shall not modify the applicable terms and conditions of the Purchase Agreement.

5. Further Assurances. Assignor agrees at Assignee’s expense to execute such further documents and to perform such further lawful acts as may reasonably be requested by Assignee, to effectuate this Assignment.

[Remainder of page intentionally blank]

IN WITNESS WHEREOF, the undersigned have executed this Assignment as of the date first written above.

ASSIGNOR

DELAWARE CAPITAL FORMATION, INC.

Name: Title:

Name: Title:

COMMONWEALTH OF MASSACHUSETTS

County of _________)

On this ___ day of _________, 2013, before me, the undersigned notary public, personally appeared ______________________, proved to me through satisfactory evidence of identification, which was _______________________, to be the person whose name is signed on the preceding document, and acknowledged to me that he signed it voluntarily for its stated purpose.

[affix seal]

Notary Public

My commission expires:

Schedule A

Assignment of Copyright

Title	Regis. No.	Regis. Date
Scorpion HV90 SMT bare board test system : user manual and guide to operations.	TX3808618	1/7/1997
Computer aided processing.	TX4445331	12/30/1996
VIPER II Computer Program	TX4455170	1/7/1997
CAF-NT 1.20.	TX4456105	1/13/1997
Fault Viewer.	TX4471772	12/30/1996
Krhyi.	TX4483584	1/7/1997
DetECT.	TX4494204	6/13/1997
DETECT II Computer Program	TX4498668	1/7/1997
NODE Viewer Computer Program Plus Sealer Notes (Various Releases)	TX4504899	6/27/1997
Computer aided fixturing. By Gregory J. Miczek, John E. Robertson & Matthew T. Miczek.	TX4522819	1/7/1997
9090 bare board test system : user manual and guide to operations.	TX4554235	12/30/1996
CAF Computer Program Plus Release Notes Text of User’s Manual and Release Notes	TX778271	1/7/1997
MPS (Manufacturing Process Software)	TX5794027	6/24/2003
VG organizer; computer program	TX5226237	6/19/2000

PATENT ASSIGNMENT

This Patent Assignment (the “Assignment”), dated as of                     , 2013, is by and between Delaware Capital Formation, Inc., a Delaware corporation, located at 501 Silverside Road, Suite 5, Wilmington, Delaware 19809 (“Assignor”),1 to LTX-Credence Corporation, a Massachusetts corporation, located at 825 University Avenue, Norwood, Massachusetts (“Assignee”).

WHEREAS, Assignor is the owner of certain patents and patent applications listed on the attached Schedule A (the “Assigned Patents”);

WHEREAS, the Assignor’s affiliate and Assignee have entered into a Master Purchase and Sale Agreement of even date herewith (“Purchase Agreement”) pursuant to which Assignor is selling certain assets to Assignee, including the Assigned Patents; and

WHEREAS, pursuant to the Purchase Agreement, the Assignee has acquired all right, title and interest in and to the Assigned Patents, and the parties wish to record such acquisition in the respective Patent and Trademark Offices.

NOW, THEREFORE, in consideration of the sum of US$10 (ten US Dollars) and other good and valuable consideration paid by the Assignee to the Assignor, the receipt and sufficiency of which is hereby acknowledged, Assignor and Assignee agree as follows:

1. Assignment. Effective as of date hereof, and pursuant to the Purchase Agreement, Assignor sells, transfers, conveys, assigns and delivers to Assignee and Assignee accepts all right, title and interest in and to (i) the patents and patent applications set forth in Schedule A hereto; (ii) all inventions and improvements described and claimed therein, and patents which may be granted from divisions, reissues, substitutions, continuations, continuations-in-part, reexaminations, foreign counterparts and extensions thereof claiming priority to the underlying said patent rights; (iii) all licenses for the use of the Assigned Patents; (iv) all income, royalties, damages, claims, and payments now or hereafter due or payable under and with respect thereto, including, without limitation, damages, claims, and payments for past and future infringements thereof; (v) all rights to sue for past, present, and future infringements of the foregoing, including the right to settle suits involving claims and demands for royalties owing; (vi) all rights corresponding to any of the foregoing throughout the world; and (vii) the right to assign the rights conveyed herein, the same to be held and enjoyed by Assignee for its own use and benefit, and for the benefit of its successors, assigns, and legal representatives.

2. Successors. This Assignment shall inure to the benefit of and is binding upon the respective successors and assigns of Assignor and Assignee.

3. Governing Law. This Assignment shall be governed by, and construed in accordance with (i) the laws of the United States, in respect to patent issues, and (ii) in all other respects, including as to validity (except for patent issues), interpretation and effect, by the laws of the State of Delaware without giving effect to the conflict of laws rules thereof.

[1]	Note to Dover: Do any other Dover entities other than DCF and DTG own patents being assigned to LTX? If so, they should be covered by a similar agreement.

4. Counterparts. This Assignment may be executed in separate counterparts, each of which is deemed to be an original and all of which taken together constitute one and the same agreement.

5. Miscellaneous. This Assignment is subject to all the terms and conditions of the Purchase Agreement and its terms shall not modify the applicable terms and conditions of the Purchase Agreement.

6. Further Assurances. Assignor agrees at Assignee’s expense to execute all applications, amended specifications, deeds or other instruments, and to do all acts necessary or proper to secure the grant of Letters Patent in the United States and in all other countries to Assignee, to vest and confirm in said corporation, its successors and assigns, the legal title to all such patents.

Witness my hand and seal this          day of                     , 2013.

DELAWARE CAPITAL FORMATION, INC.

Name:

Title:

Name:

Title:

COMMONWEALTH OF MASSACHUSETTS

County of                     )

On this          day of                     , 2013, before me, the undersigned notary public, personally appeared                             , proved to me through satisfactory evidence of identification, which was                             , to be the person whose name is signed on the preceding document, and acknowledged to me that he signed it voluntarily for its stated purpose.

[affix seal]

Notary Public

My commission expires:

Schedule A

Assignment of Patent

Title	Serial No.	Filing Date

Title	Patent No.	Issue Date

TRADEMARK ASSIGNMENT

This Trademark Assignment (the “Assignment”), dated as of             , 2013, is by and between Delaware Capital Formation, Inc., a Delaware corporation, located at 501 Silverside Road, Suite 5, Wilmington, Delaware 19809 (“Assignor”),1 to LTX-Credence Corporation, a Massachusetts corporation, located at 825 University Avenue, Norwood, Massachusetts (“Assignee”).

WHEREAS, Assignor is the owner of certain trademark applications and registrations listed on the attached Schedule A (the “Assigned Trademarks”);

WHEREAS, the Assignor’s affiliate and Assignee have entered into a Master Purchase and Sale Agreement of even date herewith (“Purchase Agreement”) pursuant to which Assignor is selling certain assets to Assignee, including the Assigned Trademarks; and

WHEREAS, pursuant to the Purchase Agreement, the Assignee has acquired all right, title and interest in and to the Assigned Trademarks, and the parties wish to record such acquisition in the United States Patent and Trademark Office.

NOW, THEREFORE, in consideration of the sum of US$10 (ten US Dollars) and other good and valuable consideration paid by the Assignee to the Assignor, the receipt and sufficiency of which is hereby acknowledged, Assignor and Assignee agree as follows:

1. Assignment. Effective as of the date hereof, and pursuant to the Purchase Agreement, certain Affiliates of the Assignor have transferred their businesses to which the Assigned Trademarks relate to the Assignee and the Assignor sells, transfers, conveys, assigns and delivers to Assignee and Assignee accepts all right, title and interest of the Assignor in and to (i) the trademarks and trademark applications set forth in Schedule A hereto, together with the goodwill of the business symbolized thereby; (ii) all renewals and extensions of any such application, registration and filing; (iii) all licenses for the use of the Assigned Trademarks; (iv) all income, royalties, damages, claims, and payments now or hereafter due or payable under and with respect thereto, including, without limitation, damages, claims, and payments for past and future infringements thereof; (v) all rights to sue for past, present, and future infringements of the foregoing, including the right to settle suits involving claims and demands for royalties owing; (vi) all rights corresponding to any of the foregoing throughout the world; and (vii) the right to assign the rights conveyed herein, the same to be held and enjoyed by Assignee for its own use and benefit, and for the benefit of its successors, assigns, and legal representatives.

2. Governing Law. This Assignment shall be governed by, and construed in accordance with (i) the laws of the United States, in respect to trademarks issues, and (ii) in all other respects, including as to validity (except for trademarks issues), interpretation and effect, by the laws of the State of Delaware without giving effect to the conflict of laws rules thereof.

[1]	Note to Dover: Do any other Dover entities other than DCF own trademarks being assigned to LTX? If so, they should be covered by a similar agreement.

3. Counterparts. This Assignment may be executed in separate counterparts, each of which is deemed to be an original and all of which taken together constitute one and the same agreement.

4. Miscellaneous. This Assignment is subject to all the terms and conditions of the Purchase Agreement. The parties intend that this Assignment is for recordation purposes only and its terms shall not modify the applicable terms and conditions of the Purchase Agreement.

5. Further Assurances. Assignor agrees at Assignee’s expense to execute such further documents and to perform such further lawful acts as may reasonably be requested by Assignee, to effectuate this Assignment.

IN WITNESS WHEREOF, the undersigned have executed this Assignment as of the date first written above

ASSIGNOR

DELAWARE CAPITAL FORMATION, INC.

Name:
Title:

Name:
Title:

COMMONWEALTH OF MASSACHUSETTS

County of                         )

On this          day of                     , 2013, before me, the undersigned notary public, personally appeared                             , proved to me through satisfactory evidence of identification, which was                             , to be the person whose name is signed on the preceding document, and acknowledged to me that he signed it voluntarily for its stated purpose.

[affix seal]

Notary Public

My commission expires:

Schedule A

Assignment of Trademark

Mark	Serial No.	Filing Date

Mark	Reg. No.	Reg. Date

COPYRIGHT ASSIGNMENT

This Copyright Assignment (the “Assignment”), dated as of _____________, 2013, is by and between DTG International GmbH, a Swiss limited liability company, located at Hardtumstraße 105, 8005 Zürich, Switzerland (the “Assignor”),1 to LTX-Credence Corporation, a Massachusetts corporation, located at 825 University Avenue, Norwood, Massachusetts 02062 (“Assignee”).

WHEREAS, Assignor is the owner of certain registered copyrights listed on the attached Schedule A (the “Assigned Copyrights”);

WHEREAS, the Assignor’s affiliate and Assignee have entered into a Master Purchase and Sale Agreement of even date herewith (“Purchase Agreement”) pursuant to which Assignor is selling certain assets to Assignee, including the Assigned Copyrights; and

WHEREAS, pursuant to the Purchase Agreement, the Assignee has acquired all right, title and interest in and to the Assigned Copyrights, and the parties wish to record such acquisition in the United States Copyright Office.

NOW, THEREFORE, in consideration of the sum of US$10 (ten US Dollars) and other good and valuable consideration paid by the Assignee to the Assignor, the receipt and sufficiency of which is hereby acknowledged, Assignor and Assignee agree as follows:

1. Assignment. Effective as of date hereof, and pursuant to the Purchase Agreement, the Assignor sells, transfers, conveys, assigns and delivers to Assignee and Assignee accepts all right, title and interest in and to (i) the registered copyrights set forth in Schedule A hereto; (ii) including all extensions or renewals; (iii) all licenses for the use of the Assigned Copyrights; (iv) all income, royalties, damages, claims, and payments now or hereafter due or payable under and with respect thereto, including, without limitation, damages, claims, and payments for past and future infringements thereof; (v) all rights to sue for past, present, and future infringements of the foregoing, including the right to settle suits involving claims and demands for royalties owing; (vi) all rights corresponding to any of the foregoing throughout the world; and (vii) the right to assign the rights conveyed herein, the same to be held and enjoyed by Assignee for its own use and benefit, and for the benefit of its successors, assigns, and legal representatives.

2. Governing Law. This Assignment shall be governed by, and construed in accordance with (i) the laws of the United States, in respect to copyright issues, and (ii) in all other respects, including as to validity (except for copyright issues), interpretation and effect, by the laws of the State of Delaware without giving effect to the conflict of laws rules thereof.

3. Counterparts. This Assignment may be executed in separate counterparts, each of which is deemed to be an original and all of which taken together constitute one and the same agreement.

[1]	Note to Dover: Do any other Dover entities other than DCF and DTG own patents being assigned to LTX? If so, they should be added as parties.

4. Miscellaneous. This Assignment is subject to all the terms and conditions of the Purchase Agreement. The parties intend that this Assignment is for recordation purposes only and its terms shall not modify the applicable terms and conditions of the Purchase Agreement.

5. Further Assurances. Assignor agrees at Assignee’s expense to execute such further documents and to perform such further lawful acts as may reasonably be requested by Assignee, to effectuate this Assignment.

[Remainder of page intentionally blank]

IN WITNESS WHEREOF, the undersigned have executed this Assignment as of the date first written above.

ASSIGNOR

DTG INTERNATIONAL GMBH

Name:
Title:

COMMONWEALTH OF MASSACHUSETTS

County of                     )

On this ___ day of _________, 2013, before me, the undersigned notary public, personally appeared ______________________, proved to me through satisfactory evidence of identification, which was _______________________, to be the person whose name is signed on the preceding document, and acknowledged to me that he signed it voluntarily for its stated purpose.

[affix seal]

Notary Public

My commission expires:

Schedule A

Assignment of Copyright

Title	Regis. No.	Regis. Date

PATENT ASSIGNMENT

This Patent Assignment (the “Assignment”), dated as of                     , 2013, is by and between DTG International GmbH, a Swiss limited liability company, located at Hardtumstraße 105, 8005 Zürich, Switzerland (collectively, “Assignor”),1 to LTX-Credence Corporation, a Massachusetts corporation, located at 825 University Avenue, Norwood, Massachusetts (“Assignee”).

WHEREAS, Assignor is the owner of certain patents and patent applications listed on the attached Schedule A (the “Assigned Patents”);

WHEREAS, the Assignor’s affiliate and Assignee have entered into a Master Purchase and Sale Agreement of even date herewith (“Purchase Agreement”) pursuant to which Assignor is selling certain assets to Assignee, including the Assigned Patents; and

WHEREAS, pursuant to the Purchase Agreement, the Assignee has acquired all right, title and interest in and to the Assigned Patents, and the parties wish to record such acquisition in the respective Patent and Trademark Offices.

NOW, THEREFORE, in consideration of the sum of US$10 (ten US Dollars) and other good and valuable consideration paid by the Assignee to the Assignor, the receipt and sufficiency of which is hereby acknowledged, Assignor and Assignee agree as follows:

1. Assignment. Effective as of date hereof, and pursuant to the Purchase Agreement, Assignor sells, transfers, conveys, assigns and delivers to Assignee and Assignee accepts all right, title and interest in and to (i) the patents and patent applications set forth in Schedule A hereto; (ii) all inventions and improvements described and claimed therein, and patents which may be granted from divisions, reissues, substitutions, continuations, continuations-in-part, reexaminations, foreign counterparts and extensions thereof claiming priority to the underlying said patent rights; (iii) all licenses for the use of the Assigned Patents; (iv) all income, royalties, damages, claims, and payments now or hereafter due or payable under and with respect thereto, including, without limitation, damages, claims, and payments for past and future infringements thereof; (v) all rights to sue for past, present, and future infringements of the foregoing, including the right to settle suits involving claims and demands for royalties owing; (vi) all rights corresponding to any of the foregoing throughout the world; and (vii) the right to assign the rights conveyed herein, the same to be held and enjoyed by Assignee for its own use and benefit, and for the benefit of its successors, assigns, and legal representatives.

2. Successors. This Assignment shall inure to the benefit of and is binding upon the respective successors and assigns of Assignor and Assignee.

3. Governing Law. This Assignment shall be governed by, and construed in accordance with (i) the laws of the United States, in respect to patent issues, and (ii) in all other respects, including as to validity (except for patent issues), interpretation and effect, by the laws of the State of Delaware without giving effect to the conflict of laws rules thereof.

[1]	Note to Dover: Do any other Dover entities other than DCF and DTG own patents being assigned to LTX? If so, they should be added as parties.

4. Counterparts. This Assignment may be executed in separate counterparts, each of which is deemed to be an original and all of which taken together constitute one and the same agreement.

5. Miscellaneous. This Assignment is subject to all the terms and conditions of the Purchase Agreement. The parties intend that this Assignment is for recordation purposes only and its terms shall not modify the applicable terms and conditions of the Purchase Agreement.

6. Further Assurances. Assignor agrees at Assignee’s expense to execute all applications, amended specifications, deeds or other instruments, and to do all acts necessary or proper to secure the grant of Letters Patent in the United States and in all other countries to Assignee, to vest and confirm in said corporation, its successors and assigns, the legal title to all such patents.

Witness my hand and seal this          day of                 , 2013.

DTG INTERNATIONAL GMBH

Name:
Title:

COMMONWEALTH OF MASSACHUSETTS

County of                         )

On this          day of                 , 2013, before me, the undersigned notary public, personally appeared                                     , proved to me through satisfactory evidence of identification, which was                                     , to be the person whose name is signed on the preceding document, and acknowledged to me that he signed it voluntarily for its stated purpose.

[affix seal]

Notary Public

My commission expires:

Schedule A

Assignment of Patent

Title	Serial No.	Filing Date

Title	Patent No.	Issue Date

TRADEMARK ASSIGNMENT

This Trademark Assignment (the “Assignment”), dated as of _____________, 2013, is by and between DTG International GmbH, a Swiss limited liability company, located at Hardtumstraße 105, 8005 Zürich, Switzerland (“Assignor”),1 to LTX-Credence Corporation, a Massachusetts corporation, located at 825 University Avenue, Norwood, Massachusetts 02062 (“Assignee”).

WHEREAS, Assignor is the owner of certain trademark applications and registrations listed on the attached Schedule A (the “Assigned Trademarks”);

WHEREAS, the Assignor’s affiliate and Assignee have entered into a Master Purchase and Sale Agreement of even date herewith (“Purchase Agreement”) pursuant to which Assignor is selling certain assets to Assignee, including the Assigned Trademarks; and

WHEREAS, pursuant to the Purchase Agreement, the Assignee has acquired all right, title and interest in and to the Assigned Trademarks, and the parties wish to record such acquisition in the United States Patent and Trademark Office.

NOW, THEREFORE, in consideration of the sum of US$10 (ten US Dollars) and other good and valuable consideration paid by the Assignee to the Assignor, the receipt and sufficiency of which is hereby acknowledged, Assignor and Assignee agree as follows:

1. Assignment. Effective as of the date hereof, and pursuant to the Purchase Agreement, the Assignor has transferred its businesses to which the Assigned Trademarks relate to the Assignee and the Assignor sells, transfers, conveys, assigns and delivers to Assignee and Assignee accepts all right, title and interest of the Assignor in and to (i) the trademarks and trademark applications set forth in Schedule A hereto, together with the goodwill of the business symbolized thereby; (ii) all renewals and extensions of any such application, registration and filing; (iii) all licenses for the use of the trademarks; (iv) all income, royalties, damages, claims, and payments now or hereafter due or payable under and with respect thereto, including, without limitation, damages, claims, and payments for past and future infringements thereof; (v) all rights to sue for past, present, and future infringements of the foregoing, including the right to settle suits involving claims and demands for royalties owing; (vi) all rights corresponding to any of the foregoing throughout the world; and (vii) the right to assign the rights conveyed herein, the same to be held and enjoyed by Assignee for its own use and benefit, and for the benefit of its successors, assigns, and legal representatives.

2. Governing Law. This Assignment shall be governed by, and construed in accordance with (i) the laws of the United States, in respect to trademarks issues, and (ii) in all other respects, including as to validity (except for trademarks issues), interpretation and effect, by the laws of the State of Delaware without giving effect to the conflict of laws rules thereof.

3. Counterparts. This Assignment may be executed in separate counterparts, each of which is deemed to be an original and all of which taken together constitute one and the same agreement.

[1]	Note to Dover: Do any other Dover entities other than DCF and DTG own trademarks being assigned to LTX? If so, they should be covered by a similar agreement.

4. Miscellaneous. This Assignment is subject to all the terms and conditions of the Purchase Agreement. The parties intend that this Assignment is for recordation purposes only and its terms shall not modify the applicable terms and conditions of the Purchase Agreement.

5. Further Assurances. Assignor agrees at Assignee’s expense to execute such further documents and to perform such further lawful acts as may reasonably be requested by Assignee, to effectuate this Assignment.

IN WITNESS WHEREOF, the undersigned have executed this Assignment as of the date first written above

ASSIGNOR

DTG INTERNATIONAL GMBH

Name:
Title:

COMMONWEALTH OF MASSACHUSETTS

County of                         )

On this ___ day of _________, 2013, before me, the undersigned notary public, personally appeared ______________________, proved to me through satisfactory evidence of identification, which was _______________________, to be the person whose name is signed on the preceding document, and acknowledged to me that he signed it voluntarily for its stated purpose.

[affix seal]

Notary Public

My commission expires:

Schedule A

Assignment of Trademark

Mark	Serial No.	Filing Date

Mark	Reg. No.	Reg. Date

EQUITY TRANSFER AGREEMENT RELATING TO THE TRANSFER OF THE

ENTIRE EQUITY INTEREST IN EVERETT CHARLES TECHNOLOGIES

(SHENZHEN) LIMITED

CONTRACTING PARTIES

DOVER ASIA TRADING PRIVATE LTD.

and

CREDENCE INTERNATIONAL, LTD.

		2
ARTICLE 1	TRANSFER OF REGISTERED CAPITAL	2

		2
ARTICLE 2	EQUITY PURCHASE PRICE AND PAYMENT	2

		3
ARTICLE 3	CLOSING AND CLOSING CONDITIONS	3

		5
ARTICLE 4	CLOSING DATE	5

		5
ARTICLE 5	CERTAIN PRE- AND POST-CLOSING MATTERS	5

		6
ARTICLE 6	REPRESENTATIONS AND WARRANTIES	6

		9
ARTICLE 7	MISCELLANEOUS PROVISONS	9

EQUITY TRANSFER AGREEMENT

,

THIS EQUITY TRANSFER AGREEMENT (this “Agreement”) is made this      day of             , 2013 between Dover Asia Trading Private Ltd. (“Seller”), a corporation duly organized and validly existing under the laws of Singapore, and and Credence International, Ltd. (“Buyer”), a corporation duly organized and validly existing under the laws of British Virgin Islands. Each of Seller and Buyer is referred to herein as a “Party” and collectively as the “Parties”.

WHEREAS, Everett Charles Technologies (Shenzhen) Limited (the “Company”) is a wholly foreign-owned enterprise duly organized and validly existing under the laws of the People’s Republic of China (“PRC” or “China”) and a wholly-owned subsidiary of Seller; and

WHEREAS, pursuant to the terms and conditions of the Master Sale and Purchase Agreement (“MSPA”) executed by Dover Printing & Identification, Inc., Dover Corporation (solely for purposes of Sections 11.3(b), 11.4 and 11.16 thereof), and LTX – Credence Corporation dated [                ], 2013, Seller and Buyer wish to enter into this Agreement under which Seller will transfer to Buyer and Buyer will accept from Seller the entire equity interest in the Company’s registered capital held by Seller, which constitutes 100% of the equity interests in the registered capital of the Company (the “Equity Transfer”) as further provided in Article 1.

1

NOW, THEREFORE, the Parties, after friendly discussion and based on the principles of equality and mutual benefit, agree to the following terms and conditions:

ARTICLE 1

TRANSFER OF REGISTERED CAPITAL

Transfer of Interest. Subject to the terms and conditions of this Agreement, on the Closing Date (as defined in Article 4.1), Seller shall transfer its entire interest in the registered capital of the Company (constituting 100% of the equity interests in the registered capital of the Company) to Buyer (the “Transferred Equity Interest”) and Buyer shall accept the Transferred Equity Interest from Seller.

Ownership. Upon the Closing of the Equity Transfer, Buyer shall hold 100% of the equity interests in the registered capital of the Company.

Approvals. Promptly after execution of this Agreement, the Parties shall, in compliance with the requirements of PRC law, submit this Agreement and other relevant application documents to the relevant examination and approval authority (the “Examination and Approval Authority”) for approval. This Agreement shall become effective upon receipt of such approval which shall not materially change the contents of this Agreement or the intention of the Parties contemplated hereunder.

ARTICLE 2

EQUITY PURCHASE PRICE AND PAYMENT

Purchase Price for the Transferred Equity Interest. The Parties hereby agree that the purchase price of the Transferred Equity Interest is US$[            ]. The Parties further agree that that the above price shall be paid on the Closing or another time as agreed by the Parties.

2

Dividends. Both Parties agree that, effective as of the Closing Date, Buyer shall succeed to Seller’s rights with respect to receipt of any dividends paid by the Company.

Taxes. Seller and Buyer shall pay their respective taxes, fees, charges, levies and costs imposed in connection with or arising from the transfer of the Transferred Equity Interest from Seller to Buyer in accordance with applicable tax laws in China. For the avoidance of doubt, Seller shall be responsible for capital gains tax in connection with its income received from the Equity Transfer. Seller shall provide Buyer with evidence of fulfillment of relevant PRC tax filing obligations(i.e., copies of tax returns and tax settlement receipts) upon settlement of all applicable PRC taxes(if any).

ARTICLE 3

CLOSING AND CLOSING CONDITIONS

Closing. Subject to the fulfillment and/or waiver of the conditions to completion of the Equity Transfer (the “Closing”) as set forth in Article 3.2, the Closing shall take place at a location to be agreed by the Parties on the Closing Date (as defined below).

Closing Conditions. The obligations of Seller and Buyer to enter into and complete the Closing are subject to the fulfillment, prior to or simultaneously with Closing, of the following conditions, any of which may be waived by the obligee:

Execution. This Agreement, the Amendments to Articles of Association of the Company and any ancillary documents as required by regulations (collectively,

3

the “Basic Documents”), each in relation to the Company after the Equity Transfer, shall have been executed by the duly authorized and/or legal representatives of the relevant parties thereto.

Government Approvals. All necessary approvals, licenses, permits and registrations in connection with the Equity Transfer shall have been obtained and be in full force and effect and there shall be no litigation, administrative proceeding, investigation or inquiry pending in connection therewith. The approvals and registrations to be received shall include the following:

3.2.2.1

the approval of the Equity Transfer and Basic Documents and issuance of a new Certificate of Approval to the Company recording Buyer as the parent of the Company by the Examination and Approval Authority; and

3.2.2.2

the issuance of a new Business License to the Company recording Buyer as the parent of the Company by the local administration for industry and commerce (the “Company Registration Authority”).

Appointment of New Directors. All current Seller-appointed directors of the Company whom Buyer does not wish to retain as directors of the Company shall have tendered their resignations and Buyer shall have appointed new directors to replace these resigned directors.

Corporate Procedures. Each of Seller and Buyer shall have carried out and attended to its respective internal procedures which are required under the laws of the PRC in order to complete the Equity Transfer.

4

ARTICLE 4

CLOSING DATE

Closing Date. Provided that all the conditions to Closing set out in Article 3 have been fulfilled and/or waived by Seller or Buyer (as the case may be), the closing date (the “Closing Date”) for the completion of the Equity Transfer shall occur on the Closing Date under the MSPA.

Procedures. On the Closing Date, the Parties shall carry out the following procedures to effect the Equity Transfer (the Parties can waive any or all of the following procedures):

(a)

Seller shall present for cancellation to the Company the investment certificate previously issued by the Company to Seller (if applicable); and

(b)

Buyer shall be issued a new investment certificate by the Company (if applicable).

ARTICLE 5

CERTAIN PRE- AND POST-CLOSING MATTERS

Obligations Pre-Closing. The Parties agree that during the period between execution of this Agreement and Closing, Seller shall be and shall continue to be the beneficial owner of the Transferred Equity Interest and shall not, without Buyer’s prior consent, create or cause to be created any liens, charges or other encumbrances on such interest.

5

Completion of Conditions. The Parties shall use their respective commercially reasonable best efforts in good faith to cause all conditions to Closing set forth in Article 3 to be satisfied as soon as practicable after the date of this Agreement.

Obligations Post-Closing. The Parties agree to promptly handle any formalities relating to the Equity Transfer that remain unresolved after the Closing, including, without limitation, amendment of registrations with other government agencies such as tax bureaus, foreign exchange bureau, customs, and others (if applicable).

ARTICLE 6

REPRESENTATIONS AND WARRANTIES

Representations and Warranties of Seller. Seller hereby represents and warrants to Buyer that, as of the date hereof and as of the Closing Date:

(a)

Seller is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction where it is incorporated, and has the full legal right, power and authority required to enter into this Agreement and perform fully its obligations hereunder. This Agreement has been duly authorized, executed and delivered by Seller and, assuming the due authorization, execution and delivery by Buyer and approval by the Examination and Approval Authority, constitutes the valid and binding obligation of Seller enforceable in accordance with its terms.

(b)

6

Except as otherwise set forth in this Agreement, no filings with, notices to, or licenses, permits, consents, authorizations, qualifications, orders or other approvals of any governmental body or any other person are necessary to be obtained by Seller for its execution, delivery and performance of this Agreement.

(c)

The execution and delivery of this Agreement, the consummation of the transactions contemplated by it, and the fulfillment of and compliance with the terms and conditions of it, do not (i) violate any law or regulation, or any judicial or administrative order, award, judgment or decree, to which Seller is subject or by which Seller is bound, (ii) conflict with the terms, conditions or provisions of the organizational documents of Seller or (iii) result in a breach of or constitute a default under the terms of any agreement, contract, instrument or commitment to which Seller is a party or by which Seller is bound.

(d)

Seller is the lawful record and beneficial owner of the Transferred Equity Interest. Except as otherwise disclosed to Buyer, the Transferred Equity Interest is owned free and clear of all pledges, liens, charges, encumbrances, security interests, claims, options and restrictions of every kind.

(e)

All information contained in this Agreement (including the recitals) and supplied by Seller in connection with the Equity Transfer is true and correct.

(f)

Seller shall have performed and complied in all material respects with all of its obligations under this Agreement and each Basic Document that are to be performed or complied with by it prior to the Closing Date, and Seller shall not otherwise be in default in any material respect under any provision of this Agreement or any other Basic Document.

7

Representations, Warranties and Covenants of Buyer. Buyer hereby represents, warrants and covenants to Seller that, as of the date hereof and as of the Closing Date:

(a)

Buyer is duly established and validly existing under the laws of the jurisdiction where it is incorporated and has full legal right, power and authority required to enter into this Agreement and perform fully its obligations thereunder. This Agreement has been duly authorized, executed and delivered by Buyer and, assuming the due authorization, execution and delivery by Seller and approval by the Examination and Approval Authority, constitutes the valid and binding obligation of Buyer enforceable in accordance with its terms.

(b)

Except as otherwise set forth in this Agreement, no filings with, notices to, or licenses, permits, consents, authorizations, qualifications, orders or other approvals of any governmental body or any other person are necessary to be obtained by Buyer for its execution, delivery and performance of this Agreement.

(c)

The execution and delivery of this Agreement, the consummation of the transactions contemplated by it, and the fulfillment of and compliance with the terms and conditions of it, do not (i) violate any law or regulation, or any judicial or administrative order, award, judgment or decree, to which Buyer is subject or by which Buyer is bound, (ii) conflict with the terms, conditions or provisions of the organizational documents of Buyer or (iii) result in a breach of or constitute a default under the terms of any agreement, contract, instrument or commitment to which Buyer is a party or by which Buyer is bound.

8

(d)

Buyer has sufficient financial resources and capacity to pay the Equity Purchase Price.

(e)

Buyer shall have performed and complied in all material respects with all of its obligations under this Agreement and each Basic Document that are to be performed or complied with by it prior to the Closing Date, and Buyer shall not otherwise be in default in any material respect under any provision of this Agreement or any other Basic Document.

ARTICLE 7

MISCELLANEOUS PROVISIONS

Termination. If the MSPA is terminated, this Agreement shall be terminated accordingly. .

Effect of Termination. If this Agreement is terminated pursuant to Article 7.1, this Agreement shall become wholly void and of no further force and effect, and there shall be no liability under this Agreement, on the part of Seller or Buyer, except as provided in the MSPA.

Rights of Each Party. Any right of termination conferred upon each Party under this Agreement shall be in addition to and without prejudice to all other rights and remedies available to such Party.

Transaction Expenses. Whether or not the transactions contemplated hereby are consummated, each Party shall pay its own respective transaction expenses, except as otherwise agreed by the Parties.

9

Governing Law. This Agreement and all matters arising out of or relating to this Agreement and the transactions contemplated hereby (including this Agreement’s interpretation, construction, performance and enforcement) shall be construed and interpreted according to the Laws of the People’s Republic of China, excluding any choice of law rules that may direct the application of the laws of another jurisdiction.

Dispute Resolution.

Any controversy or claim arising out of or in connection with this Agreement, including any question regarding its existence, validity, interpretation, performance or termination, shall be referred to and finally resolved by arbitration at the New York offices of the International Center for Dispute Resolution of the American Arbitration Association (“AAA”) in accordance with its International Arbitration Rules. The arbitration award shall be final and binding on the Parties. The prevailing Party shall have the right to apply to a court of competent jurisdiction for enforcement of such award.

Appendices. The appendices attached hereto and the other documents delivered pursuant hereto are hereby made an integral part of this Agreement as if set forth in full herein.

Successors and Assigns. This Agreement shall be binding upon the Parties and their respective successors and assigns. No Party may assign or delegate its rights and obligations under this Agreement without the consent of the other Party, except as contemplated by the MSPA.

10

Severability. If any provision of this Agreement is held to be unenforceable, invalid or void to any extent for any reason, to the maximum extent allowable under Chinese laws, the enforceability and validity of the remaining provisions of this Agreement shall be addressed according to Section 11.15 of the MSPA.

Entire Agreement. This Agreement and the MSPA shall supersede all prior agreements made between the Parties with respect to the subject matter hereof and constitute the entire agreement among the Parties. It is expressly agreed that no amendments hereof shall be effective unless made in writing and signed by both Parties.

Language. This Agreement is executed in Chinese and English in five (5) counterparts in each language. Both language versions shall be equally valid. Each Party acknowledges that it has reviewed both language versions of this Agreement and that they are the same in all material respects.

Headings. The headings in this Agreement are inserted for convenience only and shall not affect the construction of this Agreement.

Breach. If a Party breaches this Agreement, it shall be liable for actual losses and damages suffered by the other Party.

MSPA. If there is any discrepancy between this Agreement and the MSPA, the MSPA shall prevail to the extent permissible under China law.

[The remainder of this page is intentionally left blank.]

11

IN WITNESS WHEREOF, this Agreement is signed by the authorized representatives of the Parties on the date first above written.

DOVER ASIA TRADING PRIVATE LTD.	CREDENCE INTERNATIONAL, LTD.

EVERETT CHARLES TECHNOLOGIES (SHENZHEN) LIMITED

Signature Page

EQUITY TRANSFER AGREEMENT RELATING TO THE TRANSFER OF THE

ENTIRE EQUITY INTEREST IN TEST SOLUTIONS (SUZHOU) CO., LTD.

CONTRACTING PARTIES

DOVER ASIA TRADING PRIVATE LTD.

and

CREDENCE INTERNATIONAL, LTD.

2013 ________

________, 2013

		2

ARTICLE 1	TRANSFER OF REGISTERED CAPITAL	2

		2

ARTICLE 2	EQUITY PURCHASE PRICE AND PAYMENT	2

		3

ARTICLE 3	CLOSING AND CLOSING CONDITIONS	3

		5

ARTICLE 4	CLOSING DATE	5

		5

ARTICLE 5	CERTAIN PRE- AND POST-CLOSING MATTERS	5

		6

ARTICLE 6	REPRESENTATIONS AND WARRANTIES	6

		9

ARTICLE 7	MISCELLANEOUS PROVISONS	9

EQUITY TRANSFER AGREEMENT

THIS EQUITY TRANSFER AGREEMENT (this “Agreement”) is made this _____ day of ____, 2013 between Dover Asia Trading Private Ltd. (“Seller”), a corporation duly organized and validly existing under the laws of Singapore, and Credence International, Ltd. (“Buyer”), a corporation duly organized and validly existing under the laws of British Virgin Islands. Each of Seller and Buyer is referred to herein as a “Party” and collectively as the “Parties”.

WHEREAS, Test Solutions (Suzhou) Co., Ltd. (the “Company”) is a wholly foreign-owned enterprise duly organized and validly existing under the laws of the People’s Republic of China (“PRC” or “China”) and a wholly-owned subsidiary of Seller; and

WHEREAS, pursuant to the terms and conditions of the Master Sale and Purchase Agreement (“MSPA”) executed by Dover Printing & Identification, Inc., Dover Corporation (solely for purposes of Sections 11.3(b), 11.4 and 11.16 thereof), and LTX-Credence Corporation dated [            ], 2013, Seller and Buyer wish to enter into this Agreement under which Seller will transfer to Buyer and Buyer will accept from Seller the entire equity interest in the Company’s registered capital held by Seller, which constitutes 100% of the equity interests in the registered capital of the Company (the “Equity Transfer”) as further provided in Article 1.

NOW, THEREFORE, the Parties, after friendly discussion and based on the principles of equality and mutual benefit, agree to the following terms and conditions:

1

ARTICLE 1

TRANSFER OF REGISTERED CAPITAL

Transfer of Interest. Subject to the terms and conditions of this Agreement, on the Closing Date (as defined in Article 4.1), Seller shall transfer its entire interest in the registered capital of the Company (constituting 100% of the equity interests in the registered capital of the Company) to Buyer (the “Transferred Equity Interest”) and Buyer shall accept the Transferred Equity Interest from Seller.

Ownership. Upon the Closing of the Equity Transfer, Buyer shall hold 100% of the equity interests in the registered capital of the Company.

Approvals. Promptly after execution of this Agreement, the Parties shall, in compliance with the requirements of PRC law, submit this Agreement and other relevant application documents to the relevant examination and approval authority (the “Examination and Approval Authority”) for approval. This Agreement shall become effective upon receipt of such approval which shall not materially change the contents of this Agreement or the intention of the Parties contemplated hereunder.

ARTICLE 2

EQUITY PURCHASE PRICE AND PAYMENT

Consideration for the Transferred Equity Interest. The Parties hereby agree that the purchase price for the Transferred Equity Interest is US$[            ]. The Parties further agree that that the above price shall be paid at Closing or another time as agreed by the Parties.

2

Dividends. Both Parties agree that, effective as of the Closing Date, Buyer shall succeed to Seller’s rights with respect to receipt of any dividends paid by the Company.

Taxes. Seller and Buyer shall pay their respective taxes, fees, charges, levies and costs imposed in connection with or arising from the transfer of the Transferred Equity Interest from Seller to Buyer in accordance with applicable tax laws in China. For the avoidance of doubt, Seller shall be responsible for capital gains tax in connection with its income received from the Equity Transfer. Seller shall provide Buyer with evidence of fulfillment of relevant PRC tax filing obligations(i.e., copies of tax returns and tax settlement receipts) upon settlement of all applicable PRC taxes(if any).

ARTICLE 3

CLOSING AND CLOSING CONDITIONS

Closing. Subject to the fulfillment and/or waiver of the conditions to completion of the Equity Transfer (the “Closing”) as set forth in Article 3.2, the Closing shall take place at a location to be agreed by the Parties on the Closing Date (as defined below).

Closing Conditions. The obligations of Seller and Buyer to enter into and complete the Closing are subject to the fulfillment, prior to or simultaneously with Closing, of the following conditions, any of which may be waived by the obligee:

Execution. This Agreement, the Amendments to Articles of Association of the Company and any ancillary documents as required by regulations (collectively, the “Basic Documents”), each in relation to the Company after the Equity Transfer, shall have been executed by the duly authorized and/or legal representatives of the relevant parties thereto.

3

Government Approvals. All necessary approvals, licenses, permits and registrations in connection with the Equity Transfer shall have been obtained and be in full force and effect and there shall be no litigation, administrative proceeding, investigation or inquiry pending in connection therewith. The approvals and registrations to be received shall include the following:

the approval of the Equity Transfer and Basic Documents and issuance of a new Certificate of Approval to the Company recording Buyer as the parent of the Company by the Examination and Approval Authority; and

the issuance of a new Business License to the Company recording Buyer as the parent of the Company by the local administration for industry and commerce (the “Company Registration Authority”).

Appointment of New Directors. All current Seller-appointed directors of the Company whom Buyer does not wish to retain as directors of the Company shall have tendered their resignations and Buyer shall have appointed new directors to replace these resigned directors.

Corporate Procedures. Each of Seller and Buyer shall have carried out and attended to its respective internal procedures which are required under the laws of the PRC in order to complete the Equity Transfer.

4

ARTICLE 4

CLOSING DATE

Closing Date. Provided that all the conditions to Closing set out in Article 3 have been fulfilled and/or waived by Seller or Buyer (as the case may be), the closing date (the “Closing Date”) for the completion of the Equity Transfer shall occur on the Closing Date under the MSPA.

Procedures. On the Closing Date, the Parties shall carry out the following procedures to effect the Equity Transfer (the Parties can waive any or all of the following procedures):

Seller shall present for cancellation to the Company the investment certificate previously issued by the Company to Seller (if applicable); and

Buyer shall be issued a new investment certificate by the Company (if applicable).

ARTICLE 5

CERTAIN PRE- AND POST-CLOSING MATTERS

Obligations Pre-Closing. The Parties agree that during the period between execution of this Agreement and Closing, Seller shall be and shall continue to be the record or beneficial owner of the Transferred Equity Interest and shall not, without Buyer’s prior consent, create or cause to be created any liens, charges or other encumbrances on such interest.

5

Completion of Conditions. The Parties shall use their respective commercially reasonable best efforts in good faith to cause all conditions to Closing set forth in Article 3 to be satisfied as soon as practicable after the date of this Agreement.

Obligations Post-Closing. The Parties agree to promptly handle any formalities relating to the Equity Transfer that remain unresolved after the Closing, including, without limitation, amendment of registrations with other government agencies such as tax bureaus, foreign exchange bureau, customs, and others (if applicable).

ARTICLE 6

REPRESENTATIONS AND WARRANTIES

Representations and Warranties of Seller. Seller hereby represents and warrants to Buyer that, as of the date hereof and as of the Closing Date:

Seller is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction where it is incorporated, and has the full legal right, power and authority required to enter into this Agreement and perform fully its obligations hereunder. This Agreement has been duly authorized, executed and delivered by Seller and, assuming the due authorization, execution and delivery by Buyer and approval by the Examination and Approval Authority, constitutes the valid and binding obligation of Seller enforceable in accordance with its terms.

6

Except as otherwise set forth in this Agreement, no filings with, notices to, or licenses, permits, consents, authorizations, qualifications, orders or other approvals of any governmental body or any other person are necessary to be obtained by Seller for its execution, delivery and performance of this Agreement.

The execution and delivery of this Agreement, the consummation of the transactions contemplated by it, and the fulfillment of and compliance with the terms and conditions of it, do not (i) violate any law or regulation, or any judicial or administrative order, award, judgment or decree, to which Seller is subject or by which Seller is bound, (ii) conflict with the terms, conditions or provisions of the organizational documents of Seller or (iii) result in a breach of or constitute a default under the terms of any agreement, contract, instrument or commitment to which Seller is a party or by which Seller is bound.

Seller is the lawful record and beneficial owner of the Transferred Equity Interest. Except as otherwise disclosed to Buyer, the Transferred Equity Interest is owned free and clear of all pledges, liens, charges, encumbrances, security interests, claims, options and restrictions of every kind.

All information contained in this Agreement (including the recitals) and supplied by Seller in connection with the Equity Transfer is true and correct.

Seller shall have performed and complied in all material respects with all of its obligations under this Agreement and each Basic Document that are to be performed or complied with by it prior to the Closing Date, and Seller shall not otherwise be in default in any material respect under any provision of this Agreement or any other Basic Document.

7

Representations, Warranties and Covenants of Buyer. Buyer hereby represents, warrants and covenants to Seller that, as of the date hereof and as of the Closing Date:

Buyer is duly established and validly existing under the laws of the jurisdiction where it is incorporated and has full legal right, power and authority required to enter into this Agreement and perform fully its obligations thereunder. This Agreement has been duly authorized, executed and delivered by Buyer and, assuming the due authorization, execution and delivery by Seller and approval by the Examination and Approval Authority, constitutes the valid and binding obligation of Buyer enforceable in accordance with its terms.

Except as otherwise set forth in this Agreement, no filings with, notices to, or licenses, permits, consents, authorizations, qualifications, orders or other approvals of any governmental body or any other person are necessary to be obtained by Buyer for its execution, delivery and performance of this Agreement.

The execution and delivery of this Agreement, the consummation of the transactions contemplated by it, and the fulfillment of and compliance with the terms and conditions of it, do not (i) violate any law or regulation, or any judicial or administrative order, award, judgment or decree, to which Buyer is subject or by which Buyer is bound, (ii) conflict with the terms, conditions or provisions of the organizational documents of Buyer or (iii) result in a breach of or constitute a default under the terms of any agreement, contract, instrument or commitment to which Buyer is a party or by which Buyer is bound.

8

Buyer has sufficient financial resources and capacity to pay the Equity Purchase Price.

Buyer shall have performed and complied in all material respects with all of its obligations under this Agreement and each Basic Document that are to be performed or complied with by it prior to the Closing Date, and Buyer shall not otherwise be in default in any material respect under any provision of this Agreement or any other Basic Document.

ARTICLE 7

MISCELLANEOUS PROVISIONS

Termination. If the MSPA is terminated, this Agreement shall be terminated accordingly.

Effect of Termination. If this Agreement is terminated pursuant to Article 7.1, this Agreement shall become wholly void and of no further force and effect, and there shall be no liability under this Agreement on the part of Seller or Buyer, except as provided in the MSPA.

Rights of Each Party. Any right of termination conferred upon each Party under this Agreement shall be in addition to and without prejudice to all other rights and remedies available to such Party.

Transaction Expenses. Whether or not the transactions contemplated hereby are consummated, each Party shall pay its own respective transaction expenses, except as otherwise agreed by the Parties.

9

Governing Law. This Agreement and all matters arising out of or relating to this Agreement and the transactions contemplated hereby (including this Agreement’s interpretation, construction, performance and enforcement) shall be construed and interpreted according to the Laws of the People’s Republic of China, excluding any choice of law rules that may direct the application of the laws of another jurisdiction.

Dispute Resolution.

Any controversy or claim arising out of or in connection with this Agreement, including any question regarding its existence, validity, interpretation, performance or termination, shall be referred to and finally resolved by arbitration at the New York offices of the International Center for Dispute Resolution of the American Arbitration Association (“AAA”) in accordance with its International Arbitration Rules. The arbitration award shall be final and binding on the Parties. The prevailing Party shall have the right to apply to a court of competent jurisdiction for enforcement of such award.

Appendices. The appendices attached hereto and the other documents delivered pursuant hereto are hereby made an integral part of this Agreement as if set forth in full herein.

Successors and Assigns. This Agreement shall be binding upon the Parties and their respective successors and assigns. No Party may assign or delegate its rights and obligations under this Agreement without the consent of the other Party, except as contemplated by the MSPA.

10

Severability. If any provision of this Agreement is held to be unenforceable, invalid or void to any extent for any reason, to the maximum extent allowable under Chinese laws, the enforceability and validity of the remaining provisions of this Agreement shall be addressed according to Section 11.15 of the MSPA.

Entire Agreement. This Agreement and the MSPA shall supersede all prior agreements made between the Parties with respect to the subject matter hereof and constitute the entire agreement among the Parties. It is expressly agreed that no amendments hereof shall be effective unless made in writing and signed by both Parties.

Language. This Agreement is executed in Chinese and English in five (5) counterparts in each language. Both language versions shall be equally valid. Each Party acknowledges that it has reviewed both language versions of this Agreement and that they are the same in all material respects.

Headings. The headings in this Agreement are inserted for convenience only and shall not affect the construction of this Agreement.

Breach. If a Party breaches this Agreement, it shall be liable for actual losses and damages suffered by the other Party.

MSPA. If there is any discrepancy between this Agreement and the MSPA, the MSPA shall prevail to the extent permissible under law.

[The remainder of this page is intentionally left blank.]

11

IN WITNESS WHEREOF, this Agreement is signed by the authorized representatives of the Parties on the date first above written.

DOVER ASIA TRADING PRIVATE LTD.	CREDENCE INTERNATIONAL, LTD.

TEST SOLUTIONS (SUZHOU) CO., LTD.

Signature Page

atg L&M German Transfer Deed

[notarielle Beurkundung erforderlich / requires notarization]

Vertrag über den Verkauf und die Abtretung von GmbH-Geschäftsanteilen	Agreement on the Sale and Transfer of Shares in a Limited Liability Company

(nachfolgend der “Vertrag” genannt)	(hereinafter referred to as the “Agreement”)

zwischen	between

Dover Germany GmbH,

einer deutschen Gesellschaft mit beschränkter Haftung, eingetragen im Handelsregister des Amtsgerichts Potsdam unter HRB 21182 (nachfolgend “Verkäuferin” genannt),	a German company with limited liability, registered with the commercial register of the local court of Potsdam under HRB 21182 (hereinafter referred to as “Seller”),

und	and

[LTX acquiring entity],

eine [##] Gesellschaft, [##], (nachfolgend “Käuferin” genannt),	a [##] company [##] (hereinafter referred to as “Buyer”),

die Verkäuferin und die Käuferin nachfolgend gemeinsam die “Parteien” genannt.	the Seller and Buyer hereinafter collectively referred to as the “Parties”.

Präambel	Recitals

(1) Die Verkäuferin ist Inhaberin von insgesamt drei (3) Geschäftsanteilen mit einem Nennbetrag von jeweils EUR 25.000.00, EUR 2.000.000.00, und EUR 2.975.000,00 (die “Geschäftsanteile”) (entsprechen 100 % des eingetragenen Stammkapitals von EUR 5.000.000.,00) an der atg Luther & Maelzer GmbH, einer deutschen Gesellschaft mit beschränkter Haftung mit Sitz in Wertheim, eingetragen

(1)    Seller holds three (3) shares with a nominal value of each EUR 25.000.00, EUR 2.000.000.00, and EUR 2.975.000,00 (the “Shares”) (representing 100 % of the registered share capital of EUR 5.000.000,00) in atg Luther & Maelzer GmbH, a German limited liability company having its corporate seat in Wertheim, registered

1

atg L&M German Transfer Deed

im Handelsregister des Amtsgerichts Mannheim unter HRB 705702 (nachfolgend “Zielgesellschaft” genannt).	with the commercial register of the local court of Mannheim under HRB 705702 (hereinafter referred to as “Target Company”).

(2)    Die Zielgesellschaft ist Teil eines Geschäftsbereiches, den die Verkäuferin bzw. die mit ihr verbundenen Unternehmen mit Kaufvertrag vom [—] (der “Kaufvertrag”) an die Käuferin bzw. die mit der Käuferin verbundenen Unternehmen verkauft haben. In Zuge dieses Verkaufs hat sich die Verkäuferin bzw. haben sich die mit ihr verbundenen Unternehmen verpflichtet, an die Käuferin die Geschäftsanteile an der Zielgesellschaft zu verkaufen und abzutreten. Die vorliegende Urkunde begründet keine darüber hinausgehenden Rechte oder Pflichten der Parteien dieses Vertrages untereinander.

(2)    The Target Company belongs to a business segment which the Seller or affiliated companies of Seller sold to the Buyer (including affiliated companies of Buyer) under a certain master sale and purchase agreement (the “Master SPA”) dated [—]. In connection with such sale, the Seller or affiliated companies of Seller have undertaken to sell, transfer and assign all Shares in the Target Company to the Buyer. The present notarial deed shall not create any further rights or obligations among the Parties of this Agreement.

(3) Die Zielgesellschaft hält Grundbesitz.	(3) The Target Company owns real property.

Dies vorausgeschickt, vereinbaren die Verkäuferin und die Käuferin Folgendes:	Therefore, Seller and Buyer agree as follows:

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atg L&M German Transfer Deed

§ 1	Section 1

Die Verkäuferin verkauft hiermit die Geschäftsanteile an die diesen Verkauf annehmenden Käuferin.	Seller sells the Shares to Buyer, who hereby accepts such sale.

Die Verkäuferin tritt hiermit die Geschäftsanteile an die Käuferin ab. Die Geschäftsanteile werden mit allen damit verbundenen Rechten und Pflichten übertragen, einschließlich des Gewinnbezugsrechts.	Seller hereby assigns and transfers the Shares to Buyer. The Shares are assigned and transferred with all ancillary rights and obligations pertaining thereto, including all dividend rights.

Die Abtretung steht unter der aufschiebenden Bedingung der Zahlung des Kaufpreises. Der Käufer hat die Zahlung des Kaufpreises dem Notar anzuzeigen.	The assignment shall be subject to the condition precedent of the payment of the Purchase Price. The buyer has to give notice to the public notary of the payment of the Purchase Price.

Die Käuferin nimmt hiermit die vorstehende Abtretung an.	Buyer hereby accepts such assignment and transfer.

Die Verkäuferin wird den Notar unverzüglich über den Eintritt der Bedingung unterrichten.	The Seller shall immediately notify the notary about the satisfaction of the condition precedent.

§ 2	Section 2

Der Kaufpreis für die Geschäftsanteile beträgt USD [###] (“Kaufpreis”).	The purchase price for the Shares amounts to USD [###] (“Purchase Price”).

§ 3	Section 3

Im Rahmen des gesetzlich Zulässigen wird jede Gewährleistung und jede sonstige Haftung der Verkäuferin im Zusammenhang mit der Übertragung der Geschäftsanteile gemäß diesem Vertrag über die Abtretung von GmbH-Geschäftsanteilen ausgeschlossen. Etwaige Rechte der	Any representations or warranties as well as any other liability of Seller in connection with the sale and transfer of the Shares under this Agreement shall be excluded to the fullest extent legally permissible, provided, however, that any rights of the Buyer or affiliated companies of the Buyer against the Seller or

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atg L&M German Transfer Deed

Käuferin oder mit ihr verbundener Unternehmen gegen die Verkäuferin oder die mit dieser verbundenen Unternehmen aus anderen vertraglichen Vereinbarungen bleiben von dieser Urkunde unberührt.	affiliated companies of the Seller arising out of any other contractual arrangements shall not be affected by this deed.
§ 4	Section 4

Die Verkäuferin bevollmächtigt die Käuferin bis zur Aufnahme der aktualisierten Gesellschafterliste bei dem zuständigen Handelsregister die Gesellschafterrechte der Verkäuferin auszuüben.	Seller hereby authorizes Buyer to exercise all shareholder rights of Seller until the updated shareholder list has been taken in by the competent commercial register.

§ 5	Section 5

1. Die Kosten der Beurkundung dieses Vertrages trägt jede Partei je zur Hälfte.	1. The notary fees for the notarization of this Agreement shall be split 50/50 between the Parties.

2. Dieser Vertrag unterliegt deutschem Recht. Das UN-Kaufrecht findet keine Anwendung.	2. This Agreement shall be governed by, and construed in accordance with, the laws of Germany. The UN Convention on Contracts for the International Sales of Goods shall not apply.

3. Ausschließlicher Gerichtsstand für alle Streitigkeiten aus diesem Vertrag oder seiner Wirksamkeit ist Potsdam.	3. Exclusive venue for all disputes arising under this Agreement or its validity shall be Potsdam.

4. Nur die deutsche Fassung dieses Vertrages ist bindend. Die englische Fassung ist dieser Urkunde nur der Einfachheit halber beigefügt und wird von dem beurkundenden Notar nicht mitverlesen.	4. Only the German version of this Agreement shall be binding. The English version has been added for convenience only and has not been read out by the notary public.

* * * * *

4

MULTITEST German Transfer Deed

[notarielle Beurkundung erforderlich / requires notarization]

Vertrag über den Verkauf und die Abtretung von GmbH-Geschäftsanteilen	Agreement on the Sale and Transfer of Shares in a Limited Liability Company

(nachfolgend der “Vertrag” genannt)	(hereinafter referred to as the “Agreement”)

zwischen	between

Dover Germany GmbH,

einer deutschen Gesellschaft mit beschränkter Haftung, eingetragen im Handelsregister des Amtsgerichts Potsdam unter HRB 21182 (nachfolgend “Verkäuferin” genannt),	a German company with limited liability, registered with the commercial register of the local court of Potsdam under HRB 21182 (hereinafter referred to as “Seller”),

und	and

[LTX acquiring entity],

eine [##] Gesellschaft, [##], (nachfolgend “Käuferin” genannt),	a [##] company [##] (hereinafter referred to as “Buyer”),

die Verkäuferin und die Käuferin nachfolgend gemeinsam die “Parteien” genannt.	the Seller and Buyer hereinafter collectively referred to as the “Parties”.

Präambel	Recitals

(1)    Die Verkäuferin ist Inhaberin von insgesamt vier (4) Geschäftsanteilen mit einem Nennbetrag von jeweils EUR 322.410,00, EUR 597.590,00, EUR 80.000,00 und EUR 336.000,00 (die “Geschäftsanteile”) (entsprechen 100 % des eingetragenen Stammkapitals von EUR 1.336.000,00) an der Multitest GmbH, einer deutschen Gesellschaft mit beschränkter Haftung mit Sitz in Rosenheim, eingetragen im Handelsregister des Amtsgerichts Traunstein unter HRB 14634 (nachfolgend “Zielgesellschaft” genannt).

(1)    Seller holds four (4) shares with a nominal value of each EUR 322,410.00, EUR 597,590.00, EUR 80,000.00 and EUR 336,000.00 (the “Shares”) (representing 100 % of the registered share capital of EUR 1,336,000.00) in Multitest GmbH, a German limited liability company having its corporate seat in Rosenheim, registered with the commercial register of the local court of Traunstein under HRB 14634 (hereinafter referred to as “Target Company”).

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MULTITEST German Transfer Deed

(2)    Die Zielgesellschaft ist Teil eines Geschäftsbereiches, den die Verkäuferin bzw. die mit ihr verbundenen Unternehmen mit Kaufvertrag vom [—] (der “Kaufvertrag”) an die Käuferin bzw. die mit der Käuferin verbundenen Unternehmen verkauft haben. In Zuge dieses Verkaufs hat sich die Verkäuferin bzw. haben sich die mit ihr verbundenen Unternehmen verpflichtet, an die Käuferin die Geschäftsanteile an der Zielgesellschaft zu verkaufen und abzutreten. Die vorliegende Urkunde begründet keine darüber hinausgehenden Rechte oder Pflichten der Parteien dieses Vertrages untereinander.

(2)    The Target Company belongs to a business segment which the Seller or affiliated companies of Seller sold to the Buyer (including affiliated companies of Buyer) under a certain master sale and purchase agreement (the “Master SPA”) dated [—]. In connection with such sale, the Seller or affiliated companies of Seller have undertaken to sell, transfer and assign all Shares in the Target Company to the Buyer. The present notarial deed shall not create any further rights or obligations among the Parties of this Agreement.

(3) Die Zielgesellschaft hält keinen Grundbesitz.	(3) The Target Company does not own real property.

2

MULTITEST German Transfer Deed

Dies vorausgeschickt, vereinbaren die Verkäuferin und die Käuferin Folgendes:	Therefore, Seller and Buyer agree as follows:

§ 1	Section 1

Die Verkäuferin verkauft hiermit die Geschäftsanteile an die diesen Verkauf annehmenden Käuferin.	Seller sells the Shares to Buyer, who hereby accepts such sale.

Die Verkäuferin tritt hiermit die Geschäftsanteile an die Käuferin ab. Die Geschäftsanteile werden mit allen damit verbundenen Rechten und Pflichten übertragen, einschließlich des Gewinnbezugsrechts.	Seller hereby assigns and transfers the Shares to Buyer. The Shares are assigned and transferred with all ancillary rights and obligations pertaining thereto, including all dividend rights.

Die Abtretung steht unter der aufschiebenden Bedingung der Zahlung des Kaufpreises. Der Käufer hat die Zahlung des Kaufpreises dem Notar anzuzeigen.	The assignment shall be subject to the condition precedent of the payment of the Purchase Price. The buyer has to give notice to the public notary of the payment of the Purchase Price.

Die Käuferin nimmt hiermit die vorstehende Abtretung an.	Buyer hereby accepts such assignment and transfer.

Die Verkäuferin wird den Notar unverzüglich über den Eintritt der Bedingung unterrichten.	The Seller shall immediately notify the notary about the satisfaction of the condition precedent.

§ 2	Section 2

Der Kaufpreis für die Geschäftsanteile beträgt USD [###] (“Kaufpreis”).	The purchase price for the Shares amounts to USD [###] (“Purchase Price”).

§ 3	Section 3

Im Rahmen des gesetzlich Zulässigen wird jede Gewährleistung und jede sonstige Haftung der Verkäuferin im Zusammenhang mit der Übertragung der Geschäftsanteile gemäß diesem Vertrag über die Abtretung von GmbH-Geschäftsanteilen ausgeschlossen. Etwaige Rechte der Käuferin oder mit ihr verbundener Unternehmen gegen die Verkäuferin oder die mit dieser verbundenen Unternehmen aus anderen vertraglichen Vereinbarungen bleiben von dieser Urkunde unberührt.	Any representations or warranties as well as any other liability of Seller in connection with the sale and transfer of the Shares under this Agreement shall be excluded to the fullest extent legally permissible, provided, however, that any rights of the Buyer or affiliated companies of the Buyer against the Seller or affiliated companies of the Seller arising out of any other contractual arrangements shall not be affected by this deed.

3

MULTITEST German Transfer Deed

§ 4	Section 4

Die Verkäuferin bevollmächtigt die Käuferin bis zur Aufnahme der aktualisierten Gesellschafterliste bei dem zuständigen Handelsregister die Gesellschafterrechte der Verkäuferin auszuüben.	Seller hereby authorizes Buyer to exercise all shareholder rights of Seller until the updated shareholder list has been taken in by the competent commercial register.

§ 5	Section 5

1. Die Kosten der Beurkundung dieses Vertrages trägt jede Partei je zur Hälfte.	1. The notary fees for the notarization of this Agreement shall be split 50/50 between the Parties.

2. Dieser Vertrag unterliegt deutschem Recht. Das UN-Kaufrecht findet keine Anwendung.	2. This Agreement shall be governed by, and construed in accordance with, the laws of Germany. The UN Convention on Contracts for the International Sales of Goods shall not apply.

3. Ausschließlicher Gerichtsstand für alle Streitigkeiten aus diesem Vertrag oder seiner Wirksamkeit ist Potsdam.	3. Exclusive venue for all disputes arising under this Agreement or its validity shall be Potsdam.

4. Nur die deutsche Fassung dieses Vertrages ist bindend. Die englische Fassung ist dieser Urkunde nur der Einfachheit halber beigefügt und wird von dem beurkundenden Notar nicht mitverlesen.	4. Only the German version of this Agreement shall be binding. The English version has been added for convenience only and has not been read out by the notary public.

* * * * *

4

AGREEMENT

FOR THE SALE OF THE QUOTA HELD IN ECT

EVERETT CHARLES TECHNOLOGIES HUNGARY

GYÁRTÁSELLENŐRZŐ KORLÁTOLT FELELŐSSÉGŰ

TÁRSASÁG BY DOVER CORPORATION AND

DOVER GLOBAL HOLDINGS INC

AGREEMENT

dated ______ 2013

ENTERED INTO BY AND BETWEEN:

1.	DOVER GLOBAL HOLDINGS INC, a company incorporated in Delaware, USA (registration no FEIN 51-0382234), whose registered office is at 501 Silverside Road , Suite 5, Wilmington, Delaware 19809 (“Dover Global”);

2.	DOVER CORPORATION, a company incorporated in Delaware, USA (registration no FEIN 53-0257888), whose principal executive office is at 3005 Highland Parkway, Downers Grove, Illinois 60515 (“Dover” and together with Dover Global, the “Sellers” or each individually and generically a “Seller” as appropriate); and

3.	[*] a company incorporated in [*] (registration no. [*]) whose registered office is at [*] (the “Purchaser”).

(the Sellers and the Purchaser jointly are the “Parties”)

WHEREAS

A.	The Sellers are the registered quotaholders in ECT Everett Charles Technologies Hungary Gyártásellenőrző Korlátolt Felelősségű Társaság, incorporated in Hungary (registration no: 20-09-065537) whose registered office is at HU-8900 Zalaegerszeg, Sport u 3 (the “Company”) collectively holding 100% of the Quota of the Company.

B.	The Purchaser, Dover and Dover Printing & Identification, Inc., an affiliate of Dover (“DP&I”), entered into a master sale and purchase agreement (“SPA”) on [*] 2013, pursuant to which Dover and DP&I agreed to procure the sale of, among other things, the Quota (as defined below) to the Purchaser for the consideration and upon the terms set out in the SPA and this Agreement.

C.	On the basis of the above, the Sellers have agreed to sell the Quota and the Purchaser has agreed to purchase the Quota for the consideration and upon the terms set out in the SPA and this Agreement.

IN ACCORDANCE WITH THE ABOVE, THE PARTIES AGREE AS FOLLOWS:

1.	INTERPRETATION

1.1	In this agreement:

“Agreement” means the present sale and purchase agreement for the Quotas of the Company.

“Deed of Foundation” means the current deed of foundation of the Company as of the date hereof.

“Quota” means the fully paid up quotas of the Company with a nominal value of HUF [3,000,000] held by the Sellers, in the proportion of [*] percent exclusively held by Dover Global and the remaining [*] percent held exclusively by Dover, which quotas together represent 100 percent of the registered capital of the Company.

1.2	Capitalised terms used in this Agreement shall have the same meaning ascribed to them in the SPA, unless expressly defined otherwise herein.

2.	SALE AND PURCHASE

2.1	The Sellers agree to sell with full title guarantee and the Purchaser agrees to purchase the Quota, and each right attaching to the Quota at the Closing, free of any encumbrance.

2.2	The total purchase price for the Quota shall be payable and settled in accordance with the terms of the SPA.

2.3	The Sellers shall procure that all of the completion obligations relating to the transfer of the Quota set out in the SPA are duly satisfied in accordance with the terms of the SPA.

3.	GOVERNING LAW AND JURISDICTION

3.1	This Agreement and all matters arising out of or relating to this Agreement and the transactions contemplated hereby (including this Agreement’s interpretation, construction, performance and enforcement) shall be construed and interpreted according to the Laws of the State of Delaware, excluding any choice of law rules that may direct the application of the Laws of another jurisdiction. This Agreement shall be construed and interpreted in accordance with the English language only, which language shall be controlling in all respects. No translation, if any, of this Agreement shall have any force or effect in the interpretation hereof or in the determination of the intent of the Parties hereunder; provided, however, that the Parties agree that for the purposes of enforcement by any court, judicial execution or authority in Hungary, such bodies and persons can freely rely on the Hungarian translation of this Agreement and, in such case, the Hungarian version is deemed prevailing.

3.2	Each Party stipulates that any dispute shall be commenced and prosecuted in its entirety in, and consents to the exclusive jurisdiction and proper venue of, the Court of Chancery of the State of Delaware, New Castle County, or, if that court does not have jurisdiction, a federal court sitting in Wilmington, Delaware, and each Party consents to personal and subject matter jurisdiction and venue in any such court and waives and relinquishes all right to attack the suitability or convenience of any such venue or forum by reason of their present or future domiciles, or by any other reason. The Parties acknowledge that all Orders issued by any such court will be binding and enforceable in all jurisdictions and countries. Without limiting any other means of service, each Party agrees that service of any process, summons, notice or document with respect to any Proceeding may be served on it in accordance with the notice provisions set forth in Section 11.7 of the SPA. EACH OF THE PARTIES HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

4.	GENERAL

4.1	The Parties agree that the Purchaser may exercise its rights relating to the Quota following the Closing.

4.2	The Purchaser declares that it is aware of the Deed of Foundation of the Company and it accepts the provisions thereof as binding upon it.

5.	COUNTERPARTS

5.1	This Agreement may be executed in any number of counterparts, and by the Parties on separate counterparts, but shall not be effective until each Party has executed at least one counterpart. Each counterpart shall constitute an original of this Agreement, but the counterparts shall together constitute but one and the same instrument.

6.	SIGNATURE

This Agreement is signed by duly authorised representatives of the Parties:

Signed by	)
for and on behalf of	)
DOVER GLOBAL HOLDINGS INC	)

Signed by	)
for and on behalf of	)
DOVER CORPORATION	)

Signed by	)
for and on behalf of	)
[*].	)

DATED THIS                  DAY OF                                 2013

Between

DOVER NETHERLANDS SERVICES B.V.

as the Vendor

and

LTX-CREDENCE SDN. BHD.

as the Purchaser

SALE AND PURCHASE AGREEMENT

relating to five million eighty eight thousand three hundred fifteen (5,088,315) ordinary shares of

Ringgit Malaysia One (RM1.00) each

consisting of

the entire issued and paid-up share capital of

MULTITEST ELECTRONIC SYSTEMS (PENANG) SDN. BHD.

i

THIS SALE AND PURCHASE AGREEMENT is made on___________________________2013

BETWEEN:

(1)	DOVER NETHERLANDS SERVICES B.V. (Company No.: [• ]), a company incorporated in accordance with the laws of the Netherlands and having its registered office at [•] (the “Vendor”); and

(2)	LTX-Credence Sdn. Bhd. (Company No.: [•]), a company incorporated in [•] and having its registered office at [•] (the “Purchaser”),

(collectively, the “Parties” and each, a “Party”).

WHEREAS:

(A)	MULTITEST ELECTRONIC SYSTEMS (PENANG) SDN. BHD. (Company No.: 513668-H) (the “Company”), was incorporated in Malaysia on 8 May 2000 and has, at the date hereof, an issued and paid-up capital of Ringgit Malaysia Five Million Eighty Eight Thousand Three Hundred Fifteen (RM5,088,315) consisting of five million eighty eight thousand three hundred fifteen (5,088,315) ordinary shares of Ringgit Malaysia One (RM1.00) each in the Company.

(B)	The Vendor is the legal and beneficial owner of five million eighty eight thousand three hundred fifteen (5,088,315) ordinary shares of Ringgit Malaysia One (RM1.00) each in the share capital of the Company, representing the entire issued and paid-up share capital of the Company.

(C)	The Vendor is an affiliate of Dover Printing & Identification, Inc. (“Dover”) and Dover Corporation, which have on [•-insert date of Master Agreement] entered into a Master Sale and Purchase Agreement with LTX-Credence Corporation (“LTX”), an affiliate of the Purchaser, in relation to, amongst others, the sale and purchase of the outstanding capital stock of certain companies, including the Company (the “Master Agreement”).

(D)	This Agreement is entered into pursuant to Section 1.4 of the Master Agreement.

NOW IT IS HEREBY AGREED as follows:

1.	DEFINITIONS AND INTERPRETATION

1.1	In this Agreement unless the context requires otherwise:

“Business Day” means a day (other than a Saturday, Sunday or gazetted public holiday) on which commercial banks are open for business in Malaysia;

“Company” shall have the meaning ascribed to it in Recital (A);

“Completion” means completion of the sale and purchase of the Sale Shares pursuant to Clause 4;

“Completion Date” means the date of this Agreement;

“Consideration” shall have the meaning ascribed to it in Clause 3.1;

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“Dover” shall have the meaning ascribed to it in Recital (C);

“Encumbrance” means any mortgage, lien, pledge, charge, claim, security interest or encumbrance of any kind, or any defect in title, in each case arising by contract, by operation of Law (as defined in the Master Agreement) or otherwise;

“Master Agreement” shall have the meaning ascribed to it in Recital (C);

“Sale Shares” means five million eighty eight thousand three hundred fifteen (5,088,315) Share, representing the entire issued and paid-up share capital of the Company; and

“Share” means the ordinary share of Ringgit Malaysia One (RM1.00 each) in the share capital of the Company.

1.2	In this Agreement, a reference to:

(a)	a statutory provision shall include that provision and any regulations made in pursuance thereof as from time to time modified, re-enacted or consolidated, whether before or after the date of this Agreement and shall include also any past statutory provision or regulation (as from time to time modified, re-enacted or consolidated) which such provision or regulation has directly or indirectly replaced (except to the extent that any such statutory provision or regulation made, modified, re-enacted or consolidated after the date of this Agreement would create or increase any liability of any party under this Agreement);

(b)	“this Agreement” includes all amendments, additions, and variations thereto agreed between the Parties;

(c)	“person” shall mean any individual, corporation, partnership, limited liability company, joint venture, joint stock company, trust, unincorporated organization or Governmental Entity (as defined in the Master Agreement);

(d)	“written” and “in writing” include any means of visible reproduction; and

(e)	“Recitals” and “Clauses” are to the recitals and clauses of this Agreement (unless the context otherwise requires).

1.3	Unless the context otherwise requires, words importing the singular shall include the plural and vice versa and words importing a specific gender shall include the other genders (male, female or neuter).

1.4	The headings in this Agreement are inserted for convenience only and shall not affect the construction of this Agreement.

1.5	Any thing or obligation to be done under this Agreement which requires or falls to be done on a stipulated day, shall be done on the next succeeding Business Day, if the day upon which that thing or obligation to be done falls on a day which is not a Business Day.

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2.	SALE OF THE SALE SHARES

Subject to the terms and conditions of this Agreement, the Vendor shall sell as legal and beneficial owner of the Sale Shares, and the Purchaser shall purchase the Sale Shares, free from all Encumbrances and together with all rights, dividends, entitlements and advantages at the Completion Date and thereafter.

3.	CONSIDERATION FOR THE SALE SHARES

3.1	The consideration for the purchase of the Sale Shares shall be such amount as is determined in accordance with the terms of the Master Agreement (the “Consideration”).

3.2	The Consideration shall be satisfied by the payment thereof to the Vendor in accordance with Clause 4.3.

4.	COMPLETION

4.1	Completion shall take place on the Completion Date, where all of the events described below shall occur.

4.2	On Completion, the Vendor shall deliver to the Purchaser:

(a)	the share certificate in respect of the Sale Shares, together with the valid share transfer form in respect of the Sale Shares, duly executed by the Vendor in favour of the Purchaser or its nominee;

(b)	a certified true copy of the resolutions passed by the board of directors of the Company:

(i)	approving the transfer of the Sale Shares to the Purchaser or its nominee;

(ii)	authorising the issue of a new share certificate in respect of the Sale Shares in favour of the Purchaser or its nominee; and

(iii)	approving the entry into the register of members of the Company the name of the Purchaser or such nominee as the holder of the Sale Shares and the making of such other entries into other corporate records of the Company as may be necessary;

(c)	a certified true copy of the resolutions passed by the board of directors of the Vendor:

(i)	approving the sale of the Sale Shares to the Purchaser or its nominee; and

(ii)	authorising the execution and delivery by the Vendor of this Agreement and all other documents and agreements ancillary or pursuant thereto or in connection therewith, and the execution thereof (where necessary) under the common seal of the Vendor; and

(d)	a certified true copy of the resolutions passed by shareholders of the Vendor:

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(i)	approving the sale of the Sale Shares to the Purchaser or its nominee; and

(ii)	authorising the execution and delivery by the Vendor of this Agreement and all other documents and agreements ancillary or pursuant thereto or in connection therewith, and the execution thereof (where necessary) under the common seal of the Vendor.

4.3	On Completion and against compliance with the provisions of Clause 4.2, the Purchaser shall procure LTX to deliver payment of the Consideration to the Vendor, in accordance with the terms of the Master Agreement. The Vendor agrees that the obligation of the Purchaser to pay the Consideration pursuant to this Agreement shall be settled and discharged in full upon the remittance by LTX or its affiliate(s) of the Consideration to the Vendor in accordance with the terms of the Master Agreement.

4.4	On Completion, the Purchaser shall deliver to the Vendor:

(a)	a certified true copy of the resolutions passed by the board of directors of the Purchaser:

(i)	approving the purchase of the Sale Shares from the Vendor; and

(ii)	authorising the execution and delivery by the Purchaser of this Agreement and all other documents and agreements ancillary or pursuant thereto or in connection therewith, and the execution thereof (where necessary) under the common seal of the Purchaser; and

(b)	a certified true copy of the resolutions passed by the shareholders of the Purchaser:

(i)	approving the purchase of the Sale Shares from the Vendor; and

(ii)	authorising the execution and delivery by the Purchaser of this Agreement and all other documents and agreements ancillary or pursuant thereto or in connection therewith, and the execution thereof (where necessary) under the common seal of the Purchaser.

4.5	The Purchaser shall not be obliged to perform any of its obligations under Clauses 4.3 and 4.4 unless the Vendor performs its obligations under Clause 4.2.

5.	COSTS

5.1	Each of the Vendor and the Purchaser shall bear 50% of stamp duty and other documentary taxes (if any) payable in connection with the transfer of the Sale Shares from the Vendor to the Purchaser.

5.2	Save as set out in Clause 5.1 and the Master Agreement, each Party shall bear its own legal and other costs and expenses of and incidental to the negotiation, preparation, execution and performance by it of this Agreement and all ancillary documents and the sale and purchase hereby agreed to be made.

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6.	EFFECT OF COMPLETION

The provisions of this Agreement, including the covenants and undertakings herein contained (insofar as the same shall not have been fully performed at Completion), shall remain in full force and effect notwithstanding Completion and shall not in any respect be extinguished or affected by Completion, or by any other event or matter whatsoever, except by a specific and duly authorised written waiver or release by the Purchaser. Completion shall not prejudice any rights of any Party which may have accrued hereunder prior to Completion.

7.	COMMUNICATIONS

Each and every communication under this Agreement shall be made in writing. Each communication or document to be delivered to or by a Party shall be deemed sent to or by that Party for the purpose of this Agreement if delivered to or by Dover (in respect of the Vendor) and LTX (in respect of the Purchaser) in accordance with Section 11.7 of the Master Agreement.

8.	ENTIRE AGREEMENT

This Agreement and the documents referred to in it (including the Master Agreement) constitute the entire agreement and understanding between the Parties relating to the subject matter of this Agreement and no Party has entered into this Agreement in reliance upon any representation, warranty or undertaking of the other Party which is not set out or referred to in this Agreement. Nothing in this Clause 8 shall however operate to limit or exclude liability for fraud.

9.	TIME OF ESSENCE

Any time, date or period mentioned in any provision of this Agreement may be extended by mutual agreement between the Parties but as regards any time, date or period originally fixed and not extended or any time, date or period so extended as aforesaid, time shall be of the essence.

10.	COUNTERPARTS

This Agreement may be signed in any number of counterparts, all of which taken together shall constitute one and the same instrument. Each Party may enter into this Agreement by signing any such counterpart and each counterpart shall be as valid and effectual as if executed as an original.

11.	FURTHER ASSURANCE

Each of the Parties shall, and shall use reasonable endeavours to procure that any necessary third party shall, from time to time following Completion execute such documents and perform such acts and things as the other Parties may reasonably require to transfer the Sale Shares to the Purchaser and to give each Party the full benefit of this Agreement.

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12.	GOVERNING LAW

12.1	This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

12.2	The Parties agree to submit to the exclusive jurisdiction of the federal court located within the Southern District of the State of New York (or if such court does not have jurisdiction, any state court located in the Borough of Manhattan, New York City, New York) in accordance with Section 11.4 of the Master Agreement.

The rest of this page is intentionally left blank.

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IN WITNESS WHEREOF the Parties have hereunto set their hands.

THE VENDOR

SIGNED by [•] for and on behalf of DOVER NETHERLANDS SERVICES B.V. in the presence of:	) ) ) ) )

Name:

THE PURCHASER

SIGNED by [•] for and on behalf of LTX-CREDENCE SDN. BHD. in the presence of:	) ) ) ) )

Name:

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DEED OF ASSIGNMENT OF SHARES OF STOCK

Deed of Assignment made and executed this              day of                     , 2013 by and between:

DOVER ASIA TRADING PTE. LTD., a corporation duly organized and validly existing under the laws of Singapore, with principal address at 8 Marina Boulevard #05-02, Marina Bay Financial Centre Tower 1, Singapore 018981 (hereinafter called “ASSIGNOR”); and

                             , a corporation duly organized and validly existing under the laws of                     s, with principal address                                                      at                                                                                                                                                                                                                                       (hereinafter called the “ASSIGNEE”).

WHEREAS, the ASSIGNOR is the owner of 88,740 common shares (inclusive of five directors’ qualifying shares) (the “Sale Shares”), evidenced by Stock Certificates Nos. [—], representing 100% of the total issued and outstanding capital stock of Dover Southeast Asia (Philippines) Corporation, a corporation duly organized and existing under the laws of the Republic of the Philippines, with principal office at Units 1203-1204 Alabang Business Tower, 1216 Acacia Avenue, Madrigal Business Park, Ayala Alabang, Muntinlupa City1780, Philippines, which Sale Shares have a par value of One Hundred Philippine Pesos (P100.00) each share or an aggregate par value of Eight Million Eight Hundred Seventy Four Thousand Philippine Pesos (P8,874,000.00);

WHEREAS, the ASSIGNOR is willing to assign, transfer and convey to the ASSIGNEE the ASSIGNOR’s right, title and interest in and to the Sale Shares;

WHEREAS, the ASSIGNEE is willing to accept such assignment;

NOW, THEREFORE, the parties agree as follows:

For and in consideration of the sum of                                              Philippine Pesos (P                            ), the receipt and sufficiency of which are hereby acknowledged by the ASSIGNOR, the ASSIGNOR hereby unconditionally and irrevocably assigns, transfers, and conveys unto the ASSIGNEE all of its, right, title and interest in and to the Sale Shares, free and clear of all liens, charges, claims, and encumbrances whatsoever.

IN WITNESS WHEREOF, the parties hereto have executed this Deed of Assignment at                      on the date first above mentioned.

Assignor		DOVER ASIA TRADING PTE. LTD.

By
Name:
Title:

Assignee

By
Name:
Title:

Signed in the presence of:

2

ACKNOWLEDGMENT1

REPUBLIC OF THE PHILIPPINES	)
) SS.

I certify that on this date before me, a notary public duly authorized in the city named above to take acknowledgments, personally appeared:

Name	Community Tax Certificate No. or Passport No.	Place/ Date of Issue

who was identified by me through competent evidence of identity to be the same person described in the foregoing instrument, who acknowledged before me that his signature on the instrument was voluntarily affixed by him for the purposes stated therein, and who declared to me that he has executed the instrument as his free and voluntary act and deed.

Witness my hand and seal this          day of                                 , 2013.

Doc. No.             ;

Page No.             ;

Book No.             ;

Series of 2013.

[1]	Note to Draft: Acknowledgement to be updated, as needed, to reflect timing and location of parties when executing the Deed of Assignment.

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P R O X Y

DOVER ASIA TRADING PTE. LTD. (the “Seller”), a corporation duly organized and validly existing under the laws of Singapore, with principal address at 8 Marina Boulevard #05-02, Marina Bay Financial Centre Tower 1, Singapore 018981, does hereby appoint ______________________________ (the “Purchaser”), acting through any of the Purchaser’s authorized representatives, as its proxy to represent the Seller and vote all shares registered in the name of the Seller on the books of DOVER SOUTHEAST ASIA (PHILIPPINES) CORPORATION (the “Corporation”) at any and all regular and special meetings of the stockholders of the Corporation and any adjournments and postponements thereof.

This proxy is coupled with an interest and may not be amended, revoked or cancelled without the prior written consent of the Purchaser. This proxy revokes and supersedes any previously executed proxy or proxies and shall continue until such time as the same is revoked or withdrawn by the Purchaser through notice in writing delivered to the Secretary of the Corporation at least three (3) business days before any scheduled meeting.

IN WITNESS WHEREOF, the undersigned has caused this Proxy to be signed this             th day of _________, 2013 in ________________________.

DOVER ASIA TRADING PTE. LTD.

By
Name:
Title:

SIGNED IN THE PRESENCE OF:

WH Draft: 5 September 2013

DATED THIS              DAY OF                          2013

Between

[DOVER ASIA TRADING PRIVATE LIMITED]

as the Seller

and

[LTX-CREDENCE SINGAPORE PTE. LTD.]

as the Buyer

ASSET PURCHASE AGREEMENT

WONGPARTNERSHIP LLP

12 Marina Boulevard Level 28

Marina Bay Financial Centre Tower 3

Singapore 018982

Tel: +65 6416 8000

Fax: +65 6532 5711 /+ 65 6532 5722

Email: contactus@wongpartnership.com

Website: http://www.wongpartnership.com

THIS ASSET PURCHASE AGREEMENT is made on                                  2013

BETWEEN:

(1)	[DOVER ASIA TRADING PRIVATE LIMITED (Company No.: 199703457R), a company incorporated in Singapore and having its registered office at 8 Marina Boulevard, #05-02, Marina Bay Financial Centre, Singapore 018981 (the “Seller”)]; and[1]

(2)	[LTX-CREDENCE SINGAPORE PTE. LTD.] (Company No.: [199206943D]), a company incorporated in [Singapore] and having its registered office at [6, Serangoon North Avenue 5, #03-06, Singapore 554910] (the “Buyer”),

(collectively, the “Parties” and each, a “Party”).

WHEREAS:

(A)	The Seller is an affiliate of Dover Printing & Identification, Inc. (“Dover”), which has on [•-date] 2013 entered into a master sale and purchase agreement (the “Master Agreement”) with LTX-Credence Corporation (“LTX”), an affiliate of the Buyer, in relation to, amongst others, the sale and purchase of all right, title and interest in and to all of the Acquired Assets (as defined in the Master Agreement).

(B)	This Agreement is entered into pursuant to section 1.4 of the Master Agreement. The Seller has agreed to sell, and the Buyer has agreed to purchase, all of the Sale Assets (as defined below) (with a view to carrying on the Acquired Business as a going concern in succession to the Seller) and in connection therewith, the Buyer has agreed to make offers of employment to the Employees (as defined below), in each case on the terms and subject to the conditions of this Agreement.

NOW IT IS HEREBY AGREED as follows:

1.	DEFINITIONS AND INTERPRETATION

1.1	In this Agreement, and in the Schedule, unless the context requires otherwise:

“Acquired Business” means the ECT Business;

“Assumed Liabilities” shall have the meaning ascribed to it in the Master Agreement, in relation to any Liability of the Seller of every kind and description to the extent relating primarily or exclusively to the operation of the Acquired Business or the Sale Assets and for the purpose of this definition only, “Liability” shall have the meaning ascribed to it in the Master Agreement;

“Acquired Real Property” shall have the meaning ascribed to it in the Master Agreement;

“Business Day” means a day (other than a Saturday, Sunday or gazetted public holiday) on which commercial banks are open for business in Singapore;

“Commencement Date” means, subject to all applicable laws, in respect of an Employee, the date on which such Employee will commence his/her employment with the Buyer if he/she accepts the offer of employment from the Buyer or if he/she is transferred from the Seller to the Buyer pursuant to Clause 6.1 by operation of law;

[1]	Note to Draft: Form of agreement to be used for transfer of assets from Dover Global Trading Pte. Ltd.

“Completion” means the completion of the sale and purchase of the Sale Assets pursuant to Clause 7;

“Completion Date” means the date of this Agreement;

“ECT Business” shall have the meaning ascribed to it in the Master Agreement;

“Employees” means those employees of the Seller working primarily or exclusively on matters with respect to the Acquired Business and/or the Seller;

“Employment Act” means the Employment Act (Chapter 91 of Singapore);

“Employment Act Employee” means any Employee whose contract of employment will be transferred on Completion to the Buyer pursuant to Section 18A of the Employment Act;

“Excluded Assets” shall have the meaning ascribed to it in the Master Agreement, in relation to the assets, rights and properties of the Seller;

“Excluded Liabilities” shall have the meaning ascribed to it in the Master Agreement, in relation to any Liability of the Seller and for the purpose of this definition only, “Liability” shall have the meaning ascribed to it in the Master Agreement;

“Government Entity” shall have the meaning ascribed to it in the Master Agreement;

“Government Order” shall mean any order, writ, injunction, judgment, ruling or decree of any Governmental Entity or arbitration panel;

“GST” means goods and services tax charged under the GST Act;

“GST Act” means the Goods and Services Tax Act (Chapter 117A of Singapore);

“Liabilities” shall have the meaning ascribed to it in the Master Agreement;

“Lien” shall have the meaning ascribed to it in the Master Agreement;

“Non-Employment Act Employees” means those Employees other than the Employment Act Employees;

“Order” shall have the meaning given to it in Clause 4.3;

“Permitted Liens” shall have the meaning ascribed to it in the Master Agreement;

“Permitted Real Property Exceptions” shall have the meaning ascribed to it in the Master Agreement;

“Proceeding” shall have the meaning ascribed to it in the Master Agreement;

“Sale Assets” means all of the assets, rights and properties of, including licenses granted to, the Seller of every kind and description, wherever located, whether real, personal, mixed, tangible or intangible, used, held for use or useful exclusively or primarily in connection with the Acquired Business. The Sale Assets shall include those set out in Clause 2.2;

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“Sold Contracts” means any oral or written indenture, note, bond, mortgage, deed of trust, lease, license or sublicense, contract, instrument, commitment, undertaking, arrangement or other agreement entered into between the Seller and any third party in connection with the Acquired Business, and “Sold Contract” means any one of them;

“Sold Tangible Assets” means the tangible assets used, held for use or useful exclusively or primarily by the Seller in connection with the Acquired Business;

“Taxation Authority” means the Inland Revenue Authority of Singapore and any other governmental or other authority whatsoever competent to impose any taxes whether in Singapore or elsewhere.

1.2	In this Agreement, a reference to:

(a)	a statutory provision shall include that provision and any regulations made in pursuance thereof as from time to time modified, re-enacted or consolidated, whether before or after the date of this Agreement and shall include also any past statutory provision or regulation (as from time to time modified, re-enacted or consolidated) which such provision or regulation has directly or indirectly replaced (except to the extent that any such statutory provision or regulation made, modified, re-enacted or consolidated after the date of this Agreement would create or increase any liability of any Party under this Agreement);

(b)	“this Agreement” includes all amendments, additions, and variations thereto agreed in writing between the Parties;

(c)	“person” shall have the meaning ascribed to “Person” in the Master Agreement (notwithstanding that “person” may be sometimes used herein in conjunction with some of such words), and their respective successors, legal personal representatives and assigns, as the case may be, and pronouns shall have a similarly extended meaning;

(d)	“written” and “in writing” include any means of visible reproduction; and

(e)	“Clause” and “Schedule” are to the clauses of, and the schedule to, this Agreement (unless the context otherwise requires).

1.3	Sections 11.10 (Interpretive Provisions), Section 11.11 (Section Headings; Table of Contents), and 11.12 (No Strict Construction) of the Master Agreement shall apply to this Agreement as if set forth herein.

1.4	Any thing or obligation to be done under this Agreement which requires or falls to be done on a stipulated day, shall be done on the next succeeding Business Day, if the day upon which that thing or obligation to be done falls on a day which is not a Business Day.

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2.	SALE OF THE ACQUIRED BUSINESS

2.1	Subject to the terms and conditions of this Agreement, the Seller shall sell, assign, transfer and convey as legal and beneficial owner, and the Buyer shall purchase (with a view to carrying on the Acquired Business as a going concern in succession to the Seller), all of the Seller’s right, title and interest in and to the Sale Assets, free and clear of all Liens (other than Permitted Liens and, in the case of Acquired Real Property, Permitted Real Property Exceptions), with effect from the Completion Date and together with all rights, entitlement and advantages as of and including the Completion Date.

2.2	For the avoidance of doubt, the Sale Assets shall comprise inter alia:

(a)	all Sold Tangible Assets;

(b)	all Sold Contracts; and

(c)	all claims and rights against third parties arising from or relating to any of the above.

The	Sale Assets shall not include any of the Excluded Assets.

3.	LIABILITIES

3.1	It shall be an express term and condition of the Buyer’s purchase of the Sale Assets that the Buyer does not at any time take on or assume any of the Excluded Liabilities.

3.2	The Buyer shall assume and agree to pay, perform and discharge all of the Assumed Liabilities.

4.	CONSIDERATION

4.1	The consideration for the purchase of the Acquired Business and the Sale Assets shall be such amount of the Closing Payment (as defined in the Master Agreement) as allocated to the Seller as set out in Schedule 2.5(a) of the Master Agreement (the “Consideration”).

4.2	The Consideration shall be satisfied by the payment thereof to the Seller or Dover in accordance with Clause 7.4.

4.3	The Parties acknowledge and agree that the Acquired Business and the Sale Assets shall be sold as a going concern for the purposes of the Goods and Services Tax (Excluded Transactions) Order (the “Order”) and GST shall not be chargeable in respect of the Consideration provided that qualification as a going concern under the Order shall not be a condition precedent to Completion. The Parties further agree to use all reasonable endeavours to secure that paragraph 2(b) of the Order shall apply to the sale of the Sale Assets so that the sale is treated as neither a supply of goods nor of services for the purposes of the Goods and Services Tax Act (Chapter 117A of Singapore). In the event that the Taxation Authority determines that the sale of the Acquired Business and the Sale Assets do not qualify as an excluded transaction under the Order, the Seller shall bear all GST payable in connection with the purchase of the Acquired Business and the Sale Assets.

5.	SALE ASSETS

5.1	Subject to the occurrence of Completion, as of the Completion Date, the Seller shall convey to the Buyer possession of all Sold Tangible Assets to the extent that they are capable of delivery. To the extent any Sold Tangible Asset is in the possession of a third party, the Seller shall assign and transfer effective as of Completion its claim for return of such Sold Tangible Asset to the Buyer and deliver on the Completion Date the warehouse receipts to the Buyer.

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5.2	The Seller shall inform the Buyer promptly in writing if title to any item of the Sale Assets cannot be transferred to the Buyer at Completion.

5.3	Subject to the occurrence of Completion, the risk of any incidental loss or any incidental deterioration of any Sale Assets shall pass, and the benefits and burdens of the Sale Assets shall accrue, to the Buyer as of the Completion Date.

6.	EMPLOYMENT OF THE EMPLOYEES

6.1	The Parties acknowledge that the transfer of the Acquired Business on Completion shall, with respect to any Employment Act Employees who have not entered into a new contract of employment with the Buyer prior to Completion, constitute a transfer of undertaking pursuant to Section 18A of the Employment Act, and the Parties agree that the contracts of employment made between the Seller and the Employment Act Employees will have effect from and after Completion as if originally made between the Buyer and the Employment Act Employees. For avoidance of doubt, the period of employment of any Employment Act Employee with the Seller at the time of the transfer shall count as a period of employment with the Buyer for purposes of Section 5.2(a)(ii) of the Master Agreement.

6.2	The Seller shall terminate its employment relationships with the Non-Employment Act Employees with such termination to take effect at the end of the last working day immediately preceding each Non-Employment Act Employee’s Commencement Date.

6.3	The Seller shall fully cooperate with the Buyer for purposes of preparing and explaining the offer of employment and concluding new employment agreements with the Employees.

7.	COMPLETION

7.1	Completion shall take place on the Completion Date, where all of the events described below shall occur.

7.2	On Completion, the Seller shall deliver to the Buyer the documents set out in Schedule 1 and deliver the Sold Tangible Assets to the Buyer by allowing the Buyer to take possession of the Sold Tangible Assets.

7.3	On Completion, the Seller shall deliver to the Buyer all the records of the Acquired Business for GST purposes that are required by Section 46 of the GST Act to be preserved by the Buyer, except to the extent the Seller has received a written waiver from the Comptroller of GST waiving the requirement to transfer such records to the Buyer.

7.4	On Completion and against compliance with the provisions of Clause 7.2 and 7.3, the Buyer shall procure LTX to deliver payment of the Consideration to the Seller, in accordance with section 2.2 of the Master Agreement. The Seller agrees that the obligation of the Buyer to pay the Consideration pursuant to this Agreement shall be settled and discharged in full upon the remittance by LTX or its affiliate(s) of the Consideration to the Seller or Dover in accordance with section 2.2 of the Master Agreement.

7.5	The Buyer shall not be obliged to perform any of its obligations under Clause 7.4 unless the Seller performs its obligations under Clauses 7.2 and 7.3.

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8.	COMMUNICATIONS

Each and every communication under this Agreement shall be made in writing. Each communication or document to be delivered to or by a Party shall be deemed sent to or by that Party for the purpose of this Agreement if delivered to or by Dover (in respect of the Seller) and LTX (in respect of the Buyer) in accordance with section 11.7 of the Master Agreement.

9.	COSTS

All costs, expenses, fees and charges in connection with the preparation, negotiation, execution and consummation of this Agreement and the performance of the transactions contemplated hereunder shall be borne as provided in the Master Agreement.

10.	EFFECT OF COMPLETION

The provisions of this Agreement, including the covenants and undertakings herein contained (insofar as the same shall not have been fully performed at Completion), shall remain in full force and effect notwithstanding Completion and shall not in any respect be extinguished or affected by Completion, or by any other event or matter whatsoever, except by a specific and duly authorised written waiver or release by the Party to whom the obligations, covenants and undertakings are owed. Completion shall not prejudice any rights of any Party which may have accrued hereunder prior to Completion.

11.	ASSIGNMENT

This Agreement shall be binding upon the Parties and their respective successors and assigns. No Party may assign or delegate its rights and obligations under this Agreement without the consent of the other Party, except as provided in Master Agreement.

12.	VARIATIONS

12.1	No variation of this Agreement (or of any of the documents referred to in this Agreement) shall be valid and binding unless it is in writing and signed by or on behalf of each Party. The expression “variation” shall include any amendment, modification, supplement, deletion or replacement however effected.

12.2	Unless expressly agreed, no variation shall constitute a general waiver of any provisions of this Agreement, nor shall it affect any rights, obligations or liabilities under or pursuant to this Agreement which have already accrued up to the date of variation, and the rights and obligations of the Parties under or pursuant to this Agreement shall remain in full force and effect, except and only to the extent that they are so varied.

13.	REMEDIES AND WAIVERS

No waiver by any Party of any of the provisions of this Agreement shall be effective unless set forth in a written instrument executed and delivered by the Party so waiving. Except as provided in the preceding sentence, no action taken or omitted shall be deemed to constitute a waiver by the Party taking or omitting such action of compliance with any representations, warranties, covenants or agreements contained in this Agreement, the Master Agreement or

6

any other document or instrument executed and delivered pursuant hereto. The waiver by any Party of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach. The rights provided in this Agreement are cumulative and not exclusive of any rights or remedies provided by law.

14.	ENTIRE AGREEMENT

This Agreement (including the Schedule) and the Master Agreement constitute the entire agreement between the Parties, and supersede all prior agreements and understandings, oral and written, between the Parties, with respect to the subject matter of this Agreement.

15.	TIME OF ESSENCE

Any date, time or period mentioned in any provision of this Agreement may be extended by mutual agreement between the Parties but as regards any time, date or period originally fixed and not extended or any time, date or period so extended as aforesaid, time shall be of the essence.

16.	COUNTERPARTS

This Agreement may be signed in any number of counterparts, including by facsimile signatures (including PDF, TIFF, JPEG, and BMP files), each of which shall be deemed an original, but all of which constitute one and the same instrument.

17.	CONTRACTS (RIGHTS OF THIRD PARTIES) ACT

A person who is not party to this Agreement has no rights under the Contracts (Rights of Third Parties) Act (Chapter 53B of Singapore) to enforce any term of this Agreement, but this does not affect any right or remedy of a third party which exists or is available apart from the said Act.

18.	GOVERNING LAW

18.1	This Agreement and all matters arising out of or relating to this Agreement and the transactions contemplated hereby (including this Agreement’s interpretation, construction, performance and enforcement) shall be construed and interpreted according to the Laws of the State of Delaware, excluding any choice of law rules that may direct the application of the Laws of another jurisdiction. This Agreement shall be construed and interpreted in accordance with the English language only, which language shall be controlling in all respects. No translation, if any, of this Agreement shall have any force or effect in the interpretation hereof or in the determination of the intent of the Parties hereunder.

18.2

Each Party stipulates that any dispute shall be commenced and prosecuted in its entirety in, and consents to the exclusive jurisdiction and proper venue of, the Court of Chancery of the State of Delaware, New Castle County, or, if that court does not have jurisdiction, a federal court sitting in Wilmington, Delaware, and each Party consents to personal and subject matter jurisdiction and venue in any such court and waives and relinquishes all right to attack the suitability or convenience of any such venue or forum by reason of their present or future domiciles, or by any other reason. The Parties acknowledge that all Government Orders issued by any such court will be binding and enforceable in all jurisdictions and countries.

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Without limiting any other means of service, each Party agrees that service of any process, summons, notice or document with respect to any Proceeding may be served on it in accordance with the notice provisions set forth in Section 11.7 of the Master Agreement. EACH OF THE PARTIES HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

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IN WITNESS WHEREOF the Parties have hereunto set their hands.

THE SELLER

SIGNED by
[—]	)
for and on behalf of	)
[DOVER ASIA TRADING PRIVATE	)
LIMITED]	)
in the presence of:	)

Name:

THE BUYER

SIGNED by
[—]	)
for and on behalf of	)
[LTX-CREDENCE SINGAPORE PTE.	)
LTD.]	)
in the presence of:	)

Name:

SCHEDULE 1

COMPLETION DELIVERABLES OF THE SELLER

On Completion, the Seller shall deliver to the Buyer the following:

1.	duly executed assignments or novations in a form reasonably acceptable to the Buyer or otherwise to vest in the Buyer those Sale Assets which are not transferable by delivery;

2.	copies of the Sold Contracts;

3.	duly executed employment contracts in the agreed form in respect of each Non-Employment Act Employee;

4.	a copy of the duly executed acknowledgments to each of the notices furnished to Employment Act Employees in relation to the transfer of the Acquired Business;

5.	such other documents and things as the Buyer may reasonably require to perfect its title to the Sale Assets or to give effect to this Agreement; and

6.	all documents of title and such transfer and/or discharge instruments (where applicable) (in registrable form) duly executed in the Buyer’s favour in respect of the Acquired Real Property.

STOCK POWER

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto [BUYER], a [—], [Fifty (50) shares] of the Common Stock of multitest ELECTRONIC SYSTEMS INC., a Delaware corporation (the “Corporation”), standing in its name on the books of the Corporation represented by Certificate No. [—] herewith, and does hereby irrevocably constitute and appoint [                        ] to transfer said stock on the books of the Corporation with full power of substitution.

Dated

DELAWARE CAPITAL FORMATION, INC.

By:
Name: Title:

In the Presence of

EXHIBIT M

3005 Highland Parkway; Suite 200 Downers Grove, IL 60515

Doug Tackett ProWorks Manager / Senior Engineer	Phone: (806) 367-9950 Cell: (603) 496-8877 Email: Doug.Tackett@DoverCorp.Com

Form of ProWorks Software Maintenance and License Agreement

1.1 Definition & Scope:

This agreement is made between Dover Printing & Identification, Inc., the owner of ProWorks software (referred to herein as “DPI”), and LTX-Credence Corporation (referred to herein as “LTX” or “Customer”). This agreement is referred to as the “ProWorks License Agreement” in the Master Sale and Purchase Agreement between DPI, Dover Corporation and Customer, dated as of [            ], 2013 (the “Purchase Agreement”).

Customer and its affiliates (which include, without limitation, the Acquired Companies (as defined in the Purchase Agreement) use ProWorks software (which is described in Exhibit A) in support of production operations, including, as of the date hereof, those known as ECT, MultiTest and ATG/L&M. In that context, ProWorks software is used to define the design intent, production build and verification processes for the manufacture of capital equipment. This agreement sets out the levels of service that are required for the provision, support and continued development and enhancement of ProWorks software.

2.1	This agreement is effective from the date of the signature of the final signatory hereof and shall continue until six months after Customer notifies DPI in writing of termination of this agreement. Sections 2.1, 2.3.1, 2.3.3, 2.3.4, 2.5, 2.6, 2.7, 3.5, 4, and 5 shall survive any termination or expiration of this agreement according to their respective terms.

2.2	The cost of the annual Maintenance will be as set forth in the table in Section 3.1, which reflects 16% of the current list price that DPI charges for a license to the object code of the ProWorks software and annual Maintenance fees (the “list price”). DPI shall provide Maintenance and any support at no less than the levels of maintenance and support that DPI provides to any of its other customers or licensees. LTX understands that the next renewal date for the annual maintenance is January 1, 2014, and DPI acknowledges that maintenance until then is either paid up or provided at no charge.

2.3.1	This agreement covers the use of the ProWorks software by Customer, its affiliates, and certain third party vendors to the extent set forth herein. As used herein:

An “affiliate” of, or a person “affiliated” with, a specified person, is a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the person specified.

“Pre-Existing Acquired Company Vendors” means any third party vendor engaged by an Acquired Company prior to the effective date of this Agreement that uses the ProWorks software for the purpose of supporting an Acquired Company.

“Added Vendors” means any third party vendor, other than Jabil or Pre-Existing Acquired Company Vendors, engaged by Customer or its affiliates on or after the effective date of this Agreement that uses the ProWorks software for the purpose of supporting Customer or its affiliates.

Software Maintenance Agreement	Page 2

“Jabil” means Jabil Circuit, Inc. and its affiliates.

Jabil, Pre-Existing Acquired Company Vendors, and Added Vendors shall collectively be “Vendors.”

2.3.2	The fees outlined in table 3.1 cover the maintenance and related license cost for the Acquired Companies and the right to transfer these existing licenses to LTX or other LTX affiliates, or Jabil owned operations.

2.3.3	Any Added Vendors may purchase maintenance and related licenses for the ProWorks software directly from DPI at the then-current list price. DPI will supply security devices to Added Vendors as needed.

DPI will provide licenses and Maintenance to Pre-Existing Acquired Company Vendors at the same license scope, level of service, and at the same cost that DPI provided to such Pre-Existing Acquired Company Vendor immediately prior to the effective date of this Agreement. For clarity, if any Pre-Existing Acquired Company Vendor was permitted to use the ProWorks software or received Maintenance without charge prior to the effective date of this Agreement, DPI shall not charge for such use or Maintenance after the effective date of this Agreement.

2.3.4	Subject to the terms and conditions of this agreement, DPI hereby grants Customer and its affiliates a non-exclusive, irrevocable, perpetual, royalty-free, fully paid-up, worldwide right and license (a) to use, copy, modify, enhance and prepare derivative works of the ProWorks object code and source code for internal use, (b) to distribute the ProWorks object code and source code and modifications and derivative works between and among Customer and its affiliates, (c) to copy and distribute, and to sublicense the right to use and copy, the ProWorks object code and modifications and derivative works to Jabil, (d) to copy and distribute, and to sublicense the right to use, copy, modify, enhance and prepare derivative works, the ProWorks object code and source code and modifications and derivative works to third party service providers who agree to host and/or maintain the ProWorks source code and object code solely on behalf of Customer and/or its affiliates (“Outsourcing Service Providers”), and who are subject to restrictions with regards to confidentiality and no further distribution, but who may copy and distribute modifications and derivative works to Customer, its affiliates and Outsourcing Service Providers, and (e) to copy and distribute, and to sublicense the right to use and copy, the ProWorks object code modifications and derivative works made by Customer, its affiliates and Outsourcing Service Providers, to Vendors for use on behalf of Customer and its affiliates with no right of distribution other than among Vendor and their affiliates for such purpose. Customer, and its affiliates, will not, solely for the period prior to Customer providing notice of termination pursuant to Section 2.6, (i) modify, enhance or create derivative works of the ProWorks source code or object code pursuant to the license granted above in subpart (a); (ii) distribute, pursuant to the license granted above in subparts (b), (c), or (e), modifications or derivative works of the ProWorks source code or object code made by Customer or its affiliates; or (iii) sublicense to an Outsourcing Service Provider the right to modify or create derivative works of the ProWorks source code or object code pursuant to the license granted above in subpart (d). This paragraph does not extend to sales or distribution outside of LTX or its affiliates, except for distribution as provided herein.

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In the event that an Added Vendor, which has not paid a then-previous license fee to DPI for the ProWorks software, uses a version of the ProWorks software as modified by Customer or its affiliates in accordance with (e) in the foregoing paragraph, DPI may charge such Added Vendor a one-time fee equal to 75% of its standard license agreement fee, but in no other event may DPI charge a Vendor a license or maintenance fee with respect to the ProWorks software obtained from Customer or its affiliates. For clarity, in such case, DPI will not be responsible for installation or training or any other service associated with this license to such Added Vendor.

2.3.5	Customer may request a current copy of the source code for internal use only, at any time. The source code may not be distributed outside of LTX and its affiliates (except to an Outsourcing Service Provider) nor may it or any derivative works be incorporated into any new software or product other than to maintain or enhance Customer’s or its affiliates’ use (or as used on behalf of Customer or its affiliates as provided herein) of the ProWorks software. Customer agrees to extend confidentiality obligations to protect and secure the source code from access by others outside of LTX, its affiliates and Outsourcing Service Providers, except as provided in Section 2.6.

For clarity, DPI’s maintenance obligations hereunder are only applicable with respect to source code as maintained by DPI (including any updates from DPI during the term hereof), and DPI shall have no obligation to maintain altered or additional versions in the event that LTX or its affiliates modify such source code.

2.4.1	Customer may expand DPI’s obligations for Maintenance to cover additional systems for additional users or servers affiliated with Customer, its affiliates or Jabil by increasing the number of servers and/or seats above those set forth in the table in Section 3.1. Provided that Customer pays for each expansion seat the fee set forth in the table in Section 3.2, DPI will supply the necessary security devices for use with the ProWorks software to Customer as requested by Customer.

2.5	Should Customer distribute the ProWorks source code or derivative works containing the source code to an unauthorized third party, or use the ProWorks software outside of the scope of the licenses granted herein, Customer will be liable for such breach. Customer grants DPI the right to audit Customer’s and its affiliates’ use of ProWorks 1 time per calendar year following Customer’s receipt from DPI of a copy of the source code and while Customer or its affiliates continue to use the ProWorks software hereunder, provided Customer’s sole obligation in connection with such audit will be to supply to DPI a list of which of its affiliates and Outsourcing Service Providers, if any, are using the source code, subject to DPI agreeing to reasonable confidentiality obligations.

2.6	Customer shall be entitled to terminate this agreement upon six (6) months’ notice to DPI; provided that in such case, DPI shall provide Customer with a copy of the then-current released version of the source code for the ProWorks software in accordance with Section 2.7. No Maintenance or license fees shall accrue after the termination of this agreement, and there shall be no limitations or restrictions with regards to the number of seats or servers with respect to which Customer, its affiliates, Jabil or Outsourcing Service Providers may use the ProWorks software for Customer’s and its affiliates’ internal business purposes and for use by Vendors as

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outlined in section 2.3.4. For the avoidance of doubt, Customer may not resell or distribute the source code or any derivatives thereof, including executable files, except in accordance with this agreement.

2.7	DPI shall promptly, at no cost to Customer, and no later than five (5) working days after a termination notice under Section 2.6, deliver to Customer a full and complete copy of the then-current production release version of the ProWorks source code, corresponding object code, in the electronic formats typically used by DPI with respect to each item of the code, along with all available documentation and all data of Customer and its affiliates. DPI shall deliver to Customer any updates or upgrades to the source code prior to the effective termination date of this agreement.

After the effective date of this Agreement, if the parties become aware that any of Customer’s or its affiliates’ data is stored or resides on a server controlled by DPI or its affiliates, DPI shall assist Customer with the transition of any such data and related data configuration on the applicable server to a server controlled by Customer as designated by Customer. DPI shall delete Customer’s or its affiliates’ data stored in DPI’s control or possession if so instructed by Customer in writing.

DPI warrants and covenants that, for a period of six months after Customer gives notice of termination (extended day-for-day until DPI complies with the first sentence of this Section 2.7), the source code (including any updates from DPI during such time period) when compiled in accordance with DPI’s instructions, will perform and conform to the specifications set forth in all related documentation. DPI shall provide Customer assistance to implement, configure and install the software on Customer’s and its affiliate’s systems.

“Maintenance” means the provision of the following support to the groups and systems designated by Customer:

•	User and process support and training

•	Software upgrades including enhancements, bug fixes and functionality upgrades

•	Security upgrades

•	Documentation (both technical and application related)

3.1 Current Annual Maintenance Cost for Customer

Name	Qty	Cost/Unit	Total (USD)
Servers	9	1,600	$14,400
Edit Seats	38	400	$15,200
View Seats	240	40	$9,600
Offline License	1	200	$200

Total			$39,400

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3.2 Additional Seats for Expansion

Name	Cost/Unit
Servers	1,800
Edit Seats	450
View Seats	45

3.3 Support Hours and methods

3.5.1	Support (including by phone, Skype and email) within two hours will be guaranteed during US business hours. Emergency help is generally available 16 hours per day via Skype, but is not guaranteed.

3.2.2	Customer will provide access to its network and ProWorks software systems such that DPI can provide remote access “dial in” support via Team Viewer or other suitable tools of the customer’s choice.

3.4 Support Management

3.6.1	DPI will manage all changes within a documented Change Management Process.

3.6.2	All patches and technical updates will be tested prior to release.

3.6.3	Each release will be delivered with appropriate documentation.

3.6.4	Emergency and high priority changes may require implementation and delivery at short notice.

3.6.5	Sufficient levels of resource and capability will be maintained by DPI in order to achieve the agreed response levels.

3.6.6	Customer agrees to participate in scheduled review meetings to discuss open issues, progress and requests.

3.6.7	Customer and DPI will conduct an annual management review of the service levels outlined in this agreement.

3.5 Security (Non-Disclosure)

DPI will undertake all reasonable efforts to ensure the security of the ProWorks software system and its data at all times and ensure non-disclosure of Customer’s and its affiliates’ data to any third party except with prior written agreement with Customer.

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3.6 Responsibilities:

It is the responsibility of DPI to:

3.8.1	Manage and communicate the controls and processes around customisation and patch control.

3.8.2	Communicate the scheduled maintenance calendar on an annual basis.

3.8.3	Perform testing for patch and customisation requirements for the services to applicable processes.

3.8.4	Provide documentation on the service.

3.8.5	To notify Customer when software service updates are available.

It is the responsibility of Customer to:

3.8.6	Maintain server hardware and the operating system.

3.8.7	Ensure that their underlying infrastructure meets the minimum systems requirements as set out by DPI.

3.8.8	Be responsible for the backing up and storage of data.

3.8.9	Ensure that adequate IT controls are in place around the system.

3.8.10	Manage and control the rights, roles and applicability of the users in the access of the service.

3.8.11	Raise any performance, availability or service issue through the prescribed method as defined by DPI.

3.8.12	Arrange and supply system training for the service.

3.7 Service Disputes

In the event of a dispute that cannot be resolved through the standard escalation process, complaints should be addressed to David Landry, Director of Supply Chain, DPI.

3.8 Stakeholders, Contact Details and Escalation

Company	Position	Responsibility
Customer	CIO	• Infrastructure
• System availability
• Patch application
• Upgrade release

Customer	Manufacturing Systems Manager	• Application owner
• User interface/support
• Patch testing
• Upgrade testing

DPI	Project Manager	• Primary contact
• Testing
• Scheduling and managing priorities
• Insuring customer satisfaction

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4.	Representations

DPI represents and warrants that is has all right, title, and interest in the ProWorks software and all intellectual property rights therein and the rights to grant the licenses hereunder to Customer.

5.	Miscellaneous

(a) This agreement shall be interpreted under the laws of the State of Delaware, without regard to its principles of conflicts of law. (b) If any provision of this agreement is found to be invalid or unenforceable, the remainder of this agreement shall remain valid and enforceable according to its terms. (c) This agreement may not be assigned by either party without the prior written consent of the other party; provided, however, that either party may assign this agreement and any licenses granted to it herein to the surviving entity in connection with a merger or consolidation in which it participates, or to a purchaser of all, or substantially all, of its assets related to this agreement, so long as such surviving entity or purchaser shall expressly assume, in writing, the performance of all of the applicable terms of this agreement. This agreement shall be binding on the parties and their permitted successors and assigns.

IN WITNESS WHEREOF, the parties have caused this agreement to be executed by their  duly authorized representatives.

Signatories:

Signed:	(Customer)

Name:	Position:	Date:

Signed:	(DPI)

Name:	Position:	Date:

EXHIBIT A

[TO COME]